    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 1997
                                                      REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                          DEAN WITTER, DISCOVER & CO.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE              6211; 6141; 7374              36-3145972
                         (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
 (STATE OF INCORPORATION)CLASSIFICATION CODE NUMBERS)  IDENTIFICATION NUMBER)

                            TWO WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048
                                (212) 392-2222
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             CHRISTINE A. EDWARDS
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          DEAN WITTER, DISCOVER & CO.
                            TWO WORLD TRADE CENTER
                              NEW YORK, NY 10048
                                (212) 392-2222
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:

  ALLEN FINKELSON    JONATHAN M. CLARK       FAITH D.       JOHN R. ETTINGER
 ROBERT A. KINDLER    GENERAL COUNSEL       GROSSNICKLE       DAVIS POLK &
 CRAVATH, SWAINE &     AND SECRETARY        SHEARMAN &        WARDWELL 450
 MOORE 825 EIGHTH     MORGAN STANLEY       STERLING 599     LEXINGTON AVENUE
 AVENUE NEW YORK,     GROUP INC. 1585    LEXINGTON AVENUE  NEW YORK, NY 10017
  NY 10019 (212)    BROADWAY NEW YORK,  NEW YORK, NY 10022   (212) 450-4000
     474-1000         NY 10036 (212)      (212) 848-4000
                         761-4000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger referred to herein (the "Merger").
                                ---------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                       PROPOSED MAXIMUM
                                                      PROPOSED MAXIMUM    AGGREGATE       AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO      OFFERING PRICE      OFFERING     REGISTRATION
         TO BE REGISTERED            BE REGISTERED(1)  PER SECURITY(2)     PRICE(2)        FEE(3)
-----------------------------------------------------------------------------------------------------
 Common Stock, par value $0.01 per
  share(4).......................      292,287,919         $36.44      $10,650,794,604  $3,227,513.52
-----------------------------------------------------------------------------------------------------
 ESOP Convertible Preferred
  Stock..........................       3,681,881         $35.875        $132,087,481    $40,026.51

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Based on the maximum number of shares to be issued in connection with the Merger, calculated as the product of (a) 177,144,193, the aggregate number of shares of Morgan Stanley Group Inc. Common Stock, par value $1.00 per share ("Morgan Stanley Common Stock") outstanding on April 4, 1997 (other than shares owned by the Registrant) or issuable pursuant to employee options prior to the date the Merger is expected to be consummated or upon conversion of all outstanding shares of Morgan Stanley ESOP Convertible Preferred Stock ("Morgan Stanley ESOP Preferred Stock") and (b) an
    exchange ratio of 1.65 shares of Common Stock for each share of Morgan Stanley Common Stock.
(2) Estimated solely for purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457 (f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the Common Stock was calculated in accordance with Rule 457(c) under the Securities Act as: (a) $60.125, the average of the high and low prices per share of Morgan Stanley Common Stock on April 4, 1997 as reported on the New York Stock Exchange Composite Transaction Tape, multiplied by (b) 177,144,193, the aggregate number of shares of Morgan Stanley Common Stock outstanding on April 4, 1997 or issuable pursuant to outstanding employee options prior to the date the Merger is expected to be consummated or upon conversion of all outstanding shares of Morgan Stanley ESOP Preferred Stock. Pursuant to Rule 457(c)(2) under the Securities Act, the proposed maximum aggregate offering price per share of the ESOP Convertible Preferred Stock is based on the book value of the Morgan Stanley ESOP Preferred Stock as of March 31, 1997.
(3) Pursuant to Rule 457(b) under the Securities Act, $2,017,026.83 of the registration fee was paid on March 3, 1997 in connection with the filing of preliminary proxy materials.
(4) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement dated as of April 25, 1995 and amended as of February 4, 1997, between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as
    Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION,
ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          DEAN WITTER, DISCOVER & CO.
                            TWO WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048

                                                            April 11, 1997

Dear Dean Witter, Discover & Co. Stockholder,

  You are cordially invited to attend our 1997 Annual Meeting at 9:00 A.M. on Wednesday, May 28, 1997 at Harborside Financial Center, Jersey City, New Jersey. At our annual meeting, you will vote on proposals to approve the merger agreement between Dean Witter Discover and Morgan Stanley Group Inc., an employee benefit plan authorizing Dean Witter Discover to issue equity-based awards and certain other matters.

  The merger represents the vision that we share with Morgan Stanley of building the preeminent global financial services firm. The combination of our companies, our preeminent brands and our highly complementary businesses will create a partnership uniquely qualified to capitalize on new opportunities domestically and around the world during an era of consolidation and globalization in the financial services industry. The combined company will be named Morgan Stanley, Dean Witter, Discover & Co.

  In the merger, each outstanding share of Morgan Stanley common stock will be converted into 1.65 shares of Dean Witter Discover common stock, and each outstanding share of Morgan Stanley preferred stock will be converted into one share of a corresponding series of preferred stock of Dean Witter Discover. Each of your shares of Dean Witter Discover common stock will remain outstanding and will represent one share of the larger combined company.

  DEAN WITTER DISCOVER'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER.

  Thank you, and I look forward to seeing you at the annual meeting.

                                          Philip J. Purcell
                                          Chairman and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
              PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

 Neither the Securities and Exchange Commission nor any state securities regulators have approved the merger described in this Joint Proxy Statement/Prospectus or the Dean Witter Discover common stock to be issued in connection with the merger, nor have they determined if this Joint Proxy Statement/Prospectus is accurate or adequate. Furthermore, the Securities and Exchange Commission has not determined the fairness or merits of the merger. Any representation to the contrary is a criminal offense.

  This Joint Proxy Statement/Prospectus is dated April 11 , 1997 andis first being mailed to stockholders on or about April 14 , 1997.

                          DEAN WITTER, DISCOVER & CO.
                            TWO WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                            April 11, 1997

To the Stockholders of
 Dean Witter, Discover & Co.:

  The 1997 Annual Meeting of Stockholders of Dean Witter, Discover & Co., a Delaware corporation ("Dean Witter Discover"), will be held on Wednesday, May 28, 1997 at 9:00 A.M., at Harborside Financial Center, Jersey City, New Jersey (the "Dean Witter Discover Annual Meeting"), for the following purposes:

  1. To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 10, 1997, between Dean Witter Discover and Morgan Stanley Group Inc., a Delaware corporation ("Morgan Stanley"), a copy of which is attached as Annex I to the Joint Proxy Statement/Prospectus that accompanies this notice (the "Joint Proxy Statement/Prospectus"). The Merger Agreement provides for the merger of Morgan Stanley with and into Dean Witter Discover (the "Merger"). If the Merger Agreement is adopted and the Merger is consummated, (i) at the effective time of the Merger, the surviving corporation's name will be Morgan Stanley, Dean Witter, Discover & Co., (ii) each issued and outstanding share of Morgan Stanley common stock, par value $1.00 per share, other than certain shares owned by Morgan Stanley and Dean Witter Discover, will be converted into the right to receive 1.65 shares of Dean Witter Discover common stock, par value $0.01 per share ("Dean Witter Discover Common Stock"), and (iii) each issued and outstanding share of Morgan Stanley preferred stock, other than certain shares owned by Morgan Stanley and Dean Witter Discover, will be converted into the right to receive one share of a corresponding series of preferred stock of Dean Witter Discover.

  2. To consider and vote upon a proposal to elect seven directors to serve until the next annual meeting of stockholders of Dean Witter Discover or, if the Merger is consummated, until the expiration of their respective terms as described in the Joint Proxy Statement/Prospectus and, in each case, until their successors are elected and qualify.

  3. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche llp as Dean Witter Discover's independent auditors for the fiscal year ending December 31, 1997.

  4. To consider and vote upon a proposal to approve an employee benefit plan under which up to 30,000,000 shares of Dean Witter Discover Common Stock may be issued as equity-based compensation to employees; and to approve the class of eligible employees, the objective business criteria and the maximum amounts payable for purposes of paying long-term, equity-based compensation in the form of qualified, performance-based compensation under Internal Revenue Code section 162(m).

  5. To consider and transact such other business as may properly come before the Dean Witter Discover Annual Meeting or any adjournments or postponements thereof.

  Holders of record of Dean Witter Discover Common Stock at the close of business on April 4, 1997 will be entitled to vote at the Dean Witter Discover Annual Meeting or any adjournments or postponements thereof.

  THE BOARD OF DIRECTORS OF DEAN WITTER DISCOVER HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF DEAN WITTER DISCOVER, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO ADOPT THE MERGER AGREEMENT AT THE DEAN WITTER DISCOVER ANNUAL MEETING.

  The Board of Directors of Dean Witter Discover has also unanimously approved each of the other proposals to be considered at the Dean Witter Discover Annual Meeting and unanimously recommends that stockholders vote in favor of each such proposal.

  Detailed information concerning the Merger Agreement and the Merger, as well as the other items to be voted on at the Dean Witter Discover Annual Meeting, is contained in the attached Joint Proxy Statement/Prospectus; please read it carefully.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE DEAN WITTER DISCOVER ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A STOCKHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF DEAN WITTER DISCOVER, BY SUBSEQUENTLY FILING ANOTHER PROXY OR BY ATTENDING THE DEAN WITTER DISCOVER ANNUAL MEETING AND VOTING IN PERSON.

  THE BOARD OF DIRECTORS OF DEAN WITTER DISCOVER UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ADOPT THE MERGER AGREEMENT AND TO APPROVE THE OTHER PROPOSALS TO BE CONSIDERED AT THE DEAN WITTER DISCOVER ANNUAL MEETING.

                                          By Order of the Board of Directors,

                                          Christine A. Edwards
                                          Executive Vice President,
                                          General Counsel and Secretary

                            YOUR VOTE IS IMPORTANT.
              PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

      HOLDERS OF DEAN WITTER DISCOVER COMMON STOCK SHOULD NOT SEND STOCK
                     CERTIFICATES WITH THEIR PROXY CARDS.

                           MORGAN STANLEY GROUP INC.
                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036

                                                             April 11, 1997

Dear Morgan Stanley Group Inc. Stockholder,

  You are cordially invited to attend our special meeting of stockholders on Wednesday, May 28, 1997 at 1585 Broadway, New York, New York, at 9:30 A.M. At the special meeting, you will vote on a proposal to approve the merger agreement between Dean Witter, Discover & Co. and Morgan Stanley, which provides for the merger of Morgan Stanley into Dean Witter Discover.

  The merger will combine Morgan Stanley's strengths in investment banking, institutional sales and trading and global asset management with Dean Witter Discover's strengths in providing investment services to individual customers, asset management and credit services. We believe that the merger will create a preeminent global financial services firm. The combined company will be named Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD").

  In the merger, each outstanding share of Morgan Stanley common stock will be converted into the right to receive 1.65 shares of MSDWD common stock and each outstanding share of Morgan Stanley preferred stock will be converted into one share of a corresponding series of preferred stock of MSDWD.

  MORGAN STANLEY'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS. THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT.

  Because of the significance of the merger, your participation in the special meeting, in person or by proxy, is especially important. We hope you will be able to attend the special meeting. However, even if you anticipate attending in person, we urge you to mark, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that your shares of common stock and any shares of ESOP Convertible Preferred Stock you hold will be represented at the special meeting. If you do attend, you will, of course, be able to vote your shares in person.

  Thank you, and we look forward to seeing you at the special meeting.

            Richard B. Fisher            John J. Mack
            Chairman                     President

 Neither the Securities and Exchange Commission nor any state securities regulators have approved the merger described in this Joint Proxy Statement/Prospectus or the Dean Witter Discover common stock to be issued in connection with the merger, nor have they determined if this Joint Proxy Statement/Prospectus is accurate or adequate. Furthermore, the Securities and Exchange Commission has not determined the fairness or merits of the merger. Any representation to the contrary is a criminal offense.

   This Joint Proxy Statement/Prospectus is dated April 11, 1997 and is first being mailed to stockholders on or about April 14, 1997.

                           MORGAN STANLEY GROUP INC.
                                 1585 BROADWAY
                           NEW YORK, NEW YORK 10036

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                                            April 11, 1997

To the Stockholders of
 Morgan Stanley Group Inc.:

  A Special Meeting of Stockholders of Morgan Stanley Group Inc., a Delaware corporation ("Morgan Stanley"), will be held on Wednesday, May 28, 1997 at 9:30 A.M., at 1585 Broadway, New York, New York (the "Morgan Stanley Special Meeting"), for the following purposes:

  1. To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 10, 1997, between Dean Witter, Discover & Co., a Delaware corporation ("Dean Witter Discover"), and Morgan Stanley, a copy of which is attached as Annex I to the Joint Proxy Statement/Prospectus that accompanies this notice. The Merger Agreement provides for the merger of Morgan Stanley with and into Dean Witter Discover (the "Merger"). If the Merger Agreement is adopted and the Merger is consummated, (i) at the effective time of the Merger, the surviving corporation's name will be Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"), (ii) each issued and outstanding share of Morgan Stanley common stock, par value $1.00 per share ("Morgan Stanley Common Stock"), other than certain shares owned by Morgan Stanley and Dean Witter Discover, will be converted into the right to receive 1.65 shares of MSDWD common stock, par value $0.01 per share ("MSDWD Common Stock"), (iii) each issued and outstanding share of Morgan Stanley preferred stock ("Morgan Stanley Preferred Stock"), other than certain shares owned by Morgan Stanley and Dean Witter Discover, will be converted into the right to receive one share of a corresponding series of preferred stock of MSDWD and (iv) each issued and outstanding share of Dean Witter Discover common stock will remain outstanding and thereafter will represent one share of MSDWD Common Stock.

  2. To consider and transact such other business as may properly come before the Morgan Stanley Special Meeting or any adjournments or postponements thereof.

  Holders of record of Morgan Stanley Common Stock and of Morgan Stanley ESOP Convertible Preferred Stock, liquidation preference $35.875 per share ("Morgan Stanley ESOP Preferred Stock"), at the close of business on April 4, 1997 (the "Record Date") will be entitled to vote at the Morgan Stanley Special Meeting or any adjournments or postponements thereof. On the Record Date, there were 158,008,632 shares of Morgan Stanley Common Stock outstanding (excluding treasury shares), each of which is entitled to one vote with respect to each matter to be voted on at the Morgan Stanley Special Meeting. Morgan Stanley's transfer books will not be closed. In addition, on the Record Date, there were 3,681,881 shares of Morgan Stanley ESOP Preferred Stock outstanding. Each share of Morgan Stanley ESOP Preferred Stock is entitled to 2.7 votes with respect to each matter to be voted on at the Morgan Stanley Special Meeting. The Morgan Stanley Common Stock and the Morgan Stanley ESOP Preferred Stock vote together as a single class.

  THE BOARD OF DIRECTORS OF MORGAN STANLEY HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF MORGAN STANLEY, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO ADOPT THE MERGER AGREEMENT AT THE MORGAN STANLEY SPECIAL MEETING.

  The affirmative vote of a majority of the combined voting power of the shares of Morgan Stanley Common Stock and Morgan Stanley ESOP Preferred Stock outstanding on the Record Date, voting as a single class, is required to adopt the Merger Agreement. Detailed information concerning the Merger Agreement and the Merger is contained in the attached Joint Proxy Statement/Prospectus which you are urged to read carefully.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MORGAN STANLEY SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A STOCKHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE GENERAL COUNSEL AND SECRETARY OF MORGAN STANLEY, BY SUBSEQUENTLY FILING ANOTHER PROXY OR BY ATTENDING THE MORGAN STANLEY SPECIAL MEETING AND VOTING IN PERSON. STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WHEN RETURNING THEIR PROXIES. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE NOTIFIED AND FURNISHED INSTRUCTIONS ON HOW AND WHEN TO SURRENDER THEIR STOCK CERTIFICATES.

  THE BOARD OF DIRECTORS OF MORGAN STANLEY UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ADOPT THE MERGER AGREEMENT AT THE MORGAN STANLEY SPECIAL MEETING.

                                          By Order of the Board of Directors,


                                          Jonathan M. Clark
                                          General Counsel and Secretary

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                 HOLDERS OF MORGAN STANLEY COMMON STOCK SHOULD
              NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................................   1
SUMMARY.....................................................................   4
RISK FACTORS................................................................  18
 Fixed Merger Consideration Despite Potential Changes in Stock Prices.......  18
 Integration of Operations; Nonrealization of Synergies.....................  18
 Risks Inherent in the Securities Business..................................  18
 Risks Inherent in the Asset Management Business............................  19
 Risks Inherent in the Credit Services
  Businesses................................................................  20
 Forward-Looking Statements May Prove
  Inaccurate................................................................  20
THE STOCKHOLDERS' MEETINGS..................................................  20
 Date, Times and Places.....................................................  20
 Matters to be Considered at the Stockholders' Meetings.....................  21
 Record Date; Stock Entitled to Vote;
  Quorum....................................................................  21
 Votes Required.............................................................  22
 Share Ownership of Management and Certain Stockholders.....................  22
 Voting of Proxies..........................................................  24
 Revocability of Proxies....................................................  25
 Solicitation of Proxies....................................................  25
THE MERGER..................................................................  26
 Background to the Merger...................................................  26
 Reasons for the Merger and Board
  Recommendations...........................................................  29
 Opinions of Financial Advisors.............................................  32
 Accounting Treatment.......................................................  38
 Form of the Merger.........................................................  39
 Merger Consideration.......................................................  39
 Conversion of Shares; Procedures for
  Exchange of Certificates; Fractional Shares...............................  40
 Effective Time.............................................................  41
 Stock Exchange Listings....................................................  41
 Federal Income Tax Considerations..........................................  41
 Effect on Awards Outstanding Under Morgan Stanley Stock Plans..............  42
 Regulatory Matters and Third Party
  Approvals.................................................................  43
 Certain Transactions; Conflicts of Interest................................  43
 Appraisal and Dissenters' Rights...........................................  45
 Litigation.................................................................  46

 Delisting and Deregistration of Morgan
  Stanley Common Stock......................................................  46
 Resale of MSDWD Stock......................................................  46
CERTAIN PROVISIONS OF THE MERGER AGREEMENT..................................  47
 General....................................................................  47
 Conditions to the Consummation of the
  Merger....................................................................  47
 No Solicitation............................................................  48
 Termination................................................................  49
 Termination Fees...........................................................  50
 Conduct of Business Pending the Merger.....................................  50
 Dividend Coordination......................................................  51
 Amendment to Rights Plan...................................................  51
 Assumption of Morgan Stanley Stock Plans...................................  51
 Amendment and Waiver.......................................................  52
 Expenses...................................................................  52
 Representations and Warranties.............................................  52
 Amendments to Dean Witter Discover
  Certificate...............................................................  53
 Amendments to Dean Witter Discover
  By-Laws...................................................................  53
 Reciprocal Stock Option Agreements.........................................  53
THE COMPANIES...............................................................  56
 Dean Witter Discover.......................................................  56
 Morgan Stanley.............................................................  56
 MSDWD......................................................................  57
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION.................  61
 Market Prices..............................................................  61
 Dividends..................................................................  63
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.................  64
DIRECTORS AND EXECUTIVE OFFICERS OF MSDWD FOLLOWING THE
 MERGER.....................................................................  70
 Directors..................................................................  70
 Committees of the MSDWD Board..............................................  72
 Executive Officers.........................................................  73
 Stock Ownership of Directors, Executive
  Officers and Five Percent Stockholders....................................  73
DESCRIPTION OF MSDWD CAPITAL STOCK FOLLOWING THE MERGER.....................  74
 Authorized Capital Stock...................................................  74
 MSDWD Common Stock.........................................................  75
 MSDWD Preferred Stock......................................................  75
 General....................................................................  75

 MSDWD ESOP Preferred Stock................................................  76
 MSDWD Cumulative Preferred Stock..........................................  77
 Depositary Shares.........................................................  80
COMPARISON OF STOCKHOLDERS' RIGHTS.........................................  83
 Authorized Capital........................................................  83
 Board of Directors........................................................  83
 Committees................................................................  84
 Special Meetings of Stockholders..........................................  84
 Advance Notice of Stockholder-Proposed Business at Annual Meetings........  84
 Action of Stockholders....................................................  84
 Amendment of Governing Documents..........................................  84
 Interested Transactions...................................................  85
 Certain Restrictions on Repurchases of
  Securities...............................................................  86
 Removal of Officers.......................................................  86
 Rights Plan...............................................................  86
 Certain Provisions Relating to Share
  Acquisitions.............................................................  88
 Anti-takeover Effect of Certain Provisions of MSDWD Certificate, MSDWD By-
  Laws, the Rights Plan and Section 203 of the DGCL........................  89
OTHER INFORMATION FOR DEAN WITTER DISCOVER ANNUAL MEETING..................  90
PROPOSAL NO. 2--ELECTION OF
 DIRECTORS.................................................................  90
 Nominees for Election as Dean Witter
  Discover Directors.......................................................  90
 Committees and Meetings of the Dean
  Witter Discover Board....................................................  91
 Director Compensation.....................................................  92
EXECUTIVE COMPENSATION.....................................................  93
 Summary Compensation Table................................................  93
 Option Exercises and Year-End Option Holdings.............................  95
 Pension Plans.............................................................  95
 Severance Arrangement.....................................................  97
 Compensation Committee's Report on
  Executive Compensation...................................................  97
 Stock Performance Graph................................................... 101
CERTAIN TRANSACTIONS....................................................... 101

BENEFICIAL OWNERSHIP OF DEAN
 WITTER DISCOVER COMMON STOCK............................................... 102
 Five Percent Stockholders.................................................. 102
 Directors and Executive Officers........................................... 102
PROPOSAL NO. 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT
 AUDITORS................................................................... 104
PROPOSAL NO. 4--APPROVAL OF THE DEAN WITTER DISCOVER
 EMPLOYEES' EQUITY
 ACCUMULATION PLAN.......................................................... 104
 General.................................................................... 104
 Background................................................................. 104
 Summary of the Dean Witter Discover
  Employees' Equity Accumulation Plan....................................... 105
 New Plan Benefits Table.................................................... 109
 Certain Federal Income Tax Consequences.................................... 110
LEGAL MATTERS............................................................... 112
EXPERTS..................................................................... 112
FUTURE STOCKHOLDER PROPOSALS................................................ 112
WHERE YOU CAN FIND MORE
 INFORMATION................................................................ 113
LIST OF DEFINED TERMS....................................................... 115
ANNEXES TO THE JOINT PROXY STATEMENT/PROSPECTUS

Annex I      Amended and Restated Agreement and Plan of Merger (including proposed MSDWD Certificate of Incorporation and MSDWD By-Laws)
Annex II     Dean Witter Discover Stock Option Agreement
Annex III    Morgan Stanley Stock Option Agreement
Annex IV     Opinion of Wasserstein Perella & Co., Inc.
Annex V      Opinion of Morgan Stanley & Co. Incorporated
Annex VI     Dean Witter, Discover & Co. Employees' Equity Accumulation Plan
Annex VII    Certain Provisions of Section 262 of Delaware General Corporation
                Law

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY ARE THE TWO COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?

A: Our companies are proposing to merge because we believe the resulting combination will provide our stockholders with substantial benefits and will enable us to better serve our clients. We believe the merger will create a preeminent global financial services firm with leading market positions in each of its three primary businesses-- securities, asset management and credit services. In addition, we believe the merger will combine three preeminent brands in the financial services industry:
   Discover Card, Morgan Stanley and Dean Witter. To review the background and reasons for the merger in greater detail, as well as the risks of the merger, see pages 18 through 20 and 26 through 32.

Q: WHAT IS "MORGAN STANLEY, DEAN WITTER, DISCOVER & CO."?

A: Morgan Stanley, Dean Witter, Discover & Co. is the name that Dean Witter
   Discover and Morgan Stanley have agreed to use for the combined company after the merger.

Q: WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at your stockholders' meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger. If you do not vote or you abstain, it will have the effect of a vote against the merger.

  The Dean Witter Discover annual meeting and the Morgan Stanley special meeting will each take place on May 28, 1997. You may attend your stockholders' meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may take back your proxy up to and including the day of your stockholders' meeting by following the directions on page 25 and either change your vote or attend your stockholders' meeting and vote in person.

  THE BOARDS OF DIRECTORS OF BOTH DEAN WITTER DISCOVER AND MORGAN STANLEY UNANIMOUSLY RECOMMEND VOTING IN FAVOR OF THE PROPOSED MERGER.
Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions, your shares will not be voted.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send Morgan Stanley stockholders written instructions for exchanging their share certificates. Dean Witter Discover stockholders will keep their certificates.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is approved, Morgan Stanley common stockholders will have the right to receive 1.65 shares of common stock of the combined company, which we sometimes refer to in this document as MSDWD Common Stock, in exchange for each share of Morgan Stanley common stock they own. Morgan Stanley preferred stockholders will have the right to receive one share of a corresponding series of preferred stock of the combined company in exchange for each share of Morgan Stanley preferred stock which they now hold.

   In addition, if the merger is approved, each share of Dean Witter Discover common stock will automatically represent one share of MSDWD Common Stock.

   We will not issue fractional shares. Instead, Morgan Stanley common stockholders will receive cash for any fractional share of MSDWD Common Stock owed to them based on the market value on a date close to the date the merger occurs.

  Example:

  . If you currently own 100 shares of Morgan Stanley common stock, then after the merger you will receive 165 shares of MSDWD Common Stock.

  . If you currently own 1 share of Morgan Stanley common stock, then after the merger you will receive 1 share of MSDWD Common Stock and a check for the market value of the .65 fractional share.

  . If you currently own 100 shares of Dean Witter Discover common stock, those shares will represent 100 shares of MSDWD Common Stock after the merger.

Q: AS A DEAN WITTER DISCOVER STOCKHOLDER, HOW WILL THE MERGER AFFECT ME?

A: Following the merger, each Dean Witter Discover share will remain outstanding and stockholders of Dean Witter Discover will own approximately 55% of the common stock of the combined company, Morgan Stanley, Dean Witter, Discover & Co.

Q: WHY WILL MORGAN STANLEY STOCKHOLDERS RECEIVE SHARES OF THE COMBINED
   COMPANY, BUT DEAN WITTER DISCOVER STOCKHOLDERS WILL NOT RECEIVE MORGAN STANLEY SHARES?

A: Morgan Stanley will be merged with and into Dean Witter Discover and will no longer be a separate company. Dean Witter Discover will be the surviving company in the merger and will be renamed "Morgan Stanley, Dean Witter, Discover & Co." Morgan Stanley common stockholders will have the right to receive 1.65 shares of common stock of the combined company for each share of Morgan Stanley common stock they own. Each share held by a Dean Witter Discover stockholder will automatically become one share of common stock of the combined company.

Q: WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: Following the merger, management expects to recommend that the merged company pay dividends on the MSDWD Common Stock initially in the amount of $0.14 per share per quarter, or $0.56 per share per year (which is equal to the recent historical dividends of Dean Witter Discover). Although we currently expect to pay such dividends, we cannot assure such payments. The merged company's Board of Directors will use its discretion to decide whether to declare dividends and the amount of any dividends. In making its decision, the Board will consider various factors, including the earnings and financial condition of Morgan Stanley, Dean Witter, Discover & Co. and its subsidiaries.

   Example: If you currently own 100 shares of Morgan Stanley common stock, then after the merger you will receive 165 shares of MSDWD Common Stock, and would receive a total dividend payment of $23.10 per quarter, or $92.40 per year.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. In addition to stockholder approvals, we must also obtain regulatory approvals. We hope to complete the merger as early as the end of May 1997.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: The exchange of shares by Morgan Stanley stockholders will be tax-free to Morgan Stanley stockholders for federal income tax purposes. However, Morgan Stanley stockholders will have to pay taxes on cash received for fractional shares and may have to pay taxes as a result of the payment by Dean Witter Discover on their behalf of certain transfer taxes. The merger will be tax-free to Dean Witter Discover stockholders for federal income tax purposes. To review the tax consequences to stockholders in greater detail, see pages 41 through 42.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

        If you have more questions about the merger you should contact:

                       DEAN WITTER DISCOVER STOCKHOLDERS
                          Dean Witter, Discover & Co.
                       Two World Trade Center, 56th Floor
                            New York, New York 10048
                    Attention: Office of Investor Relations
                          Phone Number: (212) 392-6171

                          MORGAN STANLEY STOCKHOLDERS
                           Morgan Stanley Group Inc.
                                 1585 Broadway
                            New York, New York 10036
                         Attention: Investor Relations
                          Phone Number: (212) 762-8131

  If you would like additional copies of the Joint Proxy Statement/Prospectus, or if you have questions about the merger, you should contact:

                            Georgeson & Company Inc.
                               Wall Street Plaza
                                 88 Pine Street
                            New York, New York 10005

                       Phone Number: 1-800-223-2064
                       web site: http://www.georgeson.com

                                    SUMMARY

  This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page
113). We have included page references parenthetically to direct you to a more complete description of the topics presented in this Summary.


THE COMPANIES (PAGE 56)

DEAN WITTER, DISCOVER & CO.
Two World Trade Center
New York, NY 10048
(212) 392-2222

  Dean Witter Discover provides a diverse range of financial services, primarily to individual investors and customers in the United States. Dean Witter Discover has two principal lines of business: securities and credit services. Its securities business focuses on providing investment and asset management services to its 3.2 million clients through approximately 9,100 professional account executives located in 371 branch offices. Dean Witter Discover is also one of the largest asset management operations in the United States. In addition, as of December 31, 1996, Dean Witter Discover was the largest single issuer of general purpose credit cards in the United States as measured by number of accounts and cardmembers.

MORGAN STANLEY GROUP INC.
1585 Broadway
New York, NY 10036
(212) 761-4000

  Morgan Stanley is a leading securities firm that provides a wide range of financial services on a global basis. Its principal businesses consist of investment banking, including the origination of quality underwritten public offerings, mergers and acquisitions and other financial advisory services, institutional sales and trading and global asset management. These services are provided to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individual investors, with a focus on the institutional investor marketplace. Headquartered in New York City, Morgan Stanley has five regional offices in the United States and 28 principal offices in 19 countries.

OUR REASONS FOR THE MERGER (PAGE 29)

  The merger will combine our companies' complementary strengths to create a preeminent financial services firm with leading market positions in each of its three primary businesses--securities, asset management and credit services. We believe the combined company will be able to offer more diverse and quality products and services to our individual and institutional clients, which will increase our operating leverage, optimize our capital, enhance our profitability and accelerate our growth. We believe the financial services industry is becoming increasingly competitive, and that the greater strength of the combined company will enable us to serve our individual and institutional clients better than our competitors and to provide our stockholders with substantial benefits.

  To review the background and reasons for the merger in greater detail, as well as the risks of the merger, see pages 18 through 20 and 26 through 32.

THE STOCKHOLDERS' MEETINGS (PAGE 20)

  The Dean Witter Discover Annual Meeting will be held at Harborside Financial Center, Jersey City, New Jersey, at 9:00 A.M. on May 28, 1997. At the annual meeting Dean Witter Discover stockholders will be asked:

  . to adopt the merger agreement,

  . to elect seven directors,

  . to ratify the appointment of Deloitte & Touche llp as Dean Witter
   Discover's independent auditors, and

  . to approve the Dean Witter Discover Employees' Equity Accumulation Plan.

  Morgan Stanley and Dean Witter Discover have not yet selected the independent auditors for Morgan Stanley, Dean Witter, Discover & Co. if the merger is completed.

  The Morgan Stanley Special Meeting will be held at 1585 Broadway, New York, New York, at 9:30 A.M. on May 28, 1997. At the special meeting, Morgan Stanley stockholders will be asked to adopt the merger agreement. If the merger is completed, there will not be a 1997 Annual Meeting of the stockholders of Morgan Stanley.

OUR RECOMMENDATIONS TO STOCKHOLDERS (PAGE 32)

To the Dean Witter Discover Stockholders:

  The Dean Witter Discover Board believes that the merger is fair to you and in your best interest and unanimously recommends that you vote "for" the proposal to adopt the merger agreement. The Dean Witter Discover Board also unanimously recommends that you vote "for" the other proposals at the Dean Witter Discover Annual Meeting.

To the Morgan Stanley Stockholders:

  The Morgan Stanley Board believes that the merger is fair to you and in your best interest and unanimously recommends that you vote "for" the proposal to adopt the merger agreement.

RECORD DATE; VOTING POWER (PAGE 21)

  You are entitled to vote at your stockholders' meeting if you owned shares as of the close of business on April 4, 1997, the Record Date.

  On the Record Date, there were 324,950,195 shares of Dean Witter Discover Common Stock allowed to vote at the annual meeting. Dean Witter Discover stockholders will have one vote at the annual meeting for each share of Dean Witter Discover Common Stock they owned on the Record Date for each of the proposals described above.

  On the Record Date, there were 158,008,632 shares of Morgan Stanley Common Stock and 3,681,881 shares of Morgan Stanley ESOP Preferred Stock allowed to vote at the special meeting. Morgan Stanley stockholders will have one vote at the special meeting for each share of Morgan Stanley Common Stock and 2.7 votes for each share of Morgan Stanley ESOP Preferred Stock held of record on the Record Date for the adoption of the merger agreement.

VOTES REQUIRED (PAGE 22)

  A majority of the shares of Dean Witter Discover Common Stock outstanding on the Record Date must vote to adopt the merger agreement. A majority of the shares of Dean Witter Discover Common Stock present and allowed to vote at the Dean Witter Discover Annual Meeting must vote to ratify the appointment of Deloitte & Touche llp and to approve the Dean Witter Discover Employees' Equity Accumulation Plan. The seven nominees receiving the greatest number of votes cast shall be elected directors at the Dean Witter Discover Annual Meeting.

  A majority of the voting power of the shares of Morgan Stanley Common Stock and of Morgan Stanley ESOP Preferred Stock outstanding on the Record Date, voting together as a single class, must vote to adopt the merger agreement.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS (PAGE 22)

  On the Record Date, directors and executive officers of Dean Witter Discover and their affiliates owned and were allowed to vote 1,812,169 shares of Dean Witter Discover Common Stock, or approximately 0.6% of the shares of Dean Witter Discover Common Stock outstanding on the Record Date.

  On the Record Date, (a) approximately 48,210,000 shares of Morgan Stanley Common Stock, or approximately 28.7% of the votes that may be voted at the Morgan Stanley Special Meeting, were owned by certain employees of Morgan Stanley and were subject to certain Voting Agreements described on page 23 and
(b) 1,548,994 whole shares of Morgan Stanley ESOP Preferred Stock, or approximately 2.5% of the votes that may be voted at the Morgan Stanley Special Meeting, were owned by employees of Morgan Stanley. None of the shares of Morgan Stanley ESOP Preferred Stock are subject to the Voting Agreements. On the Record Date, directors and executive officers of Morgan Stanley and their affiliates owned and were allowed to vote 11,434,051 shares of Morgan Stanley Common Stock, and 7,858 shares of Morgan Stanley ESOP Preferred Stock.

  The directors and executive officers of each company have indicated that they intend to vote the Dean Witter Discover Common Stock or Morgan Stanley Common Stock or Morgan Stanley ESOP Preferred Stock, subject to any voting restrictions contained in the Voting Agreements, owned by him or her "for" adoption of the merger agreement.

THE MERGER (PAGE 26)

  The merger agreement is attached as Annex I to this document. We encourage you to read the merger agreement. It is the legal document governing the merger.

WHAT STOCKHOLDERS WILL RECEIVE IN THE MERGER (PAGE 38)

  As a result of the merger, Dean Witter, Discover & Co. will change its name to Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"). We sometimes refer to the combined company as MSDWD.

  If the merger is approved, holders of Morgan Stanley Common Stock will have the right to receive 1.65 shares of common stock of the combined company, which we sometimes refer to as MSDWD Common Stock, for each share of Morgan Stanley Common Stock they own. Morgan Stanley, Dean Witter, Discover & Co. will not issue fractional shares. Morgan Stanley common stockholders will instead be paid cash for any fractional shares of MSDWD Common Stock owed to them based on the market value on a date close to the date the merger occurs.

  Holders of Morgan Stanley preferred stock will have the right to receive one share of a corresponding series of preferred stock of the combined company for each share of Morgan Stanley preferred stock they own.

  After the merger, each share of Dean Witter Discover common stock will represent one share of MSDWD Common Stock.

  Stockholders of Morgan Stanley or Dean Witter Discover should not send in their stock certificates until instructed to do so after the merger is completed.

MSDWD DIVIDEND POLICY FOLLOWING THE MERGER (PAGE 63)

  Following the merger, management expects to recommend that MSDWD pay dividends on the MSDWD Common Stock initially in the amount of $0.14 per share per quarter, or $0.56 per share per year (which is equal to the recent historical dividends of Dean Witter Discover). Although we currently expect that MSDWD will pay such dividends, we cannot assure such payments. The MSDWD Board will use its discretion to decide whether to declare dividends and the amount of any dividends. In making its decision, the MSDWD Board will consider various factors, including the earnings and financial condition of MSDWD and its subsidiaries.

FEDERAL INCOME TAX CONSIDERATIONS (PAGE 41)

  We each must receive an opinion from our outside counsel that, as a general matter, Morgan Stanley stockholders will not be taxed as a result of the exchange of Morgan Stanley stock in the merger, except if they receive cash for fractional shares.

  Dean Witter Discover stockholders will not be taxed as a result of the merger.

  TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS (PAGE 32)

  In deciding to approve the merger, each Board considered the opinion of its financial advisor as to the fairness of the merger to its stockholders from a financial point of view. Dean Witter Discover received an opinion from its financial advisor, Wasserstein Perella & Co., Inc., and Morgan Stanley received an opinion from its financial advisor, Morgan Stanley & Co. Incorporated. These opinions are attached as Annexes IV and V to this Joint Proxy Statement/Prospectus. WE ENCOURAGE YOU TO READ THESE OPINIONS CAREFULLY.

  The financial advisors performed several analyses in connection with delivering their opinions. These analyses included comparing Dean Witter Discover and Morgan Stanley historical stock prices, comparing Dean Witter Discover and Morgan Stanley to other publicly traded companies and estimating the relative values and contributions of Dean Witter Discover and Morgan Stanley based on past and estimated future performances.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 43)

  Our stockholders should note that a number of directors and executive officers of Dean Witter Discover and Morgan Stanley have interests in the merger as employees and/or directors that are different from, or in addition to, yours as a stockholder. If we complete the merger, certain directors and members of the existing senior management of each of Dean Witter Discover and Morgan Stanley will be designated as members of the initial Board of Directors and senior management of MSDWD. Also, certain indemnification arrangements for existing directors and officers of Dean Witter Discover and Morgan Stanley will be continued. Please refer to pages 43 and 44 for more information concerning these interests.

OWNERSHIP OF MSDWD FOLLOWING THE MERGER

  We anticipate that Morgan Stanley stockholders will receive approximately 260,714,243 shares of MSDWD Common Stock in the merger. Based on that number, following the merger, existing Dean Witter Discover stockholders will own approximately 55%, and former Morgan Stanley stockholders will own approximately 45%, of the MSDWD Common Stock outstanding.

DIRECTORS AND EXECUTIVE OFFICERS OF MSDWD FOLLOWING THE MERGER (PAGE 70)

  If we complete the merger, the Board of Directors of MSDWD will initially consist of:

  . Philip J. Purcell (Chairman of the Board and Chief Executive Officer of
    Dean Witter Discover)

  . John J. Mack (President of Morgan Stanley)

  . Richard B. Fisher (Chairman of the Board of Morgan Stanley)

  . Thomas C. Schneider (Executive Vice President and Chief Financial Officer of Dean Witter Discover)

  . Robert P. Bauman

  . Edward A. Brennan

  . Daniel B. Burke

  . C. Robert Kidder

  . Miles L. Marsh

  . Michael A. Miles

  . Allen E. Murray

  . Paul J. Rizzo

  . Clarence B. Rogers, Jr.

  . Laura D'Andrea Tyson

  If we complete the merger:

  . Mr. Purcell will chair the Board of Directors and serve as the Chief
    Executive Officer.

  . Mr. Mack will be the President and Chief Operating Officer.

  . Philip N. Duff (Chief Financial Officer of Morgan Stanley) will be an
    Executive Vice President and will be Chief Financial Officer.

  . Mr. Schneider will be an Executive Vice President and will be Chief
    Strategic and Administrative Officer.

  . Christine A. Edwards (Executive Vice President, General Counsel and
    Secretary of Dean Witter Discover) will be an Executive Vice President and will be Chief Legal Officer.

LISTING OF MSDWD STOCK (PAGE 41)

  The MSDWD stock to be issued in connection with the merger, other than the MSDWD ESOP Preferred Stock, has been approved for listing on the New York Stock Exchange, subject to official notice of issuance. If we complete the merger, Dean Witter Discover and Morgan Stanley stockholders would then be able to trade shares of MSDWD stock. In addition, Morgan Stanley stockholders will no longer be able to trade Morgan Stanley stock because Morgan Stanley stock will no longer be listed on the New York Stock Exchange and other exchanges. The trading symbol for the MSDWD Common Stock will be MWD.

CONDITIONS TO THE MERGER (PAGE 47)

  We will complete the merger only if we satisfy or (in some cases) waive several conditions, including the following:

  . a majority of the common stock of Dean Witter Discover and a majority of the voting power of Morgan Stanley voting stock adopt the merger agreement;

  . no legal restraints or prohibitions exist which prevent the consummation of the merger, limit the conduct of a material portion of the business of Dean Witter Discover or Morgan Stanley, or are reasonably likely to have a material adverse effect on Dean Witter Discover or Morgan Stanley;

  . before either company's stockholders adopt the merger agreement, there is no Material Adverse Change (as defined on page 48) since February 4, 1997 with respect to the other company;

  . our counsel deliver opinions in respect of certain federal income tax consequences of the merger; and

  . our independent accountants deliver letters stating that the merger will qualify for pooling of interests accounting treatment.

TERMINATION OF THE MERGER AGREEMENT (PAGE 49)

  The Board of Directors of both our companies can jointly agree to terminate the merger agreement at any time without completing the merger. Either company can terminate the merger agreement if:

  (1) we do not complete the merger by September 30, 1997, but either of us may extend this deadline up to 90 days if the merger is delayed only because we have not received certain governmental or third party approvals;

  (2) the stockholders of Dean Witter Discover or Morgan Stanley do not approve the merger;

  (3) a governmental authority or other legal action permanently prohibits the merger, limits the conduct of a material portion of the business of either company, or is reasonably likely to have a material adverse effect on either company;

  (4) the other party breaches or materially fails to comply with any of the representations or warranties it made or obligations it has under the merger agreement, resulting in the inability to satisfy a condition to the completion of the merger;

  (5) either Board of Directors determines, during the 20 business days before its stockholders' meeting, that there is a substantial probability that its stockholders will not adopt the merger agreement because a third party has made a proposal to acquire a majority of their voting power or a substantial portion of their assets on terms such Board determines are more favorable to its stockholders than the merger; or

  (6) the other company's Board of Directors engages in discussions with third parties regarding certain takeover proposals or other business transactions that are prohibited by the merger agreement.

TERMINATION FEES (PAGE 50)

  If either of us receives a takeover proposal and that party or the other party then terminates the merger agreement as described in the first, second or sixth reasons above, and if the party receiving the takeover proposal agrees to or effects a takeover transaction within 18 months, that party must pay the other a termination fee of $250 million. In addition, if either of us terminates the merger agreement as described in the fifth reason above, that party must at that time pay the other the same termination fee.

RECIPROCAL STOCK OPTION AGREEMENTS (PAGE 53)

  We both signed reciprocal stock option agreements under which we each granted an option to the other party to purchase approximately 19.9% of its outstanding common stock if certain events occur that entitle the party exercising the option to receive a termination fee in connection with the merger agreement.

REGULATORY APPROVALS (PAGE 43)

  We are prohibited by U.S. antitrust laws from completing the merger until after we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. We each filed the required notification and report forms with the Federal Trade Commission and the Antitrust Division. The waiting period ended on March 10, 1997. However, the Department of Justice and the Federal Trade Commission continue to have the authority to challenge the merger on antitrust grounds before or after the merger is completed.

  We are both required to make filings with or obtain approvals from certain other domestic and international regulatory authorities in connection with the merger.

  In addition, Morgan Stanley must obtain consents or waivers from third parties in connection with certain financing arrangements to which it is a party.

  We cannot predict whether we will obtain all required regulatory approvals before we complete the merger, or whether any approvals will include conditions that would be detrimental to Morgan Stanley, Dean Witter Discover or MSDWD. It is not a condition to our completing the merger, however, that we obtain all required regulatory approvals.

APPRAISAL RIGHTS (PAGE 45)

  Both of our companies are organized under Delaware law. Under Delaware law, Dean Witter Discover and Morgan Stanley stockholders, other than the trustee that is the record owner of Morgan Stanley ESOP Preferred Stock, have no right to an appraisal of the value of their shares in connection with the merger.

  The trustee for Morgan Stanley's ESOP may be entitled to appraisal rights under Delaware law. See pages 45 and 46 for a description of these appraisal rights.

ACCOUNTING TREATMENT (PAGE 38)

  We expect the merger will be accounted for as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE 20)

  We have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Dean Witter Discover, Morgan Stanley or MSDWD. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Stockholders should note that many factors, some of which are discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future financial results of MSDWD, Dean Witter Discover and Morgan Stanley and could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. These factors include the following:

  . operating, legal and regulatory risks;

  . economic, political and competitive forces affecting our securities, asset management and credit services businesses; and

  . the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

 Comparative Market Price Data

  The following table presents trading information for the Dean Witter Discover Common Stock and Morgan Stanley Common Stock on February 4, 1997 and April 10, 1997. February 4, 1997 was the last full trading day prior to our announcement of the signing of the merger agreement. April 10, 1997 was the last practicable trading day for which information was available prior to the date of this Joint Proxy Statement/Prospectus. You should read the information presented below in conjunction with "Comparative Per Share Market Price and Dividend Information" on pages 61 through 63.

                                         DEAN WITTER DISCOVER   MORGAN STANLEY
                                             COMMON STOCK        COMMON STOCK
                                           DOLLARS PER SHARE   DOLLARS PER SHARE
                                         --------------------- -----------------
                                            HIGH       LOW       HIGH     LOW
                                         ---------- ---------- -----------------
February 4, 1997........................     38 7/8     37 7/8   57 3/8   56 3/4
April 10, 1997..........................     37         36 1/8   61 1/4   59 7/8

  On February 4, 1997, the last reported sale price per share of Dean Witter Discover Common Stock on the New York Stock Exchange was $38 5/8 and the last reported sale price per share of Morgan Stanley Common Stock on the New York Stock Exchange was $57 3/8. On April 10, 1997, the last reported sale price per share of Dean Witter Discover Common Stock on the New York Stock Exchange Composite Transaction Tape was $36 1/4, and the last reported sale price per share of Morgan Stanley Common Stock on the New York Stock Exchange Composite Transaction Tape was $60.

  The market prices of shares of Dean Witter Discover Common Stock and Morgan Stanley Common Stock fluctuate. As a result, we urge you to obtain current market quotations.

  On the Record Date, there were approximately 196,005 holders of record of Dean Witter Discover Common Stock and approximately 879 holders of record of Morgan Stanley Common Stock.

 Comparative Dividend Data

  The Dean Witter Discover Board declared a $0.14 per share dividend on December 16, 1996 (adjusted for the two-for-one stock split which became effective January 14, 1997), which was paid on April 1, 1997 to stockholders of record on March 3, 1997. The Morgan Stanley Board declared a $0.20 per share dividend on March 27, 1997, which will be paid on April 25, 1997 to stockholders of record on April 4, 1997.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

  We expect that the merger will be accounted for as a pooling of interests, which means that for accounting and financial reporting purposes, we will treat our companies as if they had always been combined.

  We have presented below unaudited pro forma condensed combined financial information that reflects the pooling of interests method of accounting. We have included this information to give you a better picture of what the results of operations and financial position of the combined businesses of Dean Witter Discover and Morgan Stanley might have been had the merger occurred on an earlier date. The unaudited pro forma condensed combined statement of income data combines information from the historical consolidated statements of income of Dean Witter Discover and Morgan Stanley giving effect to the merger. The unaudited pro forma condensed combined statement of financial condition data combine information from the historical consolidated balance sheet of Dean Witter Discover and the historical consolidated statement of financial condition of Morgan Stanley giving effect to the merger as if we had completed the merger on November 30, 1996.

  We are providing this information for illustrative purposes only. It does not necessarily reflect what the results of operations or financial position of the combined company would have been if the merger had actually occurred at the beginning of the earliest period presented. This information also does not necessarily indicate what the combined company's future operating results or consolidated financial position will be. This information does not reflect (a) the effect of any potential changes in revenues or any operating synergies which we may achieve by combining the resources of our companies, (b) investment banking, legal and miscellaneous transaction costs related to the merger, which we will reflect as an expense in the period we complete the merger, and (c) costs associated with the combining of our companies which we cannot presently estimate.

  Please see "Unaudited Pro Forma Condensed Combined Financial Statements" on pages 64 through 69 for a more detailed explanation of this analysis.

                                          1996          1995         1994
                                      -------------------------- ------------
                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                       DATA)
UNAUDITED PRO FORMA CONDENSED
 COMBINED STATEMENT OF INCOME
 DATA(1):
Revenues:
Investment banking..................  $       2,190 $      1,556 $      1,102
Principal transactions:
  Trading...........................          2,659        1,685        1,614
  Investments.......................             86          121          154
Commissions.........................          1,776        1,533        1,323
Merchant and cardmember fees........          1,506        1,135          940
Servicing fees......................            819          697          586
Interest and dividends..............         11,288       10,530        8,715
Asset management and administration.          1,732        1,377        1,317
Other...............................            116           98          106
    Total revenues..................         22,172       18,732       15,857
Interest expense....................          8,934        8,190        6,697
Provision for losses on credit
 receivables........................          1,232          744          548
    Net revenues....................         12,006        9,798        8,612
Expenses excluding interest:
Compensation and benefits...........          5,071        4,005        3,535
Occupancy and equipment.............            493          454          421
Brokerage, clearing and exchange
 fees...............................            317          289          276
Information processing and
 communications.....................            996          889          767
Business development................          1,027          874          773
Professional services...............            334          246          244
Other...............................            651          690          634
Relocation charge...................            --            59          --
    Total expenses excluding
     interest.......................          8,889        7,506        6,650
Income before income taxes..........          3,117        2,292        1,962
Provision for income taxes..........          1,137          827          705
Net income..........................  $       1,980 $      1,465 $      1,257
Preferred stock dividend
 requirements.......................  $          66 $         65 $         65
Earnings applicable to common
 shares(2)..........................  $       1,914 $      1,400 $      1,192
Average common and common equivalent
 shares outstanding(2)(3)(4)........    594,478,535  608,246,433  606,721,462
Primary earnings per share(3)(4)....  $        3.22 $       2.30 $       1.96
Fully diluted earnings per
 share(3)(4)........................  $        3.14 $       2.25 $       1.93
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
 OF FINANCIAL CONDITION DATA(5):
    Total assets....................  $     238,860
    Total stockholders' equity......         11,702
    Long-term borrowings............         22,642

--------
(1) Statement of income data reflect the combination of Dean Witter Discover data for the calendar years ended December 31 and Morgan Stanley data for the fiscal year ended November 30, 1996 and the twelve months ended November 30, 1995 and 1994, restated to reflect a twelve-month presentation.
(2) The amounts shown for earnings applicable to common shares and for average common and common equivalent shares outstanding are used to calculate primary earnings per share.
(3) Dean Witter Discover historical share and per share amounts have been restated to reflect a two-for-one stock split which became effective January 14, 1997.
(4) Morgan Stanley historical share and per share amounts for the twelve months ended November 30, 1995 and 1994 have been restated to reflect a two-for-one stock split which became effective January 26, 1996.
(5) Statement of financial condition data reflect the combination of Dean Witter Discover data as of December 31, 1996 and Morgan Stanley data as of November 30, 1996.

                     COMPARATIVE PER SHARE DATA (UNAUDITED)

  The following table sets forth information on the earnings, dividends declared and book value per common share for our respective companies on a historical, pro forma combined and pro forma equivalent basis.

  We derived pro forma combined earnings per share (primary and fully diluted) from the pro forma combined information presented under "Unaudited Pro Forma Condensed Combined Financial Statements." Pro forma combined cash dividends declared per share reflect Dean Witter Discover's cash dividends declared in the periods indicated. We calculated the information in the "Morgan Stanley Pro Forma Equivalent" column by multiplying the information in the "MSDWD Pro Forma Combined" column by 1.65, which is the Exchange Ratio of Dean Witter Discover common stock for each share of Morgan Stanley common stock. We based the book value per share in the "Dean Witter Discover Historical," "Morgan Stanley Historical" and the "MSDWD Pro Forma Combined" columns upon outstanding common shares. The numbers of outstanding common shares in the "MSDWD Pro Forma Combined" column have been adjusted to include the shares of Dean Witter Discover common stock to be issued in the merger.

  The information set forth below is only a summary and you should read it in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements on pages 64 through 69 and the respective audited consolidated financial statements of Dean Witter Discover and Morgan Stanley. We incorporate the audited consolidated financial statements of Dean Witter Discover and Morgan Stanley into this Joint Proxy Statement/Prospectus by reference. See "Where You Can Find More Information" on page 113.

                                                                    MORGAN
                                DEAN WITTER   MORGAN     MSDWD      STANLEY
                                 DISCOVER    STANLEY   PRO FORMA   PRO FORMA
                                HISTORICAL  HISTORICAL COMBINED  EQUIVALENT(2)
                                ----------- ---------- --------- -------------
EARNINGS PER SHARE(1):
 PRIMARY:
  1996.........................   $ 2.79      $ 6.27    $ 3.22      $ 5.31
  1995.........................   $ 2.44      $ 3.49    $ 2.30      $ 3.80
  1994.........................   $ 2.14      $ 2.86    $ 1.96      $ 3.23
 FULLY DILUTED:
  1996.........................   $ 2.77      $ 5.96    $ 3.14      $ 5.18
  1995.........................   $ 2.44      $ 3.33    $ 2.25      $ 3.71
  1994.........................   $ 2.14      $ 2.75    $ 1.93      $ 3.18
DIVIDENDS DECLARED PER
 SHARE(1):
  1996.........................   $ 0.44      $ 0.70    $ 0.44      $ 0.73
  1995.........................   $ 0.32      $ 0.48    $ 0.32      $ 0.53
  1994.........................   $ 0.25      $ 0.60    $ 0.25      $ 0.41
BOOK VALUE PER SHARE (END OF
 YEAR)(3)(4):
  1996.........................   $16.16      $35.17    $18.43      $30.41

--------
(1) Information for Dean Witter Discover is for the years ended December 31 and information for Morgan Stanley is for the fiscal year ended November 30, 1996 and the twelve months ended November 30, 1995 and November 30, 1994.

(2) The Morgan Stanley pro forma equivalent per share amounts are calculated by multiplying the MSDWD pro forma combined amounts by the Exchange Ratio of 1.65.

(3) This information is as of December 31, 1996 for Dean Witter Discover and November 30, 1996 for Morgan Stanley.
(4) Amounts exclude the effect of potentially dilutive common equivalent shares.

             DEAN WITTER DISCOVER SUMMARY HISTORICAL FINANCIAL DATA

  The following table presents summary historical financial data of Dean Witter Discover for each of the years in the five-year period ended December 31, 1996. We derived this information from the audited consolidated financial statements of Dean Witter Discover. We incorporate Dean Witter Discover's audited consolidated financial statements which are included in Dean Witter Discover's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 into this Joint Proxy Statement/Prospectus by reference. See "Where You Can Find More Information" on page 113.

                                    AT OR FOR THE YEAR ENDED DECEMBER 31,
                                    ------------------------------------------
                                     1996     1995     1994     1993     1992
                                    -------  -------  -------  -------  ------
                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                    DATA)
INCOME STATEMENT DATA:
Non-interest revenues.............. $ 5,441  $ 4,615  $ 4,095  $ 3,912  $3,208
Interest revenue...................   3,587    3,319    2,507    1,909   1,975
Interest expense...................   1,566    1,515    1,049      815     966
Provision for losses on
 receivables.......................   1,232      744      548      458     484
Net credit income..................     789    1,061      910      636     525
Net operating revenues.............   6,230    5,676    5,006    4,549   3,734
Non-interest expenses..............   4,685    4,280    3,791    3,553   3,063
Income before income taxes and
 cumulative effect of accounting
 change............................   1,545    1,396    1,215      996     703
Income tax expense.................     594      540      474      393     264
Cumulative effect of accounting
 change, net of income taxes.......     --       --       --       --       29
Net income.........................     951      856      741      604     411
Ratio of earnings to fixed
 charges(1)........................     2.0      1.9      2.1      2.2     1.7
PER SHARE DATA (2):
Earnings per common share
  Primary.......................... $  2.79  $  2.44  $  2.14  $  1.81     --
  Fully diluted....................    2.77     2.44     2.14     1.81     --
Book value per common share........   16.16    14.31    12.16    10.19     --
Dividends per common share.........    0.44     0.32     0.25     0.15     --
BALANCE SHEET AND OTHER OPERATING
 DATA:
Consumer loans..................... $23,188  $21,556  $16,174  $12,148  $9,795
Total assets.......................  42,414   38,208   31,859   27,662  23,822
Short-term borrowings..............   5,865    6,326    4,050    3,261   5,665
Deposits...........................   7,213    6,191    5,209    4,888   4,857
Long-term borrowings...............   8,144    6,732    5,293    3,140      --
Shareholders' equity...............   5,164    4,834    4,108    3,477   2,673
Return on average shareholders'
 equity(3).........................    19.0%    19.2%    19.5%    19.6%   17.6%

--------
(1) For purposes of these calculations, earnings before fixed charges consists of income before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest component of rent expense.
(2) Per share data has been restated to reflect Dean Witter Discover's two-for-one stock split which became effective January 14, 1997.
(3) Return on average shareholders' equity for 1992 excludes the effects of a $28.6 million charge for the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, a nonrecurring gain of $32.1 million from the initial public offering of SPS Transaction Services, Inc. common stock and a $133.0 million capital contribution from Sears, Roebuck and Co. on December 31, 1992. Return on average shareholders' equity for 1992 giving effect to the capital contribution at December 31, 1992 would have been 17.1%.

                MORGAN STANLEY SUMMARY HISTORICAL FINANCIAL DATA

  The following table presents summary historical financial data of Morgan Stanley for certain of its fiscal periods in the five-year period ended November 30, 1996. We derived this information from the audited consolidated financial statements of Morgan Stanley. We incorporate the audited consolidated financial statements of Morgan Stanley which are included in Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 1996 into this Joint Proxy Statement/Prospectus by reference. See "Where You Can Find More Information" on page 113.

                                                          AT OR FOR THE
                          ------------------------------------------------------------------------------
                                       FISCAL PERIOD
                                           ENDED      FISCAL PERIOD
                          FISCAL YEAR   NOVEMBER 30,      ENDED      FISCAL YEAR FISCAL YEAR FISCAL YEAR
                             ENDED          1995       NOVEMBER 30,     ENDED       ENDED       ENDED
                          NOVEMBER 30,   ANNUALIZED        1995      JANUARY 31, JANUARY 31, JANUARY 31,
                              1996     (UNAUDITED)(1) (10 MONTHS)(1)    1995        1994        1993
                          ------------ -------------- -------------- ----------- ----------- -----------
                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE  DATA)
INCOME STATEMENT DATA:
Revenues:
 Investment banking.....    $  1,944      $  1,453       $  1,211     $    919    $  1,238    $    965
 Principal
 transactions:
   Trading..............       2,210         1,346          1,122        1,104       1,459         953
   Investments..........          86           122            102          139         158         128
 Commissions............         613           525            437          449         393         312
 Interest and
 dividends..............       7,701         7,127          5,939        6,406       5,660       4,814
 Asset management and
  administration........         582           372            310          350         258         200
 Other..................           8             4              3            9          10          10
   Total revenues.......      13,144        10,949          9,124        9,376       9,176       7,382
 Interest expense.......       7,368         6,601          5,501        5,875       5,020       4,362
   Net revenues.........       5,776         4,348          3,623        3,501       4,156       3,020
Expenses excluding
interest:
 Compensation and
 benefits...............       2,863         2,154          1,795        1,733       2,049       1,457
 Other..................       1,341         1,134            945        1,115         907         770
 Relocation charge......          --            --             --           59          --          --
  Total expenses
  excluding  interest...       4,204         3,288          2,740        2,907       2,956       2,227
Income before income
taxes...................       1,572         1,060            883          594       1,200         793
Provision for income
taxes...................         543           340            283          199         414         283
Net income..............    $  1,029      $    720       $    600     $    395    $    786    $    510
Earnings applicable to
 common shares(2).......    $    963      $    655       $    546     $    330    $    731    $    461
Ratio of earnings to
fixed charges(3)........         1.2           1.2            1.2          1.1         1.2         1.2
Ratio of earnings to
 fixed charges and
 preferred stock
 dividends(3)...........         1.2           1.1            1.1          1.1         1.2         1.2
PER SHARE DATA(4):
Earnings per common
share
 Primary................    $   6.27      $   4.18       $   3.48     $   2.09    $   4.80    $   2.95
 Fully diluted..........    $   5.96      $   4.00       $   3.33     $   2.02    $   4.58    $   2.86
Book value per common
share...................    $  35.03      $  28.18       $  28.18     $  24.89    $  23.07    $  18.36
Dividends per common
share...................    $   0.70      $   0.64(5)    $   0.48     $   0.60    $   0.54    $  0.478
BALANCE SHEET AND OTHER
 OPERATING DATA:
Total assets............    $196,446      $143,753       $143,753     $116,694    $ 97,242    $ 80,353
Total capital(6)........    $ 18,917      $ 14,345       $ 14,345     $ 12,057    $  9,813    $  6,570
Long-term borrowings(6).    $ 12,379      $  9,171       $  9,171     $  7,502    $  5,344    $  3,136
Shareholders' equity....    $  6,538      $  5,174       $  5,174     $  4,555    $  4,469    $  3,434
Return on average common
equity..................       20.9%         16.2%          16.2%(7)      8.8%       23.7%       17.6%

--------
(1) Fiscal 1995 was a ten-month period resulting from the change in Morgan Stanley's fiscal year-end from January 31 to November 30. The information presented for "Fiscal Period Ended November 30, 1995 Annualized" is intended to facilitate more meaningful comparisons with the full year operating results of fiscal 1996 and prior years.
(2)The amounts shown for earnings applicable to common shares are used to calculate primary earnings per share.
(3) For purposes of these calculations, earnings before fixed charges consists of income before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest component of rent expense.

(4) All per share amounts prior to the fiscal year ended November 30, 1996 have been restated to reflect a two-for-one common stock split which became effective January 26, 1996.
(5) Quarterly dividend has been annualized.
(6) These amounts exclude the current portion of long-term borrowings and include Capital Units.
(7) Return on average common equity for fiscal period ended November 30, 1995 has been annualized.

                     MORGAN STANLEY SUMMARY FINANCIAL DATA

  The following table presents historical summary financial data of Morgan Stanley for a five-year period ended November 30, 1996 on periods consistent with a November 30 fiscal year-end.

                                                   AT OR FOR THE
                          ----------------------------------------------------------------
                          FISCAL YEAR   12 MONTHS    12 MONTHS    12 MONTHS    12 MONTHS
                             ENDED        ENDED        ENDED        ENDED        ENDED
                          NOVEMBER 30, NOVEMBER 30, NOVEMBER 30, NOVEMBER 30, NOVEMBER 30,
                              1996         1995         1994         1993         1992
                          ------------ ------------ ------------ ------------ ------------
                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues:
 Investment banking.....    $  1,944     $  1,374     $    904     $  1,247     $    978
 Principal
 transactions:
   Trading..............       2,210        1,206        1,192        1,373        1,123
   Investments..........          86          121          154          157           98
 Commissions............         613          510          449          380          300
 Interest and
 dividends..............       7,701        7,211        6,208        5,427        4,780
 Asset management and
  administration........         582          370          344          236          200
 Other..................           8            5            4           10           16
   Total revenues.......      13,144       10,797        9,255        8,830        7,495
 Interest expense.......       7,368        6,675        5,649        4,805        4,380
   Net revenues.........       5,776        4,122        3,606        4,025        3,115
Expenses excluding
interest:
 Compensation and
 benefits...............       2,863        2,023        1,771        1,983        1,508
 Other..................       1,341        1,144        1,088          864          763
 Relocation charge......          --           59           --           --           --
   Total expenses
   excluding interest...       4,204        3,226        2,859        2,847        2,271
Income before income
taxes...................       1,572          896          747        1,178          844
Provision for income
taxes...................         543          287          231          410          322
Net income before
 cumulative effect of a
 change in accounting...       1,029          609          516          768          522
Cumulative effect of a
 change in accounting...          --           --           --           --           (9)
Net income..............    $  1,029     $    609     $    516     $    768     $    513
Earnings applicable to
 common shares(1).......    $    963     $    544     $    451     $    713     $    463
PER SHARE DATA(2):
Earnings per common
share
 Primary................    $   6.27     $   3.49     $   2.86     $   4.65     $   2.97
 Fully diluted..........    $   5.96     $   3.33     $   2.75     $   4.44     $   2.85
Book value per common
share...................    $  35.03     $  28.18     $  24.19     $  21.23     $  17.32
Dividends per common
share...................    $   0.70     $   0.48     $   0.60     $   0.54     $  0.478
BALANCE SHEET AND OTHER
OPERATING DATA:
Total assets............    $196,446     $143,753     $127,618     $133,857     $113,681
Total capital(3)........    $ 18,917     $ 14,345     $ 11,932     $  8,495     $  6,341
Long-term borrowings(3).    $ 12,379     $  9,171     $  7,459     $  4,562     $  3,156
Shareholders' equity....    $  6,538     $  5,174     $  4,473     $  3,933     $  3,185
Return on average common
equity..................       20.9%        13.6%        12.2%        23.9%        18.2%

--------
(1)The amounts shown for earnings applicable to common shares are used to calculate primary earnings per share.

(2) Per share amounts for the 12 months ended November 30, 1995, 1994, 1993 and 1992 have been restated to reflect a two-for-one common stock split which became effective January 26, 1996.
(3)These amounts exclude the current portion of long-term borrowings and include Capital Units.

                                 RISK FACTORS

  STOCKHOLDERS OF DEAN WITTER, DISCOVER & CO. ("DEAN WITTER DISCOVER") AND MORGAN STANLEY GROUP INC. ("MORGAN STANLEY" AND, TOGETHER WITH DEAN WITTER DISCOVER, THE "COMPANIES") SHOULD CONSIDER THE FOLLOWING MATTERS IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 10, 1997 (THE "MERGER AGREEMENT"), BETWEEN MORGAN STANLEY AND DEAN WITTER DISCOVER, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX I, PURSUANT TO WHICH MORGAN STANLEY WILL BE MERGED WITH AND INTO DEAN WITTER DISCOVER (THE "MERGER"). THESE MATTERS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS (THIS "JOINT PROXY STATEMENT/PROSPECTUS").

 Fixed Merger Consideration Despite Potential Changes in Stock Prices

  Each share of common stock, par value $1.00 per share of Morgan Stanley ("Morgan Stanley Common Stock"), will be converted at such time as a certificate of merger (the "Certificate of Merger") is duly filed with the Delaware Secretary of State, or at such time as Dean Witter Discover and Morgan Stanley agree and specify in the Certificate of Merger (the "Effective Time"), into the right to receive 1.65 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of the combined company (the "MSDWD Common Stock") (the "Merger Consideration"). The Exchange Ratio is a fixed number and will not be adjusted in the event of any increases or decreases in the price of either the common stock of Dean Witter Discover, par value $0.01 per share ("Dean Witter Discover Common Stock"), or Morgan Stanley Common Stock. The prices of Dean Witter Discover Common Stock and Morgan Stanley Common Stock at the Effective Time may vary from their respective prices at the date of this Joint Proxy Statement/Prospectus and at the date of the Dean Witter Discover 1997 Annual Meeting of Stockholders and the Morgan Stanley Special Meeting of Stockholders, each to be held on May 28, 1997 (the "Dean Witter Discover Annual Meeting" and the "Morgan Stanley Special Meeting", respectively, and, together, the "Stockholders' Meetings"). Such variations may be the result of changes in the business, operations or prospects of Dean Witter Discover or Morgan Stanley, market assessments of the likelihood that the Merger will be consummated, the timing thereof and the prospects of the Merger and post-Merger operations, regulatory considerations, general market and economic conditions and other factors. Because the Effective Time may occur at a date later than the Stockholders' Meetings, there can be no assurance that the prices of Dean Witter Discover Common Stock and Morgan Stanley Common Stock on the date of the Stockholders' Meetings will be indicative of their respective prices at the Effective Time. The Merger Agreement provides that the Effective Time will occur as soon as practicable following the Stockholders' Meetings and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, provided that the Effective Time may be postponed by either party for up to 90 days after such satisfaction or waiver of the conditions to the extent necessary to obtain any material governmental, regulatory or other third-party approvals, consents, orders or authorizations required in connection with or as a result of the Merger. Stockholders of Dean Witter Discover and Morgan Stanley are urged to obtain current market quotations for Dean Witter Discover Common Stock and Morgan Stanley Common Stock.

 Integration of Operations; Nonrealization of Synergies

  The Merger involves the integration of two companies that have previously operated independently. No assurance can be given that the combined company, which will be named Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"), will be able to integrate the respective operations of Dean Witter Discover and Morgan Stanley without encountering difficulties or experiencing the loss of key Morgan Stanley or Dean Witter Discover personnel or that the benefits expected from such integration will be realized. In addition, there can be no assurance that MSDWD will realize anticipated operating synergies from the Merger.

 Risks Inherent in the Securities Business

  Volatility of the Securities Business. MSDWD's securities business, particularly its involvement in primary and secondary markets for all types of financial products, including derivatives, will be subject to substantial positive and negative fluctuations due to a variety of factors that cannot be predicted with great certainty, including variations in the fair value of securities and other financial products and the volatility and liquidity of trading markets. Fluctuations also occur due to the level of market activity and the size, number and timing of transactions or assignments (including realization of returns from MSDWD's principal and merchant banking investments). As a result, net income and revenues in any particular period may not be representative of full-year results and may vary significantly from year to year and from quarter to quarter.

  National and Global Factors Affecting Profitability. Results of operations in the past for each of Dean Witter Discover and Morgan Stanley have been and in the future for MSDWD may continue to be materially affected by many factors of a national and international nature, including economic and market conditions; the availability of capital; the level and volatility of interest rates; currency values and other market indices; the availability of credit; inflation; and legislative and regulatory developments. Such factors may also have an impact on MSDWD's ability to achieve its strategic objectives, including, without limitation, profitable global expansion.

  Increased Competition. MSDWD's results of operations may also be materially affected by competitive factors. In addition to competition from firms traditionally engaged in the securities business, there has been increased competition from other sources, such as commercial banks, insurance companies and other companies offering financial services, some of whom are much larger than MSDWD will be. As a result of recent or pending legislative and regulatory initiatives in the United States to remove or relieve certain restrictions on commercial banks, competition in some markets which have traditionally been dominated by investment banks has increased and may continue to increase in the near future. Such competition, among other things, will affect MSDWD's ability to attract and retain highly skilled individuals. In addition, the two complementary trends in the financial services industry of consolidation and globalization present, among other things, technological, risk management and other infrastructure challenges that will affect MSDWD's ability to be and remain competitive.

  Highly Regulated Industry. The securities business is highly regulated at both the state and federal levels in the United States as well as in many of the foreign countries in which MSDWD will conduct its activities. The failure of a company to comply with applicable laws or regulations could result in fines, suspensions of individual employees, revocation of its registration as broker-dealer or other sanctions. In addition, changes in these laws or regulations could have an adverse impact on profitability and mode of operations.

 Risks Inherent in the Asset Management Business

  Competitive Business. The asset management industry is highly competitive, with more than 6,300 open-end management investment companies holding over $3.5 trillion in assets as of December 31, 1996. Competition in the sale of mutual funds is affected by a number of factors, including investment objectives and performance, advertising and sales promotion efforts, the level of fees, distribution channels and the types and quality of services offered. In addition to fund products offered by other broker-dealers, investment companies are in competition with funds sold directly by investment management firms and insurance companies, as well as with other investment alternatives sold by such companies and by banks and other financial institutions.

  Highly Regulated Industry. The asset management business is highly regulated at both the state and federal levels in the United States as well as in many of the foreign countries in which MSDWD will conduct its activities. The failure of a company to comply with applicable laws or regulations could result in fines, suspensions of individual employees, revocation of its registration as an investment advisor, broker-dealer or transfer agent, or other sanctions. In addition, changes in these laws or regulations could have an adverse impact on profitability and mode of operations.

  Effects of Market Decline. In addition, sharp declines in market values of securities, if prolonged, may adversely affect MSDWD's ability to attract and maintain assets under management and may reduce MSDWD's revenues because (i) a decline in the value of assets under management will reduce fees that are generally calculated as a percentage of the value of such assets and (ii) investors may respond to such market conditions by withdrawing from equity and fixed income mutual funds and either investing in, for example, money market funds which typically have lower management fees or withdrawing entirely from the securities markets.

 Risks Inherent in the Credit Services Businesses

  Increased Consolidation. Portions of the credit services industry are highly competitive. Over the last several years, substantial consolidation has occurred among processors of credit card transactions and acquirors of credit card portfolios and, to a lesser extent, among credit card issuers. This has resulted in a smaller number of competitors, operating more efficiently and competing more effectively than in the past. In addition, changes in technology are contributing to a continuing evolution in the nature of and demand for credit card and related payment services. These trends may affect the ability of MSDWD to be and remain competitive, to retain existing cardmembers and merchant and cash outlets for its cards, to attract new cardmembers and merchant and cash outlets on terms (including price) that are consistent with MSDWD's business objectives and to maintain the profitability and the level of usage of its credit card services.

  Risks from Increased Credit Losses and Funding Constraints. The credit services businesses may be adversely affected by the risks of (i) increased credit losses as a result of economic downturns, changes in consumer payment patterns, changes in the characteristics of the consumers to whom MSDWD extends credit and bankruptcy trends; (ii) MSDWD's potential inability to obtain short- or long-term funding for its activities on terms and in amounts necessary to conduct its business and to maintain profitable interest-rate margins without excessive volatility; (iii) fraud by merchants, cardholders and third parties; and (iv) losses as a result of business failures of merchant customers.

  Other Risks. The credit services businesses may also be adversely affected by the risks of (i) a decrease in revenue as a result of declines in consumer usage of MSDWD's credit cards, increased discretionary payment of credit balances, other changes in consumer behavior and a decline in merchant acceptance of or cash advance access for MSDWD's credit cards and (ii) adverse federal and state legislative and regulatory developments.

 Forward-Looking Statements May Prove Inaccurate

  Dean Witter Discover and Morgan Stanley have made forward-looking statements in this document (including documents that are incorporated by reference herein) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Dean Witter Discover, Morgan Stanley or MSDWD set forth under "The Companies," "The Merger--Reasons for the Merger and Board Recommendations" and "The Merger--Opinions of Financial Advisors," and those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. Such forward-looking statements are based on the beliefs of Dean Witter Discover, Morgan Stanley and their respective Boards in which they attempt to analyze the Companies' competitive position in their respective industries and the factors affecting their respective businesses. Stockholders should understand that each of the foregoing risk factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference herein, could affect the future results of MSDWD, Dean Witter Discover or Morgan Stanley, and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference herein. In addition, there can be no assurance that (i) Dean Witter Discover, Morgan Stanley and their respective Boards have correctly identified and assessed all of the factors affecting the Companies' businesses; (ii) the publicly available and other information with respect to these factors on which Dean Witter Discover, Morgan Stanley and their Boards have based their analyses is complete or correct; (iii) Dean Witter Discover's, Morgan Stanley's and their respective Boards' analyses are correct; or (iv) MSDWD's strategy, which is based in part on these analyses, will be successful.

                          THE STOCKHOLDERS' MEETINGS

 Date, Times and Places

  Dean Witter Discover. The Dean Witter Discover Annual Meeting will be held at Harborside Financial Center, Jersey City, New Jersey, at 9:00 A.M. on May 28, 1997.

  Morgan Stanley. The Morgan Stanley Special Meeting will be held at 1585 Broadway, New York, New York, at 9:30 A.M. on May 28, 1997.

 Matters to be Considered at the Stockholders' Meetings

  Dean Witter Discover. At the Dean Witter Discover Annual Meeting, holders of Dean Witter Discover Common Stock are being asked (i) to adopt the Merger Agreement (including the issuance of MSDWD Common Stock, the amendment of the Restated Certificate of Incorporation of Dean Witter Discover (the "Dean Witter Discover Certificate") and the reconstitution of the Board of Directors of MSDWD (the "MSDWD Board"), in each case pursuant to the Merger as described herein), (ii) to elect seven members to the Dean Witter Discover Board to hold office until the next annual meeting of stockholders or, if the Merger is consummated, until the expiration of their respective terms as described herein and, in each case, until their successors are elected and qualify,
(iii) to ratify the appointment of Deloitte & Touche llp as Dean Witter Discover's independent auditors for the fiscal year ending December 31, 1997 and (iv) to approve the Dean Witter Discover Employees' Equity Accumulation Plan. THE DEAN WITTER DISCOVER BOARD HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF DEAN WITTER DISCOVER, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT DEAN WITTER DISCOVER STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. IN ADDITION, THE DEAN WITTER DISCOVER BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DEAN WITTER DISCOVER BOARD NOMINEES DESCRIBED HEREIN, A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS DEAN WITTER DISCOVER'S INDEPENDENT AUDITORS AND A VOTE "FOR" APPROVAL OF THE DEAN WITTER DISCOVER EMPLOYEES' EQUITY ACCUMULATION PLAN. See "The Merger," "Certain Provisions of the Merger Agreement" and "Other Information for Dean Witter Discover Annual Meeting."

  Morgan Stanley. At the Morgan Stanley Special Meeting, holders of Morgan Stanley Common Stock and Morgan Stanley ESOP Convertible Preferred Stock, liquidation preference $35.875 per share (the "Morgan Stanley ESOP Preferred Stock" and, together with the Morgan Stanley Common Stock, the "Morgan Stanley Voting Stock"), are being asked to adopt the Merger Agreement. See "The Merger" and "Certain Provisions of the Merger Agreement." As described below, holders of Morgan Stanley preferred stock, without par value ("Morgan Stanley Preferred Stock"), other than the Morgan Stanley ESOP Preferred Stock are not entitled to vote at the Morgan Stanley Special Meeting. THE MORGAN STANLEY BOARD HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF MORGAN STANLEY, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT MORGAN STANLEY STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

 Record Date; Stock Entitled to Vote; Quorum

  Dean Witter Discover. Only holders of record of Dean Witter Discover Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Dean Witter Discover Annual Meeting. On the Record Date, 324,950,195 shares of Dean Witter Discover Common Stock were issued and outstanding and held by approximately 196,005 holders of record. A majority of the shares of Dean Witter Discover Common Stock issued and outstanding and entitled to vote on the Record Date must be represented in person or by proxy at the Dean Witter Discover Annual Meeting in order for a quorum to be present for purposes of transacting business at the Dean Witter Discover Annual Meeting, including voting on the adoption of the Merger Agreement. In the event that a quorum is not present at the Dean Witter Discover Annual Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Dean Witter Discover Common Stock on the Record Date are each entitled to one vote per share on each matter to be considered at the Dean Witter Discover Annual Meeting.

  Morgan Stanley. Holders of record of Morgan Stanley Common Stock and of Morgan Stanley ESOP Preferred Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Morgan Stanley Special Meeting. The holders of Morgan Stanley Common Stock and Morgan Stanley ESOP Preferred Stock vote together as a single class. On the Record Date, 158,008,632 shares of Morgan Stanley Common Stock were issued and outstanding and held by approximately 879 holders of record, and 3,681,881 shares of Morgan Stanley ESOP Preferred Stock were outstanding and held of record by a trustee (the "ESOP Trustee") for Morgan Stanley's Employee Stock Ownership Plan (the "ESOP"), of which 1,548,994 whole shares of Morgan Stanley ESOP Preferred Stock entitled to vote were allocated to and, beneficially owned by approximately 6,642 participants in Morgan Stanley's ESOP and 2,129,180 shares of Morgan Stanley ESOP Preferred Stock entitled to vote were unallocated. An aggregate of 3,707 fractional shares were allocated to, and beneficially owned by, participants in Morgan Stanley's ESOP, but were not entitled to vote. A majority of the combined voting power of the shares of Morgan Stanley Voting Stock issued and outstanding and entitled to vote on the Record Date must be represented in person or by proxy at the Morgan Stanley Special Meeting in order for a quorum to be present for purposes of voting on the adoption of the Merger Agreement. In the event that a quorum is not present at the Morgan Stanley Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Morgan Stanley Common Stock on the Record Date are each entitled to one vote per share on each matter to be voted on at the Morgan Stanley Special Meeting. Each share of Morgan Stanley ESOP Preferred Stock held of record on the Record Date is entitled to 2.7 votes per share on each matter to be voted on at the Morgan Stanley Special Meeting. Participants in the ESOP are entitled to direct the ESOP Trustee to vote the shares of Morgan Stanley ESOP Preferred Stock that have been allocated to their accounts and the ESOP Trustee is required under the terms of the ESOP to follow any such directions that are timely received. If a participant in the ESOP fails to provide timely directions to the ESOP Trustee with respect to the voting of shares allocated to such participant's account, the ESOP Trustee will abstain from voting such shares. With respect to unallocated shares of Morgan Stanley ESOP Preferred Stock held by the ESOP Trustee, the ESOP Trustee is required under the terms of the ESOP to vote all such shares in favor of or against the matter being voted on in the respective amounts determined by multiplying the total number of unallocated shares of Morgan Stanley ESOP Preferred Stock by a fraction the numerator of which is the number of shares of Morgan Stanley ESOP Preferred Stock allocated to participants giving instructions to vote in favor of or against the matter, respectively, with respect to their allocated shares of Morgan Stanley ESOP Preferred Stock and the denominator of which is the total number of shares of such Morgan Stanley ESOP Preferred Stock allocated to all participants who gave instructions to have their allocated shares voted, in each case, with respect to such matter. Holders of Morgan Stanley Preferred Stock, other than the Morgan Stanley ESOP Preferred Stock, at the close of business on the Record Date are entitled to receive notice of the Morgan Stanley Special Meeting, but are not entitled to vote on the proposal to adopt the Merger Agreement.

 Votes Required

  Dean Witter Discover. The adoption of the Merger Agreement requires the affirmative vote of the holders of record of a majority of the shares of Dean Witter Discover Common Stock outstanding on the Record Date. The election of directors requires a plurality of the votes cast, and each of the ratification of the appointment of Deloitte & Touche llp as Dean Witter Discover's independent auditors for the fiscal year ending December 31, 1997 and the approval of the Dean Witter Discover Employees' Equity Accumulation Plan requires the affirmative vote of a majority of the votes cast in respect of shares of Dean Witter Discover Common Stock present, in person or by proxy, and entitled to vote at the Dean Witter Discover Annual Meeting. AN ABSTENTION OR BROKER NON-VOTE (AS DEFINED BELOW) WITH RESPECT TO THE PROPOSAL TO ADOPT THE MERGER AGREEMENT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST SUCH PROPOSAL, BUT WILL HAVE NO EFFECT ON ANY OTHER PROPOSAL. WITH REGARD TO THE ELECTION OF DIRECTORS AT THE DEAN WITTER DISCOVER ANNUAL MEETING, VOTES MAY BE CAST IN FAVOR OF OR WITHHELD WITH RESPECT TO ANY OR ALL NOMINEES; VOTES THAT ARE WITHHELD WILL BE EXCLUDED ENTIRELY FROM THE VOTE AND WILL HAVE NO EFFECT.

  Morgan Stanley. The adoption of the Merger Agreement requires the affirmative vote of a majority of the combined voting power of the shares of Morgan Stanley Voting Stock outstanding on the Record Date, voting together as a single class. AN ABSTENTION FROM VOTING OR A BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT.

 Share Ownership of Management and Certain Stockholders

  Dean Witter Discover. At the close of business on the Record Date, directors and executive officers of Dean Witter Discover and their affiliates beneficially owned and were entitled to vote 1,812,169 shares of Dean Witter Discover Common Stock, which represented approximately 0.6% of the shares of Dean Witter Discover Common Stock outstanding on such date. Each such director and executive officer has indicated his or her present intention to vote, or cause to be voted, the Dean Witter Discover Common Stock owned by him or her for adoption of the Merger Agreement and the other proposals to be presented at the Dean Witter Discover Annual Meeting.

  Morgan Stanley. Certain stockholders of Morgan Stanley hold their shares of Morgan Stanley Common Stock subject to agreements relating to, among other things, the voting and disposition of such shares. Such agreements include the Stockholders' Agreement dated as of February 14, 1986, as amended (the "Stockholders' Agreement"), among Morgan Stanley and those persons who were stockholders (the "Recapitalization Signatories") of Morgan Stanley at the time of a recapitalization effected in contemplation of Morgan Stanley's initial public offering (all of whom were Managing Directors or Principals of Morgan Stanley & Co. Incorporated ("Morgan Stanley & Co.") and employees of Morgan Stanley at such time) and certain agreements (the "MAS Agreements") entered into between Morgan Stanley and certain former general partners (the "MAS Signatories") of Miller Anderson & Sherrerd, LLP ("Miller Andersen & Sherrerd") who received shares of Morgan Stanley Common Stock in connection with Morgan Stanley's purchase of Miller Anderson & Sherrerd completed on January 3, 1996. In addition, various voting agreements (the "Plan Agreements" and, together with the Stockholders' Agreement and the MAS Agreements, the "Voting Agreements") have been entered into between Morgan Stanley, certain of its employees and/or a trustee for a trust that holds shares of Morgan Stanley Common Stock on behalf of such employees (together with the Recapitalization Signatories and the MAS Signatories, the "Signatories") in connection with the granting to such employees of stock awards, stock unit awards and/or option awards under each of Morgan Stanley's 1988 Equity Incentive Compensation Plan, as amended (the "1988 EICP"), and the 1995 Equity Incentive Compensation Plan (the "1995 EICP" and, together with the 1988 EICP, the "EICPs"), options under Morgan Stanley's 1986 Stock Option Plan (the "1986 Stock Option Plan") and performance units under Morgan Stanley's Performance Unit Plan (the "Performance Unit Plan"). The shares of Morgan Stanley Common Stock subject to the Plan Agreements have been issued pursuant to stock awards or stock unit awards and performance units granted to eligible employees under the EICPs and the Performance Unit Plan, respectively, and upon the exercise of options granted to eligible employees under the EICPs and the 1986 Stock Option Plan, respectively. Shares of Morgan Stanley ESOP Preferred Stock are not subject to any of the Voting Agreements.

  The Voting Agreements provide that, before any vote of the stockholders of Morgan Stanley occurs, a preliminary vote (the "Preliminary Vote") will be taken at which each Signatory who is an employee of Morgan Stanley on such date may vote all of his or her shares of Morgan Stanley Common Stock subject to the Voting Agreements in such manner as such Signatory may determine in his or her sole discretion. At any meeting of the stockholders called to vote with respect to any corporate action, a Signatory who was an employee of Morgan Stanley at the time of the Preliminary Vote or a trustee for a trust that holds shares of Morgan Stanley Common Stock corresponding to stock units awarded under the EICPs (including any such units awarded to former employees, who do not participate in the Preliminary Vote) and who exercises his or her right to vote at such meeting must vote the shares of Morgan Stanley Common Stock that are subject to the Voting Agreements in accordance with the vote of the majority of the shares of Morgan Stanley Common Stock voted in the Preliminary Vote. Signatories who are no longer employed by Morgan Stanley on the date of the Preliminary Vote do not participate in, and are not required to vote their shares of Morgan Stanley Common Stock in accordance with the vote of the majority of the shares of Morgan Stanley Common Stock voted in, the Preliminary Vote.

  Morgan Stanley and Dean Witter Discover anticipate that the Voting Agreements will continue in effect following the Effective Time and that the shares of MSDWD Common Stock received in the Merger in exchange for the Morgan Stanley Common Stock that is subject to the Voting Agreements will remain subject to the Voting Agreements.

  At the close of business on the Record Date, approximately 48,210,000 shares of Morgan Stanley Common Stock (constituting approximately 28.7% of the votes that are entitled to be cast at the Morgan Stanley Special Meeting) were beneficially owned by certain employees of Morgan Stanley and were subject to certain of the Voting Agreements and will be required to be voted in accordance with the results of the Preliminary Vote. A Preliminary Vote with respect to the proposal to adopt the Merger Agreement will be taken on or about May 7, 1997.

  At the close of business on the Record Date, directors and executive officers of Morgan Stanley and their affiliates beneficially owned and were entitled to vote 11,434,051 shares of Morgan Stanley Common Stock and 7,858 shares of Morgan Stanley ESOP Preferred Stock, allocated to their accounts as ESOP participants. Substantially all of the shares of Morgan Stanley Common Stock beneficially owned by the executive officers are subject to the Voting Agreements. Each such director and executive officer has indicated his or her present intention to vote, or cause to be voted, the Morgan Stanley Common Stock owned by him or her and the Morgan Stanley ESOP Preferred Stock allocated to his or her ESOP accounts for adoption of the Merger Agreement (subject to voting restrictions contained in the Voting Agreements).

 Voting of Proxies

  Shares represented by all properly executed proxies received in time for the Stockholders' Meetings will be voted at such Stockholders' Meetings in the manner specified by the holders thereof, subject, in the case of certain of the Morgan Stanley stockholders, to the terms of the Voting Agreements. Properly executed proxies that do not contain voting instructions will be voted in favor of adoption of the Merger Agreement and, in connection with the Dean Witter Discover Annual Meeting, in favor of (i) the election of each nominee to the Dean Witter Discover Board, (ii) the ratification of the appointment of Deloitte & Touche llp as Dean Witter Discover's independent auditors for the fiscal year ending December 31, 1997 and (iii) the approval of the Dean Witter Discover Employees' Equity Accumulation Plan.

  Abstentions may be specified on all proposals except, in connection with the Dean Witter Discover Annual Meeting, the election of directors. Shares of Morgan Stanley Voting Stock or Dean Witter Discover Common Stock represented at the applicable Stockholders' Meeting but not voting, including shares of Morgan Stanley Voting Stock or Dean Witter Discover Common Stock, as the case may be, for which proxies have been received, but with respect to which holders of shares have abstained on any matter, will be treated as present at the applicable Stockholders' Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

  For voting purposes at the Stockholders' Meetings, only shares affirmatively voted in favor of a proposal (including properly executed proxies not containing voting instructions) will be counted as favorable votes for such proposal. The failure to submit a proxy (or to vote in person) or the abstention from voting will have the same effect as a vote against adoption of the Merger Agreement, but will have no effect on any of the other proposals. With regard to the election of directors at the Dean Witter Discover Annual Meeting, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. In addition, under the applicable rules of the New York Stock Exchange, Inc. (the "NYSE"), brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to the proposals to adopt the Merger Agreement and to approve the Dean Witter Discover Employees' Equity Accumulation Plan in the absence of specific instructions from such customers ("broker non-votes"). Broker non-votes will also have the same effect as votes against adopting the Merger Agreement but no effect on any other matter.

  Participants in the Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) (the "DW START"), the SPS Transaction Services, Inc. START Plan (Saving Today Affords Retirement Tomorrow) (the "SPS START"), the Dean Witter Reynolds Inc. Account Executive Productivity Compensation Plan (the "AE Plan"), the Dean Witter Reynolds Inc. Branch Manager Compensation Plan (the "Branch Manager Plan"), the Dean Witter Discover Employee Stock Purchase Plan (the "ESPP"), the Dean Witter, Discover & Co. Sub Trust of The Savings and Profit Sharing Fund of Sears Employees (the "Sears Sub Trust") and the Dean Witter, Discover & Co. Sub Trust of the Savings and Profit Sharing Fund of Allstate Employees (the "Allstate Sub Trust") who receive this Joint Proxy Statement/Prospectus in their capacity as participants will receive a voting instruction form in lieu of a proxy. The trustees of the DW START, SPS START, Sears Sub Trust and Allstate Sub Trust will, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), vote the shares, in person or by proxy, in accordance with instructions they receive on or before May 23, 1997. If timely voting instructions are not received, the trustee of the DW START and SPS START will, subject to the requirements of ERISA, vote all shares for which timely instructions have not been received in direct proportion to the voting of shares for which timely instructions are received. If timely voting instructions are not received by the trustee of the Sears Sub Trust and Allstate Sub Trust, the trustee will, subject to the requirements of ERISA: (i) if the trustee receives proper voting instructions with respect to at least 50% of the Dean Witter Discover Common Stock held in the Sears or Allstate Sub Trust, respectively, vote the shares for which timely instructions are not received in the same proportion as the trustee is directed to vote shares for which timely voting instructions have been received by each Sub Trust or (ii) if the trustee receives proper voting instructions with respect to less than 50% of the Dean Witter Discover Common Stock held in the Sears or Allstate Sub Trust, respectively, vote shares for which timely voting instructions have not been received in the trustee's discretion. The custodian of the AE Plan, the Branch Manager Plan and the ESPP will vote the shares, in person or by proxy, in accordance with instructions the custodian receives on or before May 23, 1997, but will not vote shares for which timely instructions are not received.

  The persons named as proxies by a Morgan Stanley or Dean Witter Discover stockholder may propose and vote for one or more adjournments of the applicable Stockholders' Meeting, including, without limitation, adjournments to permit further solicitations of proxies in favor of any proposal; provided, however, that no proxy that is voted against the proposal to adopt the Merger Agreement will be voted in favor of any such adjournment or postponement.

 Revocability of Proxies

  The grant of a proxy on the enclosed Morgan Stanley or Dean Witter Discover form of proxy does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by filing with the General Counsel and Secretary of Morgan Stanley (in the case of a Morgan Stanley stockholder) or the Executive Vice President, General Counsel and Secretary of Dean Witter Discover (in the case of a Dean Witter Discover stockholder) a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing at the applicable Stockholders' Meeting and voting in person at such Stockholders' Meeting. Attendance at the relevant Stockholders' Meeting will not, in and of itself, constitute revocation of a proxy.

 Solicitation of Proxies

  Each of Morgan Stanley and Dean Witter Discover will bear the cost of the solicitation of proxies from its own stockholders, except that Morgan Stanley and Dean Witter Discover will share equally the cost of printing this Joint Proxy Statement/Prospectus and the applicable fees associated with the filing of this Joint Proxy Statement/Prospectus with the Securities and Exchange Commission (the "Commission"). In addition to solicitation by mail, the directors, officers and employees of each of Morgan Stanley and Dean Witter Discover and its subsidiaries may solicit proxies from stockholders of such Company by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Morgan Stanley and Dean Witter Discover will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

  Georgeson & Company Inc. ("Georgeson") will assist in the solicitation of proxies by Morgan Stanley and by Dean Witter Discover. Dean Witter Discover will pay Georgeson a fee of $19,000, plus reimbursement of certain out-of-pocket expenses, and has agreed to indemnify Georgeson against losses arising out of Georgeson's proxy soliciting services on behalf of Dean Witter Discover. Morgan Stanley will pay Georgeson a fee of $7,500, plus reimbursement of certain out-of-pocket expenses, and has agreed to indemnify Georgeson against losses arising out of Georgeson's proxy soliciting services on behalf of Morgan Stanley.

  Neither the Board of Directors of Morgan Stanley (the "Morgan Stanley Board") nor the Board of Directors of Dean Witter Discover (the "Dean Witter Discover Board" and, together with the Morgan Stanley Board, the "Boards") is aware of any matter other than those set forth in this Joint Proxy Statement/Prospectus which will be brought before the Morgan Stanley Special Meeting or the Dean Witter Discover Annual Meeting, respectively. If, however, other matters are presented at either Stockholders' Meeting, proxies will be voted in accordance with the discretion of the holders of such proxies.

  STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGER

  THE DISCUSSION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OF THE MERGER AND THE PRINCIPAL TERMS OF THE MERGER AGREEMENT IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX I AND IS INCORPORATED HEREIN BY REFERENCE.

 Background to the Merger

  In the fall of 1993, Philip J. Purcell, Chairman and Chief Executive of Dean Witter Discover, and John J. Mack, President of Morgan Stanley, held brief preliminary discussions regarding strategic opportunities to leverage each Company's strengths in asset accumulation and product origination, respectively. In early 1994, Messrs. Mack and Purcell had further discussions regarding potential strategic opportunities. These conversations never developed into any detailed plans or actions on the part of either party.

  During the period from June through October 1995, senior representatives of Dean Witter Discover, including Mr. Purcell, Mitchell M. Merin, Executive Vice President and Chief Administrative Officer, and Andrew Schoder, Senior Vice President, Director of Planning, met with senior representatives of Morgan Stanley, including Mr. Mack, Philip N. Duff, Chief Financial Officer, and Stephen H. Belgrad, Vice President, Strategic Planning. These exploratory discussions generally focused on various possible strategic joint venture arrangements which would permit the Companies to leverage their respective strengths. The representatives explored alternatives that would enable Dean Witter Discover to access Morgan Stanley's quality global origination flow of underwritten equity products, investment banking and research capabilities as well as its global presence and financial expertise, and enable Morgan Stanley to utilize Dean Witter Discover's strengths in U.S. retail distribution and asset management. As part of these discussions, the senior executives also discussed the ongoing consolidation and globalization of the financial services industry. In August 1995, the Companies entered into a Confidentiality Agreement (which was extended in January 1997) containing customary terms and conditions.

  During these discussions in the late fall of 1995, management representatives briefly considered the possible combination of the two Companies based on the complementary nature of their businesses and the compatibility of the Companies' analyses of the long-term strategic trends in the financial services industry. During these discussions, the management representatives noted that certain risks relating to management and successful realization of potential synergies raised by joint venture structures would be mitigated by a full combination of the Dean Witter Discover and Morgan Stanley businesses.

  In the first quarter of 1996, Dean Witter Discover and Morgan Stanley completed their analyses of the joint venture and merger alternatives which had been discussed, and Morgan Stanley and Dean Witter Discover both decided, as a result of the identified risks, to terminate discussions regarding the possible joint venture and other strategic alliances that had been explored.

  In connection with the discussions between Dean Witter Discover and Morgan Stanley in the second half of 1995, the Executive Committee of the Morgan Stanley Board and other members of senior management met on several occasions to review the progress of the Dean Witter Discover discussions as well as Morgan Stanley's overall strategic position in the financial services industry in light of the growing importance of individually-held assets. As part of these discussions, a consensus was formed regarding the importance of retail asset accumulation for Morgan Stanley's future growth. As a result, Morgan Stanley decided, in June 1996, to acquire retail asset manager Van Kampen American Capital, Inc. ("Van Kampen American Capital"). The Executive Committee of the Morgan Stanley Board and senior management of Morgan Stanley continued their consideration of strategic issues throughout the fall and winter of 1996, including a review of successful precedent strategies in financial services, the key trends driving profitability and growth in the financial services sector and the prospects for various Morgan Stanley businesses, as well as a review of potential strategic alternatives.

  In October 1996, Mr. Purcell reviewed with the Dean Witter Discover Board the status of certain Dean Witter Discover strategic initiatives. As a result of such review, the Dean Witter Discover Board agreed to have

Mr. Purcell discuss certain strategic alternatives with Morgan Stanley and also scheduled a special Dean Witter Discover Board meeting in December 1996 to analyze Dean Witter Discover's long-term business strategies for its various business units.

  On December 4, 1996, Messrs. Mack and Purcell met and among other things explored whether Dean Witter Discover and Morgan Stanley were mutually interested in preliminarily discussing a potential merger of equals business combination. Both agreed to consider the potential benefits and risks associated with a business combination and to consult with certain key executives of their respective companies. Each agreed that his company was not for sale and that the merger of equals structure might represent a desirable approach to achieve strategic goals in light of changing industry conditions.

  At its special meeting in December 1996, the Dean Witter Discover Board reviewed in detail the business environment and the trend toward consolidation in the financial services industry. The directors discussed the announced mergers between several of the largest commercial banks. They also discussed actions by banking regulators that would have the effect of easing business combinations between commercial banks and investment banks. In addition, the Dean Witter Discover Board reviewed various strategies designed to increase market share, achieve product line parity and extend its securities business globally, all with a view to maximizing stockholder value. The Dean Witter Discover Board reviewed a status report from Mr. Purcell about his discussions with Morgan Stanley and authorized him to continue these discussions.

  On January 15, 1997, Messrs. Mack and Purcell met to discuss their respective views of the benefits and risks of a business combination of Dean Witter Discover and Morgan Stanley. They agreed that further discussion and evaluation of a business combination would be desirable. On January 21, 1997, Messrs. Mack and Purcell met again to discuss preliminarily the principal terms of a merger of equals business combination. During the next several days, management of both companies continued to analyze a possible combination and further preliminary discussions were held. On January 27 and 28, 1997, senior Dean Witter Discover and Morgan Stanley management members exchanged and discussed certain business, personnel, legal and financial information relating to Dean Witter Discover and Morgan Stanley, which was reviewed by the respective functional areas of each organization. On Wednesday, January 29, 1997, Messrs. Mack and Purcell, Richard B. Fisher, Chairman of the Board of Morgan Stanley and Thomas C. Schneider, Executive Vice President and Chief Financial Officer of Dean Witter Discover, met to discuss certain significant terms of a potential business combination, including, among others, the appropriate exchange ratio, the structure of the combined company's board of directors, and certain senior management roles. On Thursday, January 30, 1997, Messrs. Mack, Fisher, Purcell and Schneider continued their discussions on key issues. On Friday, January 31, 1997, Messrs. Purcell and Mack agreed on the exchange ratio they could each recommend and reviewed the other principal terms of a business combination and concluded that they would propose for their respective Boards' consideration a Dean Witter Discover and Morgan Stanley merger of equals transaction. They also agreed to instruct their senior management teams and their advisors to continue their work analyzing the proposed combination and to exchange drafts of a merger agreement and related documents.

  On February 1 and 2, 1997, members of senior management of both companies, together with their advisors, held numerous meetings to discuss and review the Dean Witter Discover and Morgan Stanley businesses, the terms and conditions of the Merger Agreement and the Dean Witter Discover Stock Option Agreement and the Morgan Stanley Stock Option Agreement (each as defined herein and, together, the "Stock Option Agreements") and various other legal, financial and regulatory issues, including, among other things, the treatment of employee benefit plans, the identification of (and actions necessary to comply with) required regulatory approvals, the tax treatment of the proposed transaction and the proper accounting treatment of the proposed transaction.

  During the afternoon and early evening of February 3, 1997, the Morgan Stanley Board met to review the proposed business combination. Senior Morgan Stanley management members and Morgan Stanley's financial advisor, Morgan Stanley & Co., made presentations to the Morgan Stanley Board regarding the businesses of Dean Witter Discover, the current state and expected future of the financial services industry, the strategic rationales for the proposed Merger, other strategic alternatives and the proposed terms and conditions of the Merger Agreement and Stock Option Agreements. Outside counsel also reviewed certain legal matters, including a further detailed review of the terms of the Merger Agreement and the Stock Option Agreements and discussed the Morgan Stanley Board's fiduciary duties and other relevant aspects of applicable law. Following such presentations and discussions, the Morgan Stanley Board authorized senior management to continue to pursue the proposed Merger.

  Throughout the day on each of February 3 and 4, 1997, the Dean Witter Discover and Morgan Stanley management teams, together with their advisors, continued to meet to discuss various issues relating to the proposed Merger.

  During the afternoon of February 4, 1997, the Morgan Stanley Board met again to continue their discussion and review of the terms and conditions of the proposed combination. Following detailed presentations from members of management and its advisors, the Morgan Stanley Board received the oral opinion of Morgan Stanley & Co. (subsequently confirmed in writing) that, as of such date, the Exchange Ratio was fair from a financial point of view to holders of shares of Morgan Stanley Common Stock (other than Dean Witter Discover and its affiliates). See "--Opinions of Financial Advisors." Following further discussion, the Morgan Stanley Board then unanimously determined that the Merger was fair to, and in the best interests of, the stockholders of Morgan Stanley, approved the Merger Agreement and the Merger and resolved to recommend that the stockholders of Morgan Stanley vote to adopt the Merger Agreement.

  Later that same day, the Dean Witter Discover Board met at a special meeting. Mr. Purcell reported that representatives of Dean Witter Discover and Morgan Stanley had agreed to the terms of a merger to be presented to the Dean Witter Discover Board. Senior Dean Witter Discover management members and Dean Witter Discover's financial advisor, Wasserstein Perella & Co., Inc. ("Wasserstein Perella"), made presentations to the Dean Witter Discover Board concerning the proposed Merger. Outside counsel then reviewed certain legal matters, including a detailed review of the terms of the Merger Agreement and the Stock Option Agreements, and discussed the Dean Witter Discover Board's fiduciary duties and other relevant aspects of applicable law. Following such presentations, the Dean Witter Discover Board received the oral opinion of Wasserstein Perella (subsequently confirmed in writing), that, as of such date, the Exchange Ratio was fair to the stockholders of Dean Witter Discover from a financial point of view. See "--Opinions of Financial Advisors." After hearing such reports from Dean Witter Discover's senior management and its legal and financial advisors and after receiving Wasserstein Perella's oral opinion, the Dean Witter Discover Board unanimously determined that the Merger was fair to, and in the best interests of, the stockholders of Dean Witter Discover, approved the Merger Agreement and the Merger and resolved to recommend that the stockholders of Dean Witter Discover vote to adopt the Merger Agreement.

  The Merger Agreement and the Stock Option Agreements were signed by both parties on the night of February 4, 1997. On the morning of February 5, 1997, prior to the commencement of trading on the NYSE, the Companies issued a joint press release announcing the execution of the Merger Agreement.

  On April 10, 1997, the parties amended and restated the Merger Agreement in order to restate in their entirety Exhibits A-1, A-2 and B thereto and to make certain typographical corrections in the Merger Agreement. The Merger Agreement attached hereto as Annex I reflects such amendment and restatement.

  Other Relationships. Dean Witter Discover conducted its initial public offering on February 22, 1993 and Morgan Stanley & Co. acted as the "qualified independent underwriter" for the offering. Consistent with applicable rules of the National Association of Securities Dealers, Inc., Morgan Stanley & Co. advised Dean Witter Discover on the initial offering price for the offering.

  Since the time of Dean Witter Discover's initial public offering, from time to time, Morgan Stanley & Co. has sold fixed income securities for Dean Witter Discover as an underwriter or dealer. Morgan Stanley & Co. is the arranger for Dean Witter Discover's Program for the Issuance of Debt Instruments (Euro MTN Program).

Since September 1994, Morgan Stanley & Co. has been Dean Witter Discover's financial advisor on a variety of corporate transaction matters. The financial advisory agreement originally had a one-year term and has since been renewed through September 1997.

  In the fall of 1996, Morgan Stanley & Co. advised Dean Witter Discover in connection with its acquisition of Lombard Brokerage, Inc., a broker-dealer offering electronic brokerage services to customers.

  From time to time, Dean Witter Discover has sold certain preferred stock and capital unit securities of Morgan Stanley as an underwriter of such securities.

 Reasons for the Merger and Board Recommendations

  Reasons for the Merger. The Boards believe that the Merger will create a preeminent global financial services firm with leading market positions in each of its three primary businesses--securities, asset management and credit services. The Boards believe that the Merger will combine three preeminent brands in the financial services industry: Discover(R) Card, Morgan Stanley and Dean Witter. The Merger will combine Morgan Stanley's strengths in the origination of quality underwritten public offerings, investment banking, institutional sales and trading and global asset management with Dean Witter Discover's strengths in providing investment and asset management services to its customers and in providing quality consumer credit products to its customers, primarily through its Discover Card brand. MSDWD's individual and institutional customers will benefit from the complementary origination, distribution and execution skills and geographic focus of each of Morgan Stanley and Dean Witter Discover. In addition, MSDWD will manage or administer more than $270 billion of assets on a pro forma basis and, based on its 38.9 million general purpose credit card accounts as of December 31, 1996, will be the nation's largest credit card issuer as measured by number of accounts and cardmembers, the third largest holder of credit card receivables as measured by managed loans, which include both consumer loans owned by Dean Witter Discover and consumer loans that Dean Witter Discover has sold but continues to service, and the fourth largest merchant network in terms of domestic and international credit card transaction volume. The pro forma market capitalization for MSDWD as of the Record Date was approximately $21.7 billion.

  On a pro forma basis after giving effect to the Merger (without giving effect to any potential changes in revenues or any operating synergies expected to result therefrom), for the 1996 fiscal year ("Fiscal 1996"), MSDWD would have had net revenues of $12.0 billion, net income of $2.0 billion and fully diluted earnings per share of $3.14. Approximately 65% of its pro forma net revenues would have been derived from the securities business, 11% would have been derived from the asset management business and 24% would have been derived from the credit services businesses.

  The Boards believe that, as a strategic matter, the financial services industry is entering an unprecedented era of competition, defined by globalization, consolidation and sector convergence. To serve their individual and institutional clients better than their competitors and to maximize absolute and relative shareholder value, the Boards believe firms must be preeminent, with leading market positions in all of their businesses, balanced earnings streams, broad-based customer access, size and scale and a global presence among both providers and users of capital. The Boards believe that, as a result of the Merger, MSDWD will have: (1) premier franchises in each of its securities, asset management and credit services businesses with brand identities that are among the most widely recognized in their respective markets, and franchises that extend globally; (2) leading market shares and strong distribution systems in MSDWD's most important businesses, providing access to a broad range of institutional and individual clients and customers;
(3) a balanced risk profile and the financial strength and flexibility to support future growth; (4) the size and scale to compete effectively on a global basis; (5) a management team selected from among the most qualified professionals at each firm, including senior managers who have guided the Companies to significant growth and profitability in their respective businesses; and (6) a high level of employee ownership.

  MSDWD's principal business strategy will be to use these competitive advantages to advance its preeminent position and to take advantage of opportunities in each of its major businesses for increased operating leverage, capital optimization, enhanced profitability and accelerated growth by offering more diverse and quality products and services to its current and potential individual and institutional clients. This should provide MSDWD's stockholders with opportunities to obtain substantial benefits.

  MSDWD's Securities Business. MSDWD will combine Dean Witter Discover's leading franchise in offering investment and asset management products and services to its individual clients with Morgan Stanley's leading franchise in the origination of quality underwritten products, investment banking, research and institutional sales and trading. Based on information published by Securities Data Company, in 1996 Morgan Stanley ranked No. 1 in global mergers and acquisitions announced transactions, acting as financial advisor in transactions having an aggregate market value of $238 billion; it ranked No. 3 in worldwide equity offerings based on full credit to the lead manager and No. 3 based on full credit to each manager (No. 3 and No. 2, respectively, after giving effect to the Merger); and, based on a survey published by Institutional Investor, it ranked No. 2 in equity research on a global basis. After giving effect to the Merger, MSDWD would serve the investment needs of over 3.2 million individual and institutional clients with assets of $478 billion at year end 1996. Dean Witter Discover has the third largest, and one of the fastest growing, account executive sales organizations in the United States with approximately 9,100 professional account executives and 371 branch offices at year end 1996. Over the past five years, the growth of Dean Witter Discover's account executive sales organization has averaged over 6% per year.

  MSDWD's securities business strategy will be: (i) to continue to increase the size of Dean Witter Discover's professional account executive sales organization; (ii) to leverage Morgan Stanley's strength in underwriting equity and fixed income securities and creating and originating other financial products on a global basis, along with its top ranked research department, across Dean Witter Discover's extensive sales organization to maximize placement opportunities and lower cost of capital for clients seeking access to capital, to provide existing individual clients the benefits of more and diverse products and to enable MSDWD's account executives to attract additional clients; and (iii) to continue to build market share with Morgan Stanley's institutional clients on a global basis. The Boards believe access to the Dean Witter Reynolds Inc. ("DWR") sales organization will permit MSDWD to increase its revenues and market share in lead managed underwritings where it already has a premier position. The Boards also believe a broader product mix for MSDWD's individual customers should generate increased revenues and assets under management and should help MSDWD to accelerate the growth of its account executive sales organization. MSDWD's distribution capabilities will, in turn, be strengthened by the increased productivity of its account executives and by its enhanced ability to attract and retain account executives.

  On a pro forma basis after giving effect to the Merger (without giving effect to any potential changes in revenues or any operating synergies expected to result therefrom), for Fiscal 1996, MSDWD would have had securities net revenues of $7.8 billion.

  MSDWD's Asset Management Business. MSDWD will be a leader in asset management on a global basis, with well-recognized brand names, including those associated with Dean Witter InterCapital Inc. ("InterCapital"), Van Kampen American Capital, Morgan Stanley Asset Management Inc. ("Morgan Stanley Asset Management") and Miller Anderson & Sherrerd, a strong institutional and individual customer base, multiple channels of distribution, and a broad and balanced product mix. On a pro forma basis, at December 31, 1996, MSDWD would have had over $270 billion of assets under management and/or administration, ranking MSDWD among the top five active asset managers on a global basis. Approximately $120 billion of such assets would have been invested in mutual funds primarily offered to individual customers. Approximately $112 billion (including approximately $36 billion invested in international related products) would have been invested in products primarily offered to institutional clients, which would have been composed of approximately $35 billion in institutional mutual funds and approximately $77 billion in separate accounts, pooled vehicles and other arrangements. The remaining amounts primarily include assets in fiduciary accounts, unit investment trusts and Dean Witter Discover's Investment Consulting Services ("ICS") accounts. Among mutual funds primarily offered to individual customers, approximately 43% of MSDWD's assets under management would have been invested in equity securities, 36% in fixed income securities and 21% in short-term investments. Among products primarily offered to institutional clients, 50% would consist of equity products, 43% of fixed income products and 7% of balanced products. MSDWD will also be a leader in providing institutional investors and broker-dealers with custody, securities clearance and settlement, portfolio valuation and related services on a global basis.

  MSDWD's asset management strategy will be to leverage its multiple brands across several distinct individual and institutional distribution channels. MSDWD's account executives will be able to offer a comprehensive array of mutual funds and other asset management products, including mutual funds advised by InterCapital as well as Van Kampen American Capital, Morgan Stanley Asset Management and Miller Anderson & Sherrerd. In addition, Van Kampen American Capital will continue to offer the Van Kampen American Capital, Morgan Stanley Asset Management and Miller Anderson & Sherrerd brands of mutual funds to national full-line and regional broker-dealers, financial planners, banks and to other emerging distribution channels. Morgan Stanley Asset Management and Miller Anderson & Sherrerd will retain their focus on institutional clients and products marketed through direct and consultant-based institutional channels. The institutional business will remain committed to providing top tier investment performance across a broad range of institutional products while growing the business on a global basis. MSDWD will also continue to focus on building its global custody capabilities worldwide.

  On a pro forma basis, after giving effect to the Merger (without giving effect to any potential changes in revenues or any operating synergies expected to result therefrom), for Fiscal 1996, MSDWD would have had asset management net revenues of $1.4 billion.

  MSDWD's Credit Services Business. MSDWD, primarily through its well-recognized Discover Card brand, will be positioned to become a leading worldwide credit services company with sufficient size, scale and financial resources to compete effectively in this growing business. Dean Witter Discover currently is the leading issuer of credit cards in the United States, as measured by the number of accounts and card members, with 38.9 million general purpose credit card accounts, the third largest holder of credit card receivables as measured by managed loans and the fourth largest merchant network in terms of domestic and international credit card transaction volume. Dean Witter Discover had $53.6 billion in general purpose credit card transaction volume (approximate total market size in 1996: $700 billion in the United States, $1.7 trillion worldwide) in 1996 and $36.6 billion in managed loans, including both owned and securitized credit card receivables (approximate total market size as of September 30, 1996: $400 billion in the United States) as of December 31, 1996. The Discover Card is offered exclusively through Dean Witter Discover's nationwide proprietary NOVUS (R) merchant network, consisting of well in excess of 2 million merchant locations.

  Given the approximately 20% compound annual growth rate of worldwide credit card transaction volume over the last five years, MSDWD's credit services strategy, using the Discover Card as its foundation, will be to focus on the implementation of its multi-card strategy, on the buildout of its NOVUS network and on maintaining credit quality. The Boards believe that MSDWD's credit services business will be well-positioned to take advantage of the continuing trend of individual consumers increasingly using credit cards as a method of payment for goods and services. In addition, the Boards believe that Morgan Stanley's global presence, and the financial resources of the combined company, create significant opportunities for expansion of this business outside the United States.

  For 1996, MSDWD's credit services businesses would have had net revenues of $2.9 billion.

  Information and Factors Considered by the Boards. In reaching its conclusions, each of the Boards considered, among other things: (i) information concerning the financial performance and condition, results of operations, capital levels and cash flows of each company historically and prospectively, as separate entities and as a combined company; (ii) the judgment, advice and analyses of each Company's management and financial advisors; (iii) current industry, economic and market conditions and trends, including the likelihood of increasing competition, continued consolidation and globalization and sector convergence in the financial services industry;
(iv) the importance of market position, along with the significance of scale, scope of product offerings and financial resources to a Company's ability to compete effectively in the global financial services market; (v) the strategic benefits of the Merger;
(vi) the Merger's structure as a merger of equals; (vii) the possibility of achieving synergies of origination and distribution of financial services products on a global basis as a result of consummating the Merger that might not be available to either Company on its own; (viii) the current and historical market prices and trading information with respect to each Company's common stock; (ix) the opinions of its financial advisors described below as to the fairness, from a financial point of view, of the Exchange Ratio; (x) the Merger's structure as a tax-free exchange and as a "pooling of interests" transaction in accordance with U.S. generally accepted accounting principles ("GAAP"); and (xi) the impact of the Merger on the customers and employees of each Company.

  The foregoing discussion of the information and factors considered and given weight by each Board is not intended to be exhaustive. In view of the variety of factors considered in connection with each Board's evaluation of the Merger and recommendation to its stockholders to approve the Merger, neither Board assigned any relative or specific weight to the specific factors considered and individual directors may have given differing weights to different factors.

  Board Recommendations. Each of the Boards has determined that the Merger is fair to, and in the best interests of, the stockholders of its Company, has unanimously approved the Merger Agreement and the Merger, and unanimously recommends that the stockholders of its Company vote to adopt the Merger Agreement.

 Opinions of Financial Advisors

  Opinion of the Financial Advisor to the Dean Witter Discover
Board. Wasserstein Perella was retained to act as Dean Witter Discover's financial advisor in connection with the Merger and related matters based on Wasserstein Perella's qualifications, expertise, reputation and experience with respect to transactions similar to those contemplated by the Merger Agreement. Wasserstein Perella delivered its oral opinion to the Dean Witter Discover Board on February 4, 1997 (subsequently confirmed in writing) that, as of the date of such opinion, and based on the procedures followed, assumptions made, matters considered and limitations on the review undertaken, as set forth in the opinion, the Exchange Ratio was fair to the stockholders of Dean Witter Discover from a financial point of view.

  A COPY OF THE WASSERSTEIN PERELLA OPINION DATED FEBRUARY 4, 1997 IS ATTACHED AS ANNEX IV TO THIS JOINT PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS ARE URGED TO READ THE WASSERSTEIN PERELLA OPINION IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY WASSERSTEIN PERELLA IN RENDERING ITS OPINION. REFERENCES TO THE WASSERSTEIN PERELLA OPINION AND THE SUMMARY OF THE WASSERSTEIN PERELLA OPINION HEREIN ARE QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE WASSERSTEIN PERELLA OPINION, WHICH IS INCORPORATED HEREIN BY REFERENCE. THE WASSERSTEIN PERELLA OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE DEAN WITTER DISCOVER STOCKHOLDERS OF THE EXCHANGE RATIO AND DOES NOT ADDRESS DEAN WITTER DISCOVER'S UNDERLYING BUSINESS DECISION TO EFFECT THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY DEAN WITTER DISCOVER STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT OR THE MERGER.

  In connection with rendering its opinion, Wasserstein Perella reviewed and analyzed, among other things, the following: (i) the Merger Agreement; (ii) certain publicly available information relating to Dean Witter Discover and Morgan Stanley for recent years and interim periods to the date of such opinion; (iii) certain internal financial and operating information, including financial forecasts, prepared by or on behalf of Dean Witter Discover and Morgan Stanley and provided to Wasserstein Perella for purposes of its analysis; (iv) certain financial and stock market data relating to Dean Witter Discover and Morgan Stanley; (v) certain publicly available information with respect to certain other companies that Wasserstein Perella believed to be comparable to Dean Witter Discover, Morgan Stanley or one or more of their businesses or assets; and (vi) certain publicly available information concerning the nature and terms of certain other transactions that Wasserstein Perella considered to be reasonably comparable to the transactions contemplated by the Merger Agreement or otherwise relevant to its inquiry. Wasserstein Perella also held discussions with members of senior management of Dean Witter Discover and Morgan Stanley to review and discuss the information reviewed by Wasserstein Perella and, among other matters, Dean Witter Discover's and Morgan Stanley's respective businesses, operations, assets, financial condition and future prospects. Wasserstein Perella also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria which it deemed relevant.

  In the course of its review, Wasserstein Perella assumed and relied upon the accuracy and completeness of all the financial and other information provided to it or discussed with it or publicly available and neither attempted independently to verify nor assumed responsibility for verifying any such information. Wasserstein Perella also assumed that the financial forecasts provided to it were reasonably prepared on bases reflecting the best currently available estimates and judgments of Dean Witter Discover's and Morgan Stanley's respective managements as to the financial performance of Dean Witter Discover and Morgan Stanley for the period covered. Wasserstein Perella expresses no opinion with respect to such forecasts or the assumptions upon which they are based.

  In addition, Wasserstein Perella has not reviewed any of the books and records of Dean Witter Discover or Morgan Stanley or assumed any responsibility for conducting a physical inspection of the properties or facilities of Dean Witter Discover or Morgan Stanley, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of Dean Witter Discover or Morgan Stanley and Wasserstein Perella has not been furnished any such valuation or appraisal. In addition, Wasserstein Perella has not performed a review of the securities inventories of Dean Witter Discover or Morgan Stanley. The Wasserstein Perella opinion also assumes that the Merger will be consummated in accordance with the terms of the Merger Agreement and that the Merger will be accounted for as a pooling of interests under GAAP. The Wasserstein Perella opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by Wasserstein Perella as of the date thereof.

  Set forth below is a summary of certain of the financial analyses used by Wasserstein Perella in connection with providing its opinion to the Dean Witter Discover Board.

    Stock Price and Exchange Ratio Analyses. Wasserstein Perella reviewed the closing prices of Dean Witter Discover Common Stock and Morgan Stanley Common Stock over the period from September 30, 1996 through January 31, 1997. During this period, Dean Witter Discover Common Stock increased from a closing price of $27.500 per share on September 30, 1996 to a closing price of $38.125 per share on January 31, 1997 (adjusted for the two-for-one stock split described herein). During the same period, Morgan Stanley Common Stock increased from a closing price of $49.750 per share to a closing price of $57.125 per share.

    In addition, Wasserstein Perella analyzed the ratios of closing stock prices per share of Morgan Stanley Common Stock to Dean Witter Discover Common Stock as reported on the NYSE during various periods. Wasserstein Perella observed that from February 23, 1993 (the first day of public trading following Dean Witter Discover's initial public offering) through January 31, 1997, the average of the ratios of closing stock prices per share of Morgan Stanley Common Stock and Dean Witter Discover Common Stock was 1.76x with a standard deviation of 0.14x, a high of 2.19x and a low of 1.44x. Wasserstein Perella also observed that the average of the ratios of closing stock prices per share of Morgan Stanley Common Stock and Dean Witter Discover Common Stock for various periods ending January 31, 1997 were (1) 1.77x since January 31, 1996 (with a high of 1.97x and a low of 1.50x); (2) 1.69x over the last sixty trading days (with a high of 1.81x and a low of 1.50x); and (3) 1.62x over the last thirty trading days (with a high of 1.75x and a low of 1.50x). In addition, the ratio of closing stock prices per share of Morgan Stanley Common Stock to Dean Witter Discover Common Stock on January 31, 1997 of $57.125 and $38.125, respectively, was approximately 1.50x.

    Comparative Valuation Analysis. Wasserstein Perella prepared a summary valuation of each of Dean Witter Discover and Morgan Stanley, and compared the resulting valuation of each to its respective market values as of January 31, 1997. Wasserstein Perella arrived at its summary valuation of each company by valuing each principal business segment of each company by reference to selected publicly traded companies considered to be comparable in certain respects to the business segment in question.

     For purposes of this analysis, the principal business segments of each of the companies were compared to the following publicly traded companies:
  Dean Witter Discover's securities/brokerage business segment was compared to a peer group of three brokerage companies consisting of A.G. Edwards, Merrill Lynch, and Paine Webber Group. Dean Witter Discover's asset management business segment was compared to a peer group of four asset management companies consisting of Franklin Resources, Inc., T. Rowe Price Associates, John Nuveen & Co., Inc. and Pioneer Group, Inc. Dean Witter Discover's credit card business segment was compared to a peer group of four credit card companies consisting of Advanta Corporation, Capital One Financial Corp., Household International Inc. and MBNA Corporation. First USA Bank was excluded as it was believed that its current trading price was affected by the recent news of its agreement to merge with BancOne Corporation.

    Morgan Stanley's securities/brokerage business segment was compared to a peer group of four brokerage companies consisting of Merrill Lynch, Bear Stearns, Salomon and Lehman Brothers. Morgan Stanley's asset management business segment was compared to a peer group of eight asset management companies consisting of Franklin Resources, T. Rowe Price, John Nuveen, Pioneer Group, Alliance Capital Management L.P., New England Investment Companies, L.P., United Asset Management Corporation and Oppenheimer Capital L.P.

    Based on this analysis, Wasserstein Perella calculated that Dean Witter Discover's value per fully diluted share, arrived at as a result of this analysis, represented a premium valuation range of 11% to 24% to the Dean Witter Discover Common Stock price of $38.125 per share as of January 31, 1997. Wasserstein Perella also calculated that Morgan Stanley's intrinsic value per fully diluted share, arrived at as a result of this analysis, represented a premium valuation range of 7% to 22% to the Morgan Stanley Common Stock price of $57.125 per share as of January 31, 1997.

    Pro Forma Merger Analysis. Wasserstein Perella prepared a pro forma analysis of the financial impact of the Merger on Dean Witter Discover. Based upon fully diluted earnings per share estimates for Dean Witter Discover and Morgan Stanley prepared by their respective managements for 1997, Wasserstein Perella compared the fully diluted earnings per share estimate of Dean Witter Discover, on a stand-alone basis, to the pro forma fully diluted earnings per share estimate of the combined company before the impact of transaction costs but after giving effect to the estimated impact of synergies and integration costs as estimated by Dean Witter Discover management. This analysis showed that the Merger would be accretive to Dean Witter Discover on an earnings per share basis in 1997. In addition, Wasserstein Perella noted that the Merger would be accretive to Dean Witter Discover shareholder value assuming that following the Merger, Dean Witter Discover Common Stock continues to trade at 11.9x 1997 pro forma earnings per share (the multiple of most recently available Institutional Brokers System ("IBES") earnings estimates for fiscal year 1997 at which Dean Witter Discover Common Stock traded on January 31,
  1997). IBES is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional stockholders.

    Wasserstein Perella also analyzed the pro forma impact of the Merger on Dean Witter Discover's capital structure based on 1996 fiscal year-end financial information, as of December 31, 1996, for Dean Witter Discover and as of November 30, 1996 for Morgan Stanley, provided by management of Dean Witter Discover and Morgan Stanley, respectively. This analysis showed that Dean Witter Discover's total assets would increase from $42 billion as of December 31, 1996 to approximately $239 billion pro forma for the Merger. Dean Witter Discover's total shareholders' equity would increase from $5 billion as of December 31, 1996 to approximately $12 billion pro forma for the Merger. In addition, Dean Witter Discover's total capital (defined as common shareholders' equity plus preferred shareholders' equity plus capital units plus long-term debt) would increase from $13 billion as of December 31, 1996 to approximately $35 billion pro forma for the Merger. Dean Witter Discover's long-term debt as a percentage of total capital would increase from 61% as of December 31, 1996 to approximately 64% pro forma for the Merger.

    Relative Contribution Analysis. Wasserstein Perella performed an analysis of the respective financial contributions of Dean Witter Discover and Morgan Stanley to the pro forma combined company on several bases. This analysis demonstrated that Dean Witter Discover and Morgan Stanley would contribute 27% and 73%, respectively, to adjusted assets (net of securities borrowed and securities purchased under agreements to resell) as of December 31 and November 30, 1996, respectively; 44% and 56%, respectively, to total shareholders' equity as of December 31 and November 30, 1996, respectively; 38% and 62%, respectively, to total capital (as defined above) as of December 31, and November 30, 1996, respectively; 51% and 49%, respectively, to fiscal year 1996 net revenues; 50% and 50%, respectively, to fiscal year 1996 net income; 55% and 45%, respectively, to average net revenue from fiscal year 1994 through fiscal year 1996; and 57% and 43%, respectively, to average net income from fiscal year 1994 through fiscal year 1996. Wasserstein Perella calculated that the Exchange Ratio would result in an allocation between the holders of Dean Witter Discover Common Stock and Morgan Stanley Common Stock of pro forma ownership of the combined entity equal to 56% and 44%, respectively.

  The foregoing summary does not purport to be a complete description of the analyses performed by Wasserstein Perella or of its presentation to the Dean Witter Discover Board. The preparation of financial analyses and fairness opinions is a complex process and is not necessarily susceptible to partial analysis or summary description. Wasserstein Perella believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Wasserstein Perella, without considering all of such analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by Wasserstein Perella and its opinion. Wasserstein Perella made no attempt to assign specific weights to particular analyses. No company or transaction used in the above analyses as a comparison is identical to Dean Witter Discover and Morgan Stanley or the transactions contemplated by the Merger Agreement. Any estimates contained in Wasserstein Perella's analyses are not necessarily indicative of actual value, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold.

  Wasserstein Perella, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Exchange Ratio was determined by arm's-length negotiations between Dean Witter Discover and Morgan Stanley, in consultation with their respective financial advisors and other representatives. Wasserstein Perella has rendered various investment banking and other advisory services to Dean Witter Discover and its affiliates in the past and may render such services in the future, for which it has received, and may continue to receive, customary compensation from Dean Witter Discover and its affiliates. In the ordinary course of business, Wasserstein Perella and its affiliates may actively trade the debt and equity securities of Dean Witter Discover and Morgan Stanley and their respective affiliates for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  Pursuant to an engagement letter with Wasserstein Perella, Dean Witter Discover has agreed to pay Wasserstein Perella a transaction fee equal to $9.75 million, of which $1.5 million was paid upon execution of the Merger Agreement and the balance of which will be paid upon consummation of the Merger. Dean Witter Discover has agreed to reimburse Wasserstein Perella for its out-of-pocket expenses, including the fees and expenses of its legal counsel, incurred in connection with its engagement, and to indemnify Wasserstein Perella and certain related persons against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

  Opinion of the Financial Advisor to the Morgan Stanley Board. Morgan Stanley & Co. has delivered its written opinion to the Morgan Stanley Board, dated February 4, 1997, to the effect that, on the date of such opinion, and based on assumptions made, procedures followed, matters considered and limitations on the review undertaken, as set forth in the opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders of shares of Morgan Stanley Common Stock (other than Dean Witter Discover and its affiliates).

  THE FULL TEXT OF MORGAN STANLEY & CO.'S OPINION DATED FEBRUARY 4, 1997, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX V TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. MORGAN STANLEY'S STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY & CO. OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY & CO.'S OPINION IS DIRECTED TO THE MORGAN STANLEY BOARD AND THE FAIRNESS OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF SHARES OF MORGAN STANLEY COMMON STOCK AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY MORGAN STANLEY STOCKHOLDER AS TO HOW TO VOTE AT THE MORGAN STANLEY SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY & CO. SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In connection with rendering its opinion, Morgan Stanley & Co., among other things, (i) reviewed certain publicly available financial statements and other information of Morgan Stanley and Dean Witter Discover, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning Morgan Stanley and Dean Witter Discover prepared by the managements of Morgan Stanley and Dean Witter Discover, respectively;
(iii) analyzed certain financial projections of Morgan Stanley and Dean Witter Discover prepared by the managements of Morgan Stanley and Dean Witter Discover, respectively; (iv) discussed the past and current operations and financial condition and the prospects of Morgan Stanley and Dean Witter Discover with senior executives of Morgan Stanley and Dean Witter Discover, respectively; (v) analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios; (vi) reviewed the reported prices and trading activity for the Morgan Stanley Common Stock and the Dean Witter Discover Common Stock; (vii) compared the financial performance of Morgan Stanley and Dean Witter Discover and the prices and trading activity of the Morgan Stanley Common Stock and the Dean Witter Discover Common Stock with that of certain other comparable publicly traded companies and their securities; (viii) discussed the strategic objectives of the Merger and the plan for the combined company with senior executives of Morgan Stanley and Dean Witter Discover; (ix) reviewed the financial terms, to the extent publicly available, of certain comparable precedent merger transactions; (x) participated in discussions and negotiations among representatives of Morgan Stanley and Dean Witter Discover and their financial and legal advisors; (xi) reviewed the Merger Agreement and certain related documents; and (xii) considered such other factors as it deemed appropriate.

  In rendering its opinion, Morgan Stanley & Co. assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to Morgan Stanley & Co. by Morgan Stanley and Dean Witter Discover for purposes of its opinion. With respect to financial projections, Morgan Stanley & Co. assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Morgan Stanley and Dean Witter Discover. Morgan Stanley & Co. did not make any independent valuation or appraisal of the assets or liabilities of Morgan Stanley and Dean Witter Discover, nor was it furnished with any such appraisals. In addition, Morgan Stanley & Co. assumed the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley & Co.'s opinion was based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley & Co. as of, the date of its opinion.

  The following is a brief summary of the analyses performed by Morgan Stanley & Co. in preparation of its opinion dated February 4, 1997 to the Morgan Stanley Board:

    Stock Price Performance. Morgan Stanley & Co. reviewed the performance, over the period from February 23, 1993 (the date of Dean Witter Discover's initial public offering) through February 3, 1997, of the closing prices of Morgan Stanley Common Stock and Dean Witter Discover Common Stock relative to the S&P 500 Index. Both the Morgan Stanley Common Stock and the Dean Witter Discover Common Stock outperformed the S&P 500 Index by approximately 26% and approximately 82%, respectively, over such time period. Over the same period, the Morgan Stanley Common Stock closed at a high of $60.25 per share and a low of $27.625 per share and the Dean Witter Discover Common Stock closed at a high of $38.375 per share and a low of $15.50 per share.

    Trading Valuation. Morgan Stanley & Co. reviewed certain published research reports on Dean Witter Discover, including estimated price targets referenced therein, from certain Wall Street securities firms. This price target is usually one which research analysts believe is achievable in the near term based on, among other things, their expectations for the future financial performance of the company and that of the industry in which the company competes. Morgan Stanley & Co. observed that the price targets for Dean Witter Discover Common Stock contained in the reports reviewed by Morgan Stanley & Co. ranged from $38 to $45 per share.

    In addition, Morgan Stanley & Co. performed a component analysis to calculate an implied unaffected market trading value of Dean Witter Discover. Morgan Stanley & Co. compared certain financial and market statements of Dean Witter Discover's three primary business lines (asset management, securities and credit cards) with that of certain publicly traded companies which were deemed comparable for purposes of this analysis. The comparables were selected based on general business, operating and financial characteristics representative of companies in Dean Witter Discover's three principal lines of business. Based on this analysis, Morgan Stanley & Co. calculated implied values for Dean Witter Discover Common Stock of $41.51 to $46.12 per share. On a regular basis, Morgan Stanley & Co. analyzes Morgan Stanley's stock price and financial performance relative to its peers, including, among others, Merrill Lynch & Co., Bear Stearns & Co. Inc. and Salomon Brothers Inc, and for that reason Morgan Stanley & Co. did not perform a formal trading valuation of Morgan Stanley Common Stock.

    Exchange Ratio Analysis. Morgan Stanley & Co. reviewed the ratios of closing stock prices per share of Morgan Stanley Common Stock to Dean Witter Discover Common Stock over various periods ending February 3, 1997. Morgan Stanley & Co. observed that the average of the ratios of closing stock prices of Morgan Stanley Common Stock and Dean Witter Discover Common Stock for the various periods ending February 3, 1997 were 1.77x for the previous year, 1.71x for the previous 90 days, 1.68x for the previous 60 trading days, 1.62x for the previous 30 trading days, 1.57x for the previous 20 trading days and 1.51x for the previous five trading days. Morgan Stanley & Co. also observed that the implied exchange ratio based on the closing market prices of Morgan Stanley Common Stock and Dean Witter Discover Common Stock on February 3, 1997 of $57.125 and $38.375, respectively, was approximately 1.49x.

    Pro Forma Merger Analysis. Morgan Stanley & Co. analyzed the pro forma effects of the Merger on Morgan Stanley and Dean Witter Discover. In connection with this analysis, Morgan Stanley & Co. observed the following attributes of the Merger: achieving scale and economies in several business lines including the asset management business, complementary capabilities in terms of Morgan Stanley's origination of underwritten product and Dean Witter Discover's distribution, consolidation opportunities and the potential for recurring revenues and earnings stability among the three business lines of securities, asset management and credit services.

    Morgan Stanley & Co. analyzed the financial impact of the Merger on the holders of Morgan Stanley Common Stock, using the most recent available IBES earnings estimates for fiscal years 1997 and 1998 for Morgan Stanley and Dean Witter Discover. This analysis showed that, after giving effect to the Merger, before the impact of one-time Merger-related charges and synergies estimated to result from the Merger, current holders of Morgan Stanley Common Stock would realize increases in fully diluted earnings per share of approximately 1% in 1997 and 8% in 1998, in each case as compared to Morgan Stanley on a stand-alone basis. Morgan Stanley & Co. also analyzed the change in book value and dividends per share from Morgan Stanley on a stand-alone basis, noting that the book value per share would decrease by approximately 17% and the dividends per share would increase by approximately 16% following the Merger.

    Summary Contribution Analysis. Morgan Stanley & Co. computed the contribution to the combined entity's pro forma financial results attributable to each of Morgan Stanley and Dean Witter Discover. The computation showed, among other things, that Morgan Stanley and Dean Witter Discover would contribute to the combined entity approximately 51% and 49%, respectively, of book value as of November 30 and

  December 31, 1996 for Morgan Stanley and Dean Witter Discover, respectively, and 46% and 54%, respectively, of projected 1997 earnings using IBES earnings estimates, and 43% and 57%, respectively, of market value. Morgan Stanley calculated that the Exchange Ratio would result in an allocation between the holders of Morgan Stanley Common Stock and Dean Witter Discover Common Stock of pro forma ownership of the combined entity equal to 45% and 55%, respectively.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley & Co. considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley & Co. may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley & Co.'s view of the actual value of Morgan Stanley and Dean Witter Discover.

  In performing its analyses, Morgan Stanley & Co. made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Dean Witter Discover or Morgan Stanley. The analyses performed by Morgan Stanley & Co. are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley & Co.'s analysis of the fairness from a financial point of view of the Exchange Ratio pursuant to the Merger Agreement to the holders of shares of Morgan Stanley Common Stock and were provided to the Morgan Stanley Board in connection with the delivery of Morgan Stanley & Co.'s opinion dated February 4, 1997. In addition, as described above, Morgan Stanley & Co.'s opinion and presentation to the Morgan Stanley Board was one of many factors taken into consideration by the Morgan Stanley Board in making its determination to approve the Merger. The consideration to be received by the stockholders of Morgan Stanley pursuant to the Merger was determined through arm's-length negotiations between Morgan Stanley and Dean Witter Discover and was approved by the Morgan Stanley Board. Morgan Stanley & Co. provided advice to Morgan Stanley during the course of such negotiations; however, the decision to enter into the Merger Agreement and to accept the Exchange Ratio was solely that of the Morgan Stanley Board.

  Morgan Stanley & Co. is an internationally recognized investment banking and advisory firm. Morgan Stanley & Co. is a wholly owned subsidiary of Morgan Stanley. Certain members of management of Morgan Stanley & Co. are also members of management of Morgan Stanley and have interests in the Merger that are different from, or in addition to, the interests of stockholders of Morgan Stanley. See "--Certain Transactions; Conflicts of Interest" and "Directors and Executive Officers of MSDWD Following the Merger." No fee was payable to Morgan Stanley & Co. in connection with the delivery of its opinion. Morgan Stanley & Co., as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financings and valuation for estate, corporate and other purposes. In connection with its trading and brokerage activities, Morgan Stanley & Co. may, from time to time, have a long or short position in, and buy and sell, securities of Morgan Stanley or Dean Witter Discover.

 Accounting Treatment

  The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Dean Witter Discover and Morgan Stanley will be carried forward to the combined corporation at their recorded amounts, subject to any adjustments required to conform the accounting policies of the two companies; income of the combined corporation will include income of Dean Witter Discover and Morgan Stanley for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined corporation.

 Form of the Merger

  Subject to the terms and conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time, Morgan Stanley will be merged with and into Dean Witter Discover. Dean Witter Discover will be the surviving corporation in the Merger, and will continue its corporate existence under Delaware law under the name "Morgan Stanley, Dean Witter, Discover & Co." The Dean Witter Discover Certificate, as in effect immediately prior to the Effective Time (and as amended pursuant to the Merger as described herein and as supplemented by the certificates of designation for the Dean Witter Discover Preferred Stock to be issued in the Merger ("MSDWD Preferred Stock" and, together with the MSDWD Common Stock, the "MSDWD Stock"), which will become effective at the Effective
Time), will be the certificate of incorporation of MSDWD (the "MSDWD Certificate"), and the by-laws of Dean Witter Discover (the "Dean Witter Discover By-Laws"), as amended and restated as described herein, will be the by-laws of MSDWD (the "MSDWD By-Laws").

 Merger Consideration

  At the Effective Time, (i) each outstanding share of Morgan Stanley Common Stock, other than certain shares owned by Morgan Stanley or Dean Witter Discover, will be converted into the right to receive 1.65 fully paid and nonassessable shares of MSDWD Common Stock (except that cash will be paid in lieu of fractional shares as described under "--Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares" below), (ii) each outstanding share of Morgan Stanley Preferred Stock (other than shares of Morgan Stanley ESOP Preferred Stock), other than certain shares owned by Morgan Stanley or Dean Witter Discover, will be converted into the right to receive one fully paid and nonassessable share of the corresponding newly established series of MSDWD Preferred Stock having terms that are identical to the Morgan Stanley Preferred Stock being so converted, except that the issuer thereof will be MSDWD, and (iii) each outstanding share of Morgan Stanley ESOP Preferred Stock will be converted into the right to receive one validly issued, fully paid and nonassessable share of MSDWD ESOP Preferred Stock (the "MSDWD ESOP Preferred Stock") having terms that are identical to the Morgan Stanley ESOP Preferred Stock being so converted, except that (a) the issuer thereof will be MSDWD, (b) the number of shares of MSDWD Common Stock into which each share of MSDWD ESOP Preferred Stock will be convertible (at the same times and subject to the same terms and conditions under which Morgan Stanley ESOP Preferred Stock is convertible into shares of Morgan Stanley Common Stock immediately prior to the Effective Time) will equal two times the Exchange Ratio and (c) each share of MSDWD ESOP Preferred Stock shall be entitled to a number of votes equal to 1.35 times the number of shares of MSDWD Common Stock into which one share of MSDWD ESOP Preferred Stock will be convertible immediately following the Merger. As of the Effective Time, all such shares of Morgan Stanley Common Stock and Morgan Stanley Preferred Stock, as the case may be, will no longer be outstanding and will automatically be cancelled and will cease to exist and each holder of a certificate representing any shares of Morgan Stanley Common Stock or Morgan Stanley Preferred Stock, as the case may be, will cease to have any rights in respect thereof. See "--Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares." The Exchange Ratio was determined through arm's-length negotiations between Morgan Stanley and Dean Witter Discover.

  Any shares of Morgan Stanley Common Stock and Morgan Stanley Preferred Stock owned immediately prior to the Effective Time by Morgan Stanley or Dean Witter Discover will be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; provided, however, that any shares of Morgan Stanley Common Stock and Morgan Stanley Preferred Stock
(i) held by Morgan Stanley or Dean Witter Discover in connection with any market making or proprietary trading activity or for the account of another person, (ii) as to which Morgan Stanley or Dean Witter Discover is or may be required to act as a fiduciary or in a similar capacity or (iii) the cancellation of which would violate any legal duties or obligations of Morgan Stanley or Dean Witter Discover, will not be cancelled but, instead, will be treated as set forth in the preceding paragraph.

 Conversion of Shares; Procedures for Exchange of Certificates; Fractional
Shares

  The conversion of Morgan Stanley Common Stock into the right to receive MSDWD Common Stock and Morgan Stanley Preferred Stock into the right to receive MSDWD Preferred Stock will occur automatically at the Effective Time. As soon as practicable after the Effective Time, Dean Witter Trust Company, in its capacity as Exchange Agent (the "Exchange Agent"), will send a transmittal letter to each former Morgan Stanley stockholder. The transmittal letter will contain instructions with respect to obtaining shares of MSDWD Common Stock or MSDWD Preferred Stock, as the case may be, in exchange for shares of Morgan Stanley Common Stock or Morgan Stanley Preferred Stock.

  MORGAN STANLEY STOCKHOLDERS AND DEAN WITTER DISCOVER STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

  After the Effective Time, each certificate that previously represented shares of Morgan Stanley Common Stock or Morgan Stanley Preferred Stock will represent only the right to receive the MSDWD Common Stock or MSDWD Preferred Stock into which such shares were converted in the Merger and the right to receive cash in lieu of fractional shares of MSDWD Common Stock as described below.

  Holders of certificates previously representing Morgan Stanley Common Stock or Morgan Stanley Preferred Stock will not be paid dividends or distributions on the MSDWD Common Stock or the MSDWD Preferred Stock into which such shares have been converted with a record date after the Effective Time, and will not be paid cash in lieu of fractional shares of MSDWD Common Stock, until such certificates are surrendered to the Exchange Agent for exchange. When such certificates are surrendered, any unpaid dividends and any cash in lieu of fractional shares of MSDWD Common Stock payable as described below will be paid without interest.

  In the event of a transfer of ownership of Morgan Stanley Common Stock or Morgan Stanley Preferred Stock which is not registered in the records of Morgan Stanley's transfer agent, a certificate representing the proper number of shares of MSDWD Common Stock or MSDWD Preferred Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if such certificate is properly endorsed or otherwise is in proper form for transfer and the person requesting such issuance will pay any transfer or other taxes required by reason of the issuance of shares of MSDWD Common Stock or MSDWD Preferred Stock to a person other than the registered holder of such certificate or establish to the satisfaction of MSDWD that such tax has been paid or is not applicable.

  All shares of MSDWD Common Stock or MSDWD Preferred Stock issued upon conversion of shares of Morgan Stanley Common Stock or Morgan Stanley Preferred Stock, as the case may be (including any cash paid in lieu of any fractional shares of MSDWD Common Stock), will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Morgan Stanley Common Stock or Morgan Stanley Preferred Stock, subject, however, to MSDWD's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by Morgan Stanley on such shares of Morgan Stanley Common Stock or Morgan Stanley Preferred Stock in accordance with the Merger Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

  No fractional shares of MSDWD Common Stock will be issued to any Morgan Stanley stockholder upon surrender of certificates previously representing Morgan Stanley Common Stock. Promptly after the Effective Time, the Exchange Agent will determine the excess of (i) the number of whole shares of MSDWD Common Stock delivered to the Exchange Agent by MSDWD over (ii) the aggregate number of whole shares of MSDWD Common Stock to be distributed to former holders of Morgan Stanley Common Stock (such excess being the "Excess Shares"). The Exchange Agent will sell the Excess Shares on the NYSE in accordance with the terms of the Merger Agreement and will hold the proceeds in trust for the former holders of Morgan Stanley Common Stock (the "Common Shares Trust"). The Exchange Agent shall make available to each former holder of Morgan Stanley Common Stock the amount, if any, determined by multiplying the amount comprising the Common Shares Trust by a fraction the numerator of which is the fractional share interest to which such holder would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Morgan Stanley Common Stock are entitled. Alternatively, MSDWD may elect, for each fractional share that would otherwise be issued, to make available to such stockholders an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price for a share of Dean Witter Discover Common Stock on the NYSE Composite Transaction Tape on the date on which the Merger is completed (the "Closing Date").

 Effective Time

  The Effective Time will be the time of the filing of the Certificate of Merger with the Delaware Secretary of State or such later time as is agreed upon by Morgan Stanley and Dean Witter Discover and specified in the Certificate of Merger. The filing of the Certificate of Merger will occur as soon as practicable, but no later than the second business day, after satisfaction or waiver of the conditions to the consummation of the Merger set forth in the Merger Agreement unless another date is agreed to in writing by Morgan Stanley and Dean Witter Discover, except that such filing may be postponed by either party for up to 90 days after such satisfaction or waiver of the conditions to the consummation of the Merger to the extent necessary to obtain any material governmental, regulatory or other third-party approvals, consents, orders or authorizations required in connection with or as a result of the Merger.

 Stock Exchange Listings

  It is a condition to the consummation of the Merger that the MSDWD Common Stock and MSDWD Preferred Stock issued pursuant to the Merger (other than the MSDWD ESOP Preferred Stock) be approved for listing on the NYSE, subject to official notice of issuance. Such approval has been granted by the NYSE, subject to official notice of issuance.

 Federal Income Tax Considerations

  The following discussion summarizes all the material United States federal income tax consequences of the Merger assuming that it is consummated as contemplated by this Joint Proxy Statement/Prospectus. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial decisions and administrative rulings as of the date hereof, all of which are subject to change, including changes with retroactive effect. The discussion below does not address any state, local or foreign tax consequences of the Merger. The tax treatment of a stockholder may vary depending upon the stockholder's particular situation, and certain stockholders (including individuals who hold options in respect of Morgan Stanley Common Stock, insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are neither citizens nor residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States) may be subject to special rules not discussed below. Neither Dean Witter Discover nor Morgan Stanley has requested or will request an advance ruling from the Internal Revenue Service (the "Service") as to the tax consequences of the Merger.

  EACH MORGAN STANLEY STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

  Federal Income Tax Consequences of the Merger. Consummation of the Merger is conditioned upon the receipt of opinions of Davis Polk & Wardwell, counsel to Morgan Stanley, and Cravath, Swaine & Moore, counsel to Dean Witter Discover, as to the qualification of the Merger as a tax-free reorganization under
Section 368(a) of the Code. These opinions state that:

    (i) The Merger will qualify as a reorganization under Section 368(a) of the Code and each of Morgan Stanley and Dean Witter Discover will be a party to that reorganization within the meaning of Section 368(b) of the Code.

    (ii) Except for any cash received in lieu of fractional shares and to the extent that any payment by Dean Witter Discover of transfer taxes is treated as taxable consideration received by the Morgan Stanley stockholders, a stockholder will not recognize any income, gain or loss as a result of the receipt of MSDWD Common Stock.

    (iii) A Morgan Stanley stockholder's tax basis for the shares of MSDWD Common Stock, including any fractional share interest for which cash is received, will equal such stockholder's tax basis in shares of Morgan Stanley Common Stock held immediately before the Merger.

    (iv) A Morgan Stanley stockholder's holding period for the MSDWD Common Stock, including any fractional share interest for which cash is received, will include the period during which the shares of Morgan Stanley Common Stock were held, provided that the shares of Morgan Stanley Common Stock were held as capital assets at the Effective Time.

    (v) Cash received by a Morgan Stanley stockholder in lieu of a fractional share interest of MSDWD Common Stock will be treated as having been received in exchange for the fractional share interest of MSDWD Common Stock that the stockholder would otherwise have been entitled to receive. This receipt of cash will result in gain or loss measured by the difference between the tax basis allocable to the fractional share interest and the amount of cash received. The gain or loss will be capital gain or loss to the stockholder, provided that the Morgan Stanley Common Stock was a capital asset in the stockholder's hands at the Effective Time.

  Copies of the opinions issued by Davis Polk & Wardwell and Cravath, Swaine & Moore have been filed as exhibits to the Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") of which this Joint Proxy Statement/Prospectus is a part.

  An opinion of counsel is not binding on the Service or the courts. Further, the opinions of Davis Polk & Wardwell and Cravath, Swaine & Moore referred to above are based on, among other things, current law and certain representations as to factual matters made by, among others, Morgan Stanley and Dean Witter Discover which, if incorrect in certain material respects, would jeopardize the conclusions reached by counsel in their opinions. Neither Morgan Stanley nor Dean Witter Discover is currently aware of any facts or circumstances that would cause any representations made by it to Davis Polk & Wardwell and Cravath, Swaine & Moore to be untrue or incorrect in any material respect.

  Dean Witter Discover and Morgan Stanley do not believe that any significant transfer taxes will be payable as a consequence of the Merger. Dean Witter Discover's payment of any transfer taxes that, to the knowledge of Dean Witter Discover and Morgan Stanley, may be payable as a consequence of the Merger should not be treated as taxable consideration ("boot") received by Morgan Stanley stockholders in the Merger. If the payment of any such taxes were treated as boot, the Morgan Stanley stockholders would recognize income or gain in an amount not in excess of the amount of the boot.

  Dean Witter Discover stockholders will not be taxed as a result of the Merger.

  Backup Withholding. Under the backup withholding rules, a holder of MSDWD Common Stock may be subject to backup withholding at the rate of 31% with respect to cash received in exchange for the fractional share interest unless the stockholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number and certifies that the taxpayer identification number is correct and the taxpayer is not subject to backup withholding for specified reasons, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the stockholder's federal income tax liability.

 Effect on Awards Outstanding Under Morgan Stanley Stock Plans

  At the Effective Time, each outstanding award under the 1986 Stock Option Plan, the 1988 EICP and the 1995 EICP (the 1986 Stock Option Plan, the 1988 EICP and the 1995 EICP collectively, the "Morgan Stanley Stock Plans") will be adjusted as follows. Each outstanding restricted stock unit, which currently represents the right to receive upon settlement one share of Morgan Stanley Common Stock, will be assumed by Dean Witter Discover and will entitle the holder to receive, upon the same terms and conditions that were applicable to the restricted stock unit immediately prior to the Effective Time, 1.65 shares of MSDWD Common Stock. Each outstanding option to purchase shares of Morgan Stanley Common Stock will be assumed by Dean Witter

Discover and will be converted into an option to acquire, upon the same terms and conditions that were applicable to the stock option immediately prior to the Effective Time, the number of shares of MSDWD Common Stock which such option holder would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (without regard to vesting requirements) at a price per share equal to
(x) the aggregate exercise price for Morgan Stanley Common Stock otherwise purchasable pursuant to such option divided by (y) the number of shares of MSDWD Common Stock deemed purchasable pursuant to such option. As of the Record Date, restricted stock units covering 29,396,499 shares of Morgan Stanley Common Stock, and options to purchase 20,014,123 shares of Morgan Stanley Common Stock, were outstanding under the Morgan Stanley Stock Plans. The shares of Morgan Stanley Common Stock corresponding to the restricted stock units are currently outstanding and are held in certain trusts established for the benefit of the employees to whom the restricted stock units have been awarded.

 Regulatory Matters and Third Party Approvals

  Pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Dean Witter Discover and Morgan Stanley have each filed a Notification and Report Form for review under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice. The HSR Act waiting period was terminated on March 10, 1997.

  Filings will also be required with certain federal and state banking and state insurance authorities in the United States in connection with changes, as a result of the Merger, in the ownership of certain financial institutions that are controlled by Dean Witter Discover and Morgan Stanley.

  Dean Witter Discover and Morgan Stanley conduct operations in a number of foreign countries where regulatory filings or approvals with applicable commissions and other authorities will be required in connection with the consummation of the Merger.

  Morgan Stanley is party to numerous credit facilities, indentures, guarantees, and other similar agreements. Consummation of the Merger may require the consent of, or waivers from, the other parties to certain of such agreements and may constitute a default resulting in termination, cancellation or acceleration thereunder if such consents or waivers are not obtained. Pursuant to the Merger Agreement, Morgan Stanley and Dean Witter Discover have agreed to use best efforts to take all actions, and to cooperate with the other party in doing all things, necessary or advisable to obtain all consents, approvals or waivers from government authorities or third parties necessary for the consummation of the Merger. It is not a condition to either party's obligation to consummate the Merger, however, that such government or third-party consents, approvals or waivers have been obtained.

  Consummation of the Merger is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction which prohibits or restricts the consummation of the Merger. Dean Witter Discover and Morgan Stanley believe that all material filings and approvals have been made or obtained, or will be made or obtained, as the case may be.

 Certain Transactions; Conflicts of Interest

  In considering the respective recommendations of the Dean Witter Discover Board and the Morgan Stanley Board with respect to the Merger, stockholders of Dean Witter Discover and Morgan Stanley should be aware that certain members of the Boards and management of Dean Witter Discover and Morgan Stanley have interests in the Merger that are different from, or in addition to, the interests of stockholders of Dean Witter Discover or Morgan Stanley. Certain members of management of Morgan Stanley & Co., which has acted as financial advisor and delivered an opinion to the Morgan Stanley Board in connection with the Merger (see "--Opinions of Financial Advisors--Opinion of the Financial Advisor to the Morgan Stanley Board"), are also members of management of Morgan Stanley and also have interests in the Merger that are different from, or in addition to, the interests of stockholders of Morgan Stanley. Such interests relate to or arise from, among other things, the terms of the Merger Agreement providing for (i) the MSDWD Board initially to consist of 14 members, half of whom have been designated by each of the Companies, with two members designated by each Company being "inside" directors, (ii) the division of certain senior management positions of MSDWD among the existing senior management of each of the Companies and (iii) the indemnification of existing directors and officers of Dean Witter Discover and Morgan Stanley. All such additional interests are described below, to the extent material, and except as described below such persons have, to the knowledge of Dean Witter Discover and Morgan Stanley, no material interest in the Merger apart from those of stockholders generally. The Dean Witter Discover Board and the Morgan Stanley Board were each aware of, and considered the interests of, their respective directors and officers in approving the Merger Agreement and the Merger.

  MSDWD Board of Directors. As of the Effective Time, the MSDWD Board will consist of Messrs. Purcell, Schneider, Mack, Fisher and ten other directors, half of whom have been designated by each of Dean Witter Discover and Morgan Stanley. See "Directors and Executive Officers of MSDWD Following the Merger" for information pertaining to the initial members of the MSDWD Board.

  The MSDWD Certificate will provide for the MSDWD Board to be divided into three classes initially consisting of four, four and six directors with initial terms expiring at the annual meetings of stockholders to be held in 1998, 1999 and 2000, respectively. Each class of directors elected at an annual meeting of stockholders of MSDWD thereafter will be elected for a three-year term. See "Directors and Executive Officers of MSDWD Following the Merger" with respect to the expected composition of the initial classes of directors of MSDWD.

  MSDWD Management. See "Directors and Executive Officers of MSDWD Following the Merger--Executive Officers" for a discussion of the expected composition of the senior management of MSDWD, which will include existing members of the managements of Dean Witter Discover and Morgan Stanley (including Morgan Stanley & Co.).

  Dean Witter Discover Severance Arrangements. Approximately 25 senior officers, including all executive officers of Dean Witter Discover, including Messrs. Purcell and Schneider, are participants in the Dean Witter Discover Key Executive Employment Program (the "KEEP").

  The Merger will constitute a "change in control" for purposes of the KEEP, which entitles participants to the payment of a lump-sum severance benefit in certain circumstances. See "Other Information for Dean Witter Discover Annual Meeting--Executive Compensation Severance Arrangement."

  Morgan Stanley Voting Agreements. At the Record Date, approximately 48,210,000 shares of Morgan Stanley Common Stock (constituting approximately 28.7% of the votes that are entitled to be cast at the Morgan Stanley Special Meeting) were beneficially owned by certain employees of Morgan Stanley and were subject to the Voting Agreements. If a beneficial owner of such shares exercises his or her right to vote at the Morgan Stanley Special Meeting, such shares must be voted in accordance with the results of the Preliminary Vote to be taken prior to the Morgan Stanley Special Meeting. See "The Stockholders' Meetings--Share Ownership of Management and Certain Stockholders."

  Indemnification and Insurance. The Merger Agreement provides that all rights of indemnification and exculpation from liabilities existing in favor of the current and former directors or officers of Morgan Stanley and its subsidiaries as provided in their respective certificates of incorporation and by-laws and existing indemnification agreements of Morgan Stanley shall be assumed by MSDWD, as the surviving corporation in the Merger, and will continue in full force and effect in accordance with their terms and directors and officers of Morgan Stanley who become directors and officers of MSDWD will be entitled to the same indemnification rights as are afforded to other directors and officers of MSDWD. The Merger Agreement provides that for six years after the Effective Time, MSDWD will maintain directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who were, as of the date of the Merger Agreement, covered by Morgan Stanley's directors' and officers' liability insurance policy, on terms with respect to such coverage and amount no less favorable than those in effect on the date of the Merger Agreement.

In addition, the MSDWD Certificate will provide for MSDWD to indemnify and advance litigation expenses to directors and officers of MSDWD to the fullest extent permitted by the DGCL.

 Appraisal and Dissenters' Rights

  Under the DGCL, holders of Dean Witter Discover Common Stock are not entitled to appraisal or dissenters' rights in connection with the Merger because the Dean Witter Discover Common Stock is listed on a national securities exchange and such shares will remain outstanding following the Merger.

  Under the DGCL, holders of Morgan Stanley Common Stock and Morgan Stanley Preferred Stock (other than Morgan Stanley ESOP Preferred Stock) are not entitled to appraisal or dissenters' rights in connection with the Merger because the Morgan Stanley Common Stock and depositary shares representing Morgan Stanley Preferred Stock (other than the Morgan Stanley ESOP Preferred Stock) are listed on a national securities exchange and the consideration which such holders will be entitled to receive under the Merger Agreement will consist solely of MSDWD Common Stock or MSDWD Preferred Stock, respectively, and, in the case of holders of Morgan Stanley Common Stock, cash in lieu of fractional shares.

  The ESOP Trustee, as holder of record of Morgan Stanley ESOP Preferred Stock, upon compliance with the applicable statutory procedures summarized herein, may be entitled to appraisal rights under Section 262 of the DGCL ("Section 262"). This Joint Proxy Statement/Prospectus constitutes notice to the ESOP Trustee of the possible availability of appraisal rights under
Section 262, and the applicable statutory provisions of the DGCL are attached to this Joint Proxy Statement/Prospectus as Annex VII.

  Assertion of Appraisal Rights Only by Holder of Record. Only a holder of record of shares is entitled to assert appraisal rights. The ESOP Trustee is the holder of record of all outstanding shares of Morgan Stanley ESOP Preferred Stock.

  Effect of Conversion of Morgan Stanley ESOP Preferred Stock into Morgan Stanley Common Stock. Under the DGCL, a holder of shares wishing to exercise any available appraisal rights must be the record holder of such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

  To the extent that any shares of Morgan Stanley ESOP Preferred Stock are converted into Morgan Stanley Common Stock prior to the Effective Time, no appraisal rights could be asserted with respect to such shares of Morgan Stanley ESOP Preferred Stock, as such shares would not exist (and consequently would not be held of record) as of the Effective Time, and no appraisal rights are available in respect of the shares of Morgan Stanley Common Stock into which such shares of Morgan Stanley ESOP Preferred Stock would have been converted.

  Appraisal Process. If the ESOP Trustee were to assert appraisal rights with respect to any shares of Morgan Stanley ESOP Preferred Stock, then within 120 days after the consummation of the Merger, MSDWD or the ESOP Trustee would be entitled to file a petition in the Delaware Chancery Court demanding a determination of the fair value of the shares as to which a timely demand for appraisal has been made ("Appraisal Shares"). MSDWD is under no obligation to and Dean Witter Discover and Morgan Stanley do not presently intend that MSDWD will file a petition with respect to the appraisal of the fair value of any Appraisal Shares. Accordingly, it would be the obligation of the ESOP Trustee to initiate all necessary action to perfect any appraisal rights within the time prescribed in Section 262.

  If a petition for an appraisal were timely filed, after a hearing on such petition, the Delaware Chancery Court would appraise the "fair value" of the Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The fair value of their Appraisal Shares as determined under Section 262 could be more than, the same as or less than the value of the consideration the ESOP Trustee would receive pursuant to the Merger Agreement if it did not seek appraisal of the Appraisal Shares. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

  The Delaware Chancery Court would determine the amount of interest, if any, to be paid upon the amounts to be received in respect of Appraisal Shares. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable.

  The ESOP Trustee would not, after the consummation of the Merger, be entitled to vote the Appraisal Shares for any purpose or be entitled to the payment of dividends or other distributions on the Appraisal Shares (except dividends or other distributions payable as of a record date prior to the consummation of the Merger).

  If the ESOP Trustee properly demanded appraisal of Appraisal Shares but failed to perfect, or effectively withdrew or lost, its right to appraisal, as provided in the DGCL, the Appraisal Shares would be converted into the right to receive the consideration receivable with respect to such Appraisal Shares in accordance with the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the Merger, or if the stockholder withdraws his demand for appraisal. Any withdrawal attempted more than 60 days after such effective date would require the written approval of MSDWD. Notwithstanding the foregoing, no appraisal proceeding pending in the Court of Chancery shall be dismissed without the approval of the Court, and any such approval may be conditioned upon such terms as the Court deems just.

 Litigation

  On February 12, 1997, three Dean Witter Discover stockholders filed a putative class action suit in the Court of Chancery of the State of Delaware in New Castle County against Dean Witter Discover and certain of its directors. The complaint alleges that defendants breached their fiduciary duty to Dean Witter Discover stockholders in entering into the Merger Agreement by
(1) seeking to entrench themselves in board and management positions; (2) refusing to negotiate with other parties interested in acquiring Dean Witter Discover; and (3) structuring the Merger as an "exchange merger." The complaint seeks equitable relief that would, in essence, require the defendants to respond in good faith to all bona fide potential acquirors of Dean Witter Discover. The defendants have not yet answered the complaint but intend to defend this action vigorously.

 Delisting and Deregistration of Morgan Stanley Common Stock

  If the Merger is consummated, the shares of Morgan Stanley Common Stock and Morgan Stanley Preferred Stock will be delisted from the NYSE, the Pacific Stock Exchange, the Boston Stock Exchange and the Chicago Stock Exchange, as the case may be, and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 Resale of MSDWD Stock

  The MSDWD Stock issued pursuant to the Merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended (the "Securities Act"), except for shares issued to any Morgan Stanley stockholder who may be deemed to be an "affiliate" of Morgan Stanley or Dean Witter Discover for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment. It is expected that each such affiliate will agree not to transfer any MSDWD Common Stock or MSDWD Preferred Stock received in the Merger except in compliance with the resale provisions of Rule 144 or 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act and will make no disposition of any MSDWD Common Stock or MSDWD Preferred Stock (or any interest therein) received in connection with the Merger unless, in the opinion of counsel to MSDWD, the transaction will not have any adverse consequences for MSDWD with respect to the treatment of the Merger for tax purposes. In addition, it is expected that each such affiliate will agree not to make any such disposition within the 30 days prior to the Effective Time, and, until after such time as financial results covering at least 30 days of combined operations of Morgan Stanley and Dean Witter Discover after the Merger have been published. The Merger Agreement requires Morgan Stanley to use best efforts to cause its affiliates to enter into such agreements, and Dean Witter Discover has agreed to use best efforts to cause its affiliates to comply with the transfer restrictions referred to in the preceding sentence. This Joint Proxy Statement/Prospectus does not cover resales of MSDWD Common Stock or MSDWD Preferred Stock received by any person upon consummation of the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                  CERTAIN PROVISIONS OF THE MERGER AGREEMENT

 General

  The Morgan Stanley Board and the Dean Witter Discover Board have approved the Merger Agreement which provides for the Merger to occur at the Effective Time, with Dean Witter Discover continuing as the surviving corporation. This section of the Joint Proxy Statement/Prospectus describes certain aspects of the proposed Merger, including certain provisions of the Merger Agreement and the Stock Option Agreements. The description of the Merger Agreement and the Stock Option Agreements contained in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreements, copies of which are attached hereto as Annexes I, II and III and which are incorporated herein by reference. All stockholders of Morgan Stanley and Dean Witter Discover are urged to read carefully the Merger Agreement and the Stock Option Agreements in their entirety.

 Conditions to the Consummation of the Merger

  Each party's obligation to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of various conditions which include, in addition to other customary closing conditions, the following:

    (i) the Morgan Stanley stockholders and the Dean Witter Discover stockholders having each adopted the Merger Agreement;

    (ii) the waiting period with respect to the Merger under the HSR Act having expired or been terminated;

    (iii) no judgment, order, decree, statute, law, ordinance, rule or regulation enacted, entered, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition being in effect (a) preventing the consummation of the Merger, (b) prohibiting or limiting the ownership or operation by Morgan Stanley or Dean Witter Discover and their respective subsidiaries of any material portion of the business or assets of Morgan Stanley or Dean Witter Discover and their respective subsidiaries taken as a whole, or compelling Morgan Stanley or Dean Witter Discover and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Morgan Stanley or Dean Witter Discover and their respective subsidiaries taken as a whole, as a result of the Merger, any of the transactions contemplated by the Merger Agreement or the Stock Option Agreements, or (c) which otherwise is reasonably likely to have a Material Adverse Effect (as defined below) on Morgan Stanley or Dean Witter Discover ("Restraints");

    (iv) the Registration Statement, of which this Joint Proxy
  Statement/Prospectus is a part, having become effective under the Securities Act and not being the subject of any stop order or proceedings seeking a stop order;

    (v) the shares of MSDWD Stock issuable to Morgan Stanley's stockholders pursuant to the Merger (other than the MSDWD ESOP Preferred Stock) having been approved for listing on the NYSE, subject to official notice of issuance; and

    (vi) Morgan Stanley and Dean Witter Discover each having received letters dated as of the Closing Date from each of Ernst & Young LLP and Deloitte & Touche llp (the independent accountants of Morgan Stanley and Dean Witter Discover, respectively) to the effect that the Merger qualifies for pooling of interests accounting treatment.

  In addition, each party's obligation to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

    (i) the representations and warranties of the other party to the Merger Agreement set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materially" or "material adverse effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on such other party;

    (ii) the other party to the Merger Agreement having performed in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the Closing Date;

    (iii) such party having received from its counsel, on a date immediately prior to the mailing of this Joint Proxy Statement/Prospectus and on the Closing Date, opinions in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Morgan Stanley and Dean Witter Discover will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of Morgan Stanley upon their exchange of Morgan Stanley Stock for MSDWD Stock under Section 354 of the Code (except to the extent such stockholders receive cash in lieu of fractional shares and to the extent of a payment of transfer taxes made on behalf of such stockholder, if any). See "The Merger--Federal Income Tax Considerations--Federal Income Tax Consequences of the Merger"; and

    (iv) at any time after the date of the Merger Agreement any Material Adverse Change relating to the other party not having occurred; provided that this condition no longer applies following the adoption of the Merger Agreement by such first party's stockholders.

  A "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with Morgan Stanley or Dean Witter Discover, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business or financial condition of Morgan Stanley or Dean Witter Discover and its respective subsidiaries taken as a whole, as the case may be, other than any change, effect, event or occurrence relating to (i) the United States economy or securities markets in general,
(ii) the Merger Agreement or the transactions contemplated thereby or the announcement thereof, (iii) the failure to obtain applicable regulatory or other third-party consents that may be required in connection with the Merger Agreement or the transactions contemplated thereby or (iv) the financial services industry in general, and not specifically relating to Morgan Stanley or Dean Witter Discover or their respective subsidiaries, and the terms "material" and "materially" have correlative meanings.

 No Solicitation

  The Merger Agreement provides that Morgan Stanley and Dean Witter Discover will not, nor will they permit any of their respective subsidiaries to, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them or any of their respective subsidiaries to, directly or indirectly through another person, (i) solicit, initiate, encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time during the 20 business days prior to the publicly announced date of the Morgan Stanley Special Meeting or the Dean Witter Discover Annual Meeting, the Morgan Stanley Board or the Dean Witter Discover Board, as the case may be, determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under applicable law, Morgan Stanley or Dean Witter Discover, as the case may be, may, in response to a Superior Proposal (as defined below) which was not solicited by it, subject to providing prior written notice of its decision to do so to the other party, for a period of five business days
(x) furnish information with respect to it and its subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in negotiations regarding such Superior Proposal. A "Takeover Proposal" is any inquiry, proposal or offer relating to any acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of a party and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of such party or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of such party or any of its subsidiaries, or any merger, consolidation, liquidation, dissolution or similar transaction involving such party or any of its subsidiaries. A "Superior Proposal" is a proposal made by a third party to acquire, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the party or all or substantially all of the assets of a party, on terms that the board of directors of the party subject to the proposal determines in good faith (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to its stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the board of directors of the party subject to the proposal, is reasonably capable of being obtained.

  Except as expressly permitted by the Merger Agreement, neither the Morgan Stanley Board nor the Dean Witter Discover Board, nor any committee thereof, will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such board of directors or such committee of the Merger or the Merger Agreement,
(ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause such party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal. Notwithstanding the foregoing, in the event that during the 20 business days prior to the publicly announced date of the Morgan Stanley Special Meeting or the Dean Witter Discover Annual Meeting, the Morgan Stanley Board or the Dean Witter Discover Board, as the case may be, determines in good faith that there is a substantial probability that the adoption of the Merger Agreement by the stockholders of Morgan Stanley or Dean Witter Discover, as the case may be, will not be obtained due to the existence of a Superior Proposal, the board of directors of such party may terminate the Merger Agreement, but only at a time that is after the fifth business day following the other party's receipt of written notice advising such other party that the board of directors of such party is prepared to accept a Superior Proposal. The terminating party must pay a fee in the amount of $250 million (the "Termination Fee") to the nonterminating party upon such termination. See "--Termination" and "--Termination Fees."

 Termination

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption thereof by the stockholders of Morgan Stanley or Dean Witter Discover:

    (i) by mutual written consent of Morgan Stanley and Dean Witter Discover;

    (ii) by either party thereto, if the Merger has not been consummated by the later of September 30, 1997 or such date, not more than 90 days later, as the Effective Time may have been extended by either party to the extent necessary to obtain any material governmental, regulatory or other third-party approvals, consents, orders or authorizations required in connection with or as a result of the transactions contemplated by the Merger Agreement; provided, however, that such right to terminate the Merger Agreement will not be available to either party whose failure to perform any of its obligations under the Merger Agreement has resulted in the failure of the Merger to be consummated by that date;

    (iii) by either party thereto, if the Morgan Stanley stockholders or the Dean Witter Discover stockholders have not adopted the Merger Agreement at their respective Stockholders' Meeting;

    (iv) by either party thereto, if any Restraints are in effect and have become final and nonappealable (a) preventing the consummation of the Merger, (b) prohibiting or limiting the ownership or operation by Morgan Stanley or Dean Witter Discover and their respective subsidiaries of any material portion of the business or assets of Morgan Stanley or Dean Witter Discover and their respective subsidiaries taken as a whole, or compelling Morgan Stanley or Dean Witter Discover and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Morgan Stanley or Dean Witter Discover and their respective subsidiaries taken as a whole, as a result of the Merger, or (c) which otherwise is reasonably likely to have a Material Adverse Effect on Morgan Stanley or Dean Witter Discover; provided that the party seeking to exercise this right to terminate the Merger Agreement has used best efforts to prevent the entry of and to remove such Restraint;

    (v) by either Morgan Stanley, on the one hand, or Dean Witter Discover, on the other hand, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition to the Merger and cannot be cured;

    (vi) by either Morgan Stanley, on the one hand, or Dean Witter Discover, on the other hand, if during the 20 business days prior to the publicly announced date of its Stockholders' Meeting, its Board of Directors determines in good faith that there is a substantial probability that its stockholders will not adopt the Merger Agreement due to the existence of a Superior Proposal and if such terminating party has complied with certain notice requirements; or

    (vii) by either Morgan Stanley, on the one hand, or Dean Witter Discover, on the other hand, if the other party or any of its officers or directors has taken any of the actions that would be prohibited by the covenant described under "--No Solicitation" above.

 Termination Fees

  The Merger Agreement provides that if a Qualifying Takeover Proposal (as defined below) is made known to any party or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention to make a Qualifying Takeover Proposal and thereafter the Merger Agreement is terminated pursuant to the provisions described in clause (ii), (iii) or (vii) under "--Termination" above, then, if within 18 months of the termination the party that was the subject of the Qualifying Takeover Proposal consummates, or enters into an agreement to consummate, a Qualifying Takeover Proposal, the party that was the subject of the Qualifying Takeover Proposal must then pay the other party the Termination Fee. If the Merger Agreement is terminated pursuant to the provisions described in clause (vi) under "--Termination," then the terminating party must pay the nonterminating party the Termination Fee upon such termination. A "Qualifying Takeover Proposal" is any inquiry, proposal or offer relating to any acquisition or purchase of a business that constitutes 35% or more of the net revenues, net income or assets of a party and its subsidiaries, taken as a whole, or 35% or more of any class of equity securities of such party, any tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of equity securities of such party, or any merger, consolidation, liquidation, dissolution or similar transaction involving such party.

  The Merger Agreement further provides that if one party should fail to pay any Termination Fee due, the defaulting party must pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of the Termination Fee.

 Conduct of Business Pending the Merger

  Pursuant to the Merger Agreement, Morgan Stanley and Dean Witter Discover have each agreed to carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with applicable laws and regulations and, to the extent consistent therewith, to use reasonable efforts to preserve intact their current business organizations, to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. In addition, Morgan Stanley and Dean Witter Discover have each agreed that, among other things and subject to certain exceptions, neither it nor any of its subsidiaries may:

    (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any capital stock, other than certain dividends and distributions by a subsidiary and other than the regular quarterly dividends with respect to the Dean Witter Discover Common Stock and the Morgan Stanley Common Stock and regular dividends in accordance with their terms with respect to the Morgan Stanley Preferred Stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire any shares of its capital stock or its subsidiaries' capital stock or any rights, warrants or options to acquire any such securities;

    (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of capital stock, any other voting securities or any securities convertible into or any rights, warrants or options to acquire any such shares, other than pursuant to existing employee stock options, the issuance of Morgan Stanley Common Stock upon conversion of outstanding Morgan Stanley ESOP Preferred Stock or other outstanding convertible securities and issuances pursuant to the Stock Option Agreements;

    (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents (other than the amendments to the Dean Witter Discover Certificate and Dean Witter Discover By-Laws described herein);

    (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, any business or any person (except for acquisitions made in the ordinary course of business consistent with past practice);

    (v) sell, lease, license, mortgage or otherwise encumber, subject to any lien or otherwise dispose of any properties or assets, other than in the ordinary course of business consistent with past practice;

    (vi) take any action that would cause the representations and warranties described in clause (vii) under "--Representations and Warranties" below to no longer be true and correct;

    (vii) in the case of Morgan Stanley and its subsidiaries only, take any action to cause or permit additional shares of Morgan Stanley Common Stock to become subject to the Voting Agreements, other than in the ordinary course of business consistent with past practice; or

    (viii) authorize, or commit or agree to take, any of the foregoing actions.

 Dividend Coordination

  The Merger Agreement requires Morgan Stanley and Dean Witter Discover to coordinate with each other the payment of dividends, and the designation of record and payment dates, relating to Morgan Stanley Common Stock and Dean Witter Discover Common Stock with the intent that holders of Morgan Stanley Common Stock will not receive two dividends, or fail to receive one dividend, for any single calendar quarter as a result of the Merger.

 Amendment to Rights Plan

  Dean Witter Discover has amended the Rights Agreement to provide that neither the approval, execution or delivery of the Merger Agreement or the Dean Witter Discover Stock Option Agreement nor the consummation of the transactions contemplated by the Merger Agreement or the Dean Witter Discover Stock Option Agreement will cause the rights issued thereunder to become exercisable. See "Comparison of Stockholders' Rights--Rights Plan."

 Assumption of Morgan Stanley Stock Plans

  At the Effective Time, the Morgan Stanley Stock Plans and the Morgan Stanley Group Inc. 1993 Stock Plan for Outside Directors (the "Morgan Stanley Outside Directors Plan") will be assumed by MSDWD by operation of the Merger, with the result that all obligations of Morgan Stanley under the Morgan Stanley Stock Plans and the Morgan Stanley Outside Directors Plan will become obligations of MSDWD. In the Merger, awards of restricted stock units and stock options outstanding immediately prior to the Effective Time under the Morgan Stanley Stock Plans will be adjusted as described above. See "The Merger--Effect on Awards Outstanding Under Morgan Stanley Stock Plans." In addition, pursuant to the Merger Agreement, prior to the Effective Time, Dean Witter Discover will take all necessary action so that there will be reserved for issuance and listing an amount of MSDWD Common Stock at least equal to (i) the number of shares of MSDWD Common Stock that will be subject to such adjusted awards plus
(ii) 1.65 times the number of shares of Morgan Stanley Common Stock available for future awards under the 1995 EICP and the Morgan Stanley Outside Directors Plan immediately prior to the Effective Time. As of March 31, 1997, the number of shares of Morgan Stanley Common Stock available for future awards under such plans is approximately 79 million shares.

  Prior to the Effective Time, Morgan Stanley and Dean Witter Discover will amend the terms of certain rabbi trusts established to hold shares of Morgan Stanley common stock corresponding to awards of restricted stock units under the Morgan Stanley Stock Plans so that, as of the Effective Time, MSDWD will be substituted for Morgan Stanley as the "grantor" of each such trust and so that the assets of such trusts would be available following the Effective Time to satisfy the claims of general creditors of MSDWD or a material subsidiary in the event that MSDWD or such material subsidiary were to become "insolvent." The Merger Agreement also provides for the ESOP to be assumed by MSDWD at the Effective Time.

 Amendment and Waiver

  Subject to applicable law: (i) the Merger Agreement may be amended by an instrument in writing signed on behalf of each party at any time (except that after the Merger Agreement shall have been adopted by the stockholders of either Morgan Stanley or Dean Witter Discover, no amendment may be entered into which requires further approval by such stockholders unless such further approval is obtained) and (ii) at any time prior to the Effective Time, a party may, by written instrument signed on behalf of such party, (a) extend the time for performance of the obligations of the other party to the Merger Agreement, (b) waive inaccuracies in representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant thereto and (c) waive (except as provided in the Merger Agreement) compliance by the other party with any agreements or conditions for such party's benefit contained in the Merger Agreement.

  Pursuant to Section 251(d) of the DGCL, no amendment to the Merger Agreement made subsequent to the adoption of the Merger Agreement by the stockholders of Morgan Stanley or Dean Witter Discover may, without further shareholder approval, alter or change the amount or kind of shares, securities, cash, property and/or rights to be received by such stockholders in the Merger, alter or change any term of the MSDWD Certificate to be effected by the Merger or alter or change any terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class or series of stock of Morgan Stanley or Dean Witter Discover, respectively.

 Expenses

  Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement, the Stock Option Agreements and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, except as otherwise provided in the Merger Agreement and the Stock Option Agreements and except that Morgan Stanley and Dean Witter Discover will share equally the expenses incurred in connection with filing, printing and mailing this Joint Proxy Statement/Prospectus and the Registration Statement of which it is a part and with the filings of the premerger notification and report forms under the HSR Act (including filing fees). Dean Witter Discover will file any return with respect to, and will pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of Morgan Stanley's real property as a result of the Merger.

 Representations and Warranties

  The Merger Agreement contains customary mutual representations and warranties relating to, among other things, (i) corporate organization and similar corporate matters; (ii) subsidiaries; (iii) the capital structures of each of Morgan Stanley and Dean Witter Discover; (iv) authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the Merger Agreement and related matters; (v) documents filed by each of Morgan Stanley and Dean Witter Discover with the Commission, the accuracy of information contained therein and the absence of undisclosed liabilities of each of Morgan Stanley and Dean Witter Discover; (vi) the accuracy of information supplied by each of Morgan Stanley and Dean Witter Discover in connection with this Joint Proxy Statement/Prospectus and the Registration Statement of which it is a part; (vii) absence of material changes or events with respect to each of Morgan Stanley and Dean Witter Discover; (viii) compliance with applicable laws; (ix) absence of changes in benefit plans; (x) matters relating to ERISA; (xi) filing of tax returns and payment of taxes;
(xii) required
stockholder votes; (xiii) the satisfaction of certain state takeover statutes' requirements; (xiv) the absence of actions that would prevent using the "pooling of interests" method to account for the Merger; (xv) engagement and payment of fees of brokers, investment bankers, finders and financial advisors; (xvi) receipt of fairness opinions; (xvii) ownership by Morgan Stanley of Dean Witter Discover Common Stock and by Dean Witter Discover of Morgan Stanley Common Stock or Morgan Stanley Preferred Stock; (xviii) the inapplicability of the Rights Agreement to the Merger Agreement, the Stock Option Agreements and certain related agreements and transactions; (xix) intellectual property matters; and (xx) non-competition or similar agreements.

 Amendments to Dean Witter Discover Certificate

  As of the Effective Time, the Dean Witter Discover Board will establish the terms of the MSDWD Preferred Stock and will file certificates of designation with respect thereto with the Delaware Secretary of State. The Dean Witter Discover Certificate will be amended as of the Effective Time, pursuant to the terms of the Merger Agreement, by replacing Articles One through Thirteen thereof with the text set forth as Exhibit A-1 to the Merger Agreement, which is attached as Annex I to this Joint Proxy Statement/Prospectus and which is incorporated herein by reference. Such amendments will not affect the existing certificates of designation for Dean Witter Discover Series A Preferred Stock or the certificates of designation for the MSDWD Preferred Stock which will be filed and become effective as of the Effective Time. For a summary of certain provisions of the MSDWD Certificate and the rights of MSDWD stockholders thereunder, see "Comparison of Stockholders' Rights."

 Amendments to Dean Witter Discover By-Laws

  The Merger Agreement provides that the Dean Witter Discover By-Laws will be amended and restated as of the Effective Time as set forth in Exhibit A-2 to the Merger Agreement, which is attached as Annex I to this Joint Proxy Statement/Prospectus, and which is incorporated herein by reference. For a summary of certain provisions of the MSDWD By-Laws and the rights of MSDWD stockholders thereunder, see "Comparison of Stockholders' Rights."

 Reciprocal Stock Option Agreements

  General. Immediately following the execution and delivery of the Merger Agreement, Morgan Stanley and Dean Witter Discover entered into (i) a stock option agreement (the "Morgan Stanley Stock Option Agreement") pursuant to which Morgan Stanley granted Dean Witter Discover an option to purchase up to 31,506,582 shares of Morgan Stanley Common Stock (or such number of shares of Morgan Stanley Common Stock as represents 19.9% of the then-outstanding shares of Morgan Stanley Common Stock) at a price per share of $62.906 and (ii) a stock option agreement (the "Dean Witter Discover Stock Option Agreement") pursuant to which Dean Witter Discover granted Morgan Stanley an option to purchase up to 63,922,570 shares of Dean Witter Discover Common Stock (or such number of shares of Dean Witter Discover Common Stock as represents 19.9% of the then-outstanding shares of Dean Witter Discover Common Stock) at a price per share of $38.125.

  The following is a summary of certain provisions of the Morgan Stanley Stock Option Agreement and the Dean Witter Discover Stock Option Agreement. The terms of the Stock Option Agreements are identical in all material respects other than with respect to the shares that may be purchased pursuant thereto and the exercise prices thereof. The Stock Option Agreements are attached hereto as Annexes II and III and are incorporated herein by reference.

  Exercise of the Options. The options are exercisable with respect to any or all of the shares subject thereto at any one time (except as described below), after the occurrence of any event (a "Purchase Event") entitling the party desiring to exercise the option to receive the Termination Fee pursuant to the Merger Agreement. See "--Termination Fees." The right to purchase shares under each Stock Option Agreement will expire upon the earliest to occur of (i) the Effective Time, (ii) 18 months after the first occurrence of a Purchase Event and (iii) termination of the Merger Agreement prior to the occurrence of a Purchase Event (unless the grantee under the Stock Option Agreement (the "Grantee") has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the option will not terminate until the later of (a) six months following the time such Termination Fee becomes payable and (b) the expiration of the period in which the Grantee has such right to receive a Termination Fee). Any purchase of shares upon exercise of an option is subject to compliance with the HSR Act and the obtaining or making of any governmental or regulatory consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of shares subject to the option illegal. In the event that any such governmental or regulatory action has not yet been obtained or made at the time the option is exercisable, which prohibits the exercise of the entire option, the option may be exercised for a lesser amount of shares than may be then acquired without such governmental or regulatory action. If the Grantee receives official notice that such governmental or regulatory action will not be issued or granted or it is not granted within six months after a partial exercise in accordance with the preceding sentence, then the Grantee may exercise the Cash-Out Right (as defined below) for any remaining shares subject to the option.

  Adjustments to Number and Type of Shares. The number and type of securities subject to the options and the purchase price therefor will be adjusted for any change in the common stock of the issuer under the Stock Option Agreement (the "Issuer") by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, such that the Grantee will receive (upon exercise of the option) the number and type of securities that the Grantee would have received if the option had been exercised immediately prior to the occurrence of such event (or the record date therefor). The number of shares of common stock subject to each option will also be adjusted in the event the Issuer issues additional shares of common stock, such that the number of shares of common stock subject to the option represents 19.9% of the shares of the Issuer's common stock then outstanding, without giving effect to shares subject to or issued pursuant to the option. In the event that the Issuer enters into an agreement to consolidate with or merge into any person other than the Grantee or one of its subsidiaries, to permit any person other than the Grantee or one of its subsidiaries to merge into the Issuer, or to sell or otherwise transfer all or substantially all of its assets to any person other than the Grantee or one of its subsidiaries, then such transaction agreement will provide that the option will, upon the consummation of such transaction, be converted into or exchanged for an option to acquire the number and class of shares or other securities or property the Grantee would have received in respect of Issuer common stock if the option had been exercised immediately prior to such consolidation, merger, sale or transfer (or the record date therefor).

  Cash Payment in Respect of the Option. In lieu of purchasing shares of the Issuer's common stock pursuant to the option, the Grantee may exercise its right (the "Cash-Out Right") to have the Issuer pay to the Grantee an amount per share of Issuer common stock equal to the number of shares of Issuer common stock subject to the Cash-Out Right multiplied by the difference between (i) the average closing price on the NYSE of the Issuer's common stock for a 10-day trading period prior to the exercise of such right (except that such price shall in no event exceed the "fair market value" of such stock, as determined in accordance with Dean Witter Discover's Certificate (as in existence as of the date of the Stock Option Agreements) and (ii) the exercise price of the option.

  Registration Rights and Listing. The Grantee has certain rights to require registration by the Issuer of any shares purchased pursuant to the option under the securities laws if necessary for the Grantee to be able to sell such shares and to require the listing of such shares on the NYSE or other national securities exchange.

  Assignability. Neither Stock Option Agreement may be assigned or delegated by the Grantee or Issuer thereunder without the prior written consent of the other. The shares subject to the options pursuant to the Stock Option Agreements may not be sold, assigned, transferred or otherwise disposed of except in an underwritten public offering or to a purchaser or transferee who would not, immediately after such sale, assignment, transfer or disposal, beneficially own more than 4.9% of the outstanding voting power of the Issuer; provided, however, that the Grantee shall be permitted to sell any such shares if the sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Issuer's board of directors.

  Effect of Stock Option Agreements. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in either Morgan Stanley or Dean Witter Discover from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for Morgan Stanley Common Stock than that implicit in the Exchange Ratio or a higher price per share for Dean Witter Discover Common Stock than the market price.

                                 THE COMPANIES

 Dean Witter Discover

  Dean Witter Discover provides diversified financial services, including a broad range of nationally marketed credit and investment products, with a primary focus on individual customers and investors in the United States. Dean Witter Discover has two principal lines of business: securities and credit services. Its securities business, which is conducted primarily through DWR (one of the largest members of the NYSE), focuses on serving the investment needs of its 3.2 million clients through approximately 9,100 professional account executives located in 371 branch offices. Dean Witter Discover, primarily through InterCapital, has one of the largest asset management operations in the United States and, together with ICS, managed and administered total assets in excess of $100 billion as of December 31, 1996. Dean Witter Discover's credit services businesses consist primarily of the issuance, marketing and servicing of general purpose credit cards and the provision of transaction processing services, private-label credit card services and real estate-secured loans. As of December 31, 1996, it was the largest single issuer of general purpose credit cards in the United States as measured by number of accounts and cardmembers, the third largest holder of credit card receivables as measured by managed loans and the fourth largest merchant network in terms of domestic and international credit card transaction volume. The Discover Card is Dean Witter Discover's most widely held proprietary general purpose credit card.

  Dean Witter & Co. was organized in 1924. In 1978, Dean Witter & Co. Incorporated (the successor to Dean Witter & Co.) merged with Reynolds Securities Inc. and, in 1981, Dean Witter Reynolds Organization Inc. was acquired by Sears, Roebuck and Co. ("Sears"). Dean Witter Discover was a wholly owned subsidiary of Sears until March 1, 1993 when it became a public company through an initial public offering of approximately 20% of its common stock. On June 30, 1993, Sears divested its remaining Dean Witter Discover shares through a special dividend to its shareholders.

  For the year ended December 31, 1996, Dean Witter Discover had net revenues of $6.2 billion, net income of $951 million and fully diluted earnings per share of $2.77. Approximately 43% of its net revenues was derived from its securities business, 11% was derived from its asset management business and 46% was derived from its credit services businesses.

  Dean Witter Discover's principal executive offices are located at Two World Trade Center, New York, New York 10048, and its telephone number is (212) 392-2222.

 Morgan Stanley

  Morgan Stanley is a leading securities firm that provides a wide range of financial services on a global basis. Its businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring, real estate, project finance and other corporate finance advisory activities; asset management; merchant banking and other principal investment activities; brokerage and research services; the trading of foreign exchange and commodities as well as derivatives on a broad range of asset categories, rates and indices; and global custody, securities clearance services and securities lending. These services are provided to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individual investors, but with a focus on the institutional investor marketplace. Headquartered in New York City, Morgan Stanley has five regional offices in the United States and 28 principal offices in 19 countries.

  Morgan Stanley & Company, Incorporated was incorporated under the laws of the State of New York in 1935 and was liquidated and reconstituted as Morgan Stanley & Co. ("MS & Co."), a partnership, in 1941. Morgan Stanley & Co. was incorporated under the laws of the State of Delaware in 1969 and over a number of years assumed all of the business of the partnership. Morgan Stanley Holdings Incorporated was incorporated under the laws of the State of Delaware in 1975 to own all of the stock of Morgan Stanley & Co. and other related entities, and changed its name to Morgan Stanley Inc. in 1978 and, in 1985, to Morgan Stanley Group Inc. Morgan Stanley conducted its initial public offering of approximately 20% of its common stock in 1986.

  For Fiscal 1996, Morgan Stanley had net revenues of $5.8 billion, net income of $1.0 billion, and fully diluted earnings per share of $5.96. Approximately 88% of its net revenues was derived from its securities business and 12% was derived from its asset management business.

  Morgan Stanley's principal executive offices are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.

 MSDWD

  Morgan Stanley will be merged with and into Dean Witter Discover. The combined company will be named Morgan Stanley, Dean Witter, Discover & Co. and will have its headquarters at 1585 Broadway, New York, New York 10036. MSDWD will be a preeminent global financial services firm with leading market positions in each of its three primary businesses--securities, asset management and credit services. The Companies believe that the Merger will combine three preeminent brands in the financial services industry: Discover Card, Morgan Stanley and Dean Witter. The Merger will combine Morgan Stanley's strengths in the origination of quality underwritten public offerings, investment banking, institutional sales and trading and global asset management with Dean Witter Discover's strengths in providing investment and asset management services to its customers and in providing quality consumer credit products to its customers, primarily through its Discover Card brand. MSDWD's individual and institutional customers will benefit from the complementary origination, distribution and execution skills and geographic focus of each of Morgan Stanley and Dean Witter Discover. In addition, MSDWD will manage or administer more than $270 billion of assets on a pro forma basis and, based on its 38.9 million general purpose credit card accounts as of December 31, 1996, will be the nation's largest credit card issuer as measured by number of accounts and cardmembers, the third largest holder of credit card receivables as measured by managed loans and the fourth largest merchant network in terms of domestic and international credit card transaction volume. The pro forma market capitalization for MSDWD as of the Record Date was approximately $21.7 billion.

  On a pro forma basis after giving effect to the Merger (without giving effect to any potential changes in revenues or any operating synergies expected to result therefrom), for Fiscal 1996, MSDWD would have had net revenues of $12.0 billion, net income of $2.0 billion and fully diluted earnings per share of $3.14. Approximately 65% of its pro forma net revenues would have been derived from the securities business, 11% would have been derived from the asset management business and 24% would have been derived from the credit services businesses.

  The Companies believe that, as a strategic matter, the financial services industry is entering a period of unprecedented consolidation driven by three trends that they believe will shape the structure and profitability of the financial services industry in the future: (1) globalization of capital flows resulting from the continued rapid pace of global financial deregulation and the increasing integration of the global economy; (2) increased demand for asset management services resulting from an aging population, structural changes in pension schemes, the fiscal policies of the industrialized world and the rise of a middle class with investable funds in the developing world; and (3) the convergence of financial services segments resulting from technological and financial innovation, deregulation, changing consumer preferences and the continuing development of new sources of "value-added" services. The Companies believe that these trends are a result of an external environment characterized by: (1) increased acceptance of market-based systems and reduced economic regulation in both the developing and the industrialized worlds, leading to increased privatizations, the breakdown of regulatory barriers between various financial services segments, new ties between markets and renewed capital flows across borders; (2) the necessity of financing emerging market growth externally, benefitting firms that are globally positioned to link users and suppliers of capital; (3) the general aging of the industrialized world's population, especially the "baby boom" generation, at a time of reduced fiscal flexibility in the industrialized world, causing strain in current government-sponsored retirement and health care systems and leading individuals to take additional responsibility for their financial well-being; (4) an increased willingness of both institutional and individual investors to invest beyond their national borders both directly and through mutual funds; (5) customer demand (both individual and institutional) for integrated and customized solutions to their financial services needs leading to financial innovation, additional classes of securities, new channels of distribution and new businesses supported by the application of technology to market challenges; and (6) the continuing trend of individual consumers increasingly using credit cards as a method of payment for goods and services.

  The Companies believe that the implications of these trends for the financial services industry include increased competition and rising infrastructure and technology costs which will place a premium on firms that achieve substantial size and scale with regard to capital available to employ internally and in markets, breadth and depth of coverage of institutional and individual clients, assets under management and breadth of global presence. The value and importance of brand names and client loyalty will also grow in this context. The Companies believe that the firms that will be winners in this dynamic period of change will be full-service providers with leading market positions in all of their businesses, recurring revenues and earnings stability, broad-based customer access, size and scale and a global presence among both providers and users of capital; and that consolidation will cause the market leaders in the new environment to gain market share.

  The Companies believe that, as a result of the Merger, MSDWD will be better positioned to compete and to maximize absolute and relative shareholder value. It will have: (1) premier franchises in each of its securities, asset management and credit services businesses with brand identities that are among the most widely recognized in their respective markets, and franchises that extend globally; (2) leading market shares and strong distribution systems in MSDWD's most important businesses, providing access to a broad range of institutional and individual clients and customers; (3) a balanced risk profile and the financial strength and flexibility to support future growth;
(4) the size and scale to compete effectively on a global basis; (5) a management team selected from among the most qualified professionals at each firm, including senior managers who have guided the Companies to significant growth and profitability in their respective businesses; and (6) a high level of employee ownership.

  MSDWD's principal business strategy will be to use these competitive advantages to advance its preeminent position and to take advantage of opportunities in each of its major businesses for increased operating leverage, capital optimization, enhanced profitability and accelerated growth by offering more diverse and quality products and services to its current and potential individual and institutional clients. This should provide MSDWD's stockholders with opportunities to obtain substantial benefits.

  MSDWD's Securities Business. MSDWD will combine Dean Witter Discover's leading franchise in offering investment and asset management products and services to its individual clients with Morgan Stanley's leading franchise in the origination of quality underwritten products, investment banking, research and institutional sales and trading. Based on information published by Securities Data Company, in 1996 Morgan Stanley ranked No. 1 in global mergers and acquisitions announced transactions, acting as financial advisor in transactions having an aggregate market value of $238 billion; it ranked No. 3 in worldwide equity offerings based on full credit to the lead manager and No. 3 based on full credit to each manager (No. 3 and No. 2, respectively, after giving effect to the Merger); and, based on a survey published by Institutional Investor, it ranked No. 2 in equity research on a global basis. After giving effect to the Merger, MSDWD would serve the investment needs of over 3.2 million individual and institutional clients with assets of $478 billion at year end 1996. Dean Witter Discover has the third largest, and one of the fastest growing, account executive sales organizations in the United States with approximately 9,100 professional account executives and 371 branch offices at year end 1996. Over the past five years, the growth of Dean Witter Discover's account executive sales organization has averaged over 6% per year.

  MSDWD's securities business strategy will be: (i) to continue to increase the size of Dean Witter Discover's professional account executive sales organization; (ii) to leverage Morgan Stanley's strength in underwriting equity and fixed income securities and creating and originating other financial products on a global basis, along with its top ranked research department, across Dean Witter Discover's extensive sales organization to maximize placement opportunities and lower cost of capital for clients seeking access to capital, to provide existing individual clients the benefits of more and diverse products and to enable MSDWD's account executives to attract additional clients; and (iii) to continue to build market share with Morgan Stanley's institutional clients on a global basis. The Companies believe access to the DWR sales organization will permit MSDWD to increase its revenues and market share in lead managed underwritings where it already has a premier position. The Companies also believe a broader product mix for MSDWD's individual customers should generate increased revenues and assets under management and should help MSDWD to accelerate the growth of its account executive sales organization. MSDWD's distribution capabilities will, in turn, be strengthened by the increased productivity of its account executives and by its enhanced ability to attract and retain account executives.

  On a pro forma basis after giving effect to the Merger (without giving effect to any potential changes in revenues or any operating synergies expected to result therefrom), for Fiscal 1996, MSDWD would have had securities net revenues of $7.8 billion.

  MSDWD's Asset Management Business. MSDWD will be a leader in asset management on a global basis, with well-recognized brand names, including those associated with InterCapital, Van Kampen American Capital, Morgan Stanley Asset Management and Miller Anderson & Sherrerd, a strong institutional and individual customer base, multiple channels of distribution, and a broad and balanced product mix. On a pro forma basis, at December 31, 1996, MSDWD would have had over $270 billion of assets under management and/or administration, ranking MSDWD among the top five active asset managers on a global basis. Approximately $120 billion of such assets would have been invested in mutual funds primarily offered to individual customers. Approximately $112 billion (including approximately $36 billion invested in international related products) would have been invested in products primarily offered to institutional clients, which would have been composed of approximately $35 billion in institutional mutual funds and approximately $77 billion in separate accounts, pooled vehicles and other arrangements. The remaining amounts primarily include assets in fiduciary accounts, unit investment trusts and Dean Witter Discover's ICS accounts. Among mutual funds primarily offered to individual customers, approximately 43% of MSDWD's assets under management would have been invested in equity securities, 36% in fixed income securities and 21% in short-term investments. Among products primarily offered to institutional clients, 50% would consist of equity products, 43% of fixed income products and 7% of balanced products. MSDWD will also be a leader in providing institutional investors and broker-dealers with custody, securities clearance and settlement, portfolio valuation and related services on a global basis.

  MSDWD's asset management strategy will be to leverage its multiple brands across several distinct individual and institutional distribution channels. MSDWD's account executives will be able to offer a comprehensive array of mutual funds and other asset management products, including mutual funds advised by InterCapital as well as Van Kampen American Capital, Morgan Stanley Asset Management and Miller Anderson & Sherrerd. In addition, Van Kampen American Capital will continue to offer the Van Kampen American Capital, Morgan Stanley Asset Management and Miller Anderson & Sherrerd brands of mutual funds to national full-line and regional broker-dealers, financial planners, banks and to other emerging distribution channels. Morgan Stanley Asset Management and Miller Anderson & Sherrerd will retain their focus on institutional clients and products marketed through direct and consultant-based institutional channels. The institutional business will remain committed to providing top tier investment performance across a broad range of institutional products while growing the business on a global basis. MSDWD will also continue to focus on building its global custody capabilities worldwide.

  On a pro forma basis, after giving effect to the Merger (without giving effect to any potential changes in revenues or any operating synergies expected to result therefrom), for Fiscal 1996, MSDWD would have had asset management net revenues of $1.4 billion.

  MSDWD's Credit Services Business. MSDWD, primarily through its well-recognized Discover Card brand, will be positioned to become a leading worldwide credit services company with sufficient size, scale and financial resources to compete effectively in this growing business. Dean Witter Discover currently is the leading issuer of credit cards in the United States, as measured by the number of accounts and card members, with 38.9 million general purpose credit card accounts, the third largest holder of credit card receivables as measured by managed loans and the fourth largest merchant network in terms of domestic and international credit card transaction volume. Dean Witter Discover had $53.6 billion in general purpose credit card transaction volume (approximate total market size in 1996: $700 billion in the United States, $1.7 trillion worldwide) in 1996 and $36.6 billion in managed loans, including both owned and securitized credit card receivables (approximate total market size as of September 30, 1996: $400 billion in the United States) as of December 31, 1996. The Discover Card is offered exclusively through Dean Witter Discover's nationwide proprietary NOVUS merchant network, consisting of well in excess of 2 million merchant locations.

  Given the approximately 20% compound annual growth rate of worldwide credit card transaction volume over the last five years, MSDWD's credit services strategy, using the Discover Card as its foundation, will be to focus on the implementation of its multi-card strategy, on the buildout of its NOVUS network and on maintaining credit quality. The Companies believe that MSDWD's credit services business will be well-positioned to take advantage of the continuing trend of individual consumers increasingly using credit cards as a method of payment for goods and services. In addition, the Companies believe that Morgan Stanley's global presence, and the financial resources of the combined company, create significant opportunities for expansion of this business outside the United States.

  For 1996, MSDWD's credit services businesses would have had net revenues of $2.9 billion.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

  On the Record Date, there were approximately 196,005 holders of record of Dean Witter Discover Common Stock and approximately 879 holders of record of Morgan Stanley Common Stock.

 Market Prices

  The principal trading market for Dean Witter Discover Common Stock and Morgan Stanley Common Stock is the NYSE. The following tables set forth, for the periods indicated, the high and low sales price per share of Dean Witter Discover Common Stock and Morgan Stanley Common Stock on the NYSE, as reported by The Wall Street Journal (Eastern edition).

                                                           DEAN WITTER DISCOVER
                                                               COMMON STOCK
                                                             DOLLARS PER SHARE
                                                           ---------------------
CALENDAR PERIOD                                               HIGH       LOW
---------------                                            ---------- ----------
1995(1):
  First Quarter........................................... 21 1/2     16 13/16
  Second Quarter.......................................... 24 1/16    20 1/4
  Third Quarter........................................... 28 15/16   23 3/8
  Fourth Quarter.......................................... 27 9/16    23 1/4
1996(1):
  First Quarter........................................... 28 5/8     22 9/16
  Second Quarter.......................................... 30 7/8     25 5/8
  Third Quarter........................................... 28 13/16   24 5/8
  Fourth Quarter.......................................... 34 3/16    27 13/16
1997(1):
  First Quarter........................................... 43 3/4     33 1/8
  Second Quarter (through April 10)....................... 37 1/4     34 1/2

--------
(1) Dean Witter Discover share prices have been restated to reflect a two-for-one stock split which became effective January 14, 1997.

                                                                MORGAN STANLEY
                                                                 COMMON STOCK
                                                               DOLLARS PER SHARE
                                                               -----------------
PERIOD                                                           HIGH     LOW
------                                                         -------- --------
FISCAL PERIOD ENDED
NOVEMBER 30, 1995(1)(2)
  First Quarter............................................... 33 11/16 30 7/16
  Second Quarter.............................................. 39 13/16 33 1/16
  Third Quarter............................................... 43 7/16  37 15/16
  Fourth Quarter.............................................. 49 3/4   41 7/8
FISCAL YEAR ENDED
NOVEMBER 30, 1996
  First Quarter............................................... 52 1/2   39 1/8
  Second Quarter.............................................. 53 1/2   46
  Third Quarter............................................... 54 1/4   42 1/8
  Fourth Quarter.............................................. 60 1/4   47 1/4
FISCAL YEAR ENDED
NOVEMBER 30, 1997
  First Quarter............................................... 71 7/8   54 3/8
  Second Quarter (through April 10)........................... 66 3/8   57 1/2

--------
(1) Morgan Stanley share price amounts for the fiscal period ended November 30, 1995 have been restated to reflect a two-for-one stock split which became effective on January 26, 1996.

(2) Fiscal 1995's quarterly periods reflect the change in Morgan Stanley's fiscal year end. Since fiscal 1995 consists of the ten-month period from February 1, 1995 to November 30, 1995, the first quarter consists only of the results for the month ended February 28, 1995.

  On February 4, 1997, the last trading day prior to the announcement of the execution of the Merger Agreement, the last reported sale price per share of Dean Witter Discover Common Stock on the NYSE Composite Transaction Tape was $38 5/8 and the last reported sale price per share of Morgan Stanley Common Stock on the NYSE Composite Transaction Tape was $57 3/8. On April 10, 1997, the last trading day prior to the printing of this Joint Proxy Statement/Prospectus, the last reported sale price per share of Dean Witter Discover Common Stock on the NYSE Composite Transaction Tape was $36 1/4 and the last reported sale price per share of Morgan Stanley Common Stock on the NYSE Composite Transaction Tape was $60.

 Dividends

  Dean Witter Discover and Morgan Stanley Dividends. Dean Witter Discover has paid cash dividends on Dean Witter Discover Common Stock since its initial public offering of such stock in February 1993. Dividends are paid quarterly. Morgan Stanley has paid cash dividends on Morgan Stanley Common Stock since the original issuance of such stock in 1986. Dividends are paid quarterly. The following table sets forth dividends in respect of Dean Witter Discover Common Stock and Morgan Stanley Common Stock paid in each of the last two years.

                                                        DOLLARS PER SHARE
                                                 -------------------------------
                                                   DEAN WITTER DISCOVER COMMON
                                                              STOCK
                                                 -------------------------------
                                                  FIRST  SECOND   THIRD  FOURTH
                                                 QUARTER QUARTER QUARTER QUARTER
                                                 ------- ------- ------- -------
1995(1).........................................   .08     .08     .08     .08
1996(1).........................................   .11     .11     .11     .11

--------
(1) Dean Witter Discover per share dividend amounts have been restated to reflect a two-for-one stock split which became effective January 14, 1997.

                                                        DOLLARS PER SHARE
                                                 -------------------------------
                                                   MORGAN STANLEY COMMON STOCK
                                                 -------------------------------
                                                  FIRST  SECOND   THIRD  FOURTH
                                                 QUARTER QUARTER QUARTER QUARTER
                                                 ------- ------- ------- -------
Fiscal period ended November 30, 1995(1)(2).....   --     .16     .16     .16
Fiscal year ended November 30, 1996.............  .175    .175    .175    .175

--------
(1) Morgan Stanley per share dividend amounts for the fiscal period ended November 30, 1995 have been restated to reflect for a two-for-one stock split which became effective January 26, 1996.
(2) Fiscal 1995's quarterly periods reflect the change in Morgan Stanley's fiscal year end. Since fiscal 1995 consists of the ten-month period from February 1, 1995 to November 30, 1995, the first quarter consists only of the results for the month ended February 28, 1995.

  The Dean Witter Discover Board declared a $0.14 per share dividend on December 16, 1996 (adjusted for the two-for-one stock split described above), which was paid on April 1, 1997 to stockholders of record on March 3, 1997. The Morgan Stanley Board declared a $0.20 per share dividend on March 27, 1997, which will be paid on April 25, 1997 to stockholders of record on April 4, 1997.

  Post-Merger Dividend Policy. Following the Merger, management expects to recommend that MSDWD pay dividends on the MSDWD Common Stock initially in the amount of $0.14 per share per quarter, or $0.56 per share per year. The payment of dividends will be in the discretion of the MSDWD Board and will be determined after consideration of various factors, including (without limitation) the earnings and financial condition of MSDWD and its subsidiaries.

                         UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

  The following unaudited pro forma condensed combined statement of financial condition combines the historical consolidated balance sheet of Dean Witter Discover and the historical consolidated statement of financial condition of Morgan Stanley giving effect to the Merger as though it had been consummated on November 30, 1996. The following unaudited pro forma condensed combined statements of income combine the historical consolidated statements of income of Dean Witter Discover and Morgan Stanley giving effect to the Merger, which is intended to be accounted for as a pooling of interests. This information should be read in conjunction with the audited consolidated financial statements and other financial information included in Dean Witter Discover's audited consolidated financial statements which are included in Dean Witter Discover's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, including the notes thereto and the audited consolidated financial statements and other financial information contained in Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 1996, including the notes thereto, and in each case incorporated by reference herein. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results and financial position that might have been achieved had the Merger occurred as of the beginning of the earliest period presented nor are they necessarily indicative of operating results and financial position which may occur in the future.

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION

                          DEAN WITTER DISCOVER  MORGAN STANLEY
                               HISTORICAL         HISTORICAL       PRO FORMA     PRO FORMA
                           DECEMBER 31, 1996   NOVEMBER 30, 1996 ADJUSTMENTS (a) COMBINED
                          -------------------- ----------------- --------------  ---------
                                                   (IN MILLIONS)
ASSETS
Cash and cash
equivalents.............        $ 1,999            $  4,545            --        $  6,544
Cash and securities
 deposited with clearing
 organizations or
 segregated under
 federal and other
 regulations............          2,045               3,164            --           5,209
Financial instruments
owned:
 U.S. government and
 agency securities......            951              11,079            --          12,030
 Other sovereign
 government obligations.            --               19,473            --          19,473
 Corporate and other
 debt...................            923              15,978            --          16,901
 Corporate equities.....             40              12,622            --          12,662
 Derivative contracts...            --               11,220            --          11,220
 Physical commodities...            --                  375            --             375
Securities purchased
under agreements to
resell..................          3,564              60,457            --          64,021
Securities borrowed.....          3,866              39,680            --          43,546
Receivables:
 Consumer loans (net of
 allowances of $815)....         22,373                 --             --          22,373
 Customers, net.........          2,839               5,761            --           8,600
 Brokers, dealers and
 clearing organizations.            --                5,421            --           5,421
 Fees, interest and
 other..................            805               2,065            --           2,870
Other assets............          3,009               4,606            --           7,615
                                -------            --------          -----       --------
Total assets............        $42,414            $196,446            --        $238,860
                                =======            ========          =====       ========
Liabilities and
stockholders' equity
Commercial paper and
other short-term
borrowings..............        $ 5,865            $ 20,461            --        $ 26,326
Deposits................          7,213                 --             --           7,213
Financial instruments
sold, not yet purchased:
 U.S. government and
 agency securities......          1,199              10,196            --          11,395
 Other sovereign
 government obligations.            --                6,513            --           6,513
 Corporate and other
 debt...................             64               1,112            --           1,176
 Corporate equities.....             11               8,889            --           8,900
 Derivative contracts...            --                9,982            --           9,982
 Physical commodities...            --                  476            --             476
Securities sold under
agreements to
repurchase..............          3,567              83,296            --          86,863
Securities loaned.......          3,932               8,975            --          12,907
Payables:
 Customers..............          3,433              18,629            --          22,062
 Brokers, dealers and
 clearing organizations.            --                1,820            --           1,820
 Interest and dividends.            200               1,478            --           1,678
 Other liabilities and
 accrued expenses.......          3,622               2,718            --           6,340
Long-term borrowings....          8,144              14,498            --          22,642
                                -------            --------          -----       --------
                                 37,250             189,043            --         226,293
                                -------            --------          -----       --------
Capital Units...........            --                  865            --             865
                                -------            --------          -----       --------
Commitments and
contingencies
Stockholders' equity:
 Preferred stock........            --                1,223            --           1,223
 Common stock(1)........              3                 163          ($160) (b)         6
 Paid-in capital(1).....          2,703               1,144            160  (b)     4,007
 Retained earnings......          2,973               4,504           (407) (b)     7,070
 Cumulative translation
 adjustments............            --                  (11)           --             (11)
                                -------            --------          -----       --------
  Subtotal..............          5,679               7,023           (407)        12,295
                                -------            --------          -----       --------
Less:
  Stock compensation
  related deductions....            (83)                 78            --              (5)
  Common stock held in
  treasury, at cost.....            598                 407           (407) (b)       598
                                -------            --------          -----       --------
  Total stockholders'
  equity................          5,164               6,538            --          11,702
                                -------            --------          -----       --------
Total liabilities and
stockholders' equity....        $42,414            $196,446          $ --        $238,860
                                =======            ========          =====       ========

--------

(1) Dean Witter Discover historical amounts have been adjusted to reflect a two-for-one stock split which became effective January 14, 1997.

 See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                           DEAN WITTER DISCOVER  MORGAN STANLEY
                                HISTORICAL         HISTORICAL
                              TWELVE MONTHS       TWELVE MONTHS
                                  ENDED               ENDED        PRO FORMA
                            DECEMBER 31, 1996   NOVEMBER 30, 1996 COMBINED (a)
                           -------------------- ----------------- -----------
                                    (IN MILLIONS, EXCEPT SHARE DATA)
Revenues:
Investment banking.......      $       246         $     1,944    $     2,190
Principal transactions:
 Trading.................              449               2,210          2,659
 Investments.............              --                   86             86
Commissions..............            1,163                 613          1,776
Merchant and cardmember
fees.....................            1,506                 --           1,506
Servicing fees...........              819                 --             819
Interest and dividends...            3,587               7,701         11,288
Asset management and
administration...........            1,150                 582          1,732
Other....................              108                   8            116
                               -----------         -----------    -----------
 Total revenues..........            9,028              13,144         22,172
Interest expense.........            1,566               7,368          8,934
Provision for losses on
credit receivables.......            1,232                 --           1,232
                               -----------         -----------    -----------
 Net revenues............            6,230               5,776         12,006
                               -----------         -----------    -----------
Expenses excluding
interest:
Compensation and
benefits.................            2,208               2,863          5,071
Occupancy and equipment..              256                 237            493
Brokerage, clearing and
exchange fees............               43                 274            317
Information processing
and communications.......              725                 271            996
Business development.....              857                 170          1,027
Professional services....              108                 226            334
Other....................              488                 163            651
                               -----------         -----------    -----------
 Total expenses excluding
 interest................            4,685               4,204          8,889
                               -----------         -----------    -----------
Income before income
taxes....................            1,545               1,572          3,117
Provision for income
taxes....................              594                 543          1,137
                               -----------         -----------    -----------
Net income...............      $       951         $     1,029    $     1,980
                               -----------         -----------    -----------
Preferred stock dividend
requirements.............              --          $        66    $        66
                               -----------         -----------    -----------
Earnings applicable to
common shares(1).........      $       951         $       963    $     1,914
                               -----------         -----------    -----------
Average common and common
 equivalent shares
 outstanding(1)(2).......      341,179,638         153,514,483    594,478,535(c)
                               -----------         -----------    -----------
Primary earnings per
share(2).................      $      2.79         $      6.27    $      3.22(c)
                               -----------         -----------    -----------
Fully diluted earnings
per share(2).............      $      2.77         $      5.96    $      3.14(c)
                               -----------         -----------    -----------

--------
(1) Amounts shown are used to calculate primary earnings per share.
(2) Dean Witter Discover historical share and per share amounts have been restated to reflect a two-for-one stock split which became effective January 14, 1997.

  See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                                  MORGAN STANLEY
                             DEAN WITTER DISCOVER   HISTORICAL
                                  HISTORICAL      TWELVE MONTHS
                                TWELVE MONTHS         ENDED
                                    ENDED          NOVEMBER 30,   PRO FORMA
                              DECEMBER 31, 1995        1995      COMBINED (a)
                             -------------------- -------------- ------------
                                     (IN MILLIONS, EXCEPT SHARE DATA)
Revenues:
Investment banking.........      $        182      $      1,374  $      1,556
Principal transactions:
 Trading...................               479             1,206         1,685
 Investments...............               --                121           121
Commissions................             1,023               510         1,533
Merchant and cardmember
 fees......................             1,135               --          1,135
Servicing fees.............               697               --            697
Interest and dividends.....             3,319             7,211        10,530
Asset management and
 administration............             1,007               370         1,377
Other......................                93                 5            98
                                 ------------      ------------  ------------
 Total revenues............             7,935            10,797        18,732
Interest expense...........             1,515             6,675         8,190
Provision for losses on
 credit receivables........               744               --            744
                                 ------------      ------------  ------------
 Net revenues..............             5,676             4,122         9,798
                                 ------------      ------------  ------------
Expenses excluding
 interest:
Compensation and benefits..             1,982             2,023         4,005
Occupancy and equipment....               235               219           454
Brokerage, clearing and
 exchange fees.............                42               247           289
Information processing and
 communications............               646               243           889
Business development.......               735               139           874
Professional services......                85               161           246
Other......................               555               135           690
Relocation charge..........               --                 59            59
                                 ------------      ------------  ------------
 Total expenses excluding
  interest.................             4,280             3,226         7,506
                                 ------------      ------------  ------------
Income before income taxes.             1,396               896         2,292
Provision for income taxes.               540               287           827
                                 ------------      ------------  ------------
Net income.................      $        856      $        609  $      1,465
                                 ------------      ------------  ------------
Preferred stock dividend
 requirements..............               --       $         65  $         65
                                 ------------      ------------  ------------
Earnings applicable to
 common shares(1)..........      $        856      $        544  $      1,400
                                 ------------      ------------  ------------
Average common and common
 equivalent shares
 outstanding(1)(2)(3)......       350,725,970       156,073,008   608,246,433(c)
                                 ------------      ------------  ------------
Primary earnings per
 share(2)(3)...............      $       2.44      $       3.49  $       2.30(c)
                                 ------------      ------------  ------------
Fully diluted earnings per
 share(2)(3)...............      $       2.44      $       3.33  $       2.25(c)
                                 ------------      ------------  ------------

--------
(1) Amounts shown are used to calculate primary earnings per share.
(2) Dean Witter Discover historical share and per share amounts have been restated to reflect a two-for-one stock split which became effective January 14, 1997.
(3) Morgan Stanley historical share and per share amounts have been restated to reflect a two-for-one stock split which became effective January 26, 1996.

 See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                          DEAN WITTER DISCOVER  MORGAN STANLEY
                               HISTORICAL         HISTORICAL
                             TWELVE MONTHS       TWELVE MONTHS
                                 ENDED               ENDED        PRO FORMA
                           DECEMBER 31, 1994   NOVEMBER 30, 1994 COMBINED (a)
                          -------------------- ----------------- ------------
                                   (IN MILLIONS, EXCEPT SHARE DATA)
Revenues:
Investment banking......      $        198       $        904    $      1,102
Principal transactions:
 Trading................               422              1,192           1,614
 Investments............               --                 154             154
Commissions.............               874                449           1,323
Merchant and cardmember
 fees...................               940                --              940
Servicing fees..........               586                --              586
Interest and dividends..             2,507              6,208           8,715
Asset management and
 administration.........               973                344           1,317
Other...................               102                  4             106
                              ------------       ------------    ------------
 Total revenues.........             6,602              9,255          15,857
Interest expense........             1,048              5,649           6,697
Provision for losses on
 credit receivables.....               548                --              548
                              ------------       ------------    ------------
 Net revenues...........             5,006              3,606           8,612
                              ------------       ------------    ------------
Expenses excluding
 interest:
Compensation and
 benefits...............             1,764              1,771           3,535
Occupancy and equipment.               228                193             421
Brokerage, clearing and
 exchange fees..........                45                231             276
Information processing
 and communications.....               552                215             767
Business development....               607                166             773
Professional services...                85                159             244
Other...................               510                124             634
                              ------------       ------------    ------------
 Total expenses
  excluding interest....             3,791              2,859           6,650
                              ------------       ------------    ------------
Income before income
 taxes..................             1,215                747           1,962
Provision for income
 taxes..................               474                231             705
                              ------------       ------------    ------------
Net income..............      $        741       $        516    $      1,257
                              ------------       ------------    ------------
Preferred stock dividend
 requirements...........               --        $         65    $         65
                              ------------       ------------    ------------
Earnings applicable to
 common shares(1).......      $        741       $        451    $      1,192
                              ------------       ------------    ------------
Average common and
 common equivalent
 shares
 outstanding(1)(2)(3)...       346,717,026        157,578,446     606,721,462(c)
                              ------------       ------------    ------------
Primary earnings per
 share(2)(3)............      $       2.14       $       2.86    $       1.96(c)
                              ------------       ------------    ------------
Fully diluted earnings
 per share(2)(3)........      $       2.14       $       2.75    $       1.93(c)
                              ------------       ------------    ------------

--------
(1) Amounts shown are used to calculate primary earnings per share.
(2) Dean Witter Discover historical share and per share amounts have been restated to reflect a two-for-one stock split which became effective January 14, 1997.
(3) Morgan Stanley historical share and per share amounts have been restated to reflect a two-for-one stock split which became effective January 26, 1996.

 See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE (a): BASIS OF PRESENTATION

  The unaudited pro forma condensed combined statement of financial condition combines the historical consolidated balance sheet of Dean Witter Discover at December 31, 1996 with the historical consolidated statement of financial condition of Morgan Stanley at November 30, 1996. The unaudited pro forma condensed combined statements of income combine the historical consolidated statements of income of Dean Witter Discover for the years ended December 31, 1996, 1995 and 1994 with the historical consolidated statements of income of Morgan Stanley for the fiscal year ended November 30, 1996 and the twelve months ended November 30, 1995 and November 30, 1994 (recast to reflect a twelve month presentation). Certain amounts reflected in the historical financial statement presentations of both companies have been reclassified to conform to the unaudited pro forma condensed combined presentation.

  The unaudited pro forma condensed combined financial statements exclude (a) the effect of any potential changes in revenues or any operating synergies which may be achieved upon combining the resources of the companies, (b) investment banking, legal and miscellaneous transaction costs of the Merger, which will be reflected as an expense in the period the Merger is consummated, and (c) costs associated with the integration and consolidation of the companies which are not presently estimable.

  Transactions between Dean Witter Discover and Morgan Stanley are not material in relation to the unaudited pro forma condensed combined financial statements and, therefore, intercompany balances have not been eliminated from the pro forma combined amounts. Dean Witter Discover and Morgan Stanley are in the process of reviewing their respective accounting policies and do not expect there to be any significant adjustments necessary in order to conform such policies.

  In January 1997, Dean Witter Discover acquired Lombard Brokerage, Inc., which was accounted for as a purchase transaction. During 1996, Morgan Stanley acquired Miller Anderson & Sherrerd and Van Kampen American Capital, both accounted for as purchase transactions. Subsequent to fiscal 1996 year-end, Morgan Stanley announced that it had reached an agreement with Barclays PLC to acquire its institutional global custody business. No pro forma effect has been given to these transactions as the effect is not material.

NOTE (b): PRO FORMA ADJUSTMENTS

  The pro forma adjustments to common stock, paid in capital, and retained earnings at November 30, 1996 reflect (i) an exchange of 153.3 million shares of Morgan Stanley Common Stock for 253.0 million shares (using the exchange ratio of 1.65) of Dean Witter Discover Common Stock and (ii) the cancellation and retirement of all shares of Morgan Stanley Common Stock held in treasury. The number of shares of Dean Witter Discover Common Stock to be issued at consummation of the Merger will be based upon the actual number of shares of Morgan Stanley Common Stock outstanding at that time.

NOTE (c): PRO FORMA EARNINGS PER SHARE

  The pro forma combined primary and fully diluted earnings per common share for the respective periods presented is based on the combined weighted average number of common shares and share equivalents of Dean Witter Discover and Morgan Stanley. The number of common shares and share equivalents of Morgan Stanley is based on an exchange ratio of 1.65 shares of Dean Witter Discover Common Stock for each issued and outstanding share and share equivalent of Morgan Stanley.

        DIRECTORS AND EXECUTIVE OFFICERS OF MSDWD FOLLOWING THE MERGER

 Directors

  The MSDWD Certificate will provide that the MSDWD Board will initially consist of 14 members in three classes as set forth below, half of whom have been designated by each of Morgan Stanley and Dean Witter Discover, with no more than two members designated by each Company being "inside" directors. The seven designees of Dean Witter Discover are the seven nominees for election to the Dean Witter Discover Board at the Dean Witter Discover Annual Meeting. See "Other Information for Dean Witter Discover Annual Meeting-- Nominees for Election as Dean Witter Discover Directors." Messrs. Purcell and Schneider are the two "inside" directors designated by Dean Witter Discover. Messrs. Fisher and Mack are the two "inside" directors designated by Morgan Stanley. At the Effective Time, the Morgan Stanley designees will become directors of the MSDWD Board pursuant to the Merger Agreement.

  The MSDWD Certificate will provide that the MSDWD Board will be divided into three classes initially consisting of four, four and six directors, respectively, with initial terms expiring at the annual meetings of stockholders to be held in 1998, 1999 and 2000, respectively. Each class of directors elected at an annual meeting of stockholders of MSDWD after the Effective Time will be elected for a three-year term. The MSDWD By-Laws will provide that a three-quarters vote of the directors of the MSDWD Board is required in order to remove Mr. Purcell as Chairman and Chief Executive Officer or Mr. Mack as President and Chief Operating Officer.

  Set forth below is certain information with respect to the 14 individuals who have been designated as the initial members of the MSDWD Board:

                              POSITION WITH MSDWD                        TERM
 NAME                     AGE FOLLOWING THE MERGER                     EXPIRING
 ----                     --- --------------------                     --------

 Philip J. Purcell.......  53 Chairman of the Board, Chief Executive
                               Officer and Director                      2000
 John J. Mack............  52 President, Chief Operating Officer and
                               Director                                  2000
 Thomas C. Schneider.....  59 Executive Vice President, Chief            1999
                               Strategic and Administrative Officer
                               and Director
 Richard B. Fisher.......  60 Chairman of the Executive Committee of     1999
                               Board of Directors and Director
 Robert P. Bauman........  66 Director                                   1998
 Edward A. Brennan.......  52 Director                                   1998
 Daniel B. Burke.........  68 Director                                   2000
 C. Robert Kidder........  52 Director                                   2000
 Miles L. Marsh..........  49 Director                                   1999
 Michael A. Miles........  57 Director                                   2000
 Allen E. Murray.........  68 Director                                   2000
 Paul J. Rizzo...........  69 Director                                   1998
 Clarence B. Rogers, Jr..  67 Director                                   1998
 Laura D'Andrea Tyson....  49 Director                                   1999

  PHILIP J. PURCELL will become Chairman of the Board, Chief Executive Officer and a Director of MSDWD upon consummation of the Merger. He has served as Chairman of the Board and Chief Executive Officer of Dean Witter Discover, DWR and NOVUS Credit Services Inc. ("NCSI"), 100 percent owned direct subsidiaries of Dean Witter Discover, since 1986. Mr. Purcell has also been Chairman of the Board of SPS Transaction Services, Inc. ("SPS"), a 74% owned indirect subsidiary of Dean Witter Discover, since 1991 and is a director or trustee of 85 registered investment companies for which InterCapital, a wholly owned subsidiary of Dean Witter Discover, serves as investment manager or investment advisor.

  JOHN J. MACK will become President, Chief Operating Officer and a Director of MSDWD upon consummation of the Merger. He has served as President of Morgan Stanley and Morgan Stanley & Co. since June 1993. He has been a director and a Managing Director of Morgan Stanley since December 1987 and was a director and a Managing Director of Morgan Stanley from January 1979 to March 1986. Mr. Mack has been a director and a Managing Director of Morgan Stanley & Co. since January 1979.

  THOMAS C. SCHNEIDER will become Executive Vice President, Chief Strategic and Administrative Officer and a Director of MSDWD upon consummation of the Merger. He has served as Executive Vice President and Chief Financial Officer of Dean Witter Discover since 1987. Mr. Schneider is also a director of SPS.

  RICHARD B. FISHER will become Chairman of the Executive Committee of the MSDWD Board and a Director of MSDWD upon consummation of the Merger. He has served as Chairman of the Board of Directors of Morgan Stanley and Morgan Stanley & Co. since January 1991. From January 1984 through December 1990, he served as President of Morgan Stanley and Morgan Stanley & Co. He has been a director and a Managing Director of Morgan Stanley since July 1975 and a director and a Managing Director of Morgan Stanley & Co. since July 1970. He was a partner in MS & Co., the predecessor of Morgan Stanley & Co., from July 1970 through June 1975.

  ROBERT P. BAUMAN will become a Director of MSDWD upon consummation of the Merger. Mr. Bauman has been the non-executive chairman of British Aerospace PLC since May 1994. He served as chief executive officer of SmithKline Beecham Plc from 1989 until April 1994. Mr. Bauman is also a director of CIGNA Corporation and Union Pacific Corporation. Mr. Bauman has been a non-executive director of Reuters Holdings PLC since March 1994. Mr. Bauman has been a director of Morgan Stanley since April 1996.

  EDWARD A. BRENNAN will become a Director of MSDWD upon consummation of the Merger. Mr. Brennan is the former Chairman of the Board, President and Chief Executive Officer of Sears, having served in such capacities for more than five years until his retirement in August 1995. He has been a director of Dean Witter Discover since February 1993. Mr. Brennan is also a director of AMR Corporation, Minnesota Mining and Manufacturing Company, The Allstate Corporation, Unicom Corporation, Dean Foods Company and The SABRE Group Holdings Inc.

  DANIEL B. BURKE will become a Director of MSDWD upon consummation of the Merger. Mr. Burke is retired. He served as chief executive officer of Capital Cities/ABC, Inc. from 1990 until February 1994. He also served as president and chief operating officer of that corporation from 1986 until February 1994 and was one of its directors from 1967 until February 1996. Mr. Burke is also a director of Consolidated Rail Corporation, Darden Restaurants, Inc., Rohm and Haas Company and The Washington Post Company. Mr. Burke has been a director of Morgan Stanley since February 1994.

  C. ROBERT KIDDER will become a Director of MSDWD upon consummation of the Merger. Mr. Kidder has served since January 1995 as Chairman of the Board and Chief Executive Officer of Borden, Inc., a consumer and specialty products company. He served from June 1988 to August 1991 as President and Chief Executive Officer, and from August 1991 to October 1994 as Chairman and Chief Executive Officer, of Duracell International Inc. ("Duracell"), a consumer battery company with global operations. Mr. Kidder has been a director of Dean Witter Discover since July 1993 and is also a director of AEP Industries Inc. and Electronic Data Systems Corporation.

  MILES L. MARSH will become a Director of MSDWD upon consummation of the Merger. Mr. Marsh has served as Chairman of James River Corporation of Virginia ("James River"), a manufacturer and marketer of consumer paper products, since January 1996 and has been James River's President and Chief Executive Officer since October 1995. Previously, Mr. Marsh served as Chairman and Chief Executive Officer of Pet Inc., a leading prepared foods company, from March 1991 to February 1995. He has been a director of Dean Witter Discover since December 1996. Mr. Marsh is also a director of GATX Corporation and Whirlpool Corporation.

  MICHAEL A. MILES will become a Director of MSDWD upon consummation of the Merger. Mr. Miles has served since January 1995 as a special limited partner in Forstmann Little & Company, a private investment firm with interests in electronics, aerospace, publishing and other industries. From September 1991 to July 1994, he was the Chairman of the Board and Chief Executive Officer of Philip Morris Companies Inc., a holding company engaged primarily in the manufacture and sale of various consumer products ("Philip Morris"). Previously, Mr.

Miles was a Vice Chairman and Chief Executive Officer of Philip Morris and Chairman and Chief Operating Officer of Kraft Foods, Inc., for more than five years. Mr. Miles was a director of Dean Witter Discover from February 1993 until May 1994 and again became a director of Dean Witter Discover in January 1995. He is also a director of Sears, The Allstate Corporation, Time Warner Inc. and Dell Computer Corporation.

  ALLEN E. MURRAY will become a Director of MSDWD upon consummation of the Merger. Mr. Murray is retired. He served as chairman of the board of directors and chief executive officer of Mobil Corporation from February 1986 until March 1994 and as one of its directors from May 1977 until March 1994. Mr. Murray also served as president and chief operating officer of that corporation from November 1984 until March 1993. He is also a director of Lockheed Martin Corporation, Metropolitan Life Insurance Company and Minnesota Mining & Manufacturing Company. Mr. Murray has been a director of Morgan Stanley since November 1992.

  PAUL J. RIZZO will become a Director of MSDWD upon consummation of the Merger. Mr. Rizzo is retired. He served as vice chairman of the board of directors of International Business Machines Corporation from January 1993 through December 1994 and from February 1983 to September 1987 and as a senior vice president from 1974 until February 1983. He has been chairman of Franklin Street Partners, Inc. since 1992. From September 1987 until 1992, he was dean of Kenan-Flagler Business School at the University of North Carolina-Chapel Hill. Mr. Rizzo is also a director of Cox Enterprises, Inc. Johnson & Johnson, Kenan Transport Company, The McGraw-Hill Companies, Inc. and Ryder System, Inc. Mr. Rizzo was a director of Morgan Stanley from July 1986 through December 1992 and has been a director since February 1995.

  CLARENCE B. ROGERS, JR. will become a Director of MSDWD upon consummation of the Merger. Mr. Rogers has served since October 1992 as Chairman of the Board of Equifax, Inc. ("Equifax"), a provider of information-based administrative services. Mr. Rogers served as Chief Executive Officer of Equifax for more than five years until December 1995. He was also President of Equifax from October 1987 to October 1992. He has been a director of Dean Witter Discover since February 1993 and is also a director of Sears, Briggs & Stratton Corporation, Oxford Industries, Inc. and Teleport Communications Group, Inc.

  LAURA D'ANDREA TYSON will become a Director of MSDWD upon consummation of the Merger. Dr. Tyson has been professor of Economics and Business Administration, holding the endowed Class of 1939 Chair at the University of California, Berkeley, since January 1997. Prior to accepting this position, Dr. Tyson served in the first Clinton Administration from January 1993 through March 1995 as the 16th Chair of the White House Council of Economic Advisers, and from April 1995 through December 1996 as Chair of the President's National Economic Council and his National Economic Adviser. Prior to joining the Administration, Dr. Tyson was professor of Economics and Business Administration, Director of the Institute of International Studies, and Research Director of the Berkeley Roundtable on the International Economy at the University of California, Berkeley. She is also a director of Ameritech Corporation and Eastman Kodak Company. Dr. Tyson has been a director of Morgan Stanley since April 1997.

 Committees of the MSDWD Board

  The MSDWD By-Laws will provide for an executive committee, a nominating and directors committee, an audit committee and a compensation committee, each of whose members are elected by a three-quarters vote of the MSDWD Board. A three-quarters vote is also required until December 31, 2000 to create any additional committees, determine the number of directors comprising a committee, modify any of the powers or authority of a committee, change the chairman of a committee, remove a director from a committee or change any designated alternate committee member.

  The MSDWD Board will initially have four standing committees: Mr. Fisher will be the chairman of the executive committee; Mr. Miles, currently a member of the Dean Witter Discover Board, will be the chairman of the nominating and directors committee; Mr. Burke, currently a member of the Morgan Stanley Board, will be the chairman of the compensation committee; and Mr. Brennan, currently a member of the Dean Witter Discover Board, will be the chairman of the audit committee. The executive committee will be comprised of the four "inside" directors of the MSDWD Board, and the other committees will be comprised entirely of "outside" directors. One-half of the initial members of each such committee (other than the executive committee) will be designated by each of the Companies.

 Executive Officers

  In addition to Messrs. Purcell, Mack and Schneider, the other executive officers of MSDWD will be:

                               POSITION WITH MSDWD
NAME                       AGE FOLLOWING THE MERGER
----                       --- --------------------
Philip N. Duff............ 40  Executive Vice President and Chief Financial
                                Officer
Christine A. Edwards......  44 Executive Vice President and Chief Legal Officer

  PHILIP N. DUFF will become Executive Vice President and Chief Financial Officer of MSDWD upon consummation of the Merger. Mr. Duff has been the Chief Financial Officer of Morgan Stanley and Morgan Stanley & Co. since February 1994. He has been a Managing Director of Morgan Stanley since November 1995, a director of Morgan Stanley & Co. from November 1995 and a Managing Director of Morgan Stanley & Co. since February 1993. From January 1991 to February 1993, he was a Principal of Morgan Stanley & Co.

  CHRISTINE A. EDWARDS will become Executive Vice President and Chief Legal Officer of MSDWD upon consummation of the Merger. She has served as Executive Vice President, General Counsel and Secretary of Dean Witter Discover since 1991. Mrs. Edwards is also a nominee to be elected as a director of SPS at the annual meeting of stockholders of SPS currently scheduled to be held on April 29, 1997.

 Stock Ownership of Directors, Executive Officers and Five Percent Stockholders

  No director or executive officer of MSDWD is expected to own more than 1.1% of the outstanding shares of MSDWD Common Stock after giving effect to the Merger. The directors and executive officers of MSDWD as a group are expected to own 1.8% of the outstanding shares of MSDWD Common Stock after giving effect to the Merger. After giving effect to the Merger, the Signatories to the Voting Agreements are expected to own 79,546,500 shares of MSDWD Common Stock that will be subject to the Voting Agreements (representing approximately 13.6% of the outstanding shares of MSDWD Common Stock, after giving effect to the Merger), based on conversion in the Merger of 48,210,000 shares of Morgan Stanley Common Stock owned by the Signatories and subject to the Voting Agreements at April 4, 1997. No other person is expected to beneficially own more than 5% of the outstanding shares of MSDWD Common Stock after giving effect to the Merger (based on publicly available information).

                             DESCRIPTION OF MSDWD
                      CAPITAL STOCK FOLLOWING THE MERGER

  The following summary of the terms of the capital stock of MSDWD does not purport to be complete and is qualified in its entirety by reference to the MSDWD Certificate and the MSDWD By-Laws, in each case as amended pursuant to the Merger as described in Exhibits A-1 and A-2 to the Merger Agreement, which is attached hereto as Annex I.

 Authorized Capital Stock

  As of the Effective Time, the Dean Witter Discover Certificate will be amended to, among other things, increase the number of authorized shares of all classes of capital stock that MSDWD will have authority to issue to 1,780,000,000, of which 1,750,000,000 will be shares of MSDWD Common Stock (par value $0.01 per share) and 30,000,000 will be shares of MSDWD Preferred Stock (par value $0.01 per share). The MSDWD Certificate will provide that the terms of the MSDWD Preferred Stock will be established when issued in one or more series by the MSDWD Board.

  The Dean Witter Discover Certificate currently authorizes the issuance of 500,000,000 shares of Dean Witter Discover Common Stock and 10,000,000 shares of Dean Witter Discover Preferred Stock. On the Record Date, approximately 400,000,000 shares of Dean Witter Discover Common Stock were either issued and outstanding or reserved for issuance. Dean Witter Discover expects to issue approximately 260,714,243 shares of MSDWD Common Stock to holders of Morgan Stanley Common Stock in the Merger. It is necessary for Dean Witter Discover to authorize additional shares of MSDWD Common Stock and MSDWD Preferred Stock so that there are sufficient shares to issue in the Merger. In addition, the Morgan Stanley Board and Dean Witter Discover Board believe it is desirable to authorize additional shares of MSDWD Stock so that there will be sufficient shares available for issuance after the Merger for purposes that the MSDWD Board may hereafter determine to be in the best interest of MSDWD and its stockholders. Such purposes could include the offer of shares for cash, acquisitions, employee benefit programs and other general corporate purposes. In many situations, prompt action may be required that would not permit seeking stockholder approval to authorize additional shares for the specific transaction on a timely basis. The Morgan Stanley Board and Dean Witter Discover Board believe the MSDWD Board should have the flexibility to act promptly in the best interests of its stockholders. The terms of any future issuance of shares of MSDWD Stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance.

  Dean Witter Discover currently has no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Dean Witter Discover Common Stock, except for the shares to be issued in connection with the Merger and shares reserved or to be reserved for issuance by Dean Witter Discover, including pursuant to the Dean Witter Discover Employees' Equity Accumulation Plan, other Dean Witter Discover employee benefits plans and Morgan Stanley's employee benefit plans which will be assumed in the Merger, in each case as described herein in the Merger Agreement or in the documents incorporated by reference herein. If any plans, understandings, arrangements or agreements are made concerning the issuance of any such shares, holders of the then outstanding shares of Dean Witter Discover's capital stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transaction, the law applicable thereto, the policy of the NYSE and the judgment of the Dean Witter Discover Board regarding the submission thereof to Dean Witter Discover's stockholders. The current rules of the NYSE, however, would require stockholder approval if the number of shares of Dean Witter Discover Common Stock to be issued would equal or exceed 20% of the number of such shares of Dean Witter Discover Common Stock outstanding immediately prior to such issuance.

  It is not presently contemplated that such additional shares of Dean Witter Discover Common Stock would be issued for the purpose of making the acquisition by an unwanted suitor of a controlling interest in Dean Witter Discover more difficult, time-consuming or costly. However, it should be noted that shares of Dean Witter Discover Common Stock could be issued for that purpose and to that effect, and the Dean Witter Discover Board reserves its right (if consistent with its fiduciary responsibilities) to issue Dean Witter Discover Common Stock for such purposes. For a description of certain antitakeover effects of the Rights that are attached to the existing Dean Witter Discover Common Stock and will be attached to the shares of MSDWD Common Stock when issued, see "Comparison of Stockholders' Rights-- Rights Plan."

 MSDWD Common Stock

  Dividend Rights; Rights Upon Liquidation. Subject to any preferential rights of holders of MSDWD Preferred Stock, holders of shares of MSDWD Common Stock will be entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by the MSDWD Board and to share ratably in the assets of MSDWD legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up. See "Comparative Per Share Market Price and Dividend Information-- Dividends" with respect to the anticipated initial quarterly dividend on MSDWD Common Stock.

  Voting Rights. Holders of MSDWD Common Stock will be entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and except as otherwise required by law or except as provided with respect to any series of MSDWD Preferred Stock (including the MSDWD ESOP Preferred Stock), the holders of such shares, together with the holders of MSDWD ESOP Preferred Stock, will possess all voting power. The MSDWD Board will be divided into three classes of directors with the term of one class expiring at each annual meeting of stockholders. Because the MSDWD Certificate will not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares of capital stock entitled to be voted generally in the election of directors (the "Voting Stock" of MSDWD) represented at a meeting will be able to elect all the directors standing for election at such meeting. In addition, the Voting Agreements will continue in effect following the Effective Time and the shares of MSDWD Common Stock received in the Merger in exchange for the Morgan Stanley Common Stock that is subject to the Voting Agreements will remain subject to the Voting Agreements.

  Miscellaneous. The shares of MSDWD Common Stock, when issued to holders of outstanding shares of Morgan Stanley Common Stock in connection with the Merger, will be duly authorized, validly issued, fully paid and non-assessable. Holders of MSDWD Common Stock will have no preferences or preemptive, conversion, or exchange rights. Shares of MSDWD Common Stock will not be liable for further calls or assessments by MSDWD and the holders of MSDWD Common Stock will not be liable for any liabilities of MSDWD. Dean Witter Trust Company will act as transfer agent and registrar for the MSDWD Common Stock.

  Rights Plan. For a description of the Rights that will attach to each outstanding share of MSDWD Common Stock, see "Comparison of Stockholders' Rights--Rights Plan."

 MSDWD Preferred Stock

  The following summary of the terms of the MSDWD Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the MSDWD Certificate as amended and to be in effect at the Effective Time, including the certificates of designation of preferences and rights of the MSDWD Preferred Stock (the "Certificates of Designation"), filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. The Certificates of Designation will be filed by Dean Witter Discover with the Delaware Secretary of State as of the Effective Time to establish the terms of the MSDWD Preferred Stock.

 General

  The MSDWD Certificate will authorize the MSDWD Board to provide for the issuance, from time to time, of preferred stock in series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. Because the MSDWD Board will have the power to establish the preferences and rights of the shares of any such series of preferred stock, it may afford holders of any preferred stock voting rights and preferences, powers and rights senior to the rights of MSDWD Common

Stock, which could adversely affect the rights of holders of MSDWD Common Stock. In accordance with the terms of the Merger Agreement, the Dean Witter Discover Board will authorize, as of the Effective Time, the following series of MSDWD Preferred Stock, each issuable upon conversion of the corresponding series of Morgan Stanley Preferred Stock: 3,681,881 shares of MSDWD ESOP Preferred Stock, issued in connection with MSDWD's ESOP, 750,000 shares of 8 3/4% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "8 3/4% Preferred Stock"), 1,000,000 shares of 7 3/8% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "7 3/8% Preferred Stock"), 1,000,000 shares of 7 3/4% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "7 3/4% Preferred Stock") and 1,725,000 shares of Series A Fixed/Adjustable Rate Cumulative Preferred Stock, with a stated value of $200.00 per share (the "Series A Fixed/Adjustable Rate Preferred Stock"). The 8 3/4% Preferred Stock, the 7 3/8% Preferred Stock, the 7 3/4% Preferred Stock and the Series A Fixed/Adjustable Rate Preferred Stock are collectively referred to herein as the "MSDWD Cumulative Preferred Stock." In addition, MSDWD and a wholly owned subsidiary will have outstanding capital units that may result in the issuance of, and the Dean Witter Discover Board will authorize as of the Effective Time, the following series of MSDWD Preferred Stock: up to 611,238 shares of 7.82% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "7.82% Preferred Stock"), which may be issued at any time, up to 1,150,000 shares of 7.80% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "7.80% Preferred Stock"), which may be issued at any time, up to 720,900 shares of 9.00% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "9.00% Preferred Stock"), which may be issued at any time, up to 996,776 shares of 8.40% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "8.40% Preferred Stock"), which may be issued at any time, up to 847,500 shares of 8.20% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "8.20% Preferred Stock"), which may be issued at any time, and up to 670,000 shares of 8.03% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "8.03% Preferred Stock"), which may be issued at any time, on or after February 28, 1998. The 7.82% Preferred Stock, the 7.80% Preferred Stock, the 9.00% Preferred Stock, the 8.40% Preferred Stock, the 8.20% Preferred Stock and the 8.03% Preferred Stock are collectively referred to herein as "MSDWD Capital Unit Preferred Stock."

  The rights of holders of the MSDWD Preferred Stock described below will be subject to, and may be adversely affected by, the rights of holders of any MSDWD Preferred Stock that may be issued in the future, subject to any class voting right which holders of MSDWD Preferred Stock may have (as described below). The MSDWD Board may cause shares of MSDWD Preferred Stock to be issued to obtain additional financing, in connection with acquisitions, to officers, directors or employees of MSDWD and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes. Shares of MSDWD Preferred Stock issued by MSDWD may have the effect, under certain circumstances, alone or in combination with certain other provisions of the MSDWD Certificate described below, of rendering more difficult or discouraging an acquisition of MSDWD deemed undesirable by the MSDWD Board.

 MSDWD ESOP Preferred Stock

  Dividend Rights; Rights Upon Liquidation. The MSDWD ESOP Preferred Stock will be senior to the MSDWD Common Stock and rank on a parity with the MSDWD Cumulative Preferred Stock (and, if issued, the MSDWD Capital Unit Preferred Stock) as to the payment of dividends and upon liquidation. The holders of shares of the MSDWD ESOP Preferred Stock will be entitled to receive, when declared out of funds legally available therefor, cash dividends in the amount of $2.78 per share per annum, subject to adjustment, payable either annually or semiannually, at the election of the MSDWD Board. Holders of MSDWD ESOP Preferred Stock will be entitled to receive $35.875 per share, subject to adjustment (the "MSDWD ESOP Preferred Stock Liquidation Price"), upon dissolution or liquidation of MSDWD.

  So long as any shares of MSDWD ESOP Preferred Stock are outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the MSDWD ESOP Preferred Stock as to dividends (which parity MSDWD Preferred Stock will include the MSDWD Cumulative Preferred Stock and, if issued, the MSDWD Capital Unit Preferred Stock), unless there shall also be or have been declared and paid or set apart for payment on the MSDWD ESOP Preferred Stock like dividends for all dividend payment periods of the MSDWD ESOP Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends (i) accumulated and unpaid or payable on such parity stock, on the one hand, and (ii) accumulated and unpaid through the dividend payment period or periods of the MSDWD ESOP Preferred Stock next preceding such dividend payment date, on the other hand.

  Voting Rights. Except as otherwise required by law, holders of MSDWD ESOP Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of shares of MSDWD Common Stock, voting together with the holders of shares of MSDWD Common Stock as one class. Each share of MSDWD ESOP Preferred Stock will be entitled to the number of votes equal to 1.35 times the number of shares of MSDWD Common Stock into which such share of MSDWD ESOP Preferred Stock could be converted on the record date for such vote. Shares of MSDWD ESOP Preferred Stock will be allocated to each participant in the ESOP on December 31 in each year.

  Conversion. Each share of MSDWD ESOP Preferred Stock will be convertible into shares of MSDWD Common Stock by the trustee of the ESOP at any time prior to the date fixed for redemption of the MSDWD ESOP Preferred Stock at a conversion rate of one share of MSDWD ESOP Preferred Stock to 3.3 shares of MSDWD Common Stock, which rate is subject to adjustment.

  Redemption. The MSDWD ESOP Preferred Stock will be redeemable at MSDWD's option at the MSDWD ESOP Preferred Stock Liquidation Price plus accrued dividends at any time after September 19, 2000 and prior thereto under certain circumstances at specified prices. MSDWD may pay the redemption price of the MSDWD ESOP Preferred Stock in cash, in shares of MSDWD Common Stock or a combination thereof. Neither MSDWD ESOP Preferred Stock nor shares of MSDWD Common Stock issued to participants in the ESOP will be subject to restrictions on voting and disposition.

 MSDWD Cumulative Preferred Stock

  Other than as described below, the terms of the 8 3/4% Preferred Stock, the 7 3/8% Preferred Stock, the 7 3/4% Preferred Stock and the Series A Fixed/Adjustable Rate Preferred Stock will be identical to each other. Unless otherwise indicated, the terms and provisions described below relate to each series of the MSDWD Cumulative Preferred Stock. Unless otherwise indicated below, the terms and provisions described below for the MSDWD Cumulative Preferred Stock also relate to each series of MSDWD Capital Unit Preferred Stock, if issued.

  Each series of the MSDWD Cumulative Preferred Stock and, if issued, the MSDWD Capital Unit Preferred Stock, will rank on a parity with each other and with the MSDWD ESOP Preferred Stock and prior to the MSDWD Common Stock as to payment of dividends and amounts payable on liquidation. The shares of MSDWD Cumulative Preferred Stock will, upon issuance, be fully paid and nonassessable, will not be convertible into MSDWD Common Stock and will have no preemptive rights.

  Dividends. Holders of the shares of MSDWD Cumulative Preferred Stock (except for the Series A Fixed/Adjustable Rate Preferred Stock) will be entitled to receive, when and as declared by the MSDWD Board out of funds legally available therefor, cumulative cash dividends payable quarterly at the rate of 8 3/4% per annum (with respect to the 8 3/4% Preferred Stock), 7 3/8% per annum (with respect to the 7 3/8% Preferred Stock), 7 3/4% per annum (with respect to the 7 3/4% Preferred Stock), 7.82% per annum (with respect to the 7.82% Preferred Stock, if issued), 7.80% per annum (with respect to the 7.80% Preferred Stock, if issued), 9.00% per annum (with respect to the 9.00% Preferred Stock, if issued), 8.40% per annum (with respect to the 8.40% Preferred Stock, if issued), 8.20% per annum (with respect to the 8.20% Preferred Stock, if issued) and 8.03% per annum (with respect to the 8.03% Preferred Stock, if issued). Holders of the shares of Series A Fixed/Adjustable Rate Preferred Stock will be entitled to receive, when and as declared by the MSDWD Board out of funds legally available therefor, cumulative cash dividends payable quarterly at a rate of 5.91% per annum through November 30, 2001 and thereafter at a rate of 0.37% plus the highest of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate and the Thirty-Year Constant Maturity Rate (each as defined in the applicable

Certificate of Designation); provided, however, that the dividends so payable will not be less than 6.41% nor greater than 12.41% per annum (subject to certain adjustments described below). The amount of dividends payable in respect of the 7 3/4% Preferred Stock and the Series A Fixed/Adjustable Rate Preferred Stock will be adjusted in the event of certain amendments to the Code in respect of the dividends received deduction. The MSDWD Cumulative Preferred Stock will be junior as to dividends to any MSDWD Preferred Stock that may be issued in the future that is expressly senior as to dividends to the MSDWD Cumulative Preferred Stock. If at any time MSDWD has failed to pay accrued dividends on any such senior shares at the time such dividends are payable, MSDWD will not be permitted to pay any dividend on the MSDWD Cumulative Preferred Stock or redeem or otherwise repurchase any shares of MSDWD Cumulative Preferred Stock until such accumulated but unpaid dividends on such senior shares have been paid (or set apart for payment) in full by MSDWD.

  No dividends will be permitted to be declared or paid or set apart for payment on any MSDWD Preferred Stock ranking on a parity as to dividends with the MSDWD Cumulative Preferred Stock unless there shall also be or have been declared and paid or set apart for payment on each series of the MSDWD Cumulative Preferred Stock dividends for all dividend payment periods of the MSDWD Cumulative Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends (i) accumulated and unpaid or payable on such parity stock, on the one hand, and (ii) accumulated and unpaid or payable through the dividend payment period or periods of the MSDWD Cumulative Preferred Stock next preceding such dividend payment date, on the other hand.

  Except as set forth above, unless full cumulative dividends on the MSDWD Cumulative Preferred Stock have been paid, dividends (other than in MSDWD Common Stock) will not be permitted to be paid or declared and set aside for payment and other distributions will not be permitted to be made upon the MSDWD Common Stock or on any other MSDWD Preferred Stock ranking junior to or on a parity with the MSDWD Cumulative Preferred Stock as to dividends (which parity MSDWD Preferred Stock currently includes the MSDWD ESOP Preferred Stock), nor will any MSDWD Common Stock or such other MSDWD Preferred Stock be permitted to be redeemed, purchased or otherwise acquired by MSDWD for any consideration or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any monies previously deposited in any sinking fund with respect to any MSDWD Preferred Stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such MSDWD Preferred Stock in accordance with the terms of such sinking fund regardless of whether at the time of such application full cumulative dividends upon shares of each series of the MSDWD Cumulative Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided further that any such junior or parity MSDWD Preferred Stock or MSDWD Common Stock may be converted into or exchanged for stock of MSDWD ranking junior to the MSDWD Cumulative Preferred Stock as to dividends.

  Optional Redemption. The MSDWD Cumulative Preferred Stock and, if issued, the MSDWD Capital Unit Preferred Stock, will not be subject to any mandatory redemption or sinking fund provision. The 8 3/4% Preferred Stock will not be redeemable prior to May 30, 1997; the 7 3/8% Preferred Stock will not be redeemable prior to August 30, 1998; the 7 3/4% Preferred Stock will not be redeemable prior to August 30, 2001, except under certain circumstances, prior thereto, and at specified prices; the Series A Fixed/Adjustable Rate Preferred Stock will not be redeemable prior to November 30, 2001, except under certain circumstances, prior thereto, and at specified prices; if issued, the 7.82% Preferred Stock will not be redeemable prior to November 30, 1998; if issued, the 7.80% Preferred Stock will not be redeemable prior to February 28, 1999; if issued, the 9.00% Preferred Stock will not be redeemable prior to February 28, 2000; if issued, the 8.40% Preferred Stock will not be redeemable prior to August 30, 2000; if issued, the 8.20% Preferred Stock will not be redeemable prior to November 30, 2000; and, if issued, the 8.03% Preferred Stock will not be redeemable prior to February 28, 2007, except under certain circumstances, prior thereto, and at specified prices. On or after such dates, the applicable series of MSDWD Cumulative Preferred Stock or MSDWD Capital Unit Preferred Stock will be redeemable at the option of MSDWD, in whole or in part, upon not less than 30 days' notice at a redemption price equal to $200.00 per share in the case of each of the series of MSDWD Cumulative Preferred Stock and, if issued, the MSDWD Capital Unit Preferred Stock, in each case plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption.

  Liquidation Rights. In the event of any liquidation, dissolution or winding up of MSDWD, the holders of shares of MSDWD Cumulative Preferred Stock will be entitled to receive out of the assets of MSDWD available for distribution to stockholders, before any distribution is made to holders of (i) any other shares of MSDWD Preferred Stock ranking junior to the MSDWD Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up which may be issued in the future and (ii) MSDWD Common Stock, liquidating distributions in the amount of $200.00 per share, in each case plus accrued and accumulated but unpaid dividends to the date of final distribution, but the holders of the shares of MSDWD Cumulative Preferred Stock will not be entitled to receive the liquidation price of such shares until the liquidation preference of any other shares of MSDWD capital stock ranking senior to the MSDWD Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of MSDWD, the amounts payable with respect to the MSDWD Cumulative Preferred Stock and any other MSDWD Preferred Stock ranking as to rights upon liquidation, dissolution or winding up on a parity with the MSDWD Cumulative Preferred Stock are not paid in full, the holders of the MSDWD Cumulative Preferred Stock and of such other MSDWD Preferred Stock will share ratably in any such distribution in proportion to the full respective preferential amounts to which they will be entitled. After payment of the full amount of the liquidating distribution to which they will be entitled, the holders of MSDWD Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by MSDWD.

  Voting Rights. Holders of MSDWD Cumulative Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on any series of MSDWD Cumulative Preferred Stock or any other class or series of stock ranking on a parity with such series of MSDWD Cumulative Preferred Stock with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of such series of MSDWD Cumulative Preferred Stock (voting separately as a class with all other series of MSDWD Preferred Stock upon which like voting rights will have been conferred and will be exercisable) will be entitled to vote for the election of two of the authorized number of directors of MSDWD at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such series of MSDWD Cumulative Preferred Stock have been fully paid or set aside for payment. The term of office of all directors elected by the holders of MSDWD Cumulative Preferred Stock will terminate immediately upon the termination of the right of the holders of MSDWD Cumulative Preferred Stock to vote for directors. In connection with such voting rights, each holder of shares of MSDWD Cumulative Preferred Stock will have one vote for each share of MSDWD Cumulative Preferred Stock held.

  So long as any shares of MSDWD Cumulative Preferred Stock remain outstanding, MSDWD will not be permitted, without the consent of the holders of at least two-thirds of the shares of all series of MSDWD Cumulative Preferred Stock outstanding at the time, voting separately as a class with all other series of MSDWD Preferred Stock upon which like voting rights will have been conferred and will be exercisable, (i) to issue or increase the authorized amount of any class or series of stock ranking prior to the MSDWD Cumulative Preferred Stock as to dividends or upon liquidation or (ii) to amend, alter or repeal the provisions of the MSDWD Certificate or of the resolutions contained in the Certificate of Designation relating to such series of MSDWD Cumulative Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of such series of MSDWD Cumulative Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized MSDWD Common Stock or authorized MSDWD Preferred Stock or the creation and issuance of other series of MSDWD Common Stock or MSDWD Preferred Stock ranking on a parity with or junior to the MSDWD Cumulative Preferred Stock as to dividends and upon liquidation will not be deemed to materially and adversely affect such powers, preferences or special rights.


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


 Depositary Shares

  General. In connection with the issuance of each series of MSDWD Cumulative Preferred Stock and, if issued, MSDWD Capital Unit Preferred Stock, MSDWD will assume Morgan Stanley's obligations under deposit agreements (each a "Deposit Agreement"), each among Morgan Stanley, The Bank of New York, as depositary (the "Preferred Stock Depositary"), and the holders from time to time of depositary receipts ("Depositary Receipts") issued thereunder, pursuant to which MSDWD may issue receipts for depositary shares ("Depositary Shares"), each of which will represent a fraction or a multiple of a share of each series of MSDWD Cumulative Preferred Stock or, if issued, MSDWD Capital Unit Preferred Stock, as described below. Depositary Shares for all series of MSDWD Cumulative Preferred Stock and MSDWD Capital Unit Preferred Stock other than the 7 3/4% Preferred Stock, the Series A Fixed/Adjustable Rate Preferred Stock and the 8.03% Preferred Stock will represent 1/8 of a share of MSDWD Preferred Stock deposited with the Preferred Stock Depositary. Depositary Shares for the 7 3/4% Preferred Stock and the Series A Fixed/Adjustable Rate Preferred Stock will represent 1/4 of a share of such series of MSDWD Preferred Stock and, for the 8.03% Preferred Stock, will represent five shares of 8.03% Preferred Stock. Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, in proportion to the applicable fraction or multiple of a share of MSDWD Cumulative Preferred Stock or MSDWD Capital Unit Preferred Stock represented by such Depositary Share, to all the rights and preferences of the MSDWD Cumulative Preferred Stock or MSDWD Capital Unit Preferred Stock represented thereby (including dividend, voting and liquidation rights). Unless otherwise indicated below, the terms and provisions of the Depositary Shares described below relate to each series of MSDWD Cumulative Preferred Stock and, if issued, MSDWD Capital Unit Preferred Stock ("MSDWD Deposited Preferred Stock").

  Dividends and Other Distributions. The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the related series of MSDWD Deposited Preferred Stock to the record holders of Depositary Shares relating to such series of MSDWD Deposited Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

  In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that such distribution cannot be made proportionately among such holders or that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of MSDWD, sell such property and distribute the net proceeds from such sale to such holders in proportion to the number of Depositary Shares owned by such holders.

  The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by MSDWD or the Preferred Stock Depositary on account of taxes or other governmental charges.

  Withdrawal of Stock. Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the Deposit Agreement and subject to the terms thereof, the holder of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of MSDWD Deposited Preferred Stock and any money or other property, if any, represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of MSDWD Deposited Preferred Stock, but holders of such whole shares of MSDWD Deposited Preferred Stock will not thereafter be entitled to deposit such shares of MSDWD Deposited Preferred Stock with the Preferred Stock Depositary or to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of MSDWD Deposited Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder, or upon his or her order, at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

  Voting the MSDWD Deposited Preferred Stock. Upon receipt of notice of any meeting at which the holders of any series of the MSDWD Deposited Preferred Stock are entitled to vote, the Preferred Stock

Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of MSDWD Deposited Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the related series of MSDWD Deposited Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of MSDWD Deposited Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of the MSDWD Deposited Preferred Stock represented by such Depositary Shares in accordance with such instructions; provided the Preferred Stock Depositary receives such instructions sufficiently in advance of such meeting to enable it to so vote or cause to be voted the shares of MSDWD Deposited Preferred Stock, and MSDWD will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the MSDWD Deposited Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such MSDWD Deposited Preferred Stock.

  Redemption of Depositary Shares. If a series of the MSDWD Deposited Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from any redemption, in whole or in part, of such series of the MSDWD Deposited Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the applicable fraction or multiple of the redemption price per share payable with respect to such series of the MSDWD Deposited Preferred Stock. If MSDWD redeems shares of a series of MSDWD Deposited Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of MSDWD Deposited Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares. Any funds deposited by MSDWD with the Preferred Stock Depositary for any Depositary Shares that the holders thereof fail to redeem will be returned to MSDWD after a period of two years from the date such funds are so deposited.

  Amendment and Termination of the Deposit Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between MSDWD and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares and subject to any conditions specified in the Deposit Agreement, to receive shares of the related series of MSDWD Deposited Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The Deposit Agreement may be terminated by MSDWD at any time upon not less than 60 days' prior written notice to the Depositary, in which case, on a date that is not later than 30 days after the date of such notice, the Preferred Stock Depositary shall deliver or make available for delivery to holders of Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares, such number of whole or fractional shares of the related series of MSDWD Deposited Preferred Stock as are represented by such Depositary Shares. The Deposit Agreement shall automatically terminate after there has been a final distribution in respect of the related series of MSDWD Deposited Preferred Stock in connection with any liquidation, dissolution or winding up of MSDWD and such distribution has been distributed to the holders of Depositary Shares.

  Charges of Preferred Stock Depositary. MSDWD will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. MSDWD will pay charges of the Preferred Stock Depositary, including charges in connection with the initial deposit of the related series of MSDWD Deposited Preferred Stock and the initial issuance of the Depositary Shares and all withdrawals of shares of the related series of MSDWD Deposited Preferred Stock, except that holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

  Miscellaneous. The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from MSDWD that are delivered to the Preferred Stock Depositary and which MSDWD is required to furnish to the holders of the MSDWD Deposited Preferred Stock.

  Neither the Preferred Stock Depositary nor MSDWD will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of MSDWD and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they are liable for negligence and willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or series of MSDWD Deposited Preferred Stock unless satisfactory indemnity is furnished. The Preferred Stock Depositary and MSDWD may rely on advice of legal counsel or accountants of their choice, or information provided by persons presenting MSDWD Deposited Preferred Stock for deposit, holders of Depositary Shares or other persons believed in good faith to be competent and on documents believed to be genuine.

  The Preferred Stock Depositary's corporate trust office is currently located at 101 Barclay Street, New York, New York 10286. The Preferred Stock Depositary will act as transfer agent and registrar for Depositary Receipts and if shares of a series of MSDWD Deposited Preferred Stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding Depositary Receipts.

  Resignation and Removal of Preferred Stock Depositary. The Preferred Stock Depositary may resign at any time by delivering to MSDWD written notice of its election to do so, and MSDWD may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary, which successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

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

                      COMPARISON OF STOCKHOLDERS' RIGHTS

  The rights of Morgan Stanley stockholders are currently governed by the DGCL and the certificate of incorporation and by-laws of Morgan Stanley (the "Morgan Stanley Certificate" and "Morgan Stanley By-Laws," respectively). The rights of Dean Witter Discover stockholders are currently governed by the DGCL, the Dean Witter Discover Certificate and Dean Witter Discover By-Laws. In accordance with the Merger Agreement, at the Effective Time, the Dean Witter Discover Certificate and the Dean Witter Discover By-Laws will be amended as described herein. Accordingly, upon consummation of the Merger, the rights of Dean Witter Discover stockholders and Morgan Stanley stockholders who become stockholders of MSDWD in the Merger will be governed by the DGCL, the MSDWD Certificate and the MSDWD By-Laws. The following is a summary of the material differences between the current rights of Morgan Stanley and Dean Witter Discover stockholders and the rights of MSDWD stockholders following the Merger. This summary does not purport to be complete and is qualified in its entirety by reference to the relevant provisions of the DGCL, the Morgan Stanley Certificate, the Morgan Stanley By-Laws, the Dean Witter Discover Certificate, the Dean Witter Discover By-Laws, the MSDWD Certificate and the MSDWD By-Laws. Copies of the amendments to the Dean Witter Discover Certificate and the Dean Witter Discover By-Laws to be effected in the Merger are set forth as Exhibits A-1 and A-2 to the Merger Agreement, attached to this Joint Proxy Statement/Prospectus as Annex I, and are incorporated by reference herein. Copies of the Morgan Stanley Certificate, the Morgan Stanley By-Laws, the Dean Witter Discover Certificate and the Dean Witter Discover By-Laws are incorporated by reference in this Joint Proxy Statement/Prospectus.

 Authorized Capital

  The total number of authorized shares of capital stock of Morgan Stanley is 630,000,000 shares, consisting of 30,000,000 shares of preferred stock of no par value and 600,000,000 shares of common stock, par value $1.00 per share. The total number of authorized shares of capital stock of Dean Witter Discover is 510,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.01 per share, and 500,000,000 shares of common stock, par value $0.01. The total number of authorized shares of capital stock of MSDWD will be 1,780,000,000, consisting of 30,000,000 shares of preferred stock and 1,750,000,000 shares of common stock, par value $0.01 per share. See "Description of MSDWD Capital Stock Following the Merger."

 Board of Directors

  The Morgan Stanley Certificate provides that the number of directors shall be not fewer than four nor greater than 15 persons, as shall be established from time to time by a majority of the Morgan Stanley Board, and the directors are elected each year at the annual meeting of stockholders. Morgan Stanley currently has ten directors. The Dean Witter Discover Certificate and Dean Witter Discover By-Laws provide that the number of directors shall be not fewer than three nor greater than 15 persons, as shall be established from time to time by a majority of the Dean Witter Discover Board, and the directors are elected each year at the annual meeting of stockholders. Dean Witter Discover currently has ten directors, six of whom are standing for election at the Dean Witter Discover Annual Meeting. The MSDWD Certificate will provide for a Board of Directors initially consisting of 14 directors, divided into classes initially consisting of four, four and six directors, respectively, with initial terms expiring at the annual meetings of stockholders to be held in 1998, 1999 and 2000, respectively. Thereafter, directors shall hold office for a term expiring at the third succeeding annual meeting of shareholders after their election. A majority of the MSDWD Board may increase or decrease the number of directors, except that until December 31, 2000, a three-quarters vote of the MSDWD Board will be required to change the number of directors to an odd number.

  The Morgan Stanley Certificate provides that directors may be removed, with or without cause, only with the approval of the holders of at least 80% of the voting power of the Voting Stock of Morgan Stanley, voting together as a single class. The Dean Witter Discover Certificate provides that directors can be removed only with cause and with the approval of 66 2/3% of the voting power of the Voting Stock of Dean Witter Discover. The MSDWD Certificate will provide that directors may be removed only for cause and with the approval of the holders of at least 80% of the voting power of the Voting Stock of MSDWD, voting together as a single class.

 Committees

  The Morgan Stanley By-Laws and Dean Witter Discover By-Laws each provide and the MSDWD By-Laws will provide for the creation of committees by a majority vote of their respective Boards of Directors. The By-Laws of each Company also provide that the members of such committees may choose another director to act as an alternate committee member in the case of the absence or disqualification of any committee member. The MSDWD By-Laws will provide for the creation of an executive committee, a nominating and directors committee, an audit committee and a compensation committee. A three-quarters vote of the MSDWD Board will also be required until December 31, 2000 to create any additional committees, determine the number of directors comprising a committee, modify any of the powers or authority of the committees, change the chairman of a committee, remove a director from a committee or change any designated alternate committee member.

 Special Meetings of Stockholders

  The Morgan Stanley By-Laws provide that special meetings of stockholders may be called at any time and for any purpose by the Chairman of the Morgan Stanley Board, by the President of Morgan Stanley or by order of the Morgan Stanley Board, and shall be called by the Secretary of Morgan Stanley upon the written request of the holders of at least 80% of the voting power of the Voting Stock of Morgan Stanley, setting forth the purpose of such meeting. The Dean Witter Discover By-Laws provide that special meetings may be called at any time only by the Secretary of Dean Witter Discover at the direction of the Dean Witter Discover Board. The MSDWD By-Laws will contain the same provision as the Dean Witter Discover By-Laws.

 Advance Notice of Stockholder-Proposed Business at Annual Meetings

  The Dean Witter Discover By-Laws provide that a stockholder must give timely written notice to the Secretary of Dean Witter Discover if the stockholder intends to bring any business before a meeting of stockholders or to make nominations for the Dean Witter Discover Board. Dean Witter Discover's advance notice provisions require stockholders to give such written notice not less than 90 days nor more than 120 days prior to the first anniversary of the prior year's annual meeting. The Morgan Stanley By-Laws do not contain any such provision. The MSDWD By-Laws will require stockholders to give such notice to the Secretary of MSDWD not less than 90 days nor more than 120 days prior to the first anniversary of the prior year's annual meeting; provided, however, that with respect to the annual meeting to be held in 1998, the anniversary date shall be deemed to be April 2, 1998; provided further that in the event that the date of the meeting is advanced by more than 30 days, or delayed by more than 90 days, from such date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

 Action of Stockholders

  The Morgan Stanley By-Laws provide that stockholders may act by written consent provided that such consent is signed by the stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Dean Witter Discover Certificate provides, and the MSDWD Certificate will provide, that any action by stockholders must be effected at an annual or special meeting of stockholders.

 Amendment of Governing Documents

  The Dean Witter Discover Certificate generally requires the approval of 66 2/3% of the voting power of the Voting Stock of Dean Witter Discover to amend or repeal any provision of or adopt provisions inconsistent with the Dean Witter Discover Certificate unless a higher percentage is specified in any provision with respect to such provision. Provisions in the Dean Witter Discover Certificate relating to the election of directors, actions by stockholders, directors' liability, business combinations with interested stockholders or their affiliates, payment of greenmail and amendments of such provisions of the Dean Witter Discover Certificate require the approval of 80% of the voting power of the Voting Stock of Dean Witter Discover to effect such amendments, repeals or adoptions. The Morgan Stanley Certificate does not contain any provision which generally addresses amendments thereto and, therefore, is governed by Section 242 of the DGCL. In accordance with Section 242, the Morgan Stanley Board may propose, and the stockholders may adopt by a majority vote of the Voting Stock of Morgan Stanley, an amendment to the Morgan Stanley Certificate. The Morgan Stanley Certificate further provides that an affirmative vote of at least 80% of the voting power of the Voting Stock of Morgan Stanley, voting together as a single class, is required to adopt any provision in the Morgan Stanley Certificate which is inconsistent with the Morgan Stanley By-Laws. The MSDWD Certificate will provide that, generally, the MSDWD Certificate can be amended under the default provisions of the laws of the State of Delaware. As described above, under Section 242 of the DGCL, the MSDWD Board will be able to propose, and the stockholders will be able to adopt by a majority vote of the Voting Stock of MSDWD, an amendment to the MSDWD Certificate. However, the MSDWD Certificate also will provide that the provisions in the MSDWD Certificate relating to amendment of the MSDWD By-Laws, action of Shareholders, the MSDWD Board and amendments of such provisions of the MSDWD Certificate require the approval of 80% of the voting power of the Voting Stock to amend, repeal or adopt any provision inconsistent with the provisions described in this sentence.

  Amendments or repeals to the Morgan Stanley By-Laws or the adoption of new provisions may be effected either by the Morgan Stanley Board or with the approval of at least 80% of the voting power of the Voting Stock of Morgan Stanley, voting together as a single class, except that the Morgan Stanley Board may not amend the provision under which Morgan Stanley elects not to be governed by Section 203 of the DGCL relating to business combinations with interested stockholders. The Dean Witter Discover By-Laws provide that the Dean Witter Discover By-Laws may be altered, amended or repealed or new provisions may be adopted by a majority of the Dean Witter Discover Board or with the approval of 66 2/3% of the Voting Stock of Dean Witter Discover. The MSDWD Certificate will provide that the MSDWD By-Laws may be altered, amended or repealed or new provisions may be adopted by the MSDWD Board or with the approval of at least 80% of the voting power of the Voting Stock of MSDWD. Furthermore, the MSDWD By-Laws will provide that such By-Laws may be altered, amended or repealed or new provisions may be adopted by the MSDWD Board or with the approval of at least 80% of the voting power of the Voting Stock of MSDWD; provided, however, that a three-quarters vote of the MSDWD Board will be required for the MSDWD Board to amend, alter, repeal or adopt new By-Laws in conflict with the provisions of the MSDWD By-Laws relating to the removal of certain officers (as described below) and certain amendments of the MSDWD By-Laws; and provided further, however, that until December 31, 2000, a three-quarters vote of the MSDWD Board will be required for the MSDWD Board to amend, alter, repeal or adopt new By-Laws in conflict with certain provisions of the MSDWD By-Laws relating to committees, committee members and chairmen, certain changes to the number of directors and certain other amendments of the MSDWD By-Laws.

 Interested Transactions

  The Dean Witter Discover Certificate requires the approval of at least 80% of the voting power of the Voting Stock of Dean Witter Discover held by disinterested stockholders for the approval of certain business combinations with interested stockholders or their affiliates, including mergers, consolidations, certain sales, leases, exchanges, mortgages, pledges, transfers or other dispositions having a fair market value greater than $5.0 million, certain issuances or transfers of securities in exchange for cash, securities or other property having a fair market value greater than $5.0 million, the adoption of certain plans for liquidation or dissolution proposed by such interested stockholder or affiliate and reclassification of securities or recapitalization; provided that such higher vote will not be required if the transaction either is approved by the Dean Witter Discover Board or meets certain conditions related to price and procedure. The Dean Witter Discover Certificate defines an interested stockholder as a person (other than Dean Witter Discover, its subsidiaries or its employee benefits plans) who is a beneficial owner of 5% or more of the voting power of the outstanding Voting Stock of Dean Witter Discover or an affiliate of Dean Witter Discover who within the last two years was such a 5% beneficial owner. The Morgan Stanley Certificate contains no similar provisions with respect to certain combinations with interested stockholders and, pursuant to the Morgan Stanley By-Laws, Morgan Stanley has elected not to be governed by Section 203 of the DGCL relating to such business combinations. The MSDWD By-Laws will not contain any similar business combination provisions and, accordingly, MSDWD will also be subject to Section 203 of the DGCL. None of the transactions contemplated by the Merger are restricted by Section 203 of the DGCL.

 Certain Restrictions on Repurchases of Securities

  The Dean Witter Discover Certificate contains a provision requiring that any direct or indirect purchase or other acquisition by Dean Witter Discover of shares of any class of equity securities from any interested stockholder who has beneficially owned 5% or more of Dean Witter Discover's outstanding capital stock for less than two years prior to the date of such purchase must first be approved by the affirmative vote of at least a majority of the voting power of the then outstanding shares of Voting Stock of Dean Witter Discover not owned by such person. The Morgan Stanley Certificate contains no similar provision and the MSDWD Certificate will not contain any such provision.

 Removal of Officers

  The Morgan Stanley By-Laws permit the removal of any officer by a resolution approved by a majority of the Morgan Stanley Board. The Dean Witter Discover By-Laws permit the Chief Executive Officer, the Chief Operating Officer and the heads of the business divisions to remove any officer appointed by any of them at any time. The MSDWD By-Laws will permit the removal of any officer by the MSDWD Board or authorized officers; provided, however that a three-quarters vote of the MSDWD Board will be required to remove Mr. Purcell as Chairman and Chief Executive Officer of MSDWD or Mr. Mack as President and Chief Operating Officer of MSDWD or to modify either of their respective roles, duties or authority.

 Rights Plan

  Morgan Stanley does not have a stockholders' rights plan. Dean Witter Discover entered into a Rights Agreement (as amended, the "Rights Agreement"), dated as of April 25, 1995 and amended as of February 4, 1997, with Chase Manhattan Bank (as successor to Chemical Bank), as rights agent (the "Rights Agent"), which will continue in effect as the rights plan for MSDWD (the "Rights Plan"). All references in the following description to Dean Witter Discover Common Stock, Dean Witter Discover Preferred Stock and the Dean Witter Discover Board also refer to MSDWD Common Stock, MSDWD Preferred Stock and the MSDWD Board following the Merger.

  The following description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Rights Agreement. See "Where You Can Find More Information."

  Pursuant to the Rights Agreement, rights (each a "Right") attach to each share of Dean Witter Discover Common Stock outstanding and entitle the registered holder to purchase from Dean Witter Discover a unit (a "Unit") consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Dean Witter Discover Series A Preferred Stock"), at a purchase price of $175 per Unit (the "Purchase Price"), subject to adjustment. At present, as a result of Dean Witter Discover's stock split (in the form of a stock dividend), effective January 14, 1997, each share of Dean Witter Discover Common Stock outstanding has, and each share of Dean Witter Discover's Common Stock will have, attached thereto one-half Right.

  The Rights will separate from the Dean Witter Discover Common Stock upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Dean Witter Discover Common Stock (the "Stock Acquisition Date") and (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Dean Witter Discover Common Stock (the earlier of (i) and (ii), the "Distribution Date"). Until the Distribution Date, (i) the Rights will be evidenced by the Dean Witter Discover Common Stock certificates and will be transferred with and only with such Dean Witter Discover Common Stock certificates, (ii) new Dean Witter Discover Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Dean Witter Discover Common Stock outstanding will also constitute the transfer of the Rights associated with the Dean Witter Discover Common Stock represented by such certificate.

  The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 21, 2005 unless earlier redeemed by Dean Witter Discover as described below. At no time will the Rights have any voting power.

  As soon as practicable after the Distribution Date, rights certificates (the "Rights Certificates") will be mailed to holders of record of the Dean Witter Discover Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Dean Witter Discover Board, only shares of Dean Witter Discover Common Stock issued prior to the Distribution Date will be issued with Rights.

  In the event that an Acquiring Person becomes the beneficial owner of 15% or more of the then outstanding shares of Dean Witter Discover Common Stock (unless such acquisition is made pursuant to a tender or exchange offer for all outstanding shares of Dean Witter Discover Common Stock at a price determined by a majority of the independent directors of Dean Witter Discover who are not representatives, nominees, affiliates or associates of an Acquiring Person to be fair and otherwise in the best interest of Dean Witter Discover and its stockholders after receiving advice from one or more investment banking firms (a "Qualifying Offer")), each holder of a Right will thereafter have the right to receive, upon exercise, Dean Witter Discover Common Stock (or, in certain circumstances, cash, property or other securities of Dean Witter Discover) having a value equal to two times the Exercise Price of the Right. The Exercise Price is the Purchase Price times the number of shares of Dean Witter Discover Common Stock associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of the event described in this paragraph (a "Flip-in Event"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the Flip-in Event described above until such time as the Rights are no longer redeemable by Dean Witter Discover as set forth below.

  In the event that, following the Stock Acquisition Date, (i) Dean Witter Discover engages in a merger or business combination transaction in which Dean Witter Discover is not the surviving corporation (other than a merger consummated pursuant to a Qualifying Offer), (ii) Dean Witter Discover engages in a merger or business combination transaction in which Dean Witter Discover is the surviving corporation and the Dean Witter Discover Common Stock is changed or exchanged, or (iii) 50% or more of Dean Witter Discover's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the Exercise Price of the Right.

  The Purchase Price payable and the number of Units of Dean Witter Discover Series A Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Dean Witter Discover Series A Preferred Stock, (ii) if holders of the Dean Witter Discover Series A Preferred Stock are granted certain rights or warrants or subscribe for Dean Witter Discover Series A Preferred Stock or convertible securities at less than the current market price of the Dean Witter Discover Series A Preferred Stock, or (iii) upon the distribution to holders of the Dean Witter Discover Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

  With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Dean Witter Discover Series A Preferred Stock on the last trading date prior to the date of exercise.

  At any time until ten days following the Stock Acquisition Date, Dean Witter Discover may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Under certain circumstances, the decision to redeem shall require the concurrence of a majority of the Continuing Directors (as defined below). Immediately upon the action of the Dean Witter Discover Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

  The term "Continuing Director" means any member of the Dean Witter Discover Board who was a member of the Dean Witter Discover Board prior to the adoption of the Rights Agreement and any person who is subsequently elected to the Dean Witter Discover Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Dean Witter Discover, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Dean Witter Discover, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Dean Witter Discover Common Stock (or other consideration) as set forth above or if the Rights shall ever be redeemed.

  Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Dean Witter Discover Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Dean Witter Discover Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

  Pursuant to the Merger Agreement, Dean Witter Discover has amended the Rights Agreement so as to render the Rights inapplicable to the Merger and the other transactions contemplated by the Merger Agreement and the Stock Option Agreements. See "Certain Provisions of the Merger Agreement--Amendment to Rights Plan."

 Certain Provisions Relating to Share Acquisitions

  Section 203 of the DGCL prohibits a corporation which has voting stock traded on a national securities exchange, designated on The NASDAQ Stock Market or held of record by more than 2,000 stockholders from engaging in certain business combinations, including a merger, sale of substantial assets, loan or substantial issuance of stock, with an interested stockholder (defined as the owner of 15% or more of the corporation's voting stock), or an interested stockholder's affiliates or associates, for a three-year period beginning on the date the interested stockholder acquires 15% or more of the outstanding voting stock of the corporation. The restrictions on business combinations do not apply if (i) prior to such date, the board of directors gives prior approval to the business combination or the transaction in which the 15% ownership level is exceeded, (ii) the interested stockholder acquires, in the transaction pursuant to which the interested stockholder becomes the owner of 15% or more of the outstanding stock, 85% of the corporation's stock (excluding those shares owned by persons who are directors and also officers as well as employee stock plans in which employees do not have a confidential right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer) or (iii) the business combination is approved by the board of directors and authorized at a meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock, excluding shares owned by the interested stockholder. A Delaware corporation may elect, pursuant to its certificate of incorporation or by-laws, not to be governed by this provision; the Dean Witter Discover Certificate and the Dean Witter Discover By-Laws contain no such election, the Morgan Stanley By-Laws contain an election not to be subject to Section 203 of the DGCL and the MSDWD Certificate and the MSDWD By-Laws will contain no such election.

  Anti-takeover Effect of Certain Provisions of MSDWD Certificate, MSDWD By-Laws, the Rights Plan and Section 203 of the DGCL

  Certain of the provisions of the MSDWD Certificate and MSDWD By-Laws described above and Section 203 of the DGCL may have the effect of impeding the acquisition of control of MSDWD by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by the MSDWD Board. These provisions are designed to reduce, or have the effect of reducing, the vulnerability of MSDWD to an unsolicited proposal for the restructuring or sale of all or substantially all the assets of MSDWD or an unsolicited takeover attempt which is unfair to MSDWD stockholders. The shares of authorized stock that will be available for issuance by MSDWD might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the holders of MSDWD Common Stock. The ability of the MSDWD Board to issue additional shares of stock could enhance their ability to negotiate on behalf of the stockholders in a takeover situation and also could be used by the MSDWD Board to make a change in control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The Rights Plan also may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire, or merge with, MSDWD without conditioning the offer on the Rights being rendered inapplicable.

           OTHER INFORMATION FOR DEAN WITTER DISCOVER ANNUAL MEETING

                     PROPOSAL NO. 2--ELECTION OF DIRECTORS

 Nominees for Election as Dean Witter Discover Directors

  At the Dean Witter Discover Annual Meeting, the stockholders of Dean Witter Discover will elect seven directors to hold office until the next annual meeting of stockholders of Dean Witter Discover or, if the Merger is consummated, until the expiration of their respective terms as described herein, and, in each case until their successors are elected and qualify. The MSDWD Board will initially consist of 14 members in three classes, half of whom have been designated by each of Morgan Stanley and Dean Witter Discover, and no more than two members appointed by each party shall be "inside" directors. At the Effective Time, the Morgan Stanley designees will become directors of the MSDWD Board pursuant to the Merger Agreement. See "Directors and Executive Officers of MSDWD Following the Merger--Directors." If the Merger is not approved, the directors of the Dean Witter Discover Board elected at the Dean Witter Discover Annual Meeting may designate up to three additional members to the Dean Witter Discover Board. Dean Witter Discover has inquired of each nominee and has ascertained that each will serve if elected. If any nominee shall become unavailable prior to the election, the accompanying proxy card will be voted for the election in the nominee's stead of such other person as the Dean Witter Discover Board may recommend.

  Currently, there are ten members of the Dean Witter Discover Board. Sybil C. Mobley, who became a director of Dean Witter Discover in February 1993 shortly before its initial public offering, and Robert M. Gardiner, former chairman of Dean Witter Discover, who became a director in March 1993, will be retiring from the Dean Witter Discover Board as a result of attaining Dean Witter Discover's mandatory retirement age for directors. In addition, in connection with the Merger, Alfred C. DeCrane, Jr., who has been a director of Dean Witter Discover since July 1993, and Nancy Kassebaum Baker, who joined the Dean Witter Discover Board more recently, are not standing for reelection. Dean Witter Discover wishes to express its gratitude for the valuable service provided by all of these directors during their tenure on the Dean Witter Discover Board.

  All nominees (other than Thomas C. Schneider) are current directors of Dean Witter Discover. Set forth below is a list of the nominees for election as director and a brief description of the background of each nominee for director:

PHILIP J. PURCELL

  Mr. Purcell, age 53, has served as Chairman of the Board and Chief Executive Officer of Dean Witter Discover, and of Dean Witter and NCSI since 1986. Mr. Purcell has also been Chairman of the Board of SPS since 1991 and is a director or trustee of each of the 85 registered investment companies for which InterCapital serves as investment manager or investment advisor.

THOMAS C. SCHNEIDER

  Mr. Schneider, age 59, has served as Executive Vice President and Chief Financial Officer of Dean Witter Discover since 1987. Mr. Schneider is also a director of SPS.

EDWARD A. BRENNAN

  Mr. Brennan, age 63, is the former Chairman of the Board, President and Chief Executive Officer of Sears, having served in such capacities for more than five years until his retirement in August 1995. He has been a director of Dean Witter Discover since February 1993. Mr. Brennan is also a director of AMR Corporation, Minnesota Mining and Manufacturing Company, The Allstate Corporation, Unicom Corporation, Dean Foods Company and The SABRE Group Holdings Inc.

C. ROBERT KIDDER

  Mr. Kidder, age 52, has served since January 1995 as Chairman of the Board and Chief Executive Officer of Borden, Inc., a consumer and specialty products company. He served from June 1988 to August 1991 as President and Chief Executive Officer, and from August 1991 to October 1994 as Chairman and Chief Executive Officer, of Duracell. Mr. Kidder has been a director of Dean Witter Discover since July 1993 and is also a director of AEP Industries Inc. and Electronic Data Systems Corporation.

MILES L. MARSH

  Mr. Marsh, age 49, has served as Chairman of James River, a manufacturer and marketer of consumer paper products, since January 1996 and has been James River's President and Chief Executive Officer since October 1995. Previously, Mr. Marsh served as Chairman and Chief Executive Officer of Pet Inc., a leading prepared foods company, from March 1991 to February 1995. He has been a director of Dean Witter Discover since December 1996. Mr. Marsh is also a director of GATX Corporation and Whirlpool Corporation.

MICHAEL A. MILES

  Mr. Miles, age 57, has served since January 1995 as a special limited partner in Forstmann Little & Company, a private investment firm with interests in electronics, aerospace, publishing and other industries. From September 1991 to July 1994, he was the Chairman of the Board and Chief Executive Officer of Philip Morris. Previously, Mr. Miles was a Vice Chairman and Chief Executive Officer of Philip Morris and Chairman and chief Operating Officer of Kraft Foods, Inc., for more than five years. Mr. Miles was a director of Dean Witter Discover from February 1993 until May 1994 and again became a director of Dean Witter Discover from February 1993 until May 1994 and again became a director of Dean Witter Discover in January 1995. He is also a director of Sears, The Allstate Corporation, Time Warner Inc. and Dell Computer Corporation.

CLARENCE B. ROGERS, JR.

  Mr. Rogers, age 67, has served since October 1992 as Chairman of the Board of Equifax. Mr. Rogers served as Chief Executive Officer of Equifax for more than five years until December 1995. He was also President of Equifax from October 1987 to October 1992. He has been a director of Dean Witter Discover since February 1993 and is also a director of Sears, Briggs & Stratton Corporation, Oxford Industries, Inc. and Teleport Communications Group, Inc.

 Committees and Meetings of the Dean Witter Discover Board

  The Dean Witter Discover Board of Directors met eight times during 1996. The Dean Witter Discover Board's committees, members and functions are described below. Each current director attended 75% or more of Dean Witter Discover Board meetings and the meetings of committees on which such director served that were held during 1996 except Clarence B. Rogers, Jr., who attended 73% of all such meetings.

  Audit Committee. The current members of the audit committee of the Dean Witter Discover Board (the "Audit Committee") are Sybil C. Mobley (Chair), Alfred C. DeCrane, Jr. and Mr. Rogers. The Audit Committee met two times during 1996 and is responsible for reviewing and recommending to the Dean Witter Discover Board internal accounting and financial controls for Dean Witter Discover and accounting principles and auditing practices to be employed in the preparation and review of Dean Witter Discover's financial statements. The Audit Committee is also responsible for recommending to the Dean Witter Discover Board independent public accountants to audit the annual financial statements of Dean Witter Discover and the scope of such audit.

  Compensation Committee. The current members of the compensation committee of the Dean Witter Discover Board (the "Compensation Committee") are Edward A. Brennan (Chair), C. Robert Kidder, Michael A. Miles and Mr. Rogers. The Compensation Committee, which met four times during 1996, is responsible for compensation policies for, and the compensation of, officers of Dean Witter Discover. Effective April 19, 1996, the Dean Witter Discover Board dissolved its Stock Option Committee, which had been responsible for administering all of Dean Witter Discover's stock plans for employees and Dean Witter Discover's formula compensation plan for its executive officers, and delegated its responsibilities and authority to the Compensation Committee. Compensation Committee membership is limited to directors who are both "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and qualify as "outside directors" under section 162(m) of the Code and regulations thereunder.

  Committee on Directors. Effective April 19, 1996, the Dean Witter Discover Board established the Committee on Directors (the "Committee on Directors"), whose current members are Mr. Miles (Chair), Robert M. Gardiner and Mr. Kidder. The committee is responsible for evaluating and recommending director candidates to the Dean Witter Discover Board, assessing Dean Witter Discover Board performance not less frequently than every three years, recommending director compensation and benefits philosophy for Dean Witter Discover, reviewing individual director performance as issues arise, periodically reviewing Dean Witter Discover's corporate governance profile and such other purposes as the Dean Witter Discover Board may determine. The Committee on Directors met one time in 1996.

 Director Compensation

  During 1996, Directors who were not employees of Dean Witter Discover or a Dean Witter Discover affiliate ("Non-Employee Directors") received annual cash retainers and meeting fees. Retainers and fees were increased immediately following the Dean Witter Discover 1996 Annual Meeting on April 19, 1996. Annual retainers and fees for 1996 were as follows:

                                                            EFFECTIVE  EFFECTIVE
                                                            JANUARY 1, APRIL 19,
                     ANNUAL RETAINER OR FEE                    1996      1996
                     ----------------------                 ---------- ---------
      Dean Witter Discover Board Member....................  $30,000    $35,000
      Committee Chair......................................    5,000      7,500
      Committee Member.....................................    3,000      5,000
      Attendance at Dean Witter Discover Board
       or Committee Meeting................................    1,000      1,000

  Non-Employee Directors also participated in Dean Witter Discover's 1993 Stock Plan for Non-Employee Directors (the "1993 Non-Employee Directors Plan"). In addition, upon approval by Dean Witter Discover's stockholders at the Dean Witter Discover 1996 Annual Meeting, the Directors' Equity Capital Accumulation Plan ("DECAP") took effect, superseding the 1993 Non-Employee Directors Plan. Under DECAP, Non-Employee Directors receive both formula-based stock option awards covering 2,000 shares of Dean Witter Discover Common Stock and formula-based grants of 300 shares of Dean Witter Discover Common Stock upon initially joining the Dean Witter Discover Board and at each re-election (adjusted in 1997 to awards covering 4,000 shares and grants of 600 shares of Dean Witter Discover Common Stock to reflect a 2-for-1 stock split which became effective January 14, 1997). DECAP further provides that each Non-Employee Director may elect to receive all or a portion of annual cash retainers and meeting fees, on a current or deferred basis, in shares of Dean Witter Discover Common Stock at a fair market value equal to the cash retainers or fees that would otherwise have been paid and may elect to defer receipt of formula-based Dean Witter Discover Common Stock grants.

  Dean Witter Discover matches certain charitable gifts made by Non-Employee Directors up to a maximum of $2,000 per year. During 1996, Dean Witter Discover matched charitable gifts in the amount of $2,000 each on behalf of Messrs. DeCrane, Gardiner and Rogers.

  Any Director who is also an employee of Dean Witter Discover or an affiliate is not entitled to any compensation for serving as a Director of Dean Witter Discover.

                          EXECUTIVE COMPENSATION

 Summary Compensation Table

  The following table includes compensation information on Mr. Purcell and the four other most highly paid executive officers, determined using 1996 compensation (the "named executive officers") of Dean Witter Discover for the three most recent fiscal years ended December 31.

                        SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                   ------------
                                                                      AWARDS
                                                                   ------------
                                 ANNUAL COMPENSATION
                               -----------------------
                                                         OTHER      SECURITIES
                                                        ANNUAL      UNDERLYING
                                                       COMPENSA-     OPTIONS     ALL OTHER
   NAME AND PRINCIPAL                                    TION          SARS     COMPENSATION
        POSITION          YEAR SALARY ($) BONUS ($)(1)  ($)(2)        (#)(3)       ($)(4)
   ------------------     ---- ---------- ------------ ---------   ------------ ------------
Philip J. Purcell         1996  750,000    3,200,000    310,579        -0-         3,633
Chairman and CEO of Dean  1995  725,000    2,800,000    129,228      850,000       4,902
Witter Discover           1994  700,000    2,500,000    128,316        -0-         4,395
Richard M. DeMartini
President, Dean Witter    1996  415,000    2,335,000    226,626        -0-         5,540
Capital and EVP of Dean   1995  405,000    1,945,000     89,768      400,000       5,540
Witter Discover           1994  400,000    1,700,000     87,255        -0-         5,558
James F. Higgins
President, Dean Witter    1996  400,000    2,350,000    228,082        -0-         5,540
Financial and EVP of      1995  390,000    1,960,000    140,760(5)   400,000       5,540
Dean Witter Discover      1994  380,000    1,720,000     88,281        -0-         5,558
Mitchell M. Merin
EVP and Chief             1996  285,000      700,000     67,939        -0-         3,633
Administrative Officer    1995  275,000      615,000     28,384      240,000       4,902
of Dean Witter Discover   1994  237,000      600,000     30,796       32,500       4,395
Thomas C. Schneider
EVP and Chief Financial   1996  335,000    1,115,000    258,078(6)     -0-         3,633
Officer of Dean Witter    1995  325,000      985,000     45,461      300,000       4,902
Discover                  1994  315,000      910,000    120,366(6)     -0-         4,395

--------

(1) Amounts shown include 20% of the annual bonuses which was mandatorily deferred by Dean Witter Discover under its Tax Deferred Equity Participation Plan ("TDEPP"). Under the terms of TDEPP, Dean Witter Discover effects this deferral by granting awards in lieu of cash payment of 20% of the bonus. TDEPP awards are denominated in units and are unsecured promises to pay to the employee a certain number of shares of Dean Witter Discover Common Stock in the future. The awards vest two years after the award date and are payable five years after the award date. TDEPP awards are subject to a "change in control" provision pursuant to which, upon the occurrence of certain events, the vesting and distribution of TDEPP awards are accelerated. The Merger will not constitute a "change in control" for purposes of TDEPP.

    To determine the number of shares of Dean Witter Discover Common Stock covered by a TDEPP award, Dean Witter Discover takes 20% of each eligible employee's annual bonus and translates that amount into units by dividing that amount by 80% of Dean Witter Discover's cost of acquiring shares of its Common Stock during the fourth quarter of the prior year (the "Acquisition Price").

(2) The Other Annual Compensation amounts equal the product of (a) the difference between (x) the fair market value of the shares of Dean Witter Discover Common Stock covered by the named executive officers' TDEPP awards on the dates the awards were made (January 22, 1997, January 23, 1996 and January 24,

   1995, respectively) and (y) the Acquisition Price multiplied by (b) the number of shares awarded under TDEPP to each named executive officer, except for Mr. Higgins for 1995 which amount is set forth in footnote 5 below and for Mr. Schneider for 1996 and 1994 which amounts are set forth in footnote 6 below.

    The fair market value of shares covered by TDEPP awards was determined, pursuant to the terms of TDEPP, as the average of the high and low price per share of Dean Witter Discover Common Stock as reported on the NYSE Composite Transaction Tape for each award date ($37.6875 for January 22, 1997, $25.0313 for January 23, 1996 and $17.6563 for January 24, 1995). The
  Acquisition Prices used to determine TDEPP awards for 1996, 1995 and 1994 were $25.374, $20.338 and $14.051, respectively, resulting in awards of 25,223, 27,535 and 35,586 shares to Mr. Purcell; 18,405, 19,127 and 24,198 shares to Mr. DeMartini; 18,523, 19,274 and 24,483 shares to Mr. Higgins; 5,517, 6,048 and 8,541 shares to Mr. Merin; and 8,789, 9,686 and 12,953 shares to Mr. Schneider, respectively. Both prices and shares awarded have been adjusted to reflect Dean Witter Discover's 2-for-1 stock split effective January 14, 1997. TDEPP awards are subject to the vesting and "change in control" provisions discussed in footnote 1 above.

    The values ascribed to the TDEPP awards have been reported in accordance with the rules of the SEC. The value of such awards may never be realized and will be dependent on the market value of Dean Witter Discover Common Stock in the future.

(3) 1995 grants are awards of options to buy Dean Witter Discover Common Stock under the Dean Witter Discover's 1994 Omnibus Equity Plan. The 1994 grant to Mr. Merin was an award of an option to buy Dean Witter Discover Common Stock under the Dean Witter Discover's Omnibus Equity Incentive Plan. Such awards provide that in the event of a "change in control" of the Dean Witter Discover, any unvested portion of an award will immediately vest and become exercisable. The Merger will constitute a "change in control" for these purposes. Pursuant to the plans, awards have been equitably adjusted to reflect the 2-for-1 stock split, effective January 14, 1997.

(4) Represents amounts of the Dean Witter Discover's matching contribution under the DW START.

(5) Includes $90,460 representing the value of the discount at which shares of Dean Witter Discover Common Stock were awarded under TDEPP (see discussion of TDEPP awards in footnotes 1 and 2 above) and $50,300 representing the value of use of Dean Witter Discover-provided automobile to commute to and from work.

(6) Includes the value of the discount at which shares of Dean Witter Discover Common Stock were awarded under TDEPP (see discussion of TDEPP awards in footnotes 1 and 2 above) and payments received upon the exercise of options pursuant to tax benefit rights granted in connection with such options. The tax benefit rights entitled the optionee to an amount equal to the amount of compensation realized upon the exercise of the option multiplied by the then applicable maximum federal corporate income tax rate. The values of the discount and the benefit payment were $108,217 and $149,861 for 1996 and $46,707 and $73,659 for 1994, respectively.

 Option Exercises and Year-End Option Holdings

  The following table discloses information regarding stock options and SARs (as defined below) exercised during 1996 or held at December 31, 1996 by the named executive officers. The number of shares acquired during 1996, the number of securities underlying unexercised options and SARs at fiscal year end, the exercise or base price of each option and SAR and the value of Dean Witter Discover Common Stock at fiscal year end have been adjusted to reflect the 2-for-1 stock split effective on January 14, 1997.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES

                                                      NUMBER OF
                                                     SECURITIES        VALUE OF
                                                     UNDERLYING      UNEXERCISED
                                                     UNEXERCISED     IN-THE-MONEY
                                                   OPTIONS/SARS AT OPTIONS/SARS AT
                            SHARES                   FY-END (#)       FY-END ($)
                          ACQUIRE ON     VALUE      EXERCISABLE/     EXERCISABLE/
          NAME           EXERCISE (#) REALIZED ($)  UNEXERCISABLE  UNEXERCISABLE(1)
          ----           ------------ ------------ --------------- ----------------
Philip J. Purcell.......       -0-          -0-    1,586,443(E)      31,008,001(E)
                                                     566,667(U)(2) 8,818,755(U)(2)
Richard M. DeMartini....       -0-          -0-      723,539(E)      14,206,048(E)
                                                     266,667(U)       4,150,005(U)
James F. Higgins........       -0-          -0-      711,355(E)      13,937,227(E)
                                                     266,667(U)       4,150,005(U)
Mitchell M. Merin.......    15,540      232,498      239,078(E)       4,343,843(E)
                                                     170,834(U)       2,656,573(U)
Thomas C. Schneider.....    34,600      428,175      483,604(E)       9,328,172(E)
                                                     200,000(U)       3,112,500(U)

--------
(1) Value is based on the price of Dean Witter Discover Common Stock as of December 31, 1996 ($33.125 per share) minus the exercise or base price of the option or SAR. These values have not been, and may never be, realized, and actual gains, if any, on exercise will depend upon the value of Dean Witter Discover Common Stock on the date of exercise.

(2)Includes exercisable tandem SARs for 113,826 shares with a value of $2,295,968.

 Pension Plans

  The named executive officers are covered under different pension plans, principally because of Dean Witter Discover's corporate history. The two following paragraphs discuss estimated annual benefits payable upon retirement to each of the named executive officers.

  Mr. Purcell. The following table indicates the estimated annual benefits payable upon retirement to Mr. Purcell, for the specified compensation and years of service classifications, under the combined formulas of the Sears, Roebuck and Co. Pension Plan (the "Sears Pension Plan"), the Dean Witter Reynolds Inc. Pension Plan (the "DWR Pension Plan"), and the Dean Witter, Discover & Co. Transferred Executives Pension Supplement (the "Dean Witter Discover TEPS") as of December 31, 1996, assuming that Mr. Purcell remains in service with Dean Witter Discover until his retirement at age 65. The Sears Pension Plan and DWR Pension Plan are defined benefit pension plans intended to qualify under Code section 401(a). The Dean Witter Discover TEPS is a nonqualified, unfunded retirement plan which provides benefits to certain key executives, including Mr. Purcell, who transferred employment from Sears to Dean Witter Discover before June 30, 1993. Under the Dean Witter Discover TEPS, participants are to receive a monthly retirement amount equal to the excess, if any, of: (i) the amount that would have been payable from the Sears Pension Plan had the transfer to Dean Witter Discover or a subsidiary of Dean Witter Discover not occurred without regard to any limits imposed by the Code; over (ii) the amount of any defined benefit pension benefits payable from any pension plan qualified under the Code, or any nonqualified pension benefits payable to or on account of a participant from any plan of Sears, Dean Witter Discover or either of their subsidiaries; provided, however, that the benefit payable under the Dean Witter Discover TEPS shall not exceed the benefit that would be paid if the participant's annual pension earnings used to calculate benefits were equal to the participant's earnings for 1994.

                              PENSION PLAN TABLE

                                   YEARS OF SERVICE
                    -----------------------------------------------
      FINAL
      AVERAGE
      COMPENSATION    15       20        25        30        35
      ------------  ------- --------- --------- --------- ---------
       $  500,000   106,375   144,089   185,354   233,863   270,299
          750,000   160,994   218,163   280,627   354,077   409,218
        1,000,000   215,614   292,236   375,900   474,290   548,137
        1,500,000   324,854   440,383   566,446   714,718   825,975
        2,000,000   434,094   588,531   756,993   955,145 1,103,813
        2,500,000   543,334   736,678   947,539 1,195,572 1,381,651
        3,000,000   652,573   884,825 1,138,085 1,435,999 1,659,490
        3,500,000   761,813 1,032,972 1,328,631 1,676,427 1,937,328
        4,000,000   871,053 1,181,119 1,519,177 1,916,854 2,215,166

  "Compensation" or "earnings" under the Sears Pension Plan, the DWR Pension Plan and the Dean Witter Discover TEPS in combination generally refers to total annual cash compensation for services rendered to Dean Witter Discover and its subsidiaries and affiliates, including pre-tax salary deferrals, but excluding certain specified items such as incentive and long-term executive compensation plan awards, the value of stock awards, and employer contributions to profit sharing plans. "Earnings" used to calculate benefits under the DWR Pension Plan also includes amounts deferred on and after January 1, 1995 under the TDEPP. Current covered compensation under the Sears Pension Plan, the DWR Pension Plan and the Dean Witter Discover TEPS in 1996 for Mr. Purcell was $3,200,000. As of December 31, 1996, Mr. Purcell had approximately
18.75 years of credited service. Benefits under the Sears Pension Plan, the DWR Pension Plan and the Dean Witter Discover TEPS are computed on a straight life annuity basis and are subject to a deduction for Social Security benefits, and, in the case of the Dean Witter Discover TEPS, for accrued benefits under the Sears Pension Plan and the DWR Pension Plan.

  Messrs. DeMartini, Higgins, Merin & Schneider. Messrs. DeMartini, Higgins, Merin and Schneider are participants in the DWR Pension Plan. The plan was amended effective as of January 1, 1997 to provide that benefits for years after 1996 generally equal: (i) 1 percent of the participant's compensation plus (ii) 0.5 percent of the participant's compensation which exceeds the Social Security covered compensation limit. Pursuant to the amendment, benefits for years prior to 1997 generally equal the greater of: (i) benefits accrued under the plan as of December 31, 1996 without regard to the amendment; or (ii) the sum of (A) 1 percent of the participant's annual compensation (up to $150,000 for all years) in 1990 through 1996, multiplied by pre-1997 years of service, plus (B) 0.5 percent of the participant's compensation (as determined under (A)), if any, that exceeds the Social Security covered compensation limit, multiplied by pre-1997 years of service, reduced by (C) the pension equivalent of the participant's August 31, 1980 account balance, if any, under the former Dean Witter Reynolds Inc. Profit Sharing Plan. Up to 42.7 years of service may be taken into account under the DWR Pension Plan for purposes of calculating that portion of the benefits based upon compensation in excess of Social Security covered compensation. In no event shall a participant receive a benefit in an amount less than the benefit accrued under the terms of the plan in effect on December 31, 1996.

  Mr. Merin's DWR Pension Plan benefit includes a supplemental benefit equal to (i) the product of (A) the annual benefit he would be entitled to under the Sears Pension Plan, as of the date he terminates employment with Dean Witter Discover, if his years of service and compensation from Dean Witter Discover were taken into account under the Sears Pension Plan, multiplied by (B) the ratio of Mr. Merin's years of service credited under the Sears Pension Plan divided by his total years of service with Sears and Dean Witter Discover, minus (ii) the benefit payable to Mr. Merin under the Sears Pension Plan.

  Mr. Schneider is also a participant in the Dean Witter Reynolds Inc. Supplemental Pension Plan (the "DWR Supplemental Plan"), a nonqualified, unfunded retirement plan which provides benefits equal to the difference between a target benefit (in Mr. Schneider's case, the benefit payable to him under the DWR Pension Plan before any reduction made pursuant to Code section 415(e)) and benefits payable under the DWR Pension Plan and any other defined benefit plan of Dean Witter Discover and its subsidiaries or other specified retirement plans. Benefits are computed on the basis of a single life annuity, payable at age 65, and generally commence as of the same date pension benefits commence under the DWR Pension Plan.

  As of December 31, 1996, the estimated annual benefits payable under the DWR Pension Plan at the earliest age when a participant may retire with an unreduced benefit (age 65) to Messrs. DeMartini, Higgins, Merin and Schneider are $100,436, $95,250, $69,994 and $112,781, respectively, and the estimated annual benefit payable to Mr. Schneider under the DWR Supplemental Plan at the earliest age when a participant may retire with an unreduced benefit (age 65) is $7,219.

 Severance Arrangement

  Dean Witter Discover's KEEP currently covers approximately 25 key executives, including the named executive officers. KEEP provides for payments and other benefits if, within two years of a change in control (as generally defined below), Dean Witter Discover or its successor terminates a covered employee's employment (other than for cause or disability) or if the employee resigns for certain defined reasons such as an adverse change in responsibilities, a reduction in total compensation or certain required geographic relocations.

  Under KEEP, a covered employee may receive a lump sum payment of up to two times the covered employee's average salary plus total bonus for the three years prior to either the occurrence of a change in control or the termination of the covered employee's employment, whichever produces the greater benefit. When combined with the value of employee stock options that vest and deferred compensation that is paid as a result of a change in control, cash payments under KEEP may not exceed an amount that would not be subject to the excise tax provisions of the applicable sections of the Code. In addition to a cash payment, covered employees may also receive continued healthcare coverage for the employee and the employee's spouse and dependent children by continuing to pay the then-current employee contribution to Dean Witter Discover's healthcare plans.

  For purposes of KEEP, a "change in control" generally includes: (i) the acquisition by certain persons of beneficial ownership of 25% or more of Dean Witter Discover Common Stock or all outstanding voting securities of Dean Witter Discover; (ii) under certain conditions, a change in a majority of the Dean Witter Discover Board; or (iii) under certain conditions, the approval of a merger, consolidation, liquidation or a sale of all or substantially all of Dean Witter Discover's assets by the stockholders. The Merger will constitute a "change in control" for purposes of the KEEP.

 Compensation Committee's Report on Executive Compensation

  Compensation Governance. The Compensation Committee is composed of the four Non-Employee Directors listed below. We are responsible to the Dean Witter Discover Board, and to shareholders, for establishing and administering compensation programs for Dean Witter Discover's executive officers, including the chief executive officer, Mr. Purcell. The Stock Option Committee administered the 1994 Formula Compensation Plan (the "Formula Plan") and Dean Witter Discover's equity-based compensation plans until its dissolution and the transfer of its responsibilities to the Compensation Committee on April 19, 1996.

  Compensation Policies. Our fundamental policy is for executive officers to receive competitive total compensation for competitive performance versus selected peer companies. We believe that total compensation levels for executive officers, including Mr. Purcell, should be competitive versus peers by business segment, be equitable within and among business segments and link executive compensation with pre-established corporate performance goals, some of which are quantitative, such as return on equity and increases in market share, and others of which are a combination of quantitative and qualitative factors, such as the achievement of pre-established performance priorities and operating goals. We believe that executive compensation (particularly incentive compensation) should be influenced heavily by Dean Witter Discover's financial performance and value created for shareholders. We believe Dean Witter Discover should target cash compensation (salary plus annual incentive compensation) below median levels of selected peer companies, but that long-term, equity-based compensation should be above median levels, resulting in total compensation that is targeted at fully competitive levels.

  We review survey data from 43 peer companies (including data from all companies in the Stock Performance Graph peer group) for purposes of monitoring compensation levels for executive officers in relation to performance. Competitive information comes to us from internally generated studies. We also use the services of independent consultants who review management's data and provide the Compensation Committee with independent analyses and viewpoints.

  Our policy is to maximize the tax deductibility of compensation payments to executive officers, including Mr. Purcell, under Section 162(m) of the Code and the regulations thereunder ("Section 162(m)"). To this end, we have obtained shareholder approval for annual cash incentive and equity-based long-term incentive plans designed and administered to qualify compensation awarded thereunder as "performance-based." However, we retain the right to authorize payments that may not be fully deductible if we believe it is in the interests of shareholders to do so.

  Compensation Program. Total compensation for executive officers and other members of senior management is composed of four elements, excluding employee benefits:

    1. Base salaries;

    2. Annual incentive compensation payments which are highly variable by annual performance and paid 80% in cash;

    3. Mandatory deferral of 20% of annual incentive compensation into Dean Witter Discover Common Stock at a 20% discount which stock is forfeitable for two years and deferred for three additional years; and

    4. Above average stock options, which have been granted every other year (in odd years) since Dean Witter Discover's initial public offering in 1993.

  Base salaries are targeted at median competitive levels and administered based upon evaluated job performance and changes in salary ranges.

  The Compensation Committee administers the Formula Plan and determines the annual incentive compensation payable under the Plan for all executive officers, including Mr. Purcell. Annual incentive compensation for 1996 for Mr. Purcell and the other named executives was (i) the amount determined under the Formula Plan, or (ii) a lesser amount based on factors including change in net income from prior year, performance versus peers, preset non-financial performance-priority goals, individual business unit performance, where applicable, and expected competitive compensation levels.

  In determining the amount of annual incentive compensation for 1996, we made a general year-end review of overall job performance for Mr. Purcell and considered reviews made by Mr. Purcell of the other executive officers. Among the factors considered in all such reviews were purely quantitative measures such as profitability and return on equity of Dean Witter Discover and its business segments when compared with its peer competitors, and measures that included both quantitative and qualitative factors such as the achievement of pre-established performance priorities and operating goals. The Compensation Committee also considered current survey data and estimated changes to total cash compensation in 1996 for selected competitors of Dean Witter Discover and its Securities and NOVUS Services business segments.

  The Compensation Committee based its awards of annual incentive compensation for 1996 upon Dean Witter Discover's overall financial performance in an excellent securities environment and a challenging credit services environment characterized by an industry trend toward higher write-offs. We also considered Dean Witter Discover's continuing high return on equity of 19 percent, which reflected above median peer group performance. In addition, the Compensation Committee took into account Dean Witter Discover's increase in net income of approximately 11.1 percent from 1995 levels, which resulted from superior financial performance at Securities and good performance at NOVUS Services. Important performance priorities achieved at Securities included growth in the number of Account Executives to more than 9,000 at year-end and increased market share in key measures of the Securities business. At NOVUS Services, important performance priorities achieved included an increase in transaction volume of approximately 15 percent and a reduction in fraud losses of approximately 10 percent.

  Based upon its review, the Compensation Committee awarded Formula Compensation for 1996 to executive officers, including Mr. Purcell, in amounts as shown on the Summary Compensation Table, which represented an overall increase of approximately 16 percent from 1995 levels. We determined that all annual incentive awards were within the maximum amounts available under the Formula Plan.

  Under Dean Witter Discover's TDEPP, a percentage of annual incentive compensation to each executive officer, including Mr. Purcell, is deferred. Deferred amounts are awarded in the form of units based on Dean Witter Discover Common Stock valued at 80 percent of Dean Witter Discover's average cost of acquiring such shares during the fourth quarter of each year. Twenty percent of each executive officer's Formula Compensation, including Mr. Purcell's, was deferred and units of stock awarded using a value, adjusted to reflect Dean Witter Discover's 2-for-1 stock split, of $25.374 per share.

  Under Dean Witter Discover's practice of granting stock options every other year, no stock options were granted during 1996 to executive officers and senior management.

  CEO Compensation for 1996. Consistent with Dean Witter Discover's total compensation strategy, the Compensation Committee determined to increase Mr. Purcell's base salary for 1996 by 3.4 percent to $750,000. This was based upon a review of salaries of chief executive officers of selected competitors, Mr. Purcell's five-year salary history and a subjective assessment of Mr. Purcell's overall performance.

  Using the same factors cited previously for other executive officers, we approved annual incentive compensation for Mr. Purcell of $3,200,000, 20 percent of which was mandatorily deferred into TDEPP shares as disclosed in footnote (1) of the Summary Compensation Table on page 93. The Compensation Committee would have shareholders note that Mr. Purcell's annual compensation (salary plus annual incentive) increased 12.1 percent in 1996 from 1995 in relation to a 11.1 percent increase in net income.

  Changes for 1997. During 1996, the Compensation Committee undertook a study of Dean Witter Discover's long-term incentive compensation practices. Based upon its study, the Compensation Committee took several actions to enhance Dean Witter Discover's strategy of aligning the interest of its key employees and shareholders. Among the actions we took were the approval of a new, long-term equity-based compensation plan, the Dean Witter Discover Employees' Equity Accumulation Plan, which the Board has adopted and is submitting to stockholders for approval. We urge you to approve this plan as a necessary component of Dean Witter Discover's overall compensation strategy.

  We further determined that, beginning in 1997, stock option grants to senior managers, including the executive officers and Mr. Purcell, will be made on an annual instead of a biennial basis, with appropriate adjustments in the number of shares awarded. We also determined to award restoration option rights in connection with outstanding stock option grants to senior managers as a further means of encouraging share ownership among key employees.

  Also, beginning in 1997, amounts deferred under TDEPP will be increased based upon each participant's amount of annual incentive compensation. Amounts deferred will equal 20 percent of bonus amounts up to

$250,000; 30 percent of bonus amounts in excess of $250,000 but not over $500,000; and 40 percent of bonus amounts in excess of $500,000. The Compensation Committee believes the increased deferrals are an enhancement to Dean Witter Discover's equity-based compensation philosophy.

  Finally, we established stock ownership guidelines for executive officers and senior management in the following multiples of their 1996 annual cash compensation:

           CEO.........................................   3.0
           Other Executive Officers....................   2.5
           Other Senior Managers....................... 1.5-2

  Affected employees have five years to achieve the guidelines. Until the guidelines are met, employees subject to the guidelines are subject to certain restrictions on the disposition of Dean Witter Discover stock acquired under certain benefit plans.

  In Conclusion. The Compensation Committee and the Dean Witter Discover Board believe that the caliber and motivation of employees at all levels, and the quality of their leadership, are fundamentally important to maintaining a high-performing organization which creates long-term value for its shareholders. Offering a competitive, performance-based total compensation program that has a large equity component helps to achieve this objective by aligning the interests of executives and other key employees with those of shareholders. We believe that Dean Witter Discover's compensation program during 1996 has met the objectives identified above. Your approval of a new stock plan, set forth in Annex VI, will allow us to maintain a competitive and effective total compensation program going forward.

                                          Respectively submitted,

                                          Edward A. Brennan, Chair.
                                          C. Robert Kidder
                                          Michael A. Miles
                                          Clarence B. Rogers, Jr.

 Stock Performance Graph

  Set forth below is a graph comparing cumulative total stockholder returns of Dean Witter Discover, the Standard & Poor's 500 Stock Index (S&P 500(R)), the Standard & Poor's Financial Index (S&P Financial(R)) and a market capitalization weighted peer group of the following 13 companies (the "Peer Group"): A.G. Edwards, Inc., American Express Company, Banc One Corporation, The Charles Schwab Corporation, Citicorp, The Equitable Companies Incorporated, Franklin Resources, Inc., Household International, Inc., MBNA Corporation, Merrill Lynch & Co., Inc., NationsBank Corporation, PaineWebber Group Inc. and The Travelers Corporation. The graph assumes $100 invested on February 22, 1993 (the date of Dean Witter Discover's initial public offering) in Dean Witter Discover Common Stock (using the initial public offering price of $27 per share) and in each of the comparative indices with reinvestment of dividends on the date of payment without commissions, and is rounded to the nearest whole dollar.


                            Cumulative Total Return
                     February 22, 1993 - December 31, 1996

                           [CHART APPEARS HERE]

                  DWD       Peer Group       S&P 500 R  S&P Financials R
                 ------     ----------       ---------  ----------------
                 100.00       100.00           100.00       100.00
                 122.69       101.55           101.87       102.33
          Mar-93 142.13       110.10           104.48       106.89
                 143.52       105.98           101.82       103.26
                 127.69       107.52           104.14       102.80
          Jun-93 139.29       115.65           104.98       108.61
                 138.36       119.69           104.42       110.61
                 144.77       124.12           108.01       113.33
          Sep-93 163.86       131.50           107.68       116.07
                 153.15       118.31           109.77       109.20
                 141.89       118.42           108.35       105.28
          Dec-93 129.28       120.01           110.17       107.86
                 143.29       127.48           113.75       113.44
                 134.87       118.55           110.33       106.99
          Mar-94 122.22       111.11           106.08       103.16
                 140.95       115.04           107.30       106.52
                 146.55       118.12           108.63       111.91
          Jun-94 140.92       112.34           106.49       109.27
                 150.76       116.93           109.85       111.60
                 160.61       124.35           113.90       115.23
          Sep-94 141.77       115.94           111.70       107.50
                 145.54       117.18           114.00       108.98
                 132.35       113.49           109.54       102.30
          Dec-94 128.09       112.34           111.66       104.07
                 141.33       118.71           114.40       110.46
                 152.33       128.44           118.52       116.27
          Mar-95 154.70       129.40           122.57       117.41
                 160.87       135.01           126.00       121.36
                 180.94       146.54           130.58       130.44
          Jun-95 179.03       149.59           134.24       131.83
                 192.36       159.48           138.50       135.36
                 195.83       168.80           138.46       145.21
          Sep-95 214.93       172.36           145.45       152.01
                 190.10       171.26           143.70       148.95
                 195.49       183.33           150.06       157.94
          Dec-95 180.15       175.71           153.58       160.28
                 207.46       189.30           158.46       168.24
                 206.87       193.48           159.56       171.04
          Mar-96 220.34       200.70           160.82       172.69
                 209.76       197.02           163.88       170.34
                 228.88       202.40           167.62       173.62
          Jun-96 220.68       203.28           168.88       177.13
                 196.55       198.92           161.23       172.29
                 194.01       205.49           164.25       177.73
          Sep-96 213.41       219.90           173.12       189.52
                 228.43       235.34           178.62       204.36
                 266.15       259.42           191.73       223.61
          Dec-96 257.88       255.87           187.61       217.53


                              CERTAIN TRANSACTIONS

  Between January 1, 1996 and January 31, 1997, certain directors and executive officers of Dean Witter Discover and their associates were indebted to DWR as customers as a result of debit balances in margin accounts. Also, Mr. Merin was indebted to NOVUS Financial Corporation, a subsidiary of Dean Witter Discover, as a customer as a result of borrowing against a home equity credit line. The greatest amount owed by Mr. Merin under the home equity credit line during 1996 was at an interest rate of 10.5 percent. Mr Merin paid the indebtedness in full during 1996, and no new debt has been incurred. Transactions in such margin accounts and the home equity credit line were in the ordinary course of business, were substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

           BENEFICIAL OWNERSHIP OF DEAN WITTER DISCOVER COMMON STOCK

 Five Percent Stockholders

  The following table sets forth certain information as to the beneficial ownership of each person known to Dean Witter Discover to own beneficially more than 5 percent of the outstanding Dean Witter Discover Common Stock. The information is based on filings with the Commission and Dean Witter Discover records and reflects ownership by the Dean Witter START Plan as of February 3, 1997 and by Franklin Resources, Inc. as of December 31, 1996, adjusted to reflect Dean Witter Discover's two-for-one stock split effective as of January 14, 1997.

                                                          SHARES OF
                                                         DEAN WITTER
                                                           DISCOVER
                                                         COMMON STOCK
                                                         BENEFICIALLY PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                        OWNED      OF CLASS
------------------------------------                     ------------ ----------
Dean Witter START Plan..................................  23,283,522     7.2
(Saving Today Affords Retirement Tomorrow)
Dean Witter Reynolds Inc.-Benefits Department
Five World Trade Center, 6th Floor
New York, New York 10048
Franklin Resources, Inc.................................  16,754,826     5.2
777 Mariners Island Blvd.
San Mateo, California 94403

Directors and Executive Officers

  The following table sets forth, as of February 3, 1997, the beneficial ownership of Dean Witter Discover Common Stock and common stock of SPS, par value $.01 per share (the "SPS Common Stock"), by current directors, nominees for director, the Chief Executive Officer, each of the four other named executive officers and all directors and executive officers of Dean Witter Discover as a group. Unless otherwise indicated, all persons listed below have direct control over the investment and voting of such shares.

                                                       AMOUNT BENEFICIALLY
                                                            OWNED (1)
                                                     --------------------------
                                                     DEAN WITTER
                                                       DISCOVER      SPS COMMON
NAME OF BENEFICIAL OWNER                             COMMON STOCK      STOCK
------------------------                             ------------    ----------
Philip J. Purcell..................................   2,226,443(2)     22,052(3)
Nancy Kassebaum Baker..............................       4,600(4)        -0-
Edward A. Brennan..................................     126,008(5)        -0-
Alfred C. DeCrane, Jr..............................      15,485(6)        -0-
Robert M. Gardiner.................................     251,003(7)      4,000
C. Robert Kidder...................................      15,593(8)        -0-
Miles L. Marsh.....................................       4,767(9)        -0-
Michael A. Miles...................................      22,428(10)       -0-
Sybil C. Mobley....................................      13,463(11)       -0-
Clarence B. Rogers, Jr.............................      22,145(12)       -0-
Richard M. DeMartini...............................     998,249(13)     5,200(14)
James F. Higgins...................................   1,020,764(15)     3,000(16)
Mitchell M. Merin..................................     430,056(17)       500
Thomas C. Schneider................................     963,526(18)     1,002
All executive officers and directors as a group (17
persons)...........................................   7,744,780(19)    38,758

--------
(1) In each case, less than 1% of shares outstanding based upon 321,405,207 shares of Dean Witter Discover Common Stock and 27,198,243 shares of SPS Common Stock except that all executive officers and directors as a group beneficially own approximately 2.4% of Dean Witter Discover Common Stock.
(2) Includes 1,869,776 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997. Also includes 22,321 shares owned by Mr. Purcell's spouse and 10,214 shares held in custodial accounts on behalf of Mr. Purcell's children for which he is custodian, as to which Mr. Purcell disclaims beneficial ownership.
(3) Includes 2,000 shares held in custodial accounts on behalf of Mr. Purcell's children for which he is custodian and 50 shares owned by a child of Mr. Purcell, as to which Mr. Purcell disclaims beneficial ownership.
(4) Includes 4,000 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997.
(5) Includes 12,001 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997 and 15,534 shares owned by Mr. Brennan's spouse as to which he has indirect investment and voting control.
(6) Includes 12,001 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997 and 841 stock units awarded as a result of the deferral of compensation under DECAP.
(7) Includes 12,001 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997.
(8) Includes 12,001 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997 and 992 stock units awarded as a result of the deferral of compensation under DECAP.
(9) Includes 4,000 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997 and 167 stock units awarded as a result of the deferral of compensation under DECAP.
(10) Includes 12,001 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997 and 1,033 stock units awarded as a result of the deferral of compensation under DECAP.
(11) Includes 12,001 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997.
(12) Includes 12,001 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997 and 958 stock units awarded as a result of the deferral of compensation under DECAP.
(13) Includes 856,872 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997. Also includes 8,000 shares held in trusts on behalf of Mr. DeMartini's children for which his brother and father-in-law are trustees and 364 shares held in a custodial account on behalf of a child of Mr. DeMartini for which his father-in-law is custodian and as to which Mr. DeMartini disclaims beneficial ownership. Also includes 2,000 shares held by Mr. DeMartini's spouse over which he has direct investment and voting control.
(14) Shares held in trust accounts on behalf of Mr. DeMartini's children for which his brother and father-in-law are trustees and as to which Mr. DeMartini disclaims beneficial ownership.
(15) Includes 844,688 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997. Also includes 40,855 shares owned by Mr. Higgins' spouse, and 6,128 shares held in custodial accounts on behalf of Mr. Higgins' children for which his wife is custodian, over which Mr. Higgins has indirect investment and voting control.
(16) Shares held in custodial accounts on behalf of Mr. Higgins' children for which Mr. Higgins' spouse is custodian and over which Mr. Higgins has indirect investment and voting control.

(17) Includes 319,078 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997.
(18) Includes 583,604 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997.
(19) Includes 6,020,894 shares that may be acquired upon the exercise of options that are exercisable within 60 days of February 3, 1997 and 3,992 stock units awarded as a result of the deferral of compensation under DECAP.

      PROPOSAL NO. 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Dean Witter Discover Board has appointed Deloitte & Touche llp as independent auditors to examine the consolidated financial statements of Dean Witter Discover for the year ending December 31, 1997 and to perform other appropriate accounting services. No decision has been made as to the independent auditors who will examine the financial statements of MSDWD if the Merger is consummated.

  A proposal will be presented at the Dean Witter Discover Annual Meeting to ratify the appointment of Deloitte & Touche llp as Dean Witter Discover's independent auditors. A representative of Deloitte & Touche llp is expected to be present at the meeting and will be available to respond to appropriate questions and make statements if the representative so desires. If the Dean Witter Discover stockholders do not ratify this appointment, the Dean Witter Discover Board will reconsider its appointment.

THE DEAN WITTER DISCOVER BOARD RECOMMENDS A VOTE "for" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS DEAN WITTER DISCOVER'S INDEPENDENT AUDITORS.

        PROPOSAL NO. 4--APPROVAL OF THE DEAN WITTER DISCOVER EMPLOYEES'
                           EQUITY ACCUMULATION PLAN

 General

  The Dean Witter Discover Board approved the Dean Witter, Discover & Co. Employees' Equity Accumulation Plan ("Dean Witter Discover Employees' Equity Accumulation Plan") on January 17, 1997 and recommended that the Dean Witter Discover Employees' Equity Accumulation Plan be submitted to the stockholders for approval at the Dean Witter Discover Annual Meeting. The purposes of the Dean Witter Discover Employees' Equity Accumulation Plan are to attract, retain and motivate key employees, to align key employees' interests with stockholders' through equity-based compensation and to permit the granting of awards that will constitute performance-based compensation for certain executive officers under Section 162(m).

  A proposal will be presented at the Dean Witter Discover Annual Meeting to approve the Dean Witter Discover Employees' Equity Accumulation Plan. Stockholder approval is required in order for the Dean Witter Discover Employees' Equity Accumulation Plan to meet the requirements of Section 162(m), for ISOs (as hereinafter defined) to meet the requirements of Code
Section 422 and for Dean Witter Discover Common Stock issued under the Dean Witter Discover Employees' Equity Accumulation Plan to be listed for trading on the NYSE.

 Background

  During 1996, with the assistance of Frederic W. Cook and Co., Inc., an executive compensation consulting firm, the Dean Witter Discover Board's Compensation Committee conducted a comprehensive review of Dean Witter Discover's long-term incentive compensation practices. After analyzing compensation practices of Dean Witter Discover and its competitors, the Compensation Committee determined that the number of remaining shares authorized for issuance under Dean Witter Discover's existing equity-based long-term compensation plans was insufficient for future purposes. The Compensation Committee then designed the Dean Witter Discover Employees' Equity Accumulation Plan, which affords Dean Witter Discover greater flexibility in structuring its equity-based long-term incentive compensation than prior Dean Witter Discover plans. Dean Witter Discover expects that the Dean Witter Discover Employees' Equity Accumulation Plan will be its principal means of providing long-term equity-based compensation to key employees in coming years.

  During 1996, Dean Witter Discover also adopted share ownership guidelines for its senior management group (approximately 70 senior managers of Dean Witter Discover including its executive officers) to further align key employees' interests with the interests of stockholders. Dean Witter Discover believes that adoption of Dean Witter Discover Employees' Equity Accumulation Plan is an important step in furthering the alignment of the interests of key employees and stockholders.

 Summary of the Dean Witter Discover Employees' Equity Accumulation Plan

  The following summary of the Dean Witter Discover Employees' Equity Accumulation Plan is qualified in its entirety by reference to the Dean Witter Discover Employees' Equity Accumulation Plan, a copy of which is attached as Annex VI to this Joint Proxy Statement/Prospectus. Capitalized terms not otherwise defined in this summary have the meanings given to them in the text of the Dean Witter Discover Employees' Equity Accumulation Plan.

  Administration. Except when the Dean Witter Discover Board determines to administer Dean Witter Discover Employees' Equity Accumulation Plan, the Dean Witter Discover Employees' Equity Accumulation Plan shall be administered by a committee of directors (the "Committee") designated by the Dean Witter Discover Board consisting of at least two directors who are intended to be "non-employee directors" as defined in Exchange Act Rule 16b-3 and "outside directors" within the meaning of Section 162(m). The Dean Witter Discover Board has designated the Compensation Committee to serve as the Committee. The Committee has the authority to determine the Award (as defined below) recipients, the timing of Awards, and the type, size and terms of each Award. It also has the authority to construe, interpret and implement Dean Witter Discover Employees' Equity Accumulation Plan, including prescribing rules thereunder. The Committee may delegate its powers under Dean Witter Discover Employees' Equity Accumulation Plan to Dean Witter Discover's Chief Executive Officer, except with respect to any person subject to Exchange Act Section 16, to a Section 162(m) Award (as defined below) or to any action which by law may not be so delegated.

  Shares Available Under the Dean Witter Discover Employees' Equity Accumulation Plan. Under the Dean Witter Discover Employees' Equity Accumulation Plan, Dean Witter Discover will issue an aggregate of not more than 30,000,000 shares of Dean Witter Discover Common Stock. The following additional shares of Dean Witter Discover Common Stock may also be issued under the Dean Witter Discover Employees' Equity Accumulation Plan: (i) shares covered by Awards that have expired, terminated or been canceled or forfeited, other than by exercise or vesting; and (ii) shares delivered or withheld (or deliverable or required to be withheld as a condition of exercise of an Award) in payment of the exercise or purchase price of an Award granted under the Dean Witter Discover Employees' Equity Accumulation Plan or any other Dean Witter Discover employee benefit plan. As of April 10, 1997, the closing price of Dean Witter Discover Common Stock as reported on the NYSE Composite Transaction Tape was $36 1/4 per share.

  Assuming that the Merger is consummated, shares reserved for issuance under the Dean Witter Discover Employees' Equity Accumulation Plan will be in addition to the shares reserved for issuance pursuant to the Morgan Stanley Stock Plans and the Morgan Stanley Outside Directors Plan. See "Certain Provisions of the Merger Agreement--Assumption of Morgan Stanley Stock Plans" above.

  Eligibility. Awards (other than Section 162(m) Awards) under Dean Witter Discover Employees' Equity Accumulation Plan may be made to any Dean Witter Discover employee whom the Committee selects (each, a "Participant"). For this reason, it is not possible to determine the benefits or amounts that will be received by any particular employee or group of employees in the future.

  Assuming that the Merger is consummated, following the Effective Time employees of Morgan Stanley will be eligible to receive awards under Dean Witter Discover Employees' Equity Accumulation Plan.

  As of December 31, 1996, Dean Witter Discover estimates that there were approximately 29,000 employees of Dean Witter Discover eligible to receive awards under Dean Witter Discover Employees' Equity

Accumulation Plan of whom approximately 70 are eligible to receive Section 162(m) Awards. If the Merger is consummated, Dean Witter Discover estimates that following the Effective Time there will be approximately 41,000 employees of MSDWD eligible to receive awards.

  Awards Under the Dean Witter Discover Employees' Equity Accumulation
Plan. The Dean Witter Discover Employees' Equity Accumulation Plan provides, in general, for grants of incentive stock options described in Code Section 422 to acquire Dean Witter Discover Common Stock ("ISOs"), options to acquire Dean Witter Discover Common Stock not described in Code Section 422 ("Nonqualified Options" and, together with ISOs, "Options"), stock appreciation rights connected to Options ("Related SARs"), stock appreciation rights not connected to Options ("Unrelated SARs" and, together with Related SARs, "SARs"), restricted stock ("Restricted Stock"), restricted stock units ("RSUs"), Other Stock-Based Awards ("OSBAs"), restoration option rights ("RORs"), Section 162(m) awards ("Section 162(m) Awards") and any other type of award deemed by the Committee to be consistent with the purposes of the Dean Witter Discover Employees' Equity Accumulation Plan (each of the foregoing, an "Award"). Awards may be granted alone or in tandem, and are granted on such terms and conditions as the Committee determines, subject to certain limitations contained in the Dean Witter Discover Employees' Equity Accumulation Plan.

  Options and SARs. Unless the applicable Award provides otherwise, no Option may be transferred, pledged or otherwise conveyed by a Participant. An Option shall be exercisable during such period as the Committee determines, but not until at least 12 months after its grant date (except in the case of a Participant's death and RORs) or during the 12-month period following a Participant's hardship withdrawal from any plan described in Code Section 401(k) maintained by Dean Witter Discover or an Affiliate. Options may contain restrictions on the transferability of and impose forfeiture conditions on Dean Witter Discover Common Stock acquired by the Participant upon exercise.

  If an ISO fails to qualify as an incentive stock option under the Code, to the extent it otherwise meets the requirements of the Dean Witter Discover Employees' Equity Accumulation Plan it shall be considered a properly granted Nonqualified Option. ISOs may not be granted in respect of more than 20,000,000 shares of Dean Witter Discover Common Stock.

  To exercise an Option or SAR, the Participant must deliver to Dean Witter Discover written notice of exercise on such form and in such manner as the Committee may prescribe. Unless the applicable Award certificate otherwise provides or the Committee otherwise determines, any written notice of exercise of an Option must be accompanied by payment in full of the purchase price for the shares being purchased. Payment of an Option's exercise price may be made in any combination of the following: (i) certified or official bank check;
(ii) personal check; (iii) if and to the extent authorized by the Committee, in shares of Dean Witter Discover Common Stock owned by the Participant; and
(iv) if and to the extent authorized by the Committee, by assignment of proceeds of the sale of shares acquired upon exercise of the Option.

  Unless the applicable Award certificate provides otherwise, a Related SAR shall be exercisable at any time that the related Option may be exercised. Unrelated SARs shall become and remain exercisable under such terms as the Committee determines, respectively. Upon exercise of a SAR, a Participant will receive an amount equal to the excess of the Fair Market Value of a share of Stock on the exercise date over the Option exercise price (in the case of a Related SAR) or appreciation base (in the case of an Unrelated SAR), multiplied by the number of shares of Dean Witter Discover Common Stock in respect of which the SAR is exercised. Payment to a Participant upon exercise of a SAR shall be made in cash, Cash Units, Stock or Stock Units (Stock or Stock Units to be valued at Fair Market Value as of the exercise date), currently or deferred, as the Committee determines. The exercise of Related SARs results in the reduction of the number of shares subject to the connected Options to the extent of such exercise.

  Option and SAR grants to any Participant in any five consecutive years may not be made in respect of more than 3,000,000 shares of Stock. The exercise price of Options or appreciation base of SARs must not be less than 100 percent of the Fair Market Value of a share of Dean Witter Discover Common Stock on the grant date. No Option or SAR shall remain exercisable for more than 10 years after the grant date.

  RORs. An ROR gives a Participant the right to purchase a number of shares of Dean Witter Discover Common Stock that were surrendered to pay the exercise price of, and/or surrendered or withheld to pay the withholding taxes applicable to exercise of, an underlying option granted under the Dean Witter Discover Employees' Equity Accumulation Plan or any other Dean Witter Discover employee benefit plan. The Committee may grant RORs when the original option is granted or thereafter. The exercise price of an ROR may not be less than the Fair Market Value of the Stock on the original option's exercise date. RORs shall expire not later than the expiration date of the original option.

  Restricted Stock, RSUs and OSBAs. RSUs are general unsecured obligations of Dean Witter Discover to deliver one share of Stock, or the value thereof, to the Participant. OSBAs are Awards of Stock and Awards valued in whole or in part by reference to, or otherwise based on, the Fair Market Value of Stock. The Committee shall determine whether OSBAs shall be denominated in Stock, Stock Units, Cash or Cash Units or a combination thereof, and whether settled on a current or deferred basis. The total aggregate number of shares of Dean Witter Discover Common Stock subject to vested Awards of Restricted Stock, RSUs and OSBAs may not exceed 10,000,000.

  No Award of Restricted Stock or RSUs may vest less than one year after its grant date. The vesting of Restricted Stock, RSUs or OSBAs may be conditioned upon the completion of a period of employment with Dean Witter Discover, the attainment of performance goals or such other conditions as the Committee determines. Unless an Award otherwise provides, a Participant may vote and receive dividends on Restricted Stock and OSBAs and will be credited with dividend equivalents on RSUs.

  The amount, if any, to be paid by a Participant with respect to an Award of Restricted Stock, RSUs or OSBAs shall be set forth in the Award certificate and any payment required shall be made in the manner described above for Option exercises.

  Section 162(m) Awards. In the Committee's discretion, any Award may be designated a Section 162(m) Award. The Committee may also make "Cash-Based
Section 162(m) Awards," which are Section 162(m) Awards not valued by reference to or otherwise based on the Fair Market Value of Dean Witter Discover Common Stock. A Section 162(m) Award is an Award under which all payments are intended to constitute qualified performance-based compensation which, if recognized by a 162(m) Covered Employee (generally, Dean Witter Discover's Chief Executive Officer and four other highest paid executive officers), would be excluded from the Section 162(m) limit on deductibility. The members of Dean Witter Discover's senior management group are eligible to receive Section 162(m) Awards.

  Section 162(m) Awards will be earned upon the attainment of one or more objective performance goals established by the Committee, generally not later than 90 days after the start of the period of service to which the goals relate, based upon one or more of the following business criteria applicable to the Participant, a business segment or Dean Witter Discover as a whole: earnings per share; Dean Witter Discover Common Stock price per share; return on average equity, assets or investments; pre-tax income; net revenue; net income; book value per share; earnings available to Dean Witter Discover stockholders; market share; operating income; cash flow; number of credit cardholders or any group of cardholders identified by geographic area, income, trade or occupation; number of merchants or any group of merchants identified by geographic area, industry or trade, accepting Dean Witter Discover's proprietary or general purpose credit cards or both; assets under management and administration; and number or value of managed loans. Section 162(m) Awards may also consist of Options and SARs granted with an exercise price or appreciation base, as the case may be, not less than the Fair Market Value of a share of Dean Witter Discover Common Stock on the grant date. The Committee will not grant a Section 162(m) Award prior to shareholder approval of the Dean Witter Discover Employees' Equity Accumulation Plan. The failure, however, of any Section 162(m) Award to meet the requirements of Section 162(m) shall not invalidate such award provided such award meets the otherwise applicable provisions of Dean Witter Discover Employees' Equity Accumulation Plan.

  When establishing the thresholds and targets that constitute the performance goals and the amounts (which may be denominated in the Dean Witter Discover Common Stock, Dean Witter Discover Common Stock Units, cash or Cash Units) payable to a Participant on attainment of the goals, the Committee may specify that the Section 162(m) Award will be earned if the applicable target is achieved for one goal, one of a number of goals or more than one goal. The Committee may also specify that a Section 162(m) Award will be earned in full only upon the attainment of a specified performance goal or goals, or will vary based upon different levels of achievement of a goal or goals.

  After the end of each measuring period, the Committee shall certify whether the applicable performance targets have been met for each Section 162(m) Award (other than an Option or SAR) and determine the amount available to vest, become exercisable or be delivered or paid under each such award. In its discretion, the Committee may reduce such amount based on factors it determines appropriate, such as the pay practices of competitors or individual, Dean Witter Discover or business segment performance. If the Committee determines that any Participant granted a Section 162(m) Award is not or will not be a 162(m) Covered Employee in the year in which such Participant is scheduled to receive compensation thereunder, the Committee may determine to make an Award under the Dean Witter Discover Employees' Equity Accumulation Plan or under any other plan or arrangement of Dean Witter Discover in excess of, in addition to or in lieu of such Section 162(m) Award.

  In any calendar year, the maximum number of shares of Stock (or the equivalent value thereof) a Participant may be awarded under a Section 162(m) Award other than an Option, SAR or Cash-Based Section 162(m) Award shall be 100,000 multiplied by the number of years in the measuring period, but in no event more than 500,000. The maximum value a Participant may receive in any calendar year under a Cash-Based Section 162(m) Award shall be $2,000,000 multiplied by the number of years in the measuring period but in no event more than $10,000,000. The maximum number of shares of Stock underlying Options or SARs (including Options and SARs that are Section 162(m) Awards) granted to a participant in any five consecutive calendar years shall not exceed 3,000,000.

  General. Whether an Award is denominated in whole or in part by reference to shares of Stock, the Committee may provide that it may be paid at the election of the Committee or the Participant in whole or in part in Stock, Stock Units, cash, Cash Units or other Awards. Awards may be made in substitution, in whole or in part, for any compensation that would otherwise become payable to the Participant. An Award may provide that the Participant may elect to receive one form of Award in lieu of any other form of Award, or may elect to receive an Award in lieu of part or all of compensation that might otherwise have been paid to such Participant. With respect to any dividend or distribution on shares of Stock corresponding to an Award other than an Option or SAR, the Committee may authorize current or deferred payments (payable in cash or Stock or a combination thereof) or appropriate adjustments to the outstanding Award to reflect such dividend or distribution, including the reinvestment of dividends into additional shares of Dean Witter Discover Common Stock or Stock Units. Non-cash dividends shall be subject to the same restrictions as the underlying Award. The Committee may cancel any Award and issue a new Award in substitution therefor upon such terms as the Committee determines, but no new Option or SAR may be granted conditioned on cancellation or surrender of the existing Option or SAR if the new Award would have a lower Option exercise price or appreciation base than the Award it replaces.

  Deferred Compensation; Acceleration. Subject to limits described in the Dean Witter Discover Employees' Equity Accumulation Plan, the Committee may grant a Participant the ability to elect to defer Award payment. The Committee may accelerate the payment of an Award, including any Award subject to a prior deferral election, so long as the amount paid thereon is discounted to reflect the acceleration. The Committee may also determine that a Participant's salary, bonus or other compensation shall be deferred in conjunction with any Award, and that deferred amounts may be forfeited and/or subject to increase or decrease based on attainment of performance measures.

  Change of Control. The Committee may include in any Award certificate a provision pursuant to which the Award shall become exercisable, vest, be paid, have restrictions on Dean Witter Discover Common Stock underlying the Award removed, be canceled or forfeited, be replaced or otherwise become subject to special vesting, exercise and forfeiture rules upon the occurrence of a "change in control" (as defined by the Committee).

  No Stockholder Rights. Except as an Award otherwise provides, no Participant shall have any rights as a Dean Witter Discover stockholder with respect to any Stock subject to the Award until the issuance of a stock certificate therefor to the Participant, or in the case of Restricted Stock having dividend and/or voting rights, to the escrow agent, custodian or trustee designated to hold such shares. Nothing in the Dean Witter Discover Employees' Equity Accumulation Plan or in any Award shall confer upon any person the right to continue in the employment or other service of Dean Witter Discover.

  Adjustments. The Committee may make equitable adjustment to the following for any change in the issued number of shares of Stock resulting from the subdivision or combination thereof or other capital adjustments, or the payment of a stock dividend, or other change in the Stock effected without receipt of consideration by Dean Witter Discover: (i) the number of shares of Stock subject to Awards and/or that may be issued pursuant to Awards; (ii) the maximum number of Options and unrelated SARs that may be granted to any one person in any period; (iii) the maximum number of shares of Stock that may be paid pursuant to a Section 162(m) Award and with respect to which the aggregate of Awards consisting of Restricted Stock, RSUs or OSBAs may vest;
(iv) the exercise price of Options and the appreciation base price of SARs; and (v) the amount payable by a Participant in respect of an Award.

  Amendment; Termination. The Dean Witter Discover Board may from time to time in its discretion amend or terminate the Dean Witter Discover Employees' Equity Accumulation Plan; provided that no such amendment or termination shall be made without stockholders' approval to the extent such approval is necessary to comply with any applicable tax or regulatory requirement and provided that no amendment shall impair any rights under any Award then outstanding without the Participant's consent.

 New Plan Benefits Table

  Benefits under the Dean Witter Discover Employees' Equity Accumulation Plan are not determinable in advance since awards under the Dean Witter Discover Employees' Equity Accumulation Plan are at the discretion of the Committee. However, in 1997, subject to stockholder approval of the Dean Witter Discover Employees' Equity Accumulation Plan, Dean Witter Discover has awarded RORs under the Dean Witter Discover Employees' Equity Accumulation Plan to members of Dean Witter Discover's senior management group. The following table sets forth the RORs that will be awarded to members of Dean Witter Discover's senior management group if the stockholders approve the Dean Witter Discover Employees' Equity Accumulation Plan.

           DEAN WITTER DISCOVER EMPLOYEES' EQUITY ACCUMULATION PLAN

                                                                       NUMBER OF
       NAME AND POSITION                                                UNITS*
       -----------------                                               ---------
       Philip J. Purcell..............................................      1
       Richard M. DeMartini...........................................      1
       James F. Higgins...............................................      1
       Mitchell M. Merin..............................................      1
       Thomas C. Schneider............................................      1
       Executive Officer Group........................................      8
       Non-Executive Director Group...................................      0
       Non-Executive Officer Employee Group...........................     59

--------
(*) Each Unit consists of RORs (the right to purchase a number of shares of Stock surrendered to pay the exercise price of, and/or surrendered or withheld to pay the withholding taxes applicable to the exercise of, underlying options held by the Participant). The prices, expiration dates and other material terms upon which the RORs may be exercised depends upon future events, except that (i) the exercise price of an ROR shall be not less than the Fair Market Value (as defined in the Dean Witter Discover Employees' Equity Accumulation Plan) of Dean Witter Discover Common Stock on the original option's exercise date and (ii) all RORs shall expire not later than the expiration date of the original option.

 Certain Federal Income Tax Consequences

  Set forth below is a general summary of certain of the principal federal income tax consequences to Participants and Dean Witter Discover of certain Awards under the Dean Witter Discover Employees' Equity Accumulation Plan. The following discussion is general in nature and is not intended to be a complete analysis of all potential tax consequences to Participants or Dean Witter Discover of such Awards. This discussion is based on the Code as currently in effect.

  Options. The grant of a Nonqualified Option will not result in the recognition of taxable income by the Participant or a deduction to Dean Witter Discover. Ordinary income generally will be recognized by Participants at the time the Nonqualified Option is exercised. The amount of such income generally will be equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Dean Witter Discover will be entitled to a deduction at the same time and in the same amount as the Participant recognizes ordinary income in connection with the exercise of a Nonqualified Option (subject to the satisfaction of Section 162(m) in the case of Options exercised by 162(m) Covered Employees). Gain or loss upon a subsequent sale of any Stock received upon the exercise of a Nonqualified Option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the Stock sold).

  ISOs are intended to be incentive stock options under the Code. Upon the grant or exercise of an incentive stock option complying with the Code, the Participant does not realize income and Dean Witter Discover is not entitled to any deduction. However, the excess of the fair market value of the Stock as of the exercise date over the exercise price will constitute an adjustment to the Participant's taxable income for purposes of the alternative minimum tax. If the shares of Dean Witter Discover Common Stock are not disposed of within the one-year period beginning on the Option exercise date, or within the two-year period beginning on the Option grant date, any profit realized by the Participant upon such disposition will be taxed as long-term capital gain and Dean Witter Discover will receive no deduction. If the shares of Dean Witter Discover Common Stock are disposed of within the one-year period from the date of Option exercise or within the two-year period from the Option grant date, the excess of the fair market value of the share on the exercise date or, if less, the fair market value on the disposition date, over the exercise price will be taxable as ordinary income of the Participant at the disposition date, and Dean Witter Discover will be entitled to a corresponding deduction.

  If, in any year after 1993, a 162(m) Covered Employee's taxable compensation from Dean Witter Discover (including compensation related to Options) exceeds $1,000,000, such compensation in excess of $1,000,000 may not be tax-deductible by Dean Witter Discover under Section 162(m). 162(m) Covered Employees are determined at the end of Dean Witter Discover's taxable year. Excluded from the calculation of taxable compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m). Compensation realized upon the exercise of an Option granted under Dean Witter Discover Employees' Equity Accumulation Plan is intended to qualify as "performance-based" under Section 162(m) so that such compensation may be deductible without regard to the limits of Section 162(m).

  If an Option is exercised through the use of Dean Witter Discover Common Stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired by the exercise of an ISO or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an ISO, such use would constitute a disqualifying disposition of such previously owned shares which may result in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If an otherwise qualifying ISO first becomes exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Option.

  Stock Appreciation Rights. No income will be recognized by a Participant who is awarded a SAR until cash, Cash Units, Stock or Stock Units representing the amount of the appreciation are transferred to the participant pursuant to exercise of the SAR. If settlement of Cash Units or Stock Units or vesting of Stock transferred upon exercise is deferred following the date of exercise, income recognition will generally be deferred until the date of settlement or vesting. The amount of income will equal the amount of cash or fair market value of Stock delivered to the Participant and will be ordinary income. Dean Witter Discover will be entitled to a deduction at the same time and in the same amount.

  Restricted Stock. A Participant who is awarded Restricted Stock will not be taxed at the time of grant unless the Participant makes a special election with the Service pursuant to Code Section 83(b), as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the Restricted Stock, the Participant will recognize ordinary income on the then fair market value of the Restricted Stock (less any amount paid for the Restricted Stock) and a corresponding deduction will be allowable to Dean Witter Discover (subject to the satisfaction of an exclusion from the Section 162(m) limit in the case of Restricted Stock held by 162(m) Covered Employees). In such case, the Participant's basis in the Stock will be equal to the ordinary income so recognized plus any amount paid for the Restricted Stock. Upon subsequent disposition of such Stock, the Participant will realize long-term or short-term capital gain or loss.

  Pursuant to Code Section 83(b), the Participant may elect within 30 days of the grant of Restricted Stock to recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of grant (determined without regard to any restrictions which may lapse). In that case, the Participant will acquire a tax basis in such Stock equal to the ordinary income recognized by the Participant on the grant date. No tax will be payable upon lapse or release of the restrictions or at the time the Restricted Stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of Restricted Stock with respect to which a Participant previously made a Section 83(b) election, the Participant will not be entitled to a loss deduction.

  RSUs. A Participant who receives RSUs will recognize ordinary income in an amount equal to the then fair market value of the shares of Stock distributed at the time of settlement of such RSUs (less any amount paid for the RSUs) and a corresponding deduction will be allowable to Dean Witter Discover at that time (subject to the satisfaction of an exclusion from the Section 162(m) limit in the case of RSUs held by 162(m) Covered Employees). The Participant's basis in the shares of Stock will be equal to the amount recognized as ordinary income plus any amount paid for the RSUs, and on subsequent disposition the Participant will realize long-term or short-term capital gain or loss. If RSUs are settled in cash the Participant will recognize ordinary income equal to the amount so paid less any amount the Participant paid for the RSUs.

  Change in Control Payments. If any payments under Dean Witter Discover Employees' Equity Accumulation Plan are contingent on a change in control within the meaning of Code Section 280G (which could include, for example, the accelerated vesting of Options upon a change in control), then Dean Witter Discover may be denied an income tax deduction and the Participant may be subject to a 20 percent excise tax in addition to income taxes which may otherwise be imposed on such payments.

THE DEAN WITTER DISCOVER BOARD RECOMMENDS A VOTE "for" THE DEAN WITTER DISCOVER EMPLOYEES' EQUITY ACCUMULATION PLAN.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the securities offered hereby and the Merger will be passed upon for Dean Witter Discover by Cravath, Swaine & Moore. Certain legal matters in connection with the Merger will be passed upon for Morgan Stanley by Davis Polk & Wardwell.

                                    EXPERTS

  The consolidated financial statements of Dean Witter Discover incorporated by reference in Dean Witter Discover's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 have been audited by Deloitte & Touche llp, independent auditors, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Morgan Stanley incorporated by reference in Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         FUTURE STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders of Dean Witter Discover must be received by the Secretary of Dean Witter Discover (or, if the Merger is consummated prior thereto, by MSDWD) not later than December 3, 1997 for inclusion in the proxy materials for such meeting.

  If the Merger is not consummated, Morgan Stanley will hold a 1997 Annual Meeting of Stockholders. If such meeting is held, stockholder proposals intended to be presented at such meeting must be received by Morgan Stanley a reasonable time before the solicitation of proxies for such meeting is made for inclusion in Morgan Stanley's proxy materials for such meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

  Dean Witter Discover and Morgan Stanley file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at "http://www.sec.gov."

  Dean Witter Discover filed a Registration Statement on Form S-4 to register with the Commission the Morgan Stanley, Dean Witter, Discover & Co. Common Stock to be issued to Morgan Stanley stockholders in the Merger. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Dean Witter Discover in addition to being a proxy statement of Dean Witter Discover and Morgan Stanley for their respective Annual and Special Meetings. As allowed by Commission rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

  The Commission allows us to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/ Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about our companies and their financial performance.

   DEAN WITTER DISCOVER SEC FILINGS (FILE
   NO. 1-11758)                                           PERIOD
   --------------------------------------                 ------
   Annual Report on Form 10-K               Fiscal Year ended December 31, 1996
   Current Reports on Form 8-K              Dated January 22, 1997 and
                                            February 4, 1997 (two Reports)
   The Description of Dean Witter Discov-   Dated April 26, 1995
   er's Shareholder Rights Plan contained
   in Dean Witter Discover's Registration
   Statement
   on Form 8-A
   Registration Statement on Form 8-A/A     Dated May 4, 1995
   MORGAN STANLEY SEC FILINGS (FILE NO.
   1-9085)                                                PERIOD
   ------------------------------------                   ------
   Annual Report on Form 10-K               Fiscal Year ended November 30, 1996
   Current Reports on Form 8-K              Dated December 18, 1996,
                                            December 26, 1996, January 7, 1997
                                            January 24, 1997, February 4, 1997,
                                            February 5, 1997, February 21, 1997
                                            and March 27, 1997

  We are also incorporating by reference additional documents that we file with the Commission between the date of this Joint Proxy Statement/Prospectus and the dates of Dean Witter Discover's and Morgan Stanley's respective Annual and Special Meetings of stockholders.

  Dean Witter Discover has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Dean Witter Discover and Morgan Stanley has supplied all such information relating to Morgan Stanley.

  If you are a stockholder, you may have previously received some of the documents incorporated by reference. You may still obtain such documents through us or the Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Joint Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

       Dean Witter, Discover & Co.              Morgan Stanley Group Inc.
       Two World Trade Center, 56th Floor       1585 Broadway
       New York, New York 10048                 New York, New York 10036
       Attention: Office of Investor Relations  Attention: Investor Relations
       Phone Number: (212) 392-6171             Phone Number: (212) 762-8131

  If you would like to request documents from us, please do so by May 20, 1997 to receive them before Dean Witter Discover's and Morgan Stanley's respective Annual and Special Meetings.

  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED APRIL 11, 1997. WE HAVE TRIED TO MAKE THE JOINT PROXY STATEMENT/PROSPECTUS AS ACCURATE AS POSSIBLE, BUT WE CANNOT ASSURE THAT THIS DOCUMENT REMAINS ACCURATE AFTER SUCH DATE. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

    By Order of the Board of Directors       By Order of the Board of
    of Dean Witter, Discover & Co.,          Directors of Morgan Stanley Group
                                             Inc.,

    Christine A. Edwards Executive Vice
    President, General Counsel and           Jonathan M. Clark General Counsel
    Secretary                                and Secretary

                             LIST OF DEFINED TERMS

1986 Stock Option Plan......................................................  23
1988 EICP...................................................................  23
1993 Non-Employee Directors Plan............................................  92
1995 EICP...................................................................  23
7 3/4% Preferred Stock......................................................  76
7 3/8% Preferred Stock......................................................  76
7.80% Preferred Stock.......................................................  76
7.82% Preferred Stock.......................................................  76
8 3/4% Preferred Stock......................................................  76
8.03% Preferred Stock.......................................................  76
8.20% Preferred Stock.......................................................  76
8.40% Preferred Stock.......................................................  76
9.00% Preferred Stock.......................................................  76
Acquiring Person............................................................  86
AE Plan.....................................................................  24
Allstate Sub Trust..........................................................  24
Appraisal Shares............................................................  45
Audit Committee.............................................................  91
Award....................................................................... 106
Boards......................................................................  25
boot........................................................................  42
Branch Manager Plan.........................................................  24
broker non-votes............................................................  24
Cash-Based Section 162(m) Award............................................. 107
Cash-Out Right..............................................................  54
Certificates of Designation.................................................  75
Certificate of Merger.......................................................  18
Change in Control...........................................................  97
Closing Date................................................................  41
Code........................................................................  41
Commission..................................................................  25
Committee................................................................... 105
Committee on Directors......................................................  92
Common Shares Trust.........................................................  40
Companies...................................................................  18
Compensation................................................................  96
Compensation Committee......................................................  91
Continuing Director.........................................................  88
Dean Witter Discover........................................................  18
Dean Witter Discover Annual Meeting.........................................  18
Dean Witter Discover Board..................................................  25
Dean Witter Discover By-Laws................................................  38
Dean Witter Discover Certificate............................................  21
Dean Witter Discover Common Stock...........................................  18
Dean Witter Discover Employees' Equity Accumulation Plan.................... 104
Dean Witter Discover Series A Preferred Stock...............................  86
Dean Witter Discover Stock Option Agreement.................................  53
Dean Witter Discover TEPS...................................................  95
DECAP.......................................................................  92
Deposit Agreement...........................................................  80

Depositary Receipts.........................................................  80
Depositary Shares...........................................................  80
Distribution Date...........................................................  86
DGCL........................................................................  39
Duracell....................................................................  71
DW START....................................................................  24
DWR.........................................................................  30
DWR Pension Plan............................................................  95
DWR Supplemental Plan.......................................................  97
earnings....................................................................  96
Effective Time..............................................................  18
EICPs.......................................................................  23
Equifax.....................................................................  72
ERISA.......................................................................  24
ESOP........................................................................  21
ESOP Trustee................................................................  21
ESPP........................................................................  24
Excess Shares...............................................................  40
Exchange Act................................................................  46
Exchange Agent..............................................................  40
Exchange Ratio..............................................................  18
Fiscal 1996.................................................................  29
Flip-in Events..............................................................  87
Formula Plan................................................................  97
GAAP........................................................................  32
Georgeson...................................................................  25
Grantee.....................................................................  54
HSR Act.....................................................................  43
IBES........................................................................  34
ICS.........................................................................  30
InterCapital................................................................  30
ISOs........................................................................ 106
Issuer......................................................................  54
James River.................................................................  71
Joint Proxy Statement/Prospectus............................................  18
KEEP........................................................................  44
MAS Agreements..............................................................  23
MAS Signatories.............................................................  23
Material Adverse Effect.....................................................  48
Material Adverse Change.....................................................  48
Merger......................................................................  18
Merger Agreement............................................................  18
Merger Consideration........................................................  18
Miller Anderson & Sherrerd..................................................  23
Morgan Stanley..............................................................  18
Morgan Stanley & Co.........................................................  23
Morgan Stanley Asset Management.............................................  30
Morgan Stanley Board........................................................  25
Morgan Stanley By-Laws......................................................  83
Morgan Stanley Certificate..................................................  83
Morgan Stanley Common Stock.................................................  18
Morgan Stanley ESOP Preferred Stock.........................................  21

Morgan Stanley Outside Directors Plan.......................................  51
Morgan Stanley Preferred Stock..............................................  21
Morgan Stanley Special Meeting..............................................  18
Morgan Stanley Stock Option Agreement.......................................  53
Morgan Stanley Stock Plans..................................................  42
Morgan Stanley Voting Stock.................................................  21
MS & Co.....................................................................  56
MSDWD.......................................................................  18
MSDWD Board.................................................................  21
MSDWD By-Laws...............................................................  39
MSDWD Capital Unit Preferred Stock..........................................  76
MSDWD Certificate...........................................................  39
MSDWD Common Stock..........................................................  18
MSDWD Cumulative Preferred Stock............................................  76
MSDWD Deposited Preferred Stock.............................................  80
MSDWD ESOP Preferred Stock..................................................  39
MSDWD ESOP Preferred Stock Liquidation Price................................  76
MSDWD Preferred Stock.......................................................  39
MSDWD Stock.................................................................  39
named executive officers....................................................  93
NCSI........................................................................  70
Non-Employee Directors......................................................  92
Nonqualified Options........................................................ 106
NYSE........................................................................  24
Options..................................................................... 106
OSBAs....................................................................... 105
Participant................................................................. 105
Peer Group.................................................................. 101
Performance Unit Plan.......................................................  23
Philip Morris...............................................................  71
Plan Agreements.............................................................  23
Preferred Stock Depositary..................................................  80
Preliminary Vote............................................................  23
Purchase Event..............................................................  53
Purchase Price..............................................................  86
Qualifying Offer............................................................  87
Qualifying Takeover Proposal................................................  50
Recapitalization Signatories................................................  23
Record Date.................................................................   1
Registration Statement......................................................  42
Related SARs................................................................ 106
Restraints..................................................................  47
Restricted Stock............................................................ 106
Right.......................................................................  86
Rights Agent................................................................  86
Rights Agreement............................................................  86
Rights Certificates.........................................................  87
Rights Plan.................................................................  86
RORs........................................................................ 106
RSUs........................................................................ 106
SARs........................................................................ 106
Sears.......................................................................  56

Sears Pension Plan..........................................................  95
Sears Sub Trust.............................................................  24
Section 162(m)..............................................................  98
Section 162(m) Awards....................................................... 106
Section 262.................................................................  45
Securities Act..............................................................  46
Series A Fixed/Adjustable Rate Preferred Stock..............................  76
Service.....................................................................  41
Signatories.................................................................  23
SPS.........................................................................  70
SPS Common Stock............................................................ 102
SPS START...................................................................  24
Stock Acquisition Date......................................................  86
Stockholders' Agreement.....................................................  23
Stockholders' Meetings......................................................  18
Stock Option Agreements.....................................................  27
Superior Proposal...........................................................  49
Takeover Proposal...........................................................  48
TDEPP.......................................................................  93
Termination Fee.............................................................  49
Unit........................................................................  86
Unrelated SARs.............................................................. 106
Van Kampen American Capital.................................................  26
Voting Agreements...........................................................  23
Voting Stock................................................................  75
Wasserstein Perella.........................................................  28

                ANNEXES TO THE JOINT PROXY STATEMENT/PROSPECTUS

Annex I    Amended and Restated Agreement and Plan of Merger (including proposed MSDWD
           Certificate of Incorporation and MSDWD By-Laws)
Annex II   Dean Witter Discover Stock Option Agreement
Annex III  Morgan Stanley Stock Option Agreement
Annex IV   Opinion of Wasserstein Perella & Co., Inc.
Annex V    Opinion of Morgan Stanley & Co. Incorporated
Annex VI   Dean Witter, Discover & Co. Employees' Equity Accumulation Plan
Annex VII  Certain Provisions of Section 262 of Delaware General Corporation Law

                                                                         ANNEX I

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                          DEAN WITTER, DISCOVER & CO.

                                      AND

                           MORGAN STANLEY GROUP INC.

                        DATED AS OF APRIL 10, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                   ARTICLE I

                                   THE MERGER

 SECTION 1.01. The Merger.................................................    1
 SECTION 1.02. Closing....................................................    2
 SECTION 1.03. Effective Time.............................................    2
 SECTION 1.04. Effects of the Merger......................................    2
 SECTION 1.05. Certificate of Incorporation and By-laws...................    2
 SECTION 1.06. Boards, Committees and Officers............................    2

                                   ARTICLE II

                          EFFECT OF THE MERGER ON THE
                        CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

 SECTION 2.01. Effect on Capital Stock....................................    2
 SECTION 2.02. Exchange of Certificates...................................    3

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

 SECTION 3.01. Representations and Warranties of MS.......................    6
 SECTION 3.02. Representations and Warranties of DWD......................   13

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

 SECTION 4.01. Conduct of Business........................................   21
 SECTION 4.02. No Solicitation by MS......................................   23
 SECTION 4.03. No Solicitation by DWD.....................................   25

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

 SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy Statement;
                Stockholders Meetings.....................................   26
 SECTION 5.02. Letters of MS's Accountants................................   27
 SECTION 5.03. Letters of DWD's Accountants...............................   27
 SECTION 5.04. Access to Information; Confidentiality.....................   27
 SECTION 5.05. Best Efforts...............................................   28
 SECTION 5.06. Stock Options and Restricted Stock Units...................   28
 SECTION 5.07. MS Stock Plans and Certain Employee Matters................   29
 SECTION 5.08. Indemnification, Exculpation and Insurance.................   30
 SECTION 5.09. Fees and Expenses..........................................   30
 SECTION 5.10. Public Announcements.......................................   31

                                                                                          PAGE
                                                                                          ----
SECTION 5.11.  Affiliates................................................................  32
SECTION 5.12.  NYSE Listing..............................................................  32
SECTION 5.13.  Stockholder Litigation....................................................  32
SECTION 5.14.  Tax Treatment.............................................................  32
SECTION 5.15.  Pooling of Interests......................................................  32
SECTION 5.16.  DWD Rights Agreement......................................................  32
SECTION 5.17.  DWD Preferred Stock.......................................................  32
SECTION 5.18.  Standstill Agreements; Confidentiality Agreements.........................  33
SECTION 5.19.  Compliance with 1940 Act Section 15.......................................  33
SECTION 5.20.  Consent Procedure.........................................................  34
SECTION 5.21.  MS Capital Units, Etc. ...................................................  34

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

SECTION 6.01.  Conditions to Each Party's Obligation to Effect the Merger................  34
SECTION 6.02.  Conditions to Obligations of DWD..........................................  35
SECTION 6.03.  Conditions to Obligations of MS...........................................  35
SECTION 6.04.  Frustration of Closing Conditions.........................................  36

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01.  Termination...............................................................  36
SECTION 7.02.  Effect of Termination.....................................................  37
SECTION 7.03.  Amendment.................................................................  37
SECTION 7.04.  Extension; Waiver.........................................................  37
SECTION 7.05.  Procedure for Termination, Amendment, Extension or Waiver.................  37

                                  ARTICLE VIII

                               GENERAL PROVISIONS

SECTION 8.01.  Nonsurvival of Representations and Warranties.............................  37
SECTION 8.02.  Notices...................................................................  37
SECTION 8.03.  Definitions...............................................................  38
SECTION 8.04.  Interpretation............................................................  39
SECTION 8.05.  Counterparts..............................................................  39
SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries............................  39
SECTION 8.07.  Governing Law.............................................................  39
SECTION 8.08.  Assignment................................................................  39
SECTION 8.09.  Enforcement...............................................................  40
SECTION 8.10.  Headings..................................................................  40
SECTION 8.11.  Severability..............................................................  40



Exhibit A-1    Certificate of Incorporation of Surviving Corporation
Exhibit A-2    Amended and Restated By-laws of the Surviving Corporation
Exhibit B      Corporate Governance of Surviving Corporation Following the Effective Time
Exhibit C      Form of Affiliate Letter
Exhibit D      DWD Tax Representations
Exhibit E      MS Tax Representations

        AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of April 10, 1997, between DEAN WITTER, DISCOVER &
      CO., a Delaware corporation ("DWD"), and MORGAN STANLEY
      GROUP INC., a Delaware corporation ("MS").

  WHEREAS, DWD and MS entered into an Agreement and Plan of Merger dated as of February 4, 1997 (the "Original Merger Agreement"), and they now desire to amend and restate the Original Merger Agreement to restate Exhibits A-1, A-2 and B thereto (it being understood that all references to this "Agreement" refer to the Original Merger Agreement as amended and restated hereby and that all references to the date hereof or the date of this Agreement refer to February 4, 1997);

  WHEREAS, the respective Boards of Directors of DWD and MS have approved the merger of MS with and into DWD (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of common stock, par value $1.00 per share, of MS ("MS Common Stock"), other than shares owned by DWD or MS, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(b)) and (b) each issued and outstanding share of MS Preferred Stock (as defined in Section 3.01(c)), other than shares owned by DWD or MS, will be converted into the right to receive one share of the corresponding series of preferred stock, with a par value of $.01 per share, of DWD pursuant to Article II (collectively, "DWD Preferred Stock");

  WHEREAS, the respective Boards of Directors of DWD and MS have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

  WHEREAS, DWD and MS desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

  WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

  WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction;

  WHEREAS, immediately following the execution and delivery of this Agreement, MS and DWD will enter into a stock option agreement (the "MS Stock Option Agreement"), pursuant to which MS will grant DWD the option (the "MS Option") to purchase shares of MS Common Stock, upon the terms and subject to the conditions set forth therein; and

  WHEREAS, immediately following the execution and delivery of this Agreement, DWD and MS will enter into a stock option agreement (the "DWD Stock Option Agreement" and, together with the MS Stock Option Agreement, the "Option Agreements"), pursuant to which DWD will grant MS the option (the "DWD Option") to purchase shares of common stock, par value $.01 per share, of DWD ("DWD Common Stock") together with the associated DWD Rights (as defined in Section 3.02(c)), upon the terms and subject to the conditions set forth therein.

  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), MS shall be merged with and into DWD at the Effective Time (as defined in Section 1.03). Following the Effective Time, DWD shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of MS in accordance with the DGCL.

  SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto; provided that each of DWD and MS by notice to the other party shall have the right to delay the Closing by up to 90 days following the date on which the Closing would otherwise have occurred hereunder to the extent necessary in order to obtain any material governmental, regulatory or other third-party approvals, consents, orders or authorizations required in connection with or as a result of the transactions contemplated hereby (including the Board of Governors of the Federal Reserve System, the Federal Communications Commission, applicable state insurance authorities and mutual funds) that have not yet then been obtained in connection with the Closing. The Closing will be held at such location in the City of New York as is agreed to by the parties hereto.

  SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent date or time as DWD and MS shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

  SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

  SECTION 1.05. Certificate of Incorporation and By-laws. (a) The certificate of incorporation of DWD, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as described in Exhibit A-1 and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

  (b) The by-laws of DWD, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as described in Exhibit A-2 and, as so amended, such by-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

  SECTION 1.06. Boards, Committees and Officers. The Board of Directors, committees of the Board of Directors, composition of such committees (including chairmen thereof) and officers of the Surviving Corporation shall be as set forth on or designated in accordance with Exhibit B hereto until the earlier of the resignation or removal of any individual set forth on or designated in accordance with Exhibit B or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable to serve as a director (including as a member or chairman of any committee) at the Effective Time the party which designated such individual as indicated in Exhibit B shall designate another individual to serve in such individual's place. If any officer set forth on or designated in accordance with Exhibit B ceases to be a full-time employee of either MS or DWD at or before the Effective Time, the parties will agree upon another person to serve in such person's stead.

                                  ARTICLE II

  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

  SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of MS Common Stock, MS Preferred Stock or DWD Common Stock:

    (a) Cancellation of Treasury Stock and DWD-Owned Stock. Each share of MS Common Stock and MS Preferred Stock that is owned by MS or DWD shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; provided, however, that any shares of MS Common Stock and MS Preferred Stock (i) held by MS or DWD in connection with any market making or proprietary trading activity or for the account of another person, (ii) as to which MS or DWD is or may be required to act as a fiduciary or in a similar capacity or (iii) the cancellation of which would violate any legal duties or obligations of MS or DWD shall not be cancelled but, instead, shall be treated as set forth in Section 2.01(b) (in the case of MS Common Stock) or 2.01(c) (in the case of MS Preferred Stock).

    (b) Conversion of MS Common Stock. Subject to Section 2.02(e), each issued and outstanding share of MS Common Stock (other than shares to be cancelled in accordance with Section 2.01(a)) shall be converted into the right to receive 1.65 (the "Exchange Ratio") fully paid and nonassessable shares of DWD Common Stock (the "Merger Consideration"). As of the Effective Time, all such shares of MS Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of MS Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of DWD Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

    (c) Conversion of MS Preferred Stock. Each issued and outstanding share of MS Preferred Stock (other than shares to be cancelled in accordance with Section 2.01(a) and shares of MS ESOP Preferred Stock (as defined in
  Section 3.01(c) of the MS Disclosure Schedule), which shall be governed by
  Section 2.01(d)) shall be converted into the right to receive one fully paid and nonassessable share of the corresponding series of DWD Preferred Stock, which DWD Preferred Stock (i) shall have terms that are identical to the MS Preferred Stock (provided that, as a result of the Merger, the issuer thereof shall be DWD rather than MS) and (ii) shall be issued pursuant to action taken by the Board of Directors of DWD. In addition, each authorized series of MS Preferred Stock as to which there are no shares outstanding as of the Effective Time shall be replaced by the corresponding authorized but unissued series of DWD Preferred Stock. As of the Effective Time, all such shares of MS Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of MS Preferred Stock shall cease to have any rights with respect thereto, except the right to receive one share of the corresponding series of DWD Preferred Stock to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

    (d) Conversion of ESOP Preferred Stock. Each issued and outstanding share of MS ESOP Preferred Stock (other than shares to be cancelled in accordance with Section 2.01(a)) shall be converted into the right to receive one validly issued, fully paid and nonassessable share of a new series of preferred stock to be issued by DWD at the Effective Time (the "DWD ESOP Preferred Stock"). Each share of DWD ESOP Preferred Stock shall have terms that are identical to the MS ESOP Preferred Stock, provided that, (x) as a result of the Merger the issuer thereof shall be DWD rather than MS, (y) the number of shares of DWD Common Stock into which each share of DWD ESOP Preferred Stock shall be convertible (at the same times and subject to the same terms and conditions under which MS ESOP Preferred Stock is convertible into shares of MS Common Stock immediately prior to the Effective Time) shall equal two times the Exchange Ratio and (z) each share of DWD ESOP Preferred Stock shall be entitled to a number of votes equal to
  1.35 times the number of shares of DWD Common Stock into which one share of DWD ESOP Preferred Stock will be convertible immediately following the Merger.

  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, DWD shall enter into an agreement with such bank or trust company as may be designated by DWD and reasonably satisfactory to MS (the "Exchange Agent"), which shall provide that DWD shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of MS Common Stock and MS Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of DWD Common Stock and DWD Preferred Stock (such shares of DWD Common Stock and DWD Preferred Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.02(e)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of DWD Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of MS Common Stock and MS Preferred Stock.

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of MS Common Stock or MS Preferred Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration or shares of DWD Preferred Stock, as applicable, pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as DWD and MS may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration or shares of DWD Preferred Stock, as applicable. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of DWD Common Stock or DWD Preferred Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of DWD Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of MS Common Stock or MS Preferred Stock which is not registered in the transfer records of MS, a certificate representing the proper number of shares of DWD Common Stock or DWD Preferred Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of DWD Common Stock or DWD Preferred Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of DWD that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or shares of DWD Preferred Stock, as applicable, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article II, certain dividends or other distributions in accordance with
Section 2.02(c) and cash in lieu of any fractional share of DWD Common Stock in accordance with Section 2.02(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to DWD Common Stock or DWD Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of DWD Common Stock or DWD Preferred Stock represented thereby, and, in the case of Certificates representing MS Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of DWD Common Stock shall be paid by DWD to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of DWD Common Stock or DWD Preferred Stock issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of DWD Common Stock or DWD Preferred Stock, and, in the case of Certificates representing MS Common Stock, the amount of any cash payable in lieu of a fractional share of DWD Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of DWD Common Stock or DWD Preferred Stock.

  (d) No Further Ownership Rights in MS Common Stock or MS Preferred
Stock. All shares of DWD Common Stock or DWD Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this
Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of MS Common Stock or MS Preferred Stock, as applicable, theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by MS on such shares of MS Common Stock or MS Preferred Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of MS Common Stock or MS Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of DWD Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of DWD shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of DWD.

  (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of DWD Common Stock delivered to the Exchange Agent by DWD pursuant to Section 2.02(a) over (B) the aggregate number of whole shares of DWD Common Stock to be distributed to former holders of MS Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of former stockholders of MS, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. ("NYSE"), all in the manner provided in Section 2.02(e)(iii).

  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing MS Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of MS Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of MS Common Stock is entitled (after taking into account all shares of MS Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of MS Common Stock are entitled.

  (iv) Notwithstanding the provisions of Section 2.02(e)(ii) and (iii), the Surviving Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of MS Common Stock an amount in cash equal to the product obtained by multiplying
(A) the fractional share interest to which such former holder (after taking into account all shares of MS Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of DWD Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess

Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

  (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing MS Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing MS Common Stock subject to and in accordance with the terms of
Section 2.02(c).

  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to DWD, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to DWD for payment of their claim for Merger Consideration or shares of DWD Preferred Stock, any dividends or distributions with respect to DWD Common Stock or DWD Preferred Stock, as applicable, and any cash in lieu of fractional shares of DWD Common Stock.

  (g) No Liability. None of DWD, MS or the Exchange Agent shall be liable to any person in respect of any shares of DWD Common Stock or DWD Preferred Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of DWD Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration or shares of DWD Preferred Stock, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate formerly representing MS Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration or shares of DWD Preferred Stock, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

  (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by DWD, on a daily basis. Any interest and other income resulting from such investments shall be paid to DWD.

  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration or shares of DWD Preferred Stock and, if applicable, any unpaid dividends and distributions on shares of DWD Common Stock or DWD Preferred Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

  SECTION 3.01. Representations and Warranties of MS. Except as disclosed in the MS Filed SEC Documents (as defined in Section 3.01(g)) or as set forth on the Disclosure Schedule delivered by MS to DWD prior to the execution of this Agreement (the "MS Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, MS represents and warrants to DWD as follows:

    (a) Organization, Standing and Corporate Power. Each of MS and its subsidiaries (as defined in Section 8.03) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on MS. Each of MS and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on MS. MS has made available to DWD prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

    (b) Subsidiaries. Exhibit 21 to MS's Annual Report on Form 10-K for the fiscal year ended November 30, 1995 includes all the subsidiaries of MS which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by MS, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

    (c) Capital Structure. The authorized capital stock of MS consists of 600,000,000 shares of MS Common Stock and 30,000,000 shares of preferred stock, without par value, of MS ("MS Authorized Preferred Stock"), of which 3,902,438 shares have been designated as MS ESOP Preferred Stock, 1,725,000 shares have been designated as MS Series A Preferred Stock, 1,000,000 shares have been designated as MS 7 3/4% Preferred Stock, 750,000 shares have been designated as MS 8 3/4% Preferred Stock, 1,000,000 shares have been designated as MS 7 3/8% Preferred Stock, 611,238 shares have been designated as MS 7.82% Preferred Stock, 1,150,000 shares have been designated as MS 7.80% Preferred Stock, 720,900 shares have been designated as MS 9.00% Preferred Stock, 996,776 shares have been designated as MS 8.40% Preferred Stock, 847,500 shares have been designated as MS 8.20% Preferred Stock and 670,000 shares have been designated as MS 8.03% Preferred Stock (in each case, as defined in Section 3.01(c) of the MS Disclosure Schedule). "MS Preferred Stock" means MS Authorized Preferred Stock that is issued and outstanding from time to time. "MS Capital Units" means capital units of MS that are issued and outstanding from time to time. At the close of business on January 20, 1997, (i) 158,324,534 shares of MS Common Stock were issued and outstanding; (ii) 5,306,259 shares of MS Common Stock were held by MS in its treasury; (iii) 8,169,679 shares of MS Authorized Preferred Stock were issued and outstanding, as follows: (1) 3,694,679 shares of MS ESOP Preferred Stock, (2) 1,725,000 shares of MS Series A Preferred Stock, (3) 1,000,000 shares of MS 7 3/4% Preferred Stock, (4) 750,000 shares of MS 8 3/4% Preferred Stock and (5) 1,000,000 shares of MS 7 3/8% Preferred Stock; (iv) 34,745,312 MS Capital Units were issued and outstanding, as follows: (1) 4,889,904 MS 7.82% Capital Units,
  (2) 9,200,000 MS 7.80% Capital Units, (3) 5,767,200 MS 9.00% Capital Units,
  (4) 7,974,208 MS 8.40% Capital Units, (5) 6,780,000 MS 8.20% Capital Units
  and (6) 134,000 MS 8.03% Capital Units (in each case, as defined in Section 3.01(c) of the MS Disclosure Schedule); (v) no shares of MS Preferred Stock or MS Capital Units were held by MS in its treasury, other than shares held for purposes of market making, proprietary trading or otherwise on behalf of customers; (vi) 78,711,412 shares of MS Common Stock were reserved for issuance pursuant to the MS 1986 Stock Option Plan, as amended, the MS 1988 Equity Incentive Plan, as amended (the "MS 1988 EICP"), the MS 1995 Equity Incentive Plan (the "MS 1995 EICP") and the MS 1993 Stock Plan for Outside Directors (such plans, collectively, the "MS Stock Plans"); (vii) 7,804,976 shares and 532,494 shares of MS Common Stock were reserved for issuance upon conversion of MS ESOP Preferred Stock and MS Subsidiary Convertible Preferred Stock (as defined in Section 3.01(c) of the MS Disclosure Schedule), respectively (collectively, "MS Convertible Securities"); and
  (viii) other than the MS Preferred Stock, no other shares of MS Authorized Preferred Stock have been designated or issued. Section 3.01(c) of the MS Disclosure Schedule sets forth a complete and correct list, as of January 20, 1997, of the number of shares of MS Common Stock subject to employee stock options or other rights to purchase or receive MS

  Common Stock granted under the MS Stock Plans (collectively, "MS Employee Stock Options") and the exercise prices thereof. All outstanding shares of capital stock of MS are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.01(c) and except for changes since January 20, 1997 resulting from the issuance of shares of MS Common Stock pursuant to the MS Employee Stock Options, MS Convertible Securities and other rights referred to above in this Section 3.01(c) or as permitted by Section 4.01(a)(i)(y) and 4.01(a)(ii), (x) there are not issued, reserved for issuance or outstanding
  (A) any shares of capital stock or other voting securities of MS, (B) any securities of MS convertible into or exchangeable or exercisable for shares of capital stock or voting securities of MS, (C) any warrants, calls, options or other rights to acquire from MS or any MS subsidiary, and no obligation of MS or any MS subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of MS and (y) other than the MS Capital Units, the MS Subsidiary Convertible Preferred Stock or agreements entered into with respect to the MS Stock Plans as of the close of business on January 20, 1997, there are not any outstanding obligations of MS or any MS subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. MS is not a party to any voting agreement with respect to the voting of any such securities, other than the MS Stockholders' Agreement (as defined in Section 3.02(r)) and similar voting agreements contained in the awards made under MS's employee benefit plans (collectively, the "MS Voting Arrangements"). Schedule 3.01(c) of the MS Disclosure Schedule sets forth the maximum number of shares of MS Common Stock subject to the MS Voting Arrangements as of January 20, 1997. There are no outstanding (A) securities of MS or any MS subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any MS subsidiary, (B) warrants, calls, options or other rights to acquire from MS or any MS subsidiary, and no obligation of MS or any MS subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any MS subsidiary or
  (C) except pursuant to the provisions of the MS Subsidiary Convertible Preferred Stock outstanding on the date hereof, obligations of MS or any MS subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of MS subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the MS subsidiaries, MS does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity other than in the ordinary course of trading, underwriting, asset management, merchant banking, securitization or market making activities of MS or the MS subsidiaries or the MS Funds or ownership of the MS Funds. "MS Fund" means (i) any investment account advised or managed by MS on behalf of third parties, and (ii) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which MS or a MS subsidiary acts as the general partner, managing member, manager, advisor or the equivalent or as the general partner of another MS Fund.

    (d) Authority; Noncontravention. MS has all requisite corporate power and authority to enter into this Agreement and, subject to the MS Stockholder Approval (as defined in Section 3.01(l)), to consummate the transactions contemplated by this Agreement. MS has all requisite corporate power and authority to enter into the Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreements by MS and the consummation by MS of the transactions contemplated by this Agreement and the Option Agreements have been duly authorized by all necessary corporate action on the part of MS, subject, in the case of the Merger, to the MS Stockholder Approval. This Agreement and the Option Agreements have been duly executed and delivered by MS and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitute legal, valid and binding obligations of MS, enforceable against MS in accordance with their terms. The execution and delivery of this Agreement and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreements and compliance with the provisions of this Agreement and the Option Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of MS or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of MS or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to MS or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MS or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on MS or (y) reasonably be expected to impair the ability of MS to perform its obligations under this Agreement or the Option Agreements. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to MS or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreements by MS or the consummation by MS of the transactions contemplated by this Agreement or the Option Agreements, except for (1) the filing of a premerger notification and report form by MS under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the SEC of (A) a proxy statement relating to the MS Stockholders Meeting (as defined in Section 5.01(b)) (such proxy statement, together with the proxy statement relating to the DWD Stockholders Meeting (as defined in Section 5.01(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which MS is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of the NYSE to permit the shares of MS Common Stock that are to be issued pursuant to the MS Stock Option Agreement to be listed on the NYSE; (5) the consents, approvals and notices required under the Investment Company Act of 1940, as amended (the "1940 Act") and the Investment Advisors Act of 1940, as amended (the "Advisors Act"); (6) filings in respect of, and approvals and authorizations of, any Governmental Entity having jurisdiction over the securities, commodities, banking, insurance, other financial services or communications businesses; and (7) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a material adverse effect on MS.

    (e) SEC Documents; Undisclosed Liabilities. MS has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since December 1, 1994 (the "MS SEC Documents"). As of their respective dates, the MS SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such MS SEC Documents, and none of the MS SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any MS SEC Document has been revised or superseded by a later filed MS SEC Document, none of the MS SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of MS included in the MS SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of MS and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the Option Agreements or the transactions contemplated hereby or thereby, neither MS nor any of its subsidiaries has any material liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on MS.

    (f) Information Supplied. None of the information supplied or to be supplied by MS specifically for inclusion or incorporation by reference in
  (i) the registration statement on Form S-4 to be filed with the SEC by DWD in connection with the issuance of DWD Common Stock and DWD Preferred Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to MS's stockholders or at the time of the MS Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by MS with respect to statements made or incorporated by reference therein based on information supplied by DWD specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

    (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the Option Agreements or the transactions contemplated hereby or thereby, since August 31, 1996, MS and its subsidiaries have conducted their business only in the ordinary course, and there has not been (1) any material adverse change (as defined in Section 8.03) in MS, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of MS's capital stock, other than regular quarterly cash dividends of $.20 per share on the MS Common Stock and dividends payable on MS Preferred Stock in accordance with their terms as of the date of this Agreement (or as of their date of issue if subsequent to the date of this Agreement), (3) any split, combination or reclassification of any of MS's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of MS's capital stock, except for issuances of MS Common Stock upon conversion of MS Convertible Securities or upon the exercise of MS Employee Stock Options or in connection with restricted stock units under the MS Stock Plans, in each case awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 4.01(a), (4) (A) any granting by MS or any of its subsidiaries to any current or former director, executive officer or other key employee of MS or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the MS SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "MS Filed SEC Documents"), (B) any granting by MS or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business, or (C) any entry by MS or any of its subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (5) except insofar as may have been disclosed in the MS Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by MS materially affecting its assets, liabilities or business or (6) except insofar as may have been disclosed in the MS Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on MS or any of its tax attributes or any settlement or compromise of any material income tax liability.

    (h) Compliance with Applicable Laws. MS, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of MS and its subsidiaries (the "MS Permits"), except where the failure to have any such MS Permits individually or in the aggregate would not have a material adverse effect on MS. MS and its subsidiaries are in compliance with the terms of the MS Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on MS. As of the date of this Agreement, except as disclosed in the MS Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to MS or any of its subsidiaries or any of their respective properties is pending or, to the knowledge (as defined in Section 8.03) of MS, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (i) have a material adverse effect on MS or (ii) reasonably be expected to impair the ability of MS to perform its obligations under this Agreement or the Option Agreements or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Option Agreements.

    (i) Absence of Changes in Benefit Plans. Since the date of the most recent audited financial statements included in the MS Filed SEC Documents, there has not been any adoption or amendment in any material respect by MS or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of MS or any of its wholly owned subsidiaries (collectively, the "MS Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any MS pension plans, or any change in the manner in which contributions to any MS pension plans are made or the basis on which such contributions are determined.

    (j) ERISA Compliance. (i) With respect to the MS Benefit Plans, no event has occurred and, to the knowledge of MS, there exists no condition or set of circumstances, in connection with which MS or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on MS under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

    (ii) Each MS Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any MS Benefit Plan that individually or in the aggregate would not have a material adverse effect on MS. MS, its subsidiaries and all the MS Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on MS. Each MS Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any MS Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of MS, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such MS Benefit Plan or the exempt status of any such trust.

    (iii) Neither MS nor any of its subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No MS Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of MS, there are not any facts or circumstances that would materially change the funded status of any MS Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No MS Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

    (iv) Neither MS nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by MS or any of its subsidiaries and no collective bargaining agreement is being negotiated by MS or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against MS or any of its subsidiaries pending or, to the knowledge of MS, threatened which may interfere with the respective business activities of MS or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on MS. As of the date of this Agreement, to the knowledge of MS, none of MS, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective business of MS or any of its subsidiaries, and there is no charge or complaint against MS or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

    (v) No employee of MS will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any MS Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements.

    (k) Taxes. (i) Each of MS and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on MS. MS and each of its subsidiaries has paid (or MS has paid on its behalf) all taxes (as defined in Section 3.01(k)(v)) shown as due on such returns, and the most recent financial statements contained in the MS Filed SEC Documents reflect an adequate reserve for all taxes payable by MS and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

    (ii) No deficiencies for any taxes have been proposed, asserted or assessed against MS or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on MS. The federal income tax returns of MS and each of its subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

    (iii) Neither MS nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (iv) The MS Benefit Plans and other MS compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by MS or any of its subsidiaries under any such plan or arrangement and, to the knowledge of MS, no fact or circumstance exists that would cause such disallowance to apply to any such amount.

    (v) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y); provided, however, that to the extent MS is entitled to be indemnified for an amount pursuant to the Stock Purchase Agreement between CDV Acquisition Corporation and Xerox Financial Services, Inc. dated as of October 13, 1992 or the Stock Purchase Agreement among the Van Kampen Merritt Companies, Inc., VKM Holding, Inc., The Travelers Inc. and Associated Madison Companies Inc. dated as of August 24, 1994, such amount shall not be considered a "tax" for purposes of this Section 3.01(k) and to the extent DWD is entitled to be indemnified for an amount pursuant to the tax sharing agreement between Sears, Roebuck & Co. and DWD dated February 19, 1993, such amount shall not be considered a "tax" for purposes of Section 3.02(k) of this Agreement.

    (l) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of MS Common Stock and MS ESOP Preferred Stock, voting as a single class (with each share of MS Common Stock having one vote per share and each share of MS ESOP Preferred Stock having 2.7 votes per share), at the MS Stockholders Meeting to adopt this Agreement (the "MS Stockholder Approval") is the only vote of the holders of any class or series of MS's capital stock necessary to approve and adopt this Agreement, the Option Agreements and the transactions contemplated hereby and thereby.

    (m) State Takeover Statutes. MS has caused Section 203 of the DGCL not to be applicable to MS by opting out of the provisions of such Section 203 in its By-laws in accordance with the DGCL. To the knowledge of MS, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby and by the Option Agreements.

    (n) Accounting Matters. Neither MS nor any of its affiliates (as defined in Section 8.03) has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

    (o) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of MS.

    (p) Opinion of Financial Advisor. MS has received the opinion of Morgan Stanley & Co. Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to holders of shares of MS Common Stock (other than DWD and its affiliates), a signed copy of which opinion has been delivered to DWD.

    (q) Ownership of DWD Common Stock. Other than pursuant to the DWD Stock Option Agreement and except for shares owned by MS Benefit Plans or shares held or managed for the account of another person or as to which MS is required to act as a fiduciary or in a similar capacity, as of the date hereof, neither MS nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of DWD.

    (r) Intellectual Property. MS and its subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "MS Intellectual Property") necessary to carry on its business substantially as currently conducted except for such MS Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on MS. Neither MS nor any such subsidiary has received any notice of infringement of or conflict with, and, to MS's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any MS Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on MS.

    (s) Certain Contracts. Except as set forth in the MS Filed SEC Documents, neither MS nor any of its subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of MS and its subsidiaries, taken as a whole, is or would be conducted.

  SECTION 3.02. Representations and Warranties of DWD. Except as disclosed in the DWD Filed SEC Documents (as defined in Section 3.02(g)) or as set forth on the Disclosure Schedule delivered by DWD to MS prior to the execution of this Agreement (the "DWD Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, DWD represents and warrants to MS as follows:

    (a) Organization, Standing and Corporate Power. Each of DWD and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on DWD. Each of DWD and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on DWD. DWD has made available to MS prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

    (b) Subsidiaries. Exhibit 21 to DWD's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 includes all the subsidiaries of DWD which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by DWD, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or otherwise ownership interests).

    (c) Capital Structure. The authorized capital stock of DWD consists of 500,000,000 shares of DWD Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of DWD ("DWD Authorized Preferred Stock"). At the close of business on January 31, 1997, (i) 321,218,945 shares of DWD Common Stock were issued and outstanding, (ii) 20,754,691 shares of DWD Common Stock were held by DWD in its treasury, (iii) 59,498,133 shares of DWD Common Stock were reserved for issuance pursuant to the DWD Omnibus Equity Incentive Plan, DWD 1994 Omnibus Equity Plan, DWD Employees Replacement Stock Plan, DWD 1993 Stock Plan for Non-Employee Directors, DWD Directors' Equity Capital Accumulation Plan, DWD Employee Stock Purchase Plan, DWD Tax Deferred Equity Participation Plan, DWD-Dean Witter Reynolds Inc. Branch Manager Compensation Plan, DWD-Dean Witter Reynolds Inc. Account Executive Productivity Compensation Plan, and DWD Savings Today Affords Retirement Tomorrow Plan (such plans, collectively with the SPS Transaction Services, Inc. ("SPS") Amended and Restated 1992 Employees Stock Plan, SPS 1995 Omnibus Equity Plan, SPS Formula Plan for Non-Affiliate Directors of 1992, 1994 and 1996, the SPS Tax Deferred Equity Participation Plan, the SPS Savings Today Affords Retirement Tomorrow Plan and SPS Employee Stock Purchase Plan, the "DWD Stock Plans"), (iv) no shares of Series A Junior Participating Preferred Stock (the "DWD Junior Preferred Stock") were issued and outstanding and (v) other than the DWD Junior Preferred Stock, no other shares of DWD Authorized Preferred Stock have been designated or issued. Section 3.02(c) of the DWD Disclosure Schedule sets forth a complete and correct list, as of January 31, 1997, of the number of shares of DWD Common Stock and common stock, par value $.01 per share, of SPS ("SPS Common Stock") subject to employee stock options or other rights to purchase or receive DWD Common Stock or SPS Common Stock granted under the DWD Stock Plans (collectively, "DWD Employee Stock Options") and the exercise prices thereof. All outstanding shares of capital stock of DWD are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.02(c) and except for changes since January 31, 1997 resulting from the issuance of shares of DWD Common Stock pursuant to the options and other rights referred to above in this Section 3.02(c), for issuance of DWD Rights or DWD Common Stock in respect of DWD Rights pursuant to the DWD Rights Agreement (as defined below) or as permitted by Section 4.01(b)(i)(y) and 4.01(b)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of DWD, (B) any securities of DWD convertible into or exchangeable or exercisable for shares of capital stock or voting securities of DWD, (C) any warrants, calls, options or other rights to acquire from DWD, or any DWD subsidiary and no obligation of DWD or any DWD subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of DWD, (y) there are no outstanding obligations of DWD or any DWD subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. DWD is not a party to any voting agreement with respect to the voting of any such securities. Except pursuant to agreements entered into with respect to the DWD Stock Plans as of the close of business of January 31, 1997, there are no outstanding (A) securities of DWD or any DWD subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any DWD subsidiary, (B) warrants, calls, options or other rights to acquire from DWD or any DWD subsidiary, and no obligation of DWD or any DWD subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any DWD subsidiary or (C) obligations of DWD or any DWD subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of DWD subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the DWD subsidiaries, DWD does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity other than in the ordinary course of trading, underwriting, asset management, merchant banking, securitization or market making activities of DWD or the DWD subsidiaries or the DWD Funds or ownership of the DWD Funds. "DWD Fund" means (i) any investment account advised or managed by DWD on behalf of third parties, and (ii) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which DWD or a DWD subsidiary acts as the general partner, managing member, manager, advisor or the equivalent or the general partner of another DWD Fund. DWD has made available to MS a complete and correct copy of the Rights Agreement dated as of April 25, 1995 (the "DWD Rights Agreement") between DWD and Chase Manhattan Bank (as successor to Chemical Bank) relating to rights ("DWD Rights") to purchase DWD Junior Preferred Stock.

    (d) Authority; Noncontravention. DWD has all requisite corporate power and authority to enter into this Agreement and, subject to the DWD Stockholder Approval (as defined in Section 3.02(l)), to consummate the transactions contemplated by this Agreement. DWD has all requisite corporate power and authority to enter into the Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreements by DWD and the consummation by DWD of the transactions contemplated by this Agreement and the Option Agreements have been duly authorized by all necessary corporate action on the part of DWD, subject, in the case of the issuance of DWD Common Stock and DWD Preferred Stock in connection with the Merger, to the DWD Stockholder Approval. This Agreement and the Option Agreements have been duly executed and delivered by DWD and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitute legal, valid and binding obligations of DWD, enforceable against DWD in accordance with their terms. The execution and delivery of this Agreement and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreements and compliance with the provisions of this Agreement and the Option Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of DWD or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of DWD or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to DWD or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DWD or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on DWD or
  (y) reasonably be expected to impair the ability of DWD to perform its obligations under this Agreement or the Option Agreements. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to DWD or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreements by DWD or the consummation by DWD of the transactions contemplated by this Agreement or the Option Agreements, except for (1) the filing of a premerger notification and report form by DWD under the HSR Act; (2) the filing with the SEC of (A) the Joint Proxy Statement relating to the DWD Stockholders Meeting, (B) the Form S-4 and (C) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements; (3) the filing of the Certificate of Merger and the Certificates of Designations with respect to the DWD Preferred Stock (the "Certificate of Designations") with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which DWD is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws;
  (4) such filings with and approvals of the NYSE to permit the shares of DWD Common Stock that are to be issued in the Merger, under the MS Stock Plans, pursuant to the DWD Stock Option Agreement and pursuant to the conversion of the DWD Convertible Preferred Stock, and to permit the depositary shares and capital units representing shares of DWD Preferred Stock that are to be issued in the Merger in exchange for like securities representing MS Preferred Stock that are listed on the NYSE as of the date hereof, in each case (a "DWD Listed Security") to be listed on the NYSE; (5) the consents, approvals and notices required under the 1940 Act and the Advisors Act; (6) filings in respect of, and approvals and authorizations of, any Governmental Entity having jurisdiction over the securities, commodities, banking, insurance, other financial services or communications businesses; and (7) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a material adverse effect on DWD.

    (e) SEC Documents; Undisclosed Liabilities. DWD has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1995 (the "DWD SEC Documents"). As of their respective dates, the DWD SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such DWD SEC Documents, and none of the DWD SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any DWD SEC Document has been revised or superseded by a later filed DWD SEC Document, none of the DWD SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of DWD included in the DWD SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of DWD and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the Option Agreements or the transactions contemplated hereby or thereby, neither DWD nor any of its subsidiaries has any material liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on DWD.

    (f) Information Supplied. None of the information supplied or to be supplied by DWD specifically for inclusion or incorporation by reference in
  (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to DWD's stockholders or at the time of the DWD Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by DWD with respect to statements made or incorporated by reference therein based on information supplied by MS specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

    (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the Option Agreements or the transactions contemplated hereby or thereby, since September 30, 1996, DWD and its subsidiaries have conducted their business only in the ordinary course, and there has not been (1) any material adverse change in DWD, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of DWD's capital stock, other than regular quarterly cash dividends of $.14 per share (which was $.22 prior to this Stock Split (as defined below)) on the DWD Common Stock, (3) any split, combination or reclassification of any of DWD's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of DWD's capital stock, except for the DWD two-for-one stock split in December 1996 (the "Stock Split") and except for issuances of DWD Common Stock or SPS Common Stock upon the exercise of DWD Employee Stock Options awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 4.01(b) or for issuances of DWD Rights or DWD Common Stock in respect of DWD Rights pursuant to the DWD Rights Agreement,
  (4) (A) any granting by DWD or any of its subsidiaries to any current or former director, executive officer or other key employee of DWD or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the DWD SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "DWD Filed SEC Documents"), (B) any granting by DWD or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business, or
  (C) any entry by DWD or any of its subsidiaries into, or any amendment of, any employment, deferred compensation consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (5) except insofar as may have been disclosed in the DWD Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by DWD materially affecting its assets, liabilities or business or (6) except insofar as may have been disclosed in the DWD Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on DWD or any of its tax attributes or any settlement or compromise of any material income tax liability.

    (h) Compliance with Applicable Laws. DWD, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of DWD and its subsidiaries (the "DWD Permits") except where the failure to have any such DWD Permits individually or in the aggregate would not have a material adverse effect on DWD. DWD and its subsidiaries are in compliance with the terms of the DWD Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on DWD. As of the date of this Agreement, except as disclosed in the DWD Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to DWD or any of its subsidiaries or any of their respective properties is pending or, to the knowledge of DWD, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (i) have a material adverse effect on DWD or (ii) reasonably be expected to impair the ability of DWD to perform its obligations under this Agreement or the Option Agreements or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Option Agreements.

    (i) Absence of Changes in Benefit Plans. Since the date of the most recent audited financial statements included in the DWD Filed SEC Documents, there has not been any adoption or amendment in any material respect by DWD or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of DWD or any of its wholly owned subsidiaries (collectively, the "DWD Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any DWD pension plans, or any change in the manner in which contributions to any DWD pension plans are made or the basis on which such contributions are determined.

    (j) ERISA Compliance. (i) With respect to the DWD Benefit Plans, no event has occurred and, to the knowledge of DWD, there exists no condition or set of circumstances, in connection with which DWD or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on DWD under ERISA, the Code or any other applicable law.

    (ii) Each DWD Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any DWD Benefit Plan that individually or in the aggregate would not have a material adverse effect on DWD. DWD, its subsidiaries and all the DWD Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on DWD. Each DWD Benefit Plan that is intended to be qualified under
  Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any DWD Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of DWD, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such DWD Benefit Plan or the exempt status of any such trust.

    (iii) Neither DWD nor any of its subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No DWD Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of DWD, there are not any facts or circumstances that would materially change the funded status of any DWD Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No DWD Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

    (iv) Neither DWD nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by DWD or any of its subsidiaries and no collective bargaining agreement is being negotiated by DWD or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against DWD or any of its subsidiaries pending or, to the knowledge of DWD, threatened which may interfere with the respective business activities of DWD or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on DWD. As of the date of this Agreement, to the knowledge of DWD, none of DWD, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of DWD or any of its subsidiaries, and there is no charge or complaint against DWD or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

    (v) No employee of DWD will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any DWD Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements, except that DWD Employee Stock Options awarded under the DWD 1994 Omnibus Equity Plan covering a maximum of 4,231,222 shares of DWD Common Stock will vest as of the Effective Time as a result of the Merger. Without limiting the generality of the preceding sentence, no DWD Employee Stock Options awarded in January 1997 will vest as a result of the transactions contemplated by this Agreement and the Option Agreement.

    (k) Taxes. (i) Each of DWD and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on DWD. DWD and each of its subsidiaries has paid (or DWD has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the DWD Filed SEC Documents reflect an adequate reserve for all taxes payable by DWD and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

    (ii) No deficiencies for any taxes have been proposed, asserted or assessed against DWD or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on DWD. The federal income tax returns of DWD and each of its subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

    (iii) Neither DWD nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (iv) The DWD Benefit Plans and other DWD compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by DWD or any of its subsidiaries under any such plan or arrangement and, to the knowledge of DWD, no fact or circumstance exists that would cause such disallowance to apply to any such amount.

    (l) Voting Requirements. The affirmative vote at the DWD Stockholders Meeting (the "DWD Stockholder Approval") of (i) the holders of a majority of the voting power of all outstanding shares of DWD Common Stock is the only vote of the holders of any class or series of DWD's capital stock necessary to approve and adopt this Agreement, the Option Agreements and the transactions contemplated hereby and thereby and (ii) the holders of a majority of all shares of DWD Common Stock casting votes is the only vote of the holders of any class or series of DWD's capital stock necessary to approve, in accordance with the applicable rules of the NYSE, the issuance of DWD Common Stock pursuant to the Merger.

    (m) State Takeover Statutes; Certificate of Incorporation. The Board of Directors of DWD (including the disinterested directors thereof (as defined in Article 11 of the DWD Certificate of Incorporation)) has unanimously approved the terms of this Agreement and the Option Agreements and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreements and, assuming the accuracy of MS's representation and warranty contained in Section 3.01(q), such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement and the Option Agreements by the DWD Board of Directors under the provisions of Section 203 of the DGCL and Section 11.2A of the DWD Certificate of Incorporation, and represents all the actions necessary to ensure that such Section 203 and the provisions of Section 11.1.A of the DWD Certificate of Incorporation do not apply to MS in connection with the Merger and the other transactions contemplated hereby and by the Option Agreements. To its knowledge, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby and by the Option Agreements.

    (n) Accounting Matters. Neither DWD nor any of its affiliates has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

    (o) Brokers. No broker, investment banker, financial advisor or other person, other than Wasserstein Perella & Co., Inc., the fees and expenses of which will be paid by DWD or, if the Merger occurs, the Surviving Corporation, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of DWD. DWD has furnished to MS true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

    (p) Opinion of Financial Advisor. DWD has received the opinion of Wasserstein Perella & Co., Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio for the conversion of MS Common Stock into DWD Common Stock pursuant to the Merger is fair to DWD and, accordingly, to DWD's stockholders from a financial point of view, a signed copy of which opinion has been delivered to MS.

    (q) Ownership of MS Common Stock. Other than pursuant to the MS Stock Option Agreement and except for shares owned by DWD Benefit Plans or shares held or managed for the account of another person or as to which DWD is required to act as a fiduciary or in a similar capacity, as of the date hereof, neither DWD nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of MS.

    (r) DWD Rights Agreement. The DWD Rights Agreement has been amended (the "DWD Rights Plan Amendment") to (i) render the DWD Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreements and (ii) ensure that (y) none of MS, its wholly owned subsidiaries, its permitted assignees or transferees under the DWD Stock Option Agreement or the parties to the Stockholders' Agreement dated February 14, 1986, as amended, to which MS is a party (the "Stockholders Agreement") or the other Voting Agreements (as defined in MS's Proxy Statement dated as of February 26, 1996) is an Acquiring Person (as defined in the DWD Rights Agreement) pursuant to the DWD Rights Agreement and (z) a Distribution Date, a Triggering Event or Stock Acquisition Date (as such terms are defined in the DWD Rights Agreement) does not occur solely by reason of the execution of this Agreement and the Option Agreements, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement and the Option Agreements, and such amendment may not be further amended by DWD without the prior consent of MS in its sole discretion.

    (s) Intellectual Property. DWD and its subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "DWD Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such DWD Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on DWD. Neither DWD nor any such subsidiary has received any notice of infringement of or conflict with, and, to DWD's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any DWD Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on DWD.

    (t) Certain Contracts. Except as set forth in the DWD Filed SEC Documents, neither DWD nor any of its subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of DWD and its subsidiaries (including MS and its subsidiaries, assuming the Merger had taken place), taken as a whole, is or would be conducted.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  SECTION 4.01. Conduct of Business. (a) Conduct of Business by MS. Except as set forth in Section 4.01(a) of the MS Disclosure Schedule, as otherwise expressly contemplated by this Agreement or the Option Agreements or as consented to by DWD, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, MS shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, MS shall not, and shall not permit any of its subsidiaries to:

    (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of MS to its parent, or by a subsidiary that is partially owned by MS or any of its subsidiaries, provided that MS or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends of $.20 per share with respect to the MS Common Stock and dividends payable on MS Preferred Stock in accordance with their terms as of the date of this Agreement (or as of their date of issue if subsequent to the date of this Agreement), (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of MS Common Stock upon conversion of MS Convertible Securities or upon the exercise of MS Employee Stock Options or in connection with restricted stock units under the MS Stock Plans, in each case, outstanding as of the date hereof in accordance with their present terms or issued pursuant to Section 4.01(a)(ii) or (z) except pursuant to the provisions of the MS Subsidiary Convertible Preferred Stock or agreements entered into with respect to the MS Stock Plans as of the close of business on January 20, 1997, purchase, redeem or otherwise acquire any shares of capital stock of MS or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of MS Common Stock upon conversion of MS Convertible Securities in accordance with their present terms at the option of the holders thereof, (y) the issuance of MS Common Stock upon the exercise of MS Employee Stock Options or in connection with restricted stock units under the MS Stock Plans, in each case outstanding as of the date hereof in accordance with their present terms or, after consulting with DWD, granted after the date hereof in the ordinary course of business consistent with past practice for new employees (so long as such additional amount of MS Common Stock subject to MS Employee Stock Options and/or restricted stock units issued to new employees does not exceed 565,000 shares of MS Common Stock in the aggregate) and (z) the issuance of MS Common Stock pursuant to the MS Stock Option Agreement) and other than in connection with the issuance of nonvoting MS Preferred Stock in the ordinary course of business consistent with past practice;

    (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents, other than in connection with the issuance of nonvoting MS Preferred Stock in the ordinary course of business consistent with past practice;

    (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions made in the ordinary course of business consistent with past practice;

    (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

    (vi) take any action that would cause the representations and warranties set forth in Section 3.01(g) (with each reference therein to "ordinary course of business" being deemed for purposes of this Section 4.01(a)(vi) to be immediately followed by "consistent with past practice") to no longer be true and correct;

    (vii) take any action to cause or permit additional shares of MS Common Stock to become subject to the MS Voting Arrangements, other than in the ordinary course of business consistent with past practice; or

    (viii) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.01(a) (other than clause (iii)) shall not apply to any transaction between MS and any wholly owned subsidiary or between any wholly owned subsidiaries of MS.

  (b) Conduct of Business by DWD. Except as set forth in Section 4.01(b) of the DWD Disclosure Schedule, as otherwise expressly contemplated by this Agreement or the Option Agreement or as consented to by MS, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, DWD shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, DWD shall not, and shall not permit any of its subsidiaries to:

    (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of DWD to its parent, or by a subsidiary that is partially owned by DWD or any of its subsidiaries, provided that DWD or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends of $.14 per share with respect to the DWD Common Stock, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of DWD Common Stock or SPS Common Stock upon the exercise of DWD Employee Stock Options outstanding as of the date hereof in accordance with their present terms or issued pursuant to Section 4.01(b)(ii) or (z) except pursuant to agreements entered into with respect to the DWD Stock Plans as of the close of business on January 31, 1997, purchase, redeem or otherwise acquire any shares of capital stock of DWD or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of DWD Common Stock or SPS Common Stock upon the exercise of DWD Employee Stock Options outstanding as of the date hereof in accordance with their present terms or, after consulting with MS, granted after the date hereof in the ordinary course of business consistent with past practice for new employees (so long as such additional amount of DWD Common Stock or SPS Common Stock subject to DWD Employee Stock Options issued to new employees does not exceed 565,000 shares of DWD Common Stock and SPS Common Stock in the aggregate), (y) in accordance with the DWD Rights Agreement or (z) the issuance of DWD Common Stock pursuant to the DWD Stock Option Agreement);

    (iii) except as contemplated hereby, amend its certificate of incorporation, by-laws or other comparable organizational documents;

    (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions made in the ordinary course of business consistent with past practice;

    (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

    (vi) take any action that would cause the representations and warranties set forth in Section 3.02(g) (with each reference therein to "ordinary course of business" being deemed for purposes of this Section 4.01(b)(vi) to be immediately followed by "consistent with past practice") to no longer be true and correct; or

    (vii) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.01(b) (other than clause (iii)) shall not apply to any transaction between DWD and any wholly owned subsidiary or between any wholly owned subsidiaries of DWD.

  (c) Coordination of Dividends. Each of DWD and MS shall coordinate with the other regarding the declaration and payment of dividends in respect of the DWD Common Stock and the MS Common Stock and the record dates and payment dates relating thereto, it being the intention of DWD and MS that any holder of MS Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of MS Common Stock and/or any shares of DWD Common Stock any such holder receives in exchange therefor pursuant to the Merger.

  (d) Other Actions. Except as required by law, MS and DWD shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreements that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

  (e) Advice of Changes. MS and DWD shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement or the Option Agreements that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Option Agreements and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Option Agreements.

  SECTION 4.02. No Solicitation by MS. (a) MS shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any MS Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any MS Takeover Proposal; provided, however, that if, at any time during the 20 business days prior to the publicly announced date of the MS Stockholders Meeting (as defined in Section 5.01(b)) (the "MS Applicable Period"), the Board of Directors of MS determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to MS's stockholders under applicable law, MS may, in response to a MS Superior Proposal (as defined in Section 4.02(b)) which was not solicited by it or which did not otherwise result from a breach of this
Section 4.02(a), and subject to providing prior written notice of its decision to take such action to DWD (the "MS Notice") and compliance with Section 4.02(c), for a period of five business days following delivery of the MS Notice (x) furnish information with respect to MS and its subsidiaries to any person making an MS Superior Proposal pursuant to a customary confidentiality agreement (as determined by MS after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such MS Superior Proposal. For purposes of this Agreement, "MS Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of MS and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of MS or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of MS or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MS or any of its subsidiaries, other than the transactions contemplated by this Agreement. MS shall be permitted to deliver only one MS Notice with respect to each person making a MS Superior Proposal.

  (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of MS nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to DWD, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any MS Takeover Proposal, or (iii) cause MS to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "MS Acquisition Agreement") related to any MS Takeover Proposal. Notwithstanding the foregoing, in the event that during the MS Applicable Period the Board of Directors of MS determines in good faith that there is a substantial probability that the adoption of this Agreement by holders of MS Common Stock will not be obtained due to the existence of a MS Superior Proposal, the Board of Directors of MS may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause MS to enter into any MS Acquisition Agreement with respect to any MS Superior Proposal), but only at a time that is during the MS Applicable Period and is after the fifth business day following DWD's receipt of written notice advising DWD that the Board of Directors of MS is prepared to accept a MS Superior Proposal, specifying the material terms and conditions of such MS Superior Proposal and identifying the person making such MS Superior Proposal. For purposes of this Agreement, a "MS Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of MS Common Stock then outstanding or all or substantially all the assets of MS and otherwise on terms which the Board of Directors of MS determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to MS's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of MS, is reasonably capable of being obtained by such third party.

  (c) In addition to the obligations of MS set forth in paragraphs (a) and (b) of this Section 4.02, MS shall immediately advise DWD orally and in writing of any request for information or of any MS Takeover Proposal, the material terms and conditions of such request or MS Takeover Proposal and the identity of the person making such request or MS Takeover Proposal. MS will keep DWD reasonably informed of the status and details (including amendments or proposed amendments) of any such request or MS Takeover Proposal.

  (d) Nothing contained in this Section 4.02 shall prohibit MS from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to MS's stockholders if, in the good faith judgment of the Board of Directors of MS, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither MS nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a MS Takeover Proposal.

  SECTION 4.03. No Solicitation by DWD. (a) DWD shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any DWD Takeover Proposal (as defined below) or
(ii) participate in any discussions or negotiations regarding any DWD Takeover Proposal; provided, however, that if, at any time during the 20 business days prior to the publicly announced date of the DWD Stockholders Meeting (as defined in Section 5.01(c)) (the "DWD Applicable Period"), the Board of Directors of DWD determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to DWD's stockholders under applicable law, DWD may, in response to a DWD Superior Proposal (as defined in Section 4.03(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 4.03(a), and subject to providing prior written notice of its decision to take such action to MS (the "DWD Notice") and compliance with Section 4.03(c), for a period of five business days following delivery of the DWD Notice (x) furnish information with respect to DWD and its subsidiaries to any person making a DWD Superior Proposal pursuant to a customary confidentiality agreement (as determined by DWD after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such DWD Superior Proposal. For purposes of this Agreement, "DWD Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of DWD and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of DWD or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of DWD or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving DWD or any of its subsidiaries, other than the transactions contemplated by this Agreement. DWD shall be permitted to deliver only one DWD Notice with respect to each person making a DWD Superior Proposal.

  (b) Except as expressly permitted by this Section 4.03, neither the Board of Directors of DWD nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to MS, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of DWD Common Stock and DWD Preferred Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any DWD Takeover Proposal, or (iii) cause DWD to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "DWD Acquisition Agreement") related to any DWD Takeover Proposal. Notwithstanding the foregoing, in the event that during the MS Applicable Period the Board of Directors of DWD determines in good faith that there is a substantial probability that the adoption of this Agreement by holders of DWD Common Stock will not be obtained due to the existence of a DWD Superior Proposal, the Board of Directors of DWD may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause DWD to enter into any DWD Acquisition Agreement with respect to any DWD Superior Proposal), but only at a time that is during the MS Applicable Period and is after the fifth business day following MS's receipt of written notice advising MS that the Board of Directors of DWD is prepared to accept a DWD Superior Proposal, specifying the material terms and conditions of such DWD Superior Proposal and identifying the person making such DWD Superior Proposal. For purposes of this Agreement, a "DWD Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of DWD Common Stock then outstanding or all or substantially all the assets of DWD and otherwise on terms which the Board of Directors of DWD determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to DWD's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of DWD, is reasonably capable of being obtained by such third party.

  (c) In addition to the obligations of DWD set forth in paragraphs (a) and
(b) of this Section 4.03, DWD shall immediately advise MS orally and in writing of any request for information or of any DWD Takeover Proposal, the material terms and conditions of such request or DWD Takeover Proposal and the identity of the person making such request or DWD Takeover Proposal. DWD will keep MS reasonably informed of the status and details (including amendments or proposed amendments) of any such request or DWD Takeover Proposal.

  (d) Nothing contained in this Section 4.03 shall prohibit DWD from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to DWD's stockholders if, in the good faith judgment of the Board of Directors of DWD, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither DWD nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger, the issuance of DWD Common Stock and DWD Preferred Stock in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, a DWD Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

  SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, MS and DWD shall prepare and file with the SEC the Joint Proxy Statement and DWD shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of MS and DWD shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. MS will use all best efforts to cause the Joint Proxy Statement to be mailed to MS's stockholders, and DWD will use all best efforts to cause the Joint Proxy Statement to be mailed to DWD's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. DWD shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of DWD Common Stock and DWD Preferred Stock in the Merger and MS shall furnish all information concerning MS and the holders of MS Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by DWD without providing MS the opportunity to review and comment thereon. DWD will advise MS, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the DWD Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to MS or DWD, or any of their respective affiliates, officers or directors, should be discovered by MS or DWD which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of MS and DWD.

  (b) MS shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "MS Stockholders Meeting") for the purpose of obtaining the MS Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 4.02(b), MS agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to MS of any MS Takeover Proposal.

  (c) DWD shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "DWD Stockholders Meeting") for the purpose of obtaining the DWD Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 4.03(b), DWD agrees that its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to DWD of any DWD Takeover Proposal.

  (d) DWD and MS will use best efforts to hold the MS Stockholders Meeting and the DWD Stockholders Meeting on the same date and as soon as practicable after the date hereof.

  SECTION 5.02. Letters of MS's Accountants. (a) MS shall use best efforts to cause to be delivered to DWD two letters from MS's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to DWD, in form and substance reasonably satisfactory to DWD and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

  (b) MS shall use best efforts to cause to be delivered to DWD a letter from MS's independent accountants addressed to DWD and MS, dated as of the Closing Date, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

  SECTION 5.03. Letters of DWD's Accountants. (a) DWD shall use best efforts to cause to be delivered to MS two letters from DWD's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to MS, in form and substance reasonably satisfactory to MS and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

  (b) DWD shall use best efforts to cause to be delivered to MS a letter from DWD's independent accountants, addressed to MS and DWD, dated as of the Closing Date, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

  SECTION 5.04. Access to Information; Confidentiality. Subject to the Confidentiality Agreement dated August 22, 1995, as amended, between DWD and MS (the "Confidentiality Agreement"), each of MS and DWD shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of MS and DWD shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of MS and DWD will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

  SECTION 5.05. Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreements or the consummation of the transactions contemplated by this Agreement or the Option Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreements. Nothing set forth in this Section 5.05(a) will limit or affect actions permitted to be taken pursuant to Sections 4.02 and 4.03.

  (b) In connection with and without limiting the foregoing, MS and DWD shall
(i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Option Agreements or any of the other transactions contemplated by this Agreement or the Option Agreements and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the Option Agreements or any other transaction contemplated by this Agreement or the Option Agreements, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Option Agreements.

  (c) The parties shall cooperate to assure that neither the Surviving Corporation, any of its subsidiaries, nor any other person or group of persons, will be required, as a result of the Merger, to register as a bank holding company under the Bank Holding Company Act of 1956, as amended.

  SECTION 5.06. Stock Options and Restricted Stock Units. (a) As soon as practicable following the date of this Agreement, the Board of Directors of MS (or, if appropriate, any committee administering the MS Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

    (i) adjust the terms of all outstanding MS Employee Stock Options granted under MS Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each MS Employee Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such MS Employee Stock Option, including vesting, the same number of shares of DWD Common Stock as the holder of such MS Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such MS Employee Stock Option in full immediately prior to the Effective Time, at a price per share of DWD Common Stock equal to (A) the aggregate exercise price for the shares of MS Common Stock otherwise purchasable pursuant to such MS Employee Stock Option divided by (B) the aggregate number of shares of DWD Common Stock deemed purchasable pursuant to such MS Employee Stock Option (each, as so adjusted, an "Adjusted Option");

    (ii) adjust the terms of each restricted stock unit outstanding under the MS 1988 EICP or the MS 1995 EICP, whether or not vested, to cause it to be converted into a stock unit (a "Substitute Unit") that will entitle the holder thereof to receive, and will represent an obligation of DWD to deliver to such holder, upon the same terms and conditions as those applicable to such restricted stock unit immediately prior to the Effective Time, the Merger Consideration. Any Substitute Units resulting from the adjustments provided for in the preceding sentence which have identical terms as to vesting and settlement and which would entitle the holder to receive upon settlement a fractional share of DWD Common Stock shall be aggregated, and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the closing sale price of the DWD Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source) on the Closing Date by the fraction of a share of DWD Common Stock to which such holder would otherwise have been entitled; and

    (iii) make such other changes to the MS Stock Plans as MS and DWD may agree are appropriate to give effect to the Merger, including as provided in Section 5.07.

  (b) As soon as practicable after the Effective Time, DWD shall deliver to the holders of MS Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective MS Stock Plans and the agreements evidencing the grants of such MS Employee Stock Options and that such MS Employee Stock Options and agreements shall be assumed by DWD and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

  (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to DWD, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related MS Stock Plan.

  (d) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the MS Employee Stock Options, all restrictions or limitations on transfer and vesting with respect to MS Employee Stock Options awarded under the MS Stock Plans or any other plan, program or arrangement of MS or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by DWD as set forth above.

  SECTION 5.07. MS Stock Plans and Certain Employee Matters. (a) At the Effective Time, by virtue of the Merger, the MS Stock Plans shall be assumed by DWD, with the result that all obligations of MS under the MS Stock Plans, including with respect to awards outstanding at the Effective Time under each MS Stock Plan, shall be obligations of DWD following the Effective Time. Prior to the Effective Time, DWD shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NYSE, obtaining the approval of its stockholders at the DWD Stockholders Meeting) for the assumption of the MS Stock Plans, including the reservation, issuance and listing of DWD Common Stock in a number at least equal to (x) the number of shares of DWD Common Stock that will be subject to Substitute Units and Adjusted Options and (y) the product of the Exchange Ratio and the number of shares of MS Common Stock available for future awards under the MS 1995 EICP and the MS 1993 Stock Plan for Outside Directors immediately prior to the Effective Time. No later than the Effective Time, DWD shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of DWD Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as Substitute Units or Adjusted Options or any unsettled awards granted under the MS Stock Plans after the Effective Time remain outstanding.

  (b) Prior to the Effective Time, MS and DWD shall amend the terms of (i) the grantor trust established pursuant to the Trust Agreement, dated as of March 5, 1991, between MS and State Street Bank and Trust Company and (ii) the grantor trust established pursuant to the Trust Agreement, dated as of April 1, 1994 between MS and State Street Trust Bank and Trust Company, in each case as amended (collectively, the "MS Rabbi Trusts") to provide that (x) at the Effective Time, DWD shall be substituted for MS as the "grantor" (within the meaning of the Code) of each Rabbi Trust and (y) in the event that DWD or a material subsidiary of

DWD becomes "insolvent" (within the meaning of the Rabbi Trusts) following the Effective Time, the assets of each such Rabbi Trust shall be available to satisfy the claims of the general creditors of DWD or such material subsidiary, on the same terms and conditions that such assets would be available to satisfy the claims of general creditors or MS or any material subsidiary of MS in the event of insolvency.

  (c) At the Effective Time, by virtue of the Merger, the MS and Subsidiaries Amended and Restated Employee Stock Ownership Plan (the "MS ESOP") shall be assumed by DWD, with the result that all obligations of MS under the MS ESOP shall be obligations of DWD following the Effective Time. Prior to the Effective Time, MS shall to the extent necessary amend the ESOP and the trust agreement relating thereto to permit the ESOP to hold DWD ESOP Preferred Stock following the Effective Time.

  (d) Following the Effective Time, DWD, as the Surviving Corporation in the Merger, will honor all obligations under employment agreements of MS or DWD the existence of which does not constitute a violation of this Agreement in accordance with the terms thereof.

  SECTION 5.08. Indemnification, Exculpation and Insurance. (a) DWD agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of MS and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of MS, the existence of which does not constitute a breach of this Agreement, shall be assumed by DWD, as the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. In addition, from and after the Effective Time, directors and officers of MS who become directors or officers of DWD will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of DWD.

  (b) In the event that DWD or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of DWD assume the obligations set forth in this
Section 5.08.

  (c) For six years after the Effective Time, DWD shall maintain in effect MS's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by MS's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof.

  (d) The provisions of this Section 5.08 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

  SECTION 5.09. Fees and Expenses. (a) Except as provided in this Section 5.09, all fees and expenses incurred in connection with the Merger, this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of DWD and MS shall bear and pay one-half of the costs and expenses incurred in connection with (1) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (2) the filings of the premerger notification and report forms under the HSR Act (including filing fees). DWD shall file any return with respect to, and shall pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of MS's real property (collectively, the "Real Estate Transfer Taxes") as a result of the Merger. MS shall cooperate with DWD in the filing of such returns including, in the case of MS, supplying in a timely manner a complete list of all real property interests held by MS and any information with respect to such property that is reasonably necessary to complete such returns. The fair market value of any real property of MS subject to the Real Estate Transfer Taxes shall be as agreed to between DWD and MS.

  (b) In the event that (i) a MS Takeover Proposal shall have been made known to MS or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a MS Takeover Proposal and thereafter this Agreement is terminated by either DWD or MS pursuant to Section 7.01(b)(i) or (ii) or
(ii) this Agreement is terminated (x) by MS pursuant to Section 7.01(g) or (y) by DWD pursuant to Section 7.01(e), then MS shall promptly, but in no event later than two days after the date of such termination, pay DWD a fee equal to $250 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to DWD pursuant to clause (i) of this paragraph (b) or pursuant to a termination by DWD pursuant to Section 7.01(e) unless and until within 18 months of such termination MS or any of its subsidiaries enters into any MS Acquisition Agreement or consummates any MS Takeover Proposal (for the purposes of the foregoing proviso the terms "MS Acquisition Agreement" and "MS Takeover Proposal" shall have the meanings assigned to such terms in Section 4.02 except that the references to "15%" in the definition of "MS Takeover Proposal" in Section 4.02(a) shall be deemed to be references to "35%" and "MS Takeover Proposal" shall only be deemed to refer to a transaction involving MS, or with respect to assets (including the shares of any subsidiary), MS and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), in which event the Termination Fee shall be payable upon the first to occur of such events. MS acknowledges that the agreements contained in this Section 5.09(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, DWD would not enter into this Agreement; accordingly, if MS fails promptly to pay the amount due pursuant to this Section 5.09(b), and, in order to obtain such payment, DWD commences a suit which results in a judgment against MS for the fee set forth in this
Section 5.09(b), MS shall pay to DWD its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

  (c) In the event that (i) a DWD Takeover Proposal shall have been made known to DWD or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a DWD Takeover Proposal and thereafter this Agreement is terminated by either DWD or MS pursuant to
Section 7.01(b)(i) or (iii) or (ii) this Agreement is terminated (x) by DWD pursuant to Section 7.01(d) or (y) by MS pursuant to Section 7.01(h), then DWD shall promptly, but in no event later than two days after the date of such termination, pay MS the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to MS pursuant to clause (i) of this paragraph (c) or pursuant to a termination by MS pursuant to Section 7.01(h) unless and until within 18 months of such termination DWD or any of its subsidiaries enters into any DWD Acquisition Agreement or consummates any DWD Takeover Proposal (for the purposes of the foregoing proviso the terms "DWD Acquisition Agreement" and "DWD Takeover Proposal" shall have the meanings assigned to such terms in Section 4.03 except that the references to "15%" in the definition of "DWD Takeover Proposal" in Section 4.03(a) shall be deemed to be references to "35%" and "DWD Takeover Proposal" shall only be deemed to refer to a transaction involving DWD, or with respect to assets (including the shares of any subsidiary), DWD and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), in which event the Termination Fee shall be payable upon the first to occur of such events. DWD acknowledges that the agreements contained in this Section 5.09(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, MS would not enter into this Agreement; accordingly, if DWD fails promptly to pay the amount due pursuant to this Section 5.09(c), and, in order to obtain such payment, MS commences a suit which results in a judgment against DWD for the fee set forth in this Section 5.09(c), DWD shall pay to MS its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

  SECTION 5.10. Public Announcements. DWD and MS will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and the Option Agreements, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreements shall be in the form heretofore agreed to by the parties.

  SECTION 5.11. Affiliates. As soon as practicable after the date hereof, MS shall deliver to DWD a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of MS, "affiliates" of MS for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. MS shall use best efforts to cause each such person to deliver to DWD as of the Closing Date, a written agreement substantially in the form attached as Exhibit C hereto. DWD shall use best efforts to cause all persons who are "affiliates" of DWD for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit C hereto.

  SECTION 5.12. NYSE Listing. DWD shall use best efforts to cause the DWD Listed Securities to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date. MS shall use best efforts to cause the shares of MS Common Stock to be issued pursuant to the MS Stock Option Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

  SECTION 5.13. Stockholder Litigation. Each of MS and DWD shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against MS or DWD, as applicable, and its directors relating to the transactions contemplated by this Agreement and the Option Agreements.

  SECTION 5.14. Tax Treatment. Each of DWD and MS shall use best efforts to cause the Merger to qualify as a reorganization under the provisions of
Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.02(c) and 6.03(c).

  SECTION 5.15. Pooling of Interests. Each of MS and DWD shall use best efforts to cause the transactions contemplated by this Agreement, including the Merger, and the Option Agreements to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of MS's and DWD's independent certified public accountants, and by the SEC, respectively, and each of MS and DWD agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

  SECTION 5.16. DWD Rights Agreement. The Board of Directors of DWD shall take all further action (in addition to that referred to in Section 3.02(r)) reasonably requested in writing by MS in order to render the DWD Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreements to the extent provided herein and in the DWD Rights Plan Amendment. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Option Agreements, the Board of Directors of DWD shall not, without the consent of MS
(a) amend the DWD Rights Agreement or (b) take any action with respect to, or make any determination under, the DWD Rights Agreement, including a redemption of the DWD Rights or any action to facilitate a DWD Takeover Proposal.

  SECTION 5.17. DWD Preferred Stock. Prior to the Effective Time, the Board of Directors of DWD shall take all necessary action to establish the terms of the DWD Preferred Stock as contemplated by this Agreement and file the Certificates of Designations with the Delaware Secretary of State, all in accordance with the applicable provisions of the DGCL. The Certificates of Designations shall in all respects be identical to the existing certificates of designations for the MS Preferred Stock except (a) as set forth in Sections 2.01(c)(i) and 2.01(d), and (b) that the Certificates of Designations shall state that DWD's obligations to pay dividends thereunder, if any, shall commence on the first dividend payment date that occurs following the Effective Time.

  SECTION 5.18. Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither MS nor DWD shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. During such period, MS or DWD, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

  SECTION 5.19. Compliance with 1940 Act Section 15. (a) No Unfair Burden, Etc. MS and DWD acknowledge that each of MS and DWD has entered into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the 1940 Act. Each of MS and DWD shall not take, and each of them shall cause its affiliates not to take, any action not contemplated by this Agreement that would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the 1940 Act not to be met in respect of this Agreement and the transactions contemplated hereby, and each of them shall not fail to take, and each of them shall cause its affiliates not to fail to take, and after the Closing Date shall not cause the Surviving Corporation to fail to take any action if the failure to take such action would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the 1940 Act not to be met in respect of this Agreement and the transactions contemplated hereby. In that regard, each of MS and DWD shall conduct its business and shall, subject to applicable fiduciary duties, use its reasonable best efforts to cause each of its affiliates to conduct its business so as to assure that, insofar as within the control of MS and DWD or their respective affiliates:

    (i) for a period of three years after the Closing Date, at least 75% of the members of the Board of Directors or trustees of each fund that is registered under the 1940 Act, and that continues after the Closing Date its existing or a replacement investment advisory contract with any of MS and DWD or any affiliate of MS and DWD, are not (A) "interested persons" of the investment manager of such Fund after the Closing Date, or (B) "interested persons" of the present investment manager of such fund;

    (ii) until October 31, 1998, the investment advisory fee paid by any fund that was advised or sub-advised by Van Kampen American Capital or its affiliates prior to October 31, 1996 and that is registered under the 1940 Act shall not be increased, nor shall any waiver in effect on October 31, 1996 of any portion of such an investment advisory fee be allowed to expire except in accordance with the terms of such waiver and except, in each case, (x) pursuant to an exemptive order naming such funds as parties issued by the Commission, subject in each case to each of the conditions set forth in such exemptive order having been satisfied in the reasonable judgment of The Clayton & Dubilier Private Equity Fund IV Limited Partnership, or (y) with the prior written consent of The Clayton & Dubilier Private Equity Fund IV Limited Partnership; and

    (iii) for a period of two years after the Closing Date, there shall not be imposed on any of the funds or sub-advisory funds that is registered under the 1940 Act an "unfair burden" as a result of the transactions contemplated by this Agreement, or any terms, conditions or understandings applicable thereto.

  (b) Certain Terms. The terms and quotations in this Section 5.19 shall have the meanings set forth in Section 15(f) or Section 2(a)(19) of the 1940 Act.

  (c) No Assignment of Investment Advisory Contracts. Until October 31, 1999, none of MS, DWD, the Surviving Corporation, nor any of their respective affiliates will voluntarily engage in any transaction which would constitute an assignment of any investment advisory contract with any fund that is registered under the 1940 Act and was managed by Van Kampen American Capital or its affiliates prior to October 31, 1996 to which

MS, DWD, the Surviving Corporation or any such affiliate is a party without first obtaining a covenant in all material respects the same as that contained in this Section 5.19.

  SECTION 5.20. Consent Procedure. In connection with obtaining consents from investment advisory clients, each of MS and DWD shall (i) keep the other party informed of the status of obtaining consents, (ii) facilitate the other party's communication with clients regarded consents, (iii) provide to the other party draft proxy statements and (iv) to the extent applicable, deliver to the other party prior to the Closing copies of all executed client consents and make available for inspection the originals of such consent prior to the Closing.

  SECTION 5.21. MS Capital Units, Etc. DWD agrees that, at the Effective Time, it will expressly assume the obligations of MS under the agreements relating to the MS Capital Units and certain other indentures, guarantees and other securities in accordance with the requirements of such agreements, indentures, guarantees and other securities.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

  SECTION 6.01. Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) Stockholder Approvals. Each of the MS Stockholder Approval and the DWD Stockholder Approval shall have been obtained.

    (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

    (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger (ii) prohibiting or limiting the ownership or operation by MS or DWD and their respective subsidiaries of any material portion of the business or assets of MS or DWD and their respective subsidiaries taken as a whole, or compelling MS or DWD and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of MS or DWD and their respective subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Option Agreements or (iii) which otherwise is reasonably likely to have a material adverse effect on MS or DWD, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

    (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (e) NYSE Listing. The shares of DWD Listed Securities issuable to MS's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

    (f) Pooling Letters. DWD and MS shall have received letters from each of MS's independent accountants and DWD's independent accountants, dated as of the Closing Date, in each case addressed to DWD and MS, stating in substance that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

  SECTION 6.02. Conditions to Obligations of DWD. The obligation of DWD to effect the Merger is further subject to satisfaction or waiver of the following conditions:

    (a) Representations and Warranties. The representations and warranties of MS set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on MS.

    (b) Performance of Obligations of MS. MS shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

    (c) Tax Opinions. DWD shall have received from Cravath, Swaine & Moore, counsel to DWD, on a date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
  Section 368(a) of the Code and that DWD and MS will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of MS upon their exchange of MS stock for DWD stock under Section 354 of the Code (except to the extent such a stockholder receives cash in lieu of fractional shares and to the extent of a payment of transfer taxes made on behalf of such stockholder, if any). In rendering such opinions, counsel for DWD shall be entitled to rely upon representations of officers of DWD, MS and stockholders of MS substantially in the form of Exhibits D and E hereto.

    (d) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to MS; provided that this condition shall no longer be applicable following the DWD Stockholder Approval.

  SECTION 6.03. Conditions to Obligations of MS. The obligation of MS to effect the Merger is further subject to satisfaction or waiver of the following conditions:

    (a) Representations and Warranties. The representations and warranties of DWD set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on DWD.

    (b) Performance of Obligations of DWD. DWD shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

    (c) Tax Opinions. MS shall have received from Davis Polk & Wardwell, counsel to MS, on a date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
  Section 368(a) of the Code and that DWD and MS will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of MS upon their exchange of MS stock for DWD stock under Section 354 of the Code (except to the extent such a stockholder receives cash in lieu of fractional shares and to the extent of a payment of transfer taxes made on behalf of such stockholder, if any). In rendering such opinions, counsel for MS shall be entitled to rely upon representations of officers of DWD, MS and stockholders of MS substantially in the form of Exhibits D and E hereto.

    (d) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to DWD; provided that this condition shall no longer be applicable following the MS Stockholder Approval.

  SECTION 6.04. Frustration of Closing Conditions. Neither DWD nor MS may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Option Agreements, as required by and subject to Section 5.05.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

  SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the MS Stockholder Approval or the DWD Stockholder Approval:

    (a) by mutual written consent of DWD and MS;

    (b) by either DWD or MS:

      (i) if the Merger shall not have been consummated by the later of September 30, 1997 or such date as the Closing may have been extended by either party pursuant to the proviso to Section 1.02; provided, however, that the right to terminate this Agreement pursuant to this
    Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

      (ii) if the MS Stockholder Approval shall not have been obtained at a MS Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

      (iii) if the DWD Stockholder Approval shall not have been obtained at a DWD Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

      (iv) if any Restraint having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used best efforts to prevent the entry of and to remove such Restraint;

    (c) by DWD, if MS shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
  (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and (B) is incapable of being cured by MS;

    (d) by DWD in accordance with Section 4.03(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, DWD shall have complied with all provisions contained in
  Section 4.03, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 5.09;

    (e) by DWD, if MS or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.02;

    (f) by MS, if DWD shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
  (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and (B) is incapable of being cured by DWD;

    (g) by MS in accordance with Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (g) to be deemed effective, MS shall have complied with all provisions of Section 4.02, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 5.09; or

    (h) by MS, if DWD or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.03.

  SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either MS or DWD as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of DWD or MS, other than the provisions of Section 3.01(o), Section 3.02(o), the last sentence of Section 5.04, Section 5.09, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

  SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the MS Stockholder Approval or the DWD Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of MS or DWD without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

  SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

  SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of DWD or MS, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

  SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

  SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to DWD, to

      Dean Witter, Discover & Co.
      Two World Trade Center
      New York, New York 10048
      Telecopy No.: (212) 392-8404
      Attention: Christine A. Edwards
      with a copy to:

      Cravath, Swaine & Moore
      Worldwide Plaza
      825 Eighth Avenue
      New York, New York 10019
      Telecopy No.: (212) 474-3700
      Attention: Allen Finkelson
                  Robert A. Kindler; and

    (b) if to MS, to

      Morgan Stanley Group Inc.
      1585 Broadway
      New York, New York 10036
      Telecopy No.: (212) 761-8815
      Attention: Jonathan M. Clark

      with copies to:

      Shearman & Sterling
      599 Lexington Avenue
      New York, New York 10022
      Telecopy No.: (212) 848-7179
      Attention: Stephen R. Volk; and

      Davis Polk & Wardwell
      450 Lexington Avenue
      New York, New York 10017
      Telecopy No.: (212) 450-4800
      Attention: John R. Ettinger

  SECTION 8.03. Definitions. For purposes of this Agreement:

    (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

    (b) "material adverse change" or "material adverse effect" means, when used in connection with MS or DWD, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business or financial condition of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence relating to (i) the United States economy or securities markets in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iii) the failure to obtain applicable regulatory or other third party consents that may be required in connection with this Agreement or the transactions contemplated hereby or (iv) the financial services industry in general, and not specifically relating to MS or DWD or their respective subsidiaries, and the terms "material" and "materially" have correlative meanings;

    (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

    (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided that "subsidiary" shall not include (x) with respect to MS, any MS Fund or any person in which a MS Fund holds an ownership interest and (y) with respect to DWD, any DWD Fund or any person in which a DWD Fund holds an ownership interest; and

    (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after reasonable inquiry.

  SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

  SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

  SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Option Agreements and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and
Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

  SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

  SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

  SECTION 8.10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  SECTION 8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

  IN WITNESS WHEREOF, Dean Witter, Discover & Co. and Morgan Stanley Group Inc. have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                          DEAN WITTER, DISCOVER & CO.,

                                                  /s/ Philip J. Purcell
                                          By __________________________________
                                            Name: Philip J. Purcell
                                            Title: Chairman and Chief Executive
                                                   Officer

                                          MORGAN STANLEY GROUP INC.,

                                                  /s/ Richard B. Fisher
                                          By __________________________________
                                            Name: Richard B. Fisher
                                            Title: Chairman

                                                                    EXHIBIT A-1
                                                        TO THE MERGER AGREEMENT

             CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

  As of the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended by deleting Articles 1 through 13 thereof in their entirety and replacing them with the following:

                                  "ARTICLE I

                                     NAME

  The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                  Morgan Stanley, Dean Witter, Discover & Co.

                                  ARTICLE II

                                    ADDRESS

  The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSE

  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

                                CAPITALIZATION

  The total number of shares of stock which the Corporation shall have authority to issue is one billion seven hundred and eighty million (1,780,000,000), consisting of thirty million (30,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as "Preferred Stock"), and one billion seven hundred and fifty million (1,750,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as "Common Stock").

  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

    (1) The designation of the series, which may be by distinguishing number, letter or title.

    (2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

    (3) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

                                     A-1-1

    (4) Dates at which dividends, if any, shall be payable.

    (5) The redemption rights and price or prices, if any, for shares of the series.

    (6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

    (7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

    (8) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

    (9) Restrictions on the issuance of shares of the same series or of any other class or series.

    (10) The voting rights, if any, of the holders of shares of the series.

  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by law, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights.

  The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                   ARTICLE V

                                    BY-LAWS

  In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

    (1) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, provided further that, in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the Bylaws or to adopt any additional Bylaw; and

    (2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

  The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

                                     A-1-2

                                  ARTICLE VI

                            ACTION OF STOCKHOLDERS

  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

                                  ARTICLE VII

                              BOARD OF DIRECTORS

  Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed by the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the Bylaws.

  Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

  The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, initially consisting of 6, 4 and 4 directors. One class of directors initially consisting of 4 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class initially consisting of 4 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class initially consisting of 6 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1998 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

  Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

  Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

                                     A-1-3

                                 ARTICLE VIII

                                INDEMNIFICATION

  Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                  ARTICLE IX

                             DIRECTORS' LIABILITY

  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

  If the General Corporation Law of the State of Delaware shall be amended, to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                   ARTICLE X

                                  AMENDMENTS

  Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of

                                     A-1-4

Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph
(1) of Article V, Article VI, Article VII or this second paragraph of this
Article X. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors."

  Except as provided above, the Certificate of Incorporation of the Surviving Corporation (including the certificates of designations thereof) shall remain in full force and effect.

                                     A-1-5

                                                                    EXHIBIT A-2
                                                        TO THE MERGER AGREEMENT

        AMENDED AND RESTATED BY-LAWS OF THE SURVIVING CORPORATION

  The DWD By-laws shall be amended and restated as of the Effective Time so that they read in their entirety as follows:


                           AMENDED AND RESTATED

                                  BYLAWS

                                    OF

               MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

                  (HEREINAFTER CALLED THE "CORPORATION")

                                ARTICLE 1

                           OFFICES AND RECORDS

  SECTION 1.01. Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle.

  SECTION 1.02. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                                ARTICLE 2

                               STOCKHOLDERS

  SECTION 2.01. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such date, place and time as may be fixed by resolution of the Board of Directors.

  SECTION 2.02. Special Meeting. Subject to the rights of the holders of any series of preferred stock of the Corporation (the "Preferred Stock") or any other series or class of stock as set forth in the Amended and Restated Certificate of Incorporation, special meetings of the stockholders may be called at any time only by the Secretary at the direction of the Board of Directors pursuant to a resolution adopted by the Board of Directors.

  SECTION 2.03. Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation, which will be 1585 Broadway, New York, New York.

  SECTION 2.04. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which such special meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Amended and Restated Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

                                     A-2-1

  SECTION 2.05. Quorum and Adjournment. Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The Chairman of the Board or the holders of a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the Chairman of the Board or the holders of a majority of the voting power of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

  SECTION 2.06. Proxies. At all meetings of stockholders, a stockholder may vote by proxy as may be permitted by law; provided, that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of stockholders must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

  SECTION 2.07. Notice of Stockholder Business and Nominations.

  (a) Annual Meetings of Stockholders.

  (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.04 of these Amended and Restated Bylaws, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses
(ii) and (iii) of this Section 2.07(a) and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a) (i) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred and twenty days prior to the first anniversary of the preceding year's annual meeting; provided however, that with respect to the annual meeting to be held in 1998, the anniversary date shall be deemed to be April 2, 1998; provided further, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than ninety days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described in this Section 2.07(a). Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is other-wise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf

                                     A-2-2
the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

  (iii) Notwithstanding anything in the second sentence of clause (ii) of this
Section 2.07(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

  (b) Special Meetings of Stockholders.

  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 2.04 of these Amended and Restated Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation's Notice of Meeting, if the stockholder's notice as required by clause (ii) of Section 2.07(a) of these Amended and Restated Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

  (c) General

  (i) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to be elected as directors at a meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

  (ii) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

  (iii) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                     A-2-3

  SECTION 2.08. Procedure For Election of Directors; Voting. The election of directors submitted to stockholders at any meeting shall be decided by a plurality of the votes cast thereon, except as otherwise set forth in the Amended and Restated Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the meeting and entitled to vote thereon.

  The vote on any matter, including the election of directors, shall be by written ballot. Each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

  SECTION 2.09. Inspectors of Elections; Opening and Closing the Polls.

  (a) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may not be directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the Chairman of the Board shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

  (b) The Chairman of the Board shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

                                ARTICLE 3

                            BOARD OF DIRECTORS

  SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Amended and Restated Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Amended and Restated Certificate of Incorporation or by these Amended and Restated Bylaws required to be exercised or done by the stockholders.

  SECTION 3.02. Number, Tenure and Qualifications. Subject to Section 3.12 of these Amended and Restated Bylaws and to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Amended and Restated Certificate of Incorporation, to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall consist of not less than three nor more than fourteen directors. However, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors, other than those who may be elected by the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Amended and Restated Certificate of Incorporation, shall be divided into such classes and hold office for such terms as set forth in, and may be removed only in accordance with, the Amended and Restated Certificate of Incorporation.

  Each director shall be required to become a stockholder of the Corporation within 60 days after the date such director is first elected to the Board of Directors.


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


  SECTION 3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Corporation shall act as secretary at all regular meetings of the Board of Directors and in the Secretary's absence a temporary secretary shall be appointed by the chairman of the meeting.

  SECTION 3.04. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board and the President, acting together, or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Unless otherwise determined by the Board of Directors, the Secretary of the Corporation shall act as secretary at all special meetings of the Board of Directors and in the Secretary's absence a temporary secretary shall be appointed by the chairman of the meeting.

  SECTION 3.05. Notice. Notice of any special meeting shall be mailed to each director at his business or residence not later than three days before the day on which such meeting is to be held or shall be sent to either of such places by telegraph or facsimile or other electronic transmission, or be communicated to each director personally or by telephone, not later than the day before such day of meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Amended and Restated Bylaws as provided pursuant to Section 8.01 hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those present waive notice of the meeting in accordance with Section 6.04 hereof, either before or after such meeting.

  SECTION 3.06. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the records of the proceedings of the Board or such committee.

  SECTION 3.07. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

  SECTION 3.08. Quorum. At all meetings of the Board of Directors or any committee, a majority of the entire Board of Directors (as defined in Section 3.09(a)) or the entire committee (assuming no vacancies), as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or members, as the case may be, present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be, except as otherwise provided in the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting. If permitted by applicable law, the directors or members, as the case may be, present at a duly authorized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

  SECTION 3.09. Committees. (a) The Corporation shall have four standing committees: the executive committee, the nominating and directors committee, the audit committee and the compensation committee. The executive committee shall have those powers and authority as are delegated to it from time to time pursuant to a resolution passed by a three-quarters vote of the total number of directors specified in the resolution pursuant to Section 3.02 of these Amended and Restated Bylaws which the Corporation would have if there were no vacancies (the "entire Board of Directors").

                                     A-2-5

  (b) The nominating and directors committee shall have the following exclusive powers and authority: (i) evaluating and recommending director candidates to the Board of Directors, (ii) assessing Board of Directors performance not less frequently than every three years, (iii) recommending director compensation and benefits philosophy for the Corporation, (iv) reviewing individual director performance as issues arise and (v) periodically reviewing the Corporation's corporate governance profile. None of the members of the nominating and directors committee shall be a member of the executive committee or an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

  (c) The audit committee shall have the following powers and authority: (i) employing independent public accountants to audit the books of account, accounting procedures, and financial statements of the Corporation and to perform such other duties from time to time as the audit committee may prescribe, (ii) receiving the reports and comments of the Corporation's internal auditors and of the independent public accountants employed by the committee and to take such action with respect thereto as may seem appropriate, (iii) requesting the Corporation's consolidated subsidiaries and affiliated companies to employ independent public accountants to audit their respective books of account, accounting procedures, and financial statements,
(iv) requesting the independent public accountants to furnish to the compensation committee the certifications required under any present or future stock option, incentive compensation or employee benefit plan of the Corporation, (v) reviewing the adequacy of internal financial controls, (vi) approving the accounting principles employed in financial reporting, (vii) approving the appointment or removal of the Corporation's general auditor, and
(viii) reviewing the accounting principles employed in financial reporting. None of the members of the audit committee shall be a member of the executive committee or an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

  (d) The compensation committee shall have the following powers and authority: (i) determining and fixing the compensation for all senior officers of the Corporation and those of its Subsidiaries (as defined in Section 6.07(f)) that the compensation committee shall from time to time consider appropriate, as well as all employees of the Corporation and its Subsidiaries compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board of Directors, (ii) performing the duties of the committees of the Board of Directors provided for in any present or future stock option, incentive compensation or employee benefit plan of the Corporation or, if the compensation committee shall so determine, any such plan of any Subsidiary and (iii) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation or employee benefit plan of the Corporation or any Subsidiary that the compensation committee shall from time to time consider appropriate. None of the members of the compensation committee shall be a member of the executive committee or an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

  (e) In addition, the Board of Directors may, by resolution passed by a three-quarters vote of the entire Board of Directors, designate one or more additional committees, with each such committee consisting of one or more directors of the Corporation and having such powers and authority as the Board of Directors shall designate by such resolutions.

  (f) Any modification to the powers and authority of any committee shall require the adoption of a resolution by a three-quarters vote of the entire Board of Directors.

  (g) All acts done by any committee within the scope of its powers and authority pursuant to these Amended and Restated Bylaws and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

  (h) Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon the request of the chairman or a majority of the members of

                                     A-2-6
any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 3.05 of these Amended and Restated Bylaws.

  SECTION 3.10. Committee Members. (a) Each member of any committee of the Board of Directors shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns or is removed. The number of directors which shall constitute any committee shall be determined by resolution adopted by a three-quarters vote of the entire Board of Directors.

  (b) The Board of Directors may remove a director from a committee or change the chairmanship of a committee only by resolution adopted by a three-quarters vote of the entire Board of Directors.

  (c) The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise; provided, that any such designation may only be amended by a three-quarters vote of the entire Board of Directors.

  SECTION 3.11. Committee Secretary. The Board of Directors may elect a secretary of any such committee. If the Board of Directors does not elect such a secretary, the committee shall do so. The secretary of any committee need not be a member of the committee, but shall be selected from a member of the staff of the office of the Secretary of the Corporation, unless otherwise provided by the Board of Directors or the committee, as applicable.

  SECTION 3.12. Certain Modifications. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, any action by the Board of Directors to change the number of directors comprising the Board or comprising any class of directors to other than an even number of directors shall require a three-quarters vote of the entire Board of Directors.

  SECTION 3.13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid compensation as director or chairman of any committee and for attendance at each meeting of the Board of Directors. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings.

                                ARTICLE 4

                                 OFFICERS

  SECTION 4.01. General. The officers of the Corporation shall be elected by the Board of Directors and shall consist of: a Chairman of the Board and Chief Executive Officer; a President and Chief Operating Officer; a Chief Financial Officer; a Chief Strategic and Administrative Officer; a Chief Legal Officer; one or more Senior Executive Vice Presidents; one or more Executive Vice Presidents; one or more Senior Vice Presidents; one or more First Vice Presidents; one or more Vice Presidents; a Secretary; one or more Assistant Secretaries; a Treasurer; one or more Assistant Treasurers; a Controller; and such other officers as in the judgment of the Board of Directors may be necessary or desirable. All officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 4. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

  SECTION 4.02. Election and Term of Office. Subject to Section 4.08 of these Amended and Restated Bylaws, the elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section

                                     A-2-7

4.08 of these Amended and Restated Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or be removed.

  SECTION 4.03. Chairman of the Board and Chief Executive Officer. The Chairman of the Board shall be a member of the Board of Directors and shall be an officer of the Corporation. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall supervise, coordinate and manage the Corporation's business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors.

  SECTION 4.04. President and Chief Operating Officer. The President and Chief Operating Officer shall be a member of the Board of Directors and an officer of the Corporation. The President and Chief Operating Officer shall supervise, coordinate and manage the Corporation's business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the President and Chief Operating Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors and the Chairman and Chief Executive Officer. In the absence or disability of the Chairman of the Board and Chief Executive Officer, the duties of the Chairman of the Board shall be performed and the Chairman of the Board's authority may be exercised by the President and Chief Operating Officer, and in the event the President and Chief Operating Officer is absent or disabled, such duties shall be performed and such authority may be exercised by a director designated for this purpose by the Board of Directors.

  SECTION 4.05. Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors, the Chairman and Chief Executive Officer and the President and Chief Operating Officer.

  SECTION 4.06. Chief Strategic and Administrative Officer. The Chief Strategic and Administrative Officer shall have the responsibility for the business strategy and strategic planning for the Corporation and shall have the responsibility for making recommendations regarding the capital allocation of the Corporation. The Chief Strategic and Administrative Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors, the Chairman and Chief Executive Officer and the President and Chief Operating Officer.

  SECTION 4.07. Chief Legal Officer. The Chief Legal Officer shall have responsibility for the legal affairs of the Corporation and for the performance of the duties of the Secretary. The Chief Legal Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors, the Chairman and Chief Executive Officer and the President and Chief Operating Officer.

  SECTION 4.08. Certain Actions. Notwithstanding anything to the contrary contained in these Amended and Restated Bylaws, the removal of the current Chairman and Chief Executive Officer or the current President and Chief Operating Officer as of [date of the Effective Time], or any modification to either of their respective roles, duties or authority shall require a three-quarters vote of the entire Board of Directors.


                                     A-2-8

  SECTION 4.09. Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the terms at any meeting of the Board of Directors.

                                ARTICLE 5

                     STOCK CERTIFICATES AND TRANSFERS

  SECTION 5.01. Stock Certificates and Transfers. (a) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board of Directors may provide by resolution or resolutions that all or some of all classes or series of the stock of the Corporation shall be represented by uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any other authorized officer and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

  (b) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

  (c) The shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or, unless otherwise provided by the Delaware General Corporation Law, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

  SECTION 5.02. Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or its designee may in its or his discretion require.

                                     A-2-9

                                ARTICLE 6

                         MISCELLANEOUS PROVISIONS

  SECTION 6.01. Fiscal Year. The fiscal year of the Corporation shall be as specified by the Board of Directors.

  SECTION 6.02. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Amended and Restated Certificate of Incorporation.

  SECTION 6.03. Seal. The corporate seal shall have thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

  SECTION 6.04. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any meeting of the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

  SECTION 6.05. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the audit committee, and it shall be the duty of the audit committee to cause such audit to be made annually.

  SECTION 6.06. Resignations. Any director or any officer, whether elected or appointed, may resign at any time upon notice of such resignation to the Corporation.

  SECTION 6.07. Indemnification and Insurance.

  (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or a director or elected officer of a Subsidiary, shall be indemnified and held harmless by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Bylaw. The Corporation shall pay the expenses incurred by such person in defending any such proceeding in advance of its final disposition upon receipt (unless the Corporation upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Bylaw or otherwise.

  (b) The indemnification and the advancement of expenses incurred in defending a proceeding prior to its final disposition provided by, or granted pursuant to this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, other provision of these Amended and Restated Bylaws, agreement, vote of stockholders or

                                    A-2-10

Disinterested Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.07, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.

  (c) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee or agent of the Corporation or a Subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

  (d) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Corporation or a Subsidiary and to any person who is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or a Subsidiary, to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

  (e) If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, the legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph or clause of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

  (f) For purposes of these Amended and Restated Bylaws:

    (1) "Disinterested Director" means a director of the Corporation who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

    (2) "Subsidiary" means a corporation, a majority of the capital stock of which is owned directly or indirectly by the Corporation, other than directors' qualifying shares.

  (g) Any notice, request, or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                                ARTICLE 7

                         CONTRACTS, PROXIES, ETC.

  SECTION 7.01. Contracts. Except as otherwise required by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Subject to the control and direction of the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer, the Chief Strategic and Administrative Officer, the Chief Legal Officer and the Treasurer may execute bonds, promissory notes, contracts, agreements, deeds,

                                    A-2-11
leases, guarantees, loans, commitments, obligations, liabilities and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, such officers of the Corporation may delegate such powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

  SECTION 7.02. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                ARTICLE 8

                                  AMENDMENTS

  SECTION 8.01. Amendments. These Amended and Restated Bylaws may be altered, amended or repealed, in whole or in part, or new Amended and Restated Bylaws may be adopted by the stockholders or by the Board of Directors at any meeting thereof; provided however, that notice of such alteration, amendment, repeal or adoption of new Amended and Restated Bylaws is contained in the notice of such meeting of stockholders or in the notice of such meeting of the Board of Directors and, in the latter case, such notice is given not less than twenty-four hours prior to the meeting. Unless a higher percentage is required by the Amended and Restated Certificate of Incorporation as to any matter which is the subject of these Amended and Restated Bylaws, all such amendments must be approved by either the holders of eighty percent (80%) of the Voting Stock or by a majority of the Board of Directors; provided further, notwithstanding the foregoing, the Board of Directors may alter, amend or repeal, or adopt new Amended and Restated Bylaws in conflict with, (i) any provision of these Amended and Restated Bylaws which requires a three-quarters vote of the entire Board of Directors for action to be taken thereunder, (ii) subsection (c) of
Section 3.10 of these Amended and Restated Bylaws and (iii) this proviso to this Section 8.01 of these Amended and Restated Bylaws only by a resolution adopted by a three-quarters vote of the entire board of Directors until December 31, 2000; provided further, that, notwithstanding the foregoing, the Board of Directors may alter, amend or repeal, or adopt new Amended and Restated Bylaws in conflict with, (i) Section 4.08 of these Amended and Restated Bylaws and (ii) this further proviso to this Section 8.01 of these Amended and Restated Bylaws only by a resolution adopted by a three-quarters vote of the entire Board of Directors.

                                    A-2-12

                                                                      EXHIBIT B
                                                        TO THE MERGER AGREEMENT

                 CORPORATE GOVERNANCE OF SURVIVING CORPORATION
                         FOLLOWING THE EFFECTIVE TIME

BOARD OF DIRECTORS

  The Board of Directors of the Surviving Corporation will initially consist of the following people (half of whom have been designated by DWD and half of whom have been designated by MS; no more than two members designated by each party being "inside" directors (i.e., current or former employees of such party)):

                                                                         CLASS (INITIAL TERM
NAME                     TITLE                                              EXPIRING IN)
----                     -----                                           -------------------
Philip J. Purcell....... Chairman of the Board,
                         Chief Executive Officer and Director                   2000
John J. Mack............ President, Chief Operating Officer and Director        2000
Thomas C. Schneider..... Executive Vice President, Chief Strategic
                         and Administrative Officer and Director                1999
Richard B. Fisher....... Chairman of the Executive Committee of the
                         Board of Directors and Director                        1999
Robert P. Bauman........ Director                                               1998
Edward A. Brennan....... Director                                               1998
Daniel B. Burke......... Director                                               2000
C. Robert Kidder........ Director                                               2000
Miles L. Marsh.......... Director                                               1999
Michael A. Miles........ Director                                               2000
Allen E. Murray......... Director                                               2000
Paul J. Rizzo........... Director                                               1998
Clarence B. Rogers,
 Jr. ................... Director                                               1998
Laura D'Andrea Tyson.... Director                                               1999

  The current chairman and chief executive officer of DWD will serve as chairman of the Board of Directors of the Surviving Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS AND CHAIRMEN OF COMMITTEES

  The Board of Directors shall initially have four committees: the executive committee, the audit committee, the nominating and directors committee and the compensation committee. The executive committee will be comprised of the four inside directors, and will be chaired by the current chairman of MS. Each other committee will be comprised of an even number of directors, all of whom shall be outside directors and half of whom shall be designated by each of DWD and MS. DWD will designate the chairman of the audit committee and the nominating and directors committee and MS will designate the chairman of the compensation committee.

OFFICERS

  The current chief executive officer of DWD and the current president and chief operating officer of MS will continue in their respective positions in the Surviving Corporation. Certain other officers of the Surviving Corporation and its operating divisions and/or subsidiaries, and certain other related matters with respect hereto will be as set forth in a memorandum between DWD and MS of even date herewith.

                                                                      EXHIBIT C
                                                        TO THE MERGER AGREEMENT

                           FORM OF AFFILIATE LETTER

Dear Sirs:

  The undersigned, a holder of shares of common stock, par value $1.00 per share ("MS Common Stock"), of Morgan Stanley Group Inc., a Delaware corporation ("MS"), is entitled to receive in connection with the merger (the "Merger") of MS with and into Dean Witter, Discover & Co., a Delaware corporation ("DWD"), securities (the "DWD Securities") of DWD. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of MS within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of MS for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact.

  If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the DWD Securities received by the undersigned in exchange for any shares of MS Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that DWD will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of DWD Securities by the undersigned.

  The undersigned hereby represents to and covenants with DWD that the undersigned will not sell, assign or transfer any of the DWD Securities received by the undersigned in exchange for shares of MS Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of DWD or other counsel reasonably satisfactory to DWD or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act; provided, however, that in any such case, such sale, assignment or transfer shall only be permitted if, in the opinion of counsel of DWD, such transaction would not have, directly or indirectly, any adverse consequences for DWD with respect to the treatment of the Merger for tax purposes.

  The undersigned hereby further represents to and covenants with DWD that the undersigned has not, within the preceding 30 days, sold, transferred or otherwise disposed of any shares of MS Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any DWD Securities received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of MS and DWD have been published by DWD, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

  In the event of a sale or other disposition by the undersigned of DWD Securities pursuant to Rule 145, the undersigned will supply DWD with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that DWD may instruct its transfer agent to withhold the transfer of any DWD Securities disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, DWD shall cause the transfer agent to effectuate the transfer of the DWD Securities sold as indicated in such letter.

  DWD covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of DWD Securities by the undersigned under Rule 145 in accordance with the terms thereof.

  The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing DWD Securities received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to DWD from independent counsel reasonably satisfactory to DWD to the effect that such legends are no longer required for purposes of the Securities Act.

  There will be placed on the certificates for DWD Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

    "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as Morgan Stanley, Dean Witter, Discover & Co. shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of DWD Securities and (ii) the receipt by DWD of this letter is an inducement to DWD's obligations to consummate the Merger.

                                          Very truly yours,

Dated:

                                                                        ANNEX I
                                                                   TO EXHIBIT C

[Name]                                                                   [Date]

  On       , the undersigned sold the securities of Morgan Stanley, Dean
Witter, Discover & Co., formerly named Dean Witter, Discover & Co. ("DWD"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Morgan Stanley Group Inc., a Delaware corporation, with and into DWD.

  Based upon the most recent report or statement filed by DWD with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

  The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

           [Space to be provided for description of the Securities.]

                                                                      EXHIBIT D
                                                        TO THE MERGER AGREEMENT

                                [LETTERHEAD OF]

                         [DEAN WITTER, DISCOVER & CO.]

                                                                         , 1997

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019

Dear Sirs:

  In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 4, 1997, between Dean Witter, Discover & Co., a Delaware corporation ("DWD"), and Morgan Stanley Group Inc., a Delaware corporation ("MS"), I certify, as of the date hereof, to my knowledge and belief, after due inquiry, as follows:

  1. The facts relating to the contemplated merger (the "Merger") of MS with and into DWD pursuant to the Merger Agreement, as described in the Merger Agreement, the documents described in Section 8.06 of the Merger Agreement and the joint proxy statement/prospectus prepared by DWD and MS, are, insofar as such facts pertain to DWD, true, correct and complete in all material respects.

  2. Except in the Merger or in the ordinary course of business including, without limitation, as an underwriter, trader or dealer in such stock, neither DWD nor any subsidiary of DWD has acquired or will acquire, or has owned in the past five years, any shares of common stock, par value $1.00 per share, of MS ("MS Common Stock"), or MS Preferred Stock (as defined in the Merger Agreement).

  3. Cash payments to be made to stockholders of MS in lieu of fractional shares of Common Stock, par value $.01 per share, of DWD ("DWD Common Stock") that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving DWD the expense and inconvenience of issuing and transferring fractional shares of DWD Common Stock, and do not represent separately bargained for consideration.

  4. DWD has no plan or intention, following the Merger, to reacquire any of the DWD Common Stock issued in the Merger.

  5. DWD has no plan or intention, following the Merger, to sell or otherwise dispose of any of the assets held by MS at the time of the Merger, except for dispositions of such assets in the ordinary course of business; provided, however, that DWD may transfer assets of MS in a manner that is consistent with Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code") or with Proposed Treasury Regulation Section 1.368-1(d).

  6. DWD, MS and the stockholders of MS will each pay their respective expenses, if any, incurred in connection with the Merger the payment of which is not specifically provided for in the Merger Agreement.

  7. Following the Merger, DWD will continue the historic business of MS or use a significant portion of MS's historic business assets in a business.

  8. DWD is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

  9. DWD will not take any position on any federal, state or local income or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code or with the representations made in this letter, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code).

  10. None of the compensation received by any stockholder-employee of MS represents separate consideration for, or is allocable to, any of their MS Common Stock. None of the DWD Common Stock that will be received by MS stockholder-employees in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any shareholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

  11. There is no intercorporate indebtedness existing between DWD and MS that was issued or acquired, or will be settled, at a discount.

  12. The Merger Agreement and the documents described in Section 8.06 of the Merger Agreement represent the entire understanding of MS and DWD with respect to the Merger.

  13. References in this letter to MS, DWD or any subsidiary thereof shall not be considered to refer to any MS Benefit Plan or DWD Benefit Plan (each as defined in the Merger Agreement).

  14. Any terms not defined herein shall have the meanings assigned to them by the Merger Agreement.

                                          DEAN WITTER, DISCOVER & CO.,

                                          By: _________________________________

                                                                      EXHIBIT E
                                                        TO THE MERGER AGREEMENT

                                [LETTERHEAD OF]

                          [MORGAN STANLEY GROUP INC.]

                                                                         , 1997

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019

Dear Sirs:

  In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 4, 1997, between Dean Witter, Discover & Co., a Delaware corporation ("DWD"), and Morgan Stanley Group Inc., a Delaware corporation ("MS"), I certify, as of the date hereof, to my knowledge and belief, after due inquiry, as follows:

  1. The facts relating to the contemplated merger (the "Merger") of MS with and into DWD pursuant to the Merger Agreement, as described in the Merger Agreement, the documents described in Section 8.06 of the Merger Agreement and the joint proxy statement/prospectus prepared by DWD and MS, are, insofar as such facts pertain to MS, true, correct and complete in all material respects.

  2. Neither MS nor any of its subsidiaries has issued or acquired any shares of Common Stock, par value $1.00 per share, of MS ("MS Common Stock") or MS Preferred Stock (as defined in the Merger Agreement) (together with MS Common Stock, "MS Stock"), in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

  3. To the knowledge of MS, there is no present plan or intention on the part of the stockholders of MS to sell, exchange or otherwise dispose of shares of stock of DWD ("DWD Stock") received (a) in the Merger in exchange for MS Stock or (b) upon conversion of DWD ESOP Preferred Stock that would reduce the ownership of DWD Stock by former holders of MS Stock to a number of shares having a value, as of immediately prior to the Merger, of less than 40% of the value of all of the outstanding shares of MS Stock as of such date; provided that the conversion of DWD ESOP Preferred Stock into DWD Common Stock will not be treated as a sale, exchange or other disposition for purposes of this representation. For purposes of this representation, shares of MS Stock exchanged by holders of MS Stock for cash in lieu of fractional shares of DWD Stock will be treated as outstanding MS Stock immediately prior to the Merger. In addition, for purposes of this representation, shares of MS Stock that are received (i)(a) pursuant to the terms of a purchase contract that comprises a part of the MS Capital Units, (b) upon exercise of MS Employee Stock Options or (c) upon exchange of the MS Subsidiary Convertible Preferred Stock, but in each case only if such purchase, exercise or exchange occurred on or after the date of signing or otherwise in contemplation of the Merger, or (ii) upon exercise of the MS Options, shall not be treated as outstanding MS Stock immediately prior to the Merger.

  4. MS, DWD and the stockholders of MS and DWD will each pay their respective expenses, if any, incurred in connection with the Merger the payment of which is not specifically provided for in the Merger Agreement.

  5. MS is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

  6. MS will not take any position on any federal, state or local income or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code or with the representations made in this letter, unless otherwise required pursuant to a "determination" (as defined in Section 1313(a)(1) of the Code).

  7. None of the compensation received by any stockholder-employee of MS represents separate consideration for, or is allocable to, any of their MS Common Stock. None of the DWD Common Stock that will be received by MS stockholder-employees in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any shareholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

  8. There is no intercorporate indebtedness existing between DWD and MS that was issued or acquired, or will be settled, at a discount.

  9. MS is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

  10. The Merger Agreement and the documents described in Section 8.06 of the Merger Agreement represent the entire understanding of MS and DWD with respect to the Merger.

  11. References in this letter to MS, DWD or any subsidiary thereof shall not be considered to refer to any MS Benefit Plan or DWD Benefit Plan (each as defined in the Merger Agreement).

  12. Any terms not defined herein shall have the meanings assigned to them by the Merger Agreement, including the schedules thereto.

                                          MORGAN STANLEY GROUP INC.

                                          By: _________________________________

                                                                       ANNEX II

      STOCK OPTION AGREEMENT dated as of February 4, 1997 (the
      "Agreement"), by and between DEAN WITTER, DISCOVER & CO., a Delaware corporation ("Issuer"), and MORGAN STANLEY
      GROUP INC., a Delaware corporation ("Grantee").

                                   RECITALS

  A. Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Grantee with and into Issuer with Issuer as the surviving corporation in the Merger;

  B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the MS Stock Option Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

  C. As a condition and inducement to Issuer's willingness to enter into the Merger Agreement and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to grant Issuer an option to purchase shares of Grantee's common stock on substantially the same terms as the Option;

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

  1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 63,922,570 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer at a purchase price of $38.125 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

  2. Exercise of Option. (a) Grantee may exercise the Option, with respect to any or all of the Option Shares at any one time, subject to the provisions of
Section 2(c), after the occurrence of any event as a result of which the Grantee is entitled to receive the Termination Fee pursuant to Section 5.09(c) of the Merger Agreement (a "Purchase Event"); provided, however, that (i) except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of
(A) the Effective Time, (B) 18 months after the first occurrence of a Purchase Event, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), the Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has such right to receive a Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares illegal (the "Regulatory Approvals"). Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

  (b) In the event that Grantee wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined herein) pursuant to Section 6(c), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (an

"Option Closing Date"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with clause (ii) of Section 2(a).

  (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its best efforts to assist Grantee in seeking the Regulatory Approvals.

  In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise its Cash-Out Right pursuant to Section 6(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

  3. Payment and Delivery of Certificates. (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

  (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall not have redeemed the DWD Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise will also represent a corresponding DWD Right or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under the DWD Rights Agreement or any similar agreement then in effect.

  (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF FEBRUARY 4, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF DEAN WITTER, DISCOVER & CO. AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

  4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

    (a) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

  5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

    (a) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

  6. Adjustment upon Changes in Capitalization, Etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

  (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

  (c) If, at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out Right") pursuant to this Section 6(c), then Issuer shall pay to Grantee, on the

Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 NYSE trading days commencing on the 12th NYSE trading day immediately preceding the Notice Date, per share of Issuer Common Stock as reported on the NYSE Composite Transaction Tape (or, if not listed on the NYSE, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and (ii) the Purchase Price; provided, however, that for purposes of this Section 6(c) only, the Closing Price used to calculate the amount in cash payable per Option Share pursuant to this Section 6(c) shall in no event exceed the "Fair Market Value" of such Option Share (as defined and determined in accordance with Section 12.2.G of Issuer's Certificate of Incorporation). Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

  7. Registration Rights. Issuer will, if requested by Grantee at any time and from time to time within three years of the exercise of the Option, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 4.9% of the then-outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 60 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 7, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

  8. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 4.9% of the then-outstanding voting power of the Issuer; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

  9. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

  10. Loss or Mutilation. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

  11. Miscellaneous. (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

  (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

  (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

  (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) except as provided in Section 8.06 of the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

  (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

  (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  If to Issuer to:

    Dean Witter, Discover & Co.
    Two World Trade Center
    New York, NY 10048
    Attention: Christine A. Edwards
    Fax: (212) 392-8404
  with a copy to:

    Cravath, Swaine & Moore
    Worldwide Plaza
    825 Eighth Avenue
    New York, New York 10019
    Attention: Allen Finkelson
              Robert Kindler
    Fax: (212) 474-3700

  If to Grantee to:

    Morgan Stanley Group Inc.
    1585 Broadway
    New York, New York 10036
    Attention: Jonathan M. Clark
    Fax: (212) 761-8815

  with copies to:

    Shearman & Sterling
    599 Lexington Avenue
    New York, New York 10022
    Attention: Stephen R. Volk
    Fax: (212) 848-7179; and

    Davis Polk & Wardwell
    450 Lexington Avenue
    New York, New York 10017
    Attention: John R. Ettinger
    Fax: (212) 450-4800

  (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 11(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  (i) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

  IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          DEAN WITTER, DISCOVER & CO.,

                                             /s/ Philip J. Purcell
                                          By: _________________________________
                                             Name: Philip J. Purcell
                                             Title: Chairman and Chief
                                                    Executive Officer

                                          MORGAN STANLEY GROUP INC.,

                                             /s/ Richard B. Fisher
                                          By: _________________________________
                                             Name: Richard B. Fisher
                                             Title: Chairman

                                                                      ANNEX III

        STOCK OPTION AGREEMENT dated as of February 4, 1997 (the "Agreement"), by and between MORGAN STANLEY GROUP INC., a Delaware corporation ("Issuer"), and DEAN WITTER, DISCOVER & CO., a Delaware corporation ("Grantee").

                                   RECITALS

  A. Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Issuer with and into Grantee with Grantee as the surviving corporation in the Merger;

  B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the DWD Stock Option Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

  C. As a condition and inducement to Issuer's willingness to enter into the Merger Agreement and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to grant Issuer an option to purchase shares of Grantee's common stock on substantially the same terms as the Option;

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

  1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 31,506,582 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer at a purchase price of $62.906 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

  2. Exercise of Option. (a) Grantee may exercise the Option, with respect to any or all of the Option Shares at any one time, subject to the provisions of
Section 2(c), after the occurrence of any event as a result of which the Grantee is entitled to receive the Termination Fee pursuant to Section 5.09(b) of the Merger Agreement (a "Purchase Event"); provided, however, that (i) except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of
(A) the Effective Time, (B) 18 months after the first occurrence of a Purchase Event, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), the Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has such right to receive a Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares illegal (the "Regulatory Approvals"). Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

  (b) In the event that Grantee wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined herein) pursuant to Section 6(c), the denominations of the certificate or certificates evidencing

                                     III-1
the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing Date"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with clause (ii) of Section 2(a).

  (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its best efforts to assist Grantee in seeking the Regulatory Approvals.

  In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise its Cash-Out Right pursuant to Section 6(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

  3. Payment and Delivery of Certificates. (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

  (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall not have issued any securities similar to rights under a shareholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any Issuer shareholders rights agreement or similar agreement then in effect.

  (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF FEBRUARY 4, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF MORGAN STANLEY GROUP INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions

                                     III-2
pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

  4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

    (a) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

  5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

    (a) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

  6. Adjustment upon Changes in Capitalization, Etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

  (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option

                                     III-3
had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

  (c) If, at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out Right") pursuant to this Section 6(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 NYSE trading days commencing on the 12th NYSE trading day immediately preceding the Notice Date, per share of Issuer Common Stock as reported on the NYSE Composite Transaction Tape (or, if not listed on the NYSE, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and
(ii) the Purchase Price; provided, however, that for purposes of this Section 6(c) only, the Closing Price used to calculate the amount in cash payable per Option Share pursuant to this Section 6(c) shall in no event exceed the "Fair Market Value" of such Option Share (as defined and determined in accordance with Section 12.2.G of Grantee's Certificate of Incorporation). Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

  7. Registration Rights. Issuer will, if requested by Grantee at any time and from time to time within three years of the exercise of the Option, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 4.9% of the then-outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 60 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to

                                     III-4
this Section 7, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

  8. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 4.9% of the then-outstanding voting power of the Issuer; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

  9. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

  10. Loss or Mutilation. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

  11. Miscellaneous. (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

  (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

  (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

  (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) except as provided in Section 8.06 of the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

  (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

  (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  If to Issuer to:

     Morgan Stanley Group Inc.
     1585 Broadway
     New York, New York 10036
     Attention: Jonathan M. Clark
     Fax: (212) 761-8815

                                     III-5
  with copies to:

     Shearman & Sterling
     599 Lexington Avenue
     New York, New York 10022
     Attention: Stephen R. Volk
     Fax: (212) 848-7179; and

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017
     Attention: John R. Ettinger
     Fax: (212) 450-4800

  If to Grantee to:

     Dean Witter, Discover & Co.
     Two World Trade Center
     New York, NY 10048
     Attention: Christine A. Edwards
     Fax: (212) 392-8404

  with a copy to:

     Cravath, Swaine & Moore
     Worldwide Plaza
     825 Eighth Avenue
     New York, New York 10019
     Attention: Allen Finkelson
                Robert Kindler
     Fax: (212) 474-3700

  (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 11(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  (i) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

                                     III-6

  IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          MORGAN STANLEY GROUP INC.,

                                            /s/ Richard B. Fisher
                                          By___________________________________
                                              Name: Richard B. Fisher
                                              Title: Chairman

                                          DEAN WITTER, DISCOVER & CO.,

                                            /s/ Philip J. Purcell
                                          By___________________________________
                                              Name: Philip J. Purcell
                                              Title: Chairman and Chief
                                                     Executive Officer

                                     III-7

                                                                       ANNEX IV

                    [WASSERSTEIN PERELLA & CO. LETTERHEAD]


                                                               February 4, 1997

Board of Directors
Dean Witter, Discover & Co.
Two World Trade Center
New York, NY 10048

Members of the Board:

  You have asked us to advise you with respect to the fairness, from a financial point of view, to the stockholders of Dean Witter, Discover & Co. (the "Company") of the Exchange Ratio (as defined below) provided for pursuant to the terms of the Agreement and Plan of Merger, dated as of February 4, 1997 (the "Merger Agreement"), between the Company and Morgan Stanley Group Inc. ("Morgan Stanley"). The Merger Agreement provides for, among other things, a merger of Morgan Stanley with and into the Company ("the Merger") pursuant to which each outstanding share of common stock, par value $1.00 per share, of Morgan Stanley will be converted into 1.65 shares of common stock, par value $.01 per share, of the Company (the "Exchange Ratio").

  In connection with rendering our opinion, we have reviewed the Merger Agreement. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company and Morgan Stanley for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, prepared by or on behalf of the Company and Morgan Stanley and provided to us for purposes of our analysis, and we have met with management of the Company and certain members of management of Morgan Stanley to review and discuss such information and, among other matters, the Company's and Morgan Stanley's business, operations, assets, financial condition and future prospects.

  We have also reviewed and considered certain financial and stock market data relating to the Company and Morgan Stanley, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company and Morgan Stanley or one or more of their businesses or assets, and we have reviewed and considered certain financial terms of certain recent business combinations that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We also performed such other financial studies, analyses and investigations and reviewed such other information as we considered appropriate.

  We have assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. In addition, in our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also relied upon the reasonableness and accuracy of the financial forecasts provided to us and we have assumed, with your consent, that the financial forecasts provided to us were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the managements of the Company and Morgan Stanley, and we express no opinion with respect to such forecasts or the assumptions upon which they are based. We have not reviewed any of the books and records of the Company or Morgan Stanley or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or Morgan Stanley, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or Morgan Stanley, nor have we been furnished with any such valuation or appraisal. In addition, we have not performed a review of the securities inventories of the Company or of Morgan Stanley. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof.

  We are acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a major portion of which is contingent upon the consummation of the Merger. WP&Co. has performed advisory services for the Company in the past and has received customary fees for those services.

  Our opinion addresses only the fairness from a financial point of view to the stockholders of the Company of the Exchange Ratio provided for pursuant to the Merger Agreement and does not address the Company's underlying business decision to effect the Merger.

  It is understood that this letter is solely for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time or in any manner without our prior written consent, except that it may be disclosed in its entirety in any proxy statement circulated to stockholders of the Company in connection with the Merger. This opinion does not constitute a recommendation to any stockholder with respect to how such holder should vote with respect to the Merger and should not be relied upon as such, and we are expressing no opinion herein as to the prices at which any security of the Company or Morgan Stanley may trade following the announcement or completion of the Merger.

  Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio provided for pursuant to the Merger Agreement is fair to the stockholders of the Company from a financial point of view.

                                          Very truly yours,

                                          WASSERSTEIN PERELLA & CO., INC.

                                                                        ANNEX V

                      [Letterhead of MORGAN STANLEY]

                                                               February 4, 1997

Board of Directors
Morgan Stanley Group Inc.
1585 Broadway
New York, NY 10036

Members of the Board:

  We understand that Morgan Stanley Group Inc. ("Morgan Stanley") and Dean Witter, Discover & Co. ("Dean Witter") have entered into an Agreement and Plan of Merger, dated February 4, 1997 (the "Merger Agreement"), which provides, among other things, for the merger of Morgan Stanley with and into Dean Witter (the "Merger"). Pursuant to the Merger, each outstanding share of common stock, par value $1.00 per share of Morgan Stanley (the "Morgan Stanley Common Stock"), other than shares held in treasury or held by Dean Witter or any affiliate of Dean Witter or as to which dissenters' rights have been perfected, will be converted into the right to receive 1.65 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of Dean Witter (the "Dean Witter Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

  You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Morgan Stanley Common Stock (other than Dean Witter and its affiliates).

  For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of Morgan Stanley and Dean Witter, respectively;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning Morgan Stanley and Dean Witter prepared by the managements of Morgan Stanley and Dean Witter, respectively;

    (iii) analyzed certain financial projections of Morgan Stanley and Dean Witter prepared by the managements of Morgan Stanley and Dean Witter, respectively;

    (iv) discussed the past and current operations and financial condition and the prospects of Morgan Stanley and Dean Witter with senior executives of Morgan Stanley and Dean Witter, respectively;

    (v) analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios;

    (vi) reviewed the reported prices and trading activity for the Morgan Stanley Common Stock and the Dean Witter Common Stock;

                                                                  MORGAN STANLEY

    (vii) compared the financial performance of Morgan Stanley and Dean Witter and the prices and trading activity of the Morgan Stanley Common Stock and the Dean Witter Common Stock with that of certain other comparable publicly traded companies and their securities;

    (viii) discussed the strategic objectives of the Merger and the plan for the combined company with senior executives of Morgan Stanley and Dean Witter;

    (ix) reviewed the financial terms, to the extent publicly available, of certain comparable precedent merger transactions;

    (x) participated in discussions and negotiations among representatives of Morgan Stanley and Dean Witter and their financial and legal advisors;

    (xi) reviewed the Merger Agreement and certain related documents; and

    (xii) considered such other factors as we have deemed appropriate.

  We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by Morgan Stanley and Dean Witter for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Morgan Stanley and Dean Witter. We have not made any independent valuation or appraisal of the assets or liabilities of Morgan Stanley and Dean Witter, nor have we been furnished with any such appraisals. In addition, we have assumed the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have acted as financial advisor to the Board of Directors of Morgan Stanley in connection with this transaction. Morgan Stanley & Co. Incorporated is an affiliate of Morgan Stanley Group Inc. It is understood that this letter is for the information of the Board of Directors of Morgan Stanley and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing with the Securities and Exchange Commission in connection with the Merger.

  Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Morgan Stanley Common Stock (other than Dean Witter and its affiliates).

                               Very truly yours,

                               MORGAN STANLEY & CO. INCORPORATED

                               By: /s/ Bruce D. Fiedorek
                                   -----------------------------
                                   Bruce D. Fiedorek
                                   Managing Director

                                                                       ANNEX VI

                          DEAN WITTER, DISCOVER & CO.
                      EMPLOYEES' EQUITY ACCUMULATION PLAN

  SECTION 1 PURPOSE. The purposes of the Dean Witter, Discover & Co. Employees' Equity Accumulation Plan are to attract, retain and motivate key employees of the Company and to align the interests of key employees with stockholders through equity-based compensation and enhanced opportunities for ownership of Stock. It is the further purpose of this Plan to permit the granting of Awards that will constitute performance based compensation for certain executive officers, as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

  SECTION 2 DEFINITIONS.

  2.1 "Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto.

  2.2 "Award" shall mean a grant of Stock or Cash, or the right to acquire Stock or Cash, under such terms and conditions as shall be determined by the Committee consistent with the terms of the Plan.

  2.3 "Award Certificate" shall mean a written document described in Section 6.3, setting forth the terms and conditions of an Award made pursuant to the Plan.

  2.4 "Board" shall mean the Board of Directors of Dean Witter Discover.

  2.5 "Cash" shall mean United States currency.

  2.6 "Cash Unit" shall mean a general, unsecured obligation of the Company to pay Cash to a Participant pursuant to an Award recorded by the Company as a bookkeeping entry.

  2.7 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

  2.8 "Committee" shall mean a committee of two or more directors of Dean Witter Discover, as described in Section 3.1.

  2.9 "Company" shall mean Dean Witter Discover and any corporation, trade or business which at the time of reference, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Dean Witter Discover.

  2.10 "Consent" shall mean, with respect to the granting of any Award under the Plan, the acquisition, issuance or purchase of Stock or other rights hereunder or the taking of any other action hereunder: (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation; (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization; (iii) any and all written agreements and representations by the Participant with respect to the disposition of Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and
(iv) any and all consents, clearances and approvals in respect of the granting of an Award, the acquisition, issuance or purchase of Stock or other rights hereunder or the taking of any other action under the Plan, by any governmental agencies or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company.

  2.11 "Dean Witter Discover" shall mean Dean Witter, Discover & Co., a Delaware corporation, or any successor thereto.

  2.12 "Disability" shall mean the termination of a Participant's employment with the Company under circumstances that (i) entitle the Participant to receive benefits under any long-term disability plan sponsored by the Company, or (ii) if the Participant does not participate in such a plan, are determined by the Committee to have been caused by a physical or mental condition that would have entitled the Participant (if the Participant had been eligible to participate) to receive benefits under the Dean Witter Discover Long Term Disability Plan or any successor thereto.

  2.13 "Executive Officer" shall mean an executive officer of Dean Witter Discover within the meaning of Rule 3b-7 promulgated under the Act.

  2.14 "Fair Market Value" shall mean, with respect to a share of Stock, the fair market value thereof as determined by the Committee as follows: (a) if Stock is listed for trading on the New York Stock Exchange, the closing price, regular way, of the Stock as reported on the New York Stock Exchange Composite Tape on the date of reference or, if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (b) if Stock is not so listed but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NNM"), the closing price, regular way of the Stock on such date on such exchange or NNM, as the case may be, on which the largest number of shares of Stock have been traded in the aggregate on the preceding 20 trading days or, if no such reported sale of the Stock shall have occurred on such date on such exchange or NNM, as the case may be, on the preceding date on which there was such a reported sale on such exchange or NNM, as the case may be; or (c) if Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (d) if no Fair Market Value may be determined from the foregoing, the value of a share of Stock as determined in good faith by the Committee.

  2.15 "Option" shall mean a right to acquire Stock.

  2.16 "Participant" shall mean an individual who has been granted an Award under the Plan.

  2.17 "Plan" shall mean the Dean Witter, Discover & Co. Employees' Equity Accumulation Plan, as amended from time to time.

  2.18 "Related Employment" shall mean the employment of an individual by an employer other than the Company, provided: (a) such employment is undertaken by the individual at the request or with the consent of the Company; (b) immediately prior to undertaking such employment the individual was an employee of the Company, or was engaged in Related Employment as defined herein; and (c) such employment is recognized by the Committee, in its discretion, as Related Employment.

  2.19 "Restricted Stock" shall mean an Award of Stock subject to conditions determined by the Committee pursuant to Section 8.

  2.20 "Restricted Stock Unit" shall mean an Award of Stock Units subject to conditions determined by the Committee pursuant to Section 8.

  2.21 "Retirement" shall mean the termination of employment with the Company under circumstances giving rise to an entitlement to a retirement benefit, including a benefit payable by reason of Disability, under any employee pension benefit plan maintained by the Company which plan is intended to be qualified under Code section 401(a), provided, however, that, if the Participant has not accrued a benefit under any such pension plan, the term "Retirement" shall have the meaning given to such term under the Dean Witter Reynolds Inc. Pension Plan or any successor thereto; provided further that, notwithstanding the foregoing, the transfer of an individual to Related Employment shall not be treated as a termination of employment due to Retirement.

  2.22 "Rule 16b-3" shall mean Rule 16b-3 under the Act and any successor provision thereto.

  2.23 "SAR" shall mean a stock appreciation right as described in Section
7.3.

  2.24 "SEC" shall mean the U.S. Securities and Exchange Commission, or any United States federal governmental body that succeeds to its responsibilities.

  2.25 "Section 162(m) Award" shall mean an Award described in Section 6.2.

  2.26 "Stock" shall mean the common stock of Dean Witter Discover, par value $.01 per share, and any stock into which such stock is transformed as a result of a corporate reorganization or other transaction.

  2.27 "Stock Unit" shall mean a general, unsecured obligation of the Company to deliver one share of Stock (or the value thereof) to a Participant pursuant to an Award recorded by the Company as a bookkeeping entry.

  SECTION 3 ADMINISTRATION.

  3.1 The Plan shall be administered by the Committee. It is intended that the directors appointed to serve on the Committee shall qualify (i) as "non-employee directors" (within the meaning of Rule 16b-3), (ii) as "outside directors" (within the meaning of Code section 162(m) and the regulations thereunder) and (iii) under any similar statute or rule; in each case to the extent applicable. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

  3.2 The Committee shall have the authority: (i) to exercise all of the powers granted to it under the Plan; (ii) to construe, interpret and implement the Plan and any written documents setting forth Awards under the Plan; (iii) to prescribe, amend and rescind rules relating to the Plan; (iv) to make any determination necessary or advisable in administering the Plan; (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any Award made under the Plan and (vi) to delegate any of its powers to Dean Witter Discover's chief executive officer, except with respect to any person subject to the provisions of Section 16 of the Act, with respect to a
Section 162(m) Award or which by law may not be so delegated.

  3.3 The determination of the Committee on all matters relating to the Plan or any Award made under the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

  3.4 No member of the Committee shall be liable, individually or jointly and severally with any other Committee member, for any action, determination or omission made in good faith with respect to the Plan or any Award hereunder. In the performance of their duties hereunder, Committee members shall be entitled to rely upon information and advice furnished: (a) by the Company and its officers, directors, employees, accountants, counsel and consultants; (b) by Participants and their heirs, assigns and representatives; and (c) by any other party whose information or advice is determined by the Committee to be reasonable and necessary for the administration of the Plan.

  3.5 The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case the term Committee as used herein shall be deemed to refer to the Board.

  SECTION 4 SHARES AVAILABLE FOR AWARDS.

  4.1 Subject to Section 10.4 (relating to adjustments upon changes in capitalization), as of any date, the total number of shares of Stock with respect to which Awards may be granted under the Plan shall equal:

    (a) 30,000,000 shares;

    (b) reduced by the sum (without duplication) of: (i) the number of shares of Stock subject to outstanding Awards; (ii) the number of shares of Stock in respect of which Awards have been exercised and (iii) the number of shares of Stock issued without forfeiture or similar restrictions or issued with forfeiture or similar restrictions which have lapsed;

    (c) increased by the sum of: (i) shares of Stock subject to previously granted Awards that have expired, terminated, been canceled or forfeited for any reason (other than by reason of exercise or vesting); and (ii) shares of Stock delivered or withheld (or deliverable or required to be withheld as a condition of exercise of an Award) in payment of the exercise or purchase price of an Award granted under the Plan or under any other employee benefit plan of the Company.

  4.2 Without limiting the generality of the foregoing, the Committee may cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award shall satisfy all applicable Plan requirements as of the date such new Award is made. Notwithstanding the foregoing or any other provision of the Plan, in no event shall an Option or SAR be granted in substitution for a previously granted Option or SAR with the old Award being canceled or surrendered as a condition of receiving the new Award, if the new Award would have a lower Option exercise price or SAR appreciation base than the Award it replaces. The foregoing is not intended to prevent equitable adjustment of Awards upon the occurrence of certain events as herein provided, including, without limitation, adjustments pursuant to
Section 10.4.

  SECTION 5 PERSONS ELIGIBLE FOR AWARDS. Subject to Section 6.2(a), Awards under the Plan may be made to such employees of the Company as the Committee shall from time to time, in its sole discretion, select.

  SECTION 6 TYPES OF AWARDS UNDER THE PLAN.

  6.1 In General. Awards may be made under the Plan in the form of: (i) Options; (ii) SARs; (iii) Restricted Stock or Restricted Stock Units; (iv) Other Stock-based Awards; (v) Section 162(m) Awards; or (vi) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan, including but not limited to Awards granted in connection with or in lieu of awards or payments under any other employee benefit plan or compensation arrangement of the Company (other than a plan qualified under Code Section 401(a) or an excess benefit plan related to a plan qualified under Section 401(a)) and Awards made to eligible employees who are foreign nationals or are employed outside the United States.

  6.2 Section 162(m) Awards. In the discretion of the Committee, any Award made under the Plan may be designated a Section 162(m) Award. A Section 162(m) Award is an Award under which all payments are intended to constitute qualified performance-based compensation which, if recognized by persons with respect to whom the limits on deductibility of Code Section 162(m) apply (generally, Dean Witter Discover's chief executive officer and four other highest-paid Executive Officers, hereafter referred to as the "162(m) Covered Employees"), would be excluded from the Section 162(m) limit on deductibility.
Section 162(m) Awards shall consist of Awards that will vest, become exercisable, cause the delivery of Stock, result in the payment of Cash or serve as the basis for one or more other Awards under the Plan, upon the attainment of one or more objective performance goals established by the Committee at a time described in Section 6.2(c) below. An objective performance goal shall be based upon one or more of the business criteria described in Section 6.2(b) below. Section 162(m) Awards may also consist of Options and SARs granted with a per share exercise price or appreciation base, as the case may be, not less than the Fair Market Value of a share of Stock on the grant date subject to the limit set forth in Section 7.8 below, whether or not the vesting or exercisability of such Options and SARs is also subject to the attainment of one or more performance goals. Notwithstanding anything to the contrary provided herein, (i) an Award not designated a Section 162(m) Award may nevertheless be intended to generate compensation deductible under Code section 162(m) and (ii) unless an applicable Award Certificate otherwise provides, the failure of a Section 162(m) Award to meet the requirements of Code section 162(m) shall not invalidate such Award, provided it was otherwise properly granted under the Plan.

  (a) All Executive Officers and other members of the Company's senior management group shall be eligible to receive Section 162(m) Awards under the Plan.

  (b) For purposes of Awards under this Section 6.2, performance goals shall be based upon one or more of the following business criteria: (i) earnings per share; (ii) Stock price per share; (iii) return on average equity, assets or investments; (iv) pre-tax income; (v) net revenue; (vi) net income; (vii) book value per share; (viii) earnings available to Stockholders; (ix) market share;
(x) operating income; (xi) cash flow; (xii) number of credit cardholders or any group of cardholders identified by geographic area, income, trade or occupation; (xiii) number of merchants or any group of merchants identified by geographic area, industry or trade, accepting the Company's proprietary or general purpose credit cards or both; (xiv) assets under management and administration; and (xv) number or value of managed loans.

  (c) The Committee shall, not later than 90 days after the start of the period of service to which the performance goal(s) relate(s) (or, if such period is less than a year, the first 25% of such period) and at a time when the attainment of such goal(s) is substantially uncertain: (i) identify the Executive Officers and/or any other senior management employees who will receive Section 162(m) Awards for such measuring period; (ii) select one or more business criteria from among those listed in Section 6.2(b) above upon which performance goal(s) will be based; (iii) determine the length of the measuring period; (iv) determine the terms and conditions of the Awards underlying the Section 162(m) Awards; (v) establish the various objective thresholds and targets that constitute the performance goals and the amounts that shall be paid to each Participant on attainment of such performance goals, which amounts may be denominated in Stock, Stock Units, Cash or Cash Units; and (vi) make such other determinations deemed by the Committee to be necessary or advisable to ensure compliance with Code Section 162(m) in connection with the granting of a Section 162(m) Award.

  (d) In making the determinations described in (c) above, the Committee may specify that a Section 162(m) Award will vest, become exercisable or be paid if the applicable target is achieved for one performance goal, for any one of a number of performance goals or for more than one performance goal. The Committee may also provide that a Section 162(m) Award will vest, become exercisable or be paid in full only upon the attainment of a specified performance goal or goals or vest, become exercisable or be paid in varying percentages or amounts based upon different levels of achievement of the applicable performance goal or goals. Performance goals can be based on one or more business criteria that apply to the eligible employee, a business segment or the Company as a whole. The Committee may establish different performance goals for each Section 162(m) Award or may use the same goals for more than one Award and may establish different objective thresholds and targets for one or more eligible employees resulting in different payments under each such Award.

  (e) After the end of each measuring period, the Committee shall certify, in writing, the performance results under each Section 162(m) Award (other than Options or SARs granted with a per share exercise price or appreciation base, as the case may be, not less than the Fair Market Value of a share of Stock) made for such period and determine the amount of Stock, Stock Units, Cash or Cash Units available to vest, become exercisable or be delivered or paid under each such Award. The Committee may, in its sole discretion, cause the delivery or payment of the amounts so determined, or reduce such amounts based on such factors as may be determined by the Committee, including a determination that such reduction is appropriate based upon: (i) the pay practices of competitors; (ii) the Company's or a business segment's (A) performance relative to competitors, (B) performance with respect to strategic business goals, (C) performance with respect to the business plan or (D) achievement of market share goals; or (iii) a Participant's individual performance.

  With respect to any Participant granted a Section 162(m) Award who the Committee determines is not or will not be a 162(m) Covered Employee in the calendar year in which such Participant receives or is scheduled to receive compensation under such Section 162(m) Award, the Committee may determine to make an Award under the Plan or under any other plan or arrangement of the Company in excess of, in addition to, or in lieu of such Section 162(m) Award.

  (f) The Committee, in its sole discretion, may make Section 162(m) Awards that are not valued, in whole or part, by reference to, or otherwise based on, the Fair Market Value of Stock ("Cash-based Section 162(m) Awards"). Under the procedures and subject to the terms and conditions described in Section 6.2(a)-(e), Cash-based Section 162(m) Awards shall be awarded in such amounts and paid pursuant to such terms and conditions as shall be determined by the Committee, including but not limited to such business criteria, performance-based goals and other conditions as shall be intended to assure that payments made under a Cash-based Section 162(m) Award shall be qualified performance-based compensation within the meaning of Code section 162(m).

  (g) Notwithstanding anything else contained herein, in any calendar year the maximum number of shares of Stock (or the equivalent value thereof) a Participant may be awarded under a Section 162(m) Award other than an Option, SAR or Cash-based Section 162(m) Award, shall be 100,000 shares multiplied by the number of years in the relevant measuring period but in no event more than 500,000 shares, subject to adjustment under Section 10.4. The maximum value a Participant may receive, in any calendar year, under a Cash-based Section 162(m) Award shall be $2,000,000 multiplied by the number of years in the relevant measuring period but in no event more than $10,000,000. The maximum number of shares of Stock underlying Options or SARs awarded to any individual under the Plan, including Options and SARs that are Section 162(m) Awards, shall not exceed the limit set forth in Section 7.8.

  6.3 Award Certificates. The terms and conditions of all Options, SARs and
Section 162(m) Awards shall be set forth in Award Certificates. Other Awards granted under the Plan shall be evidenced by Award Certificates to the extent deemed necessary or desirable by the Committee. An Award Certificate shall be executed by an officer of the Company authorized by the Committee. A copy of the Award Certificate, if any, shall be delivered to the Participant as soon as practicable after the grant of an Award. The Committee may, in its sole discretion, require a Participant to execute and return a copy of the Award Certificate to the Company as a condition of receiving payment on account of an Award.

  6.4 Awards may be granted alone or in conjunction with one or more other Awards, provided that Options intended to qualify as incentive stock options shall only be granted in compliance with Section 7.1 and applicable provisions of the Code.

  6.5 In granting an Award, including, without limitation, a Section 162(m) Award, the Committee may provide that, irrespective of whether an Award is denominated, in whole or in part, by reference to shares of Stock, an Award may be paid at the election of the Committee or, if permitted by the Committee, the Participant, in whole or in part, in Stock, Stock Units, Cash, Cash Units or other Awards.

  6.6 Awards under the Plan, including, without limitation, Section 162(m) Awards, may, in the discretion of the Committee, be made in substitution, in whole or in part, for Cash or other compensation that would otherwise become payable to an eligible individual. An Award Certificate may provide that an eligible individual may elect to receive one form of Award permitted under the Plan in lieu of any other form of Award, or may elect to receive an Award under the Plan in lieu of all or part of any compensation which otherwise might have been paid to such eligible individual, provided, however, that any such election shall not require the Committee to make any Award to such eligible individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award.

  6.7 With respect to any dividend or distribution on shares of Stock corresponding to an Award other than an Option or a SAR, the Committee may, in its discretion, authorize current or deferred payments (payable in Cash or Stock or a combination thereof) or appropriate adjustments to the outstanding Award to reflect such dividend or distribution, including the reinvestment of dividends into additional shares of Stock or Stock Units, provided, however, that non-Cash (i.e., property) dividends received with respect to Stock or Stock Units shall be subject to the same restrictions, vesting and earnout rules as the underlying Award.

  6.8 Deferred Compensation.

  (a) Plan Awards. The Committee may, in an Award Certificate or by appropriate action at any time before an Award is vested, paid or exercised, or, subject to the approval of the Committee, give Participants the opportunity to defer the payment or settlement of the Award in accordance with procedures specified by the Committee. The Committee shall have the right at any time to accelerate the payment or settlement of any Award granted under the Plan, including, without limitation, any Award subject to a prior deferral election, provided, however, that the amount payable on account of such Award may be discounted to reflect the time value of the accelerated payment. The Committee may provide that a Participant exercising an Option other than an incentive stock option may defer the compensation to be received upon such exercise provided that the Participant pays the exercise price by tendering shares of Stock held by the Participant for at least 6 months or such other period of time as may be determined by the Committee as necessary to avoid a charge to the Company's earnings for financial statement purposes.

  (b) Other Deferred Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of a Participant's salary, bonus or other compensation, or any combination thereof and whether or not such deferred amounts may be: (i) forfeited to the Company or, in the case of Awards other than Section 162(m) Awards, other Participants, or any combination thereof under certain circumstances (which may include but need not be limited to, certain types of termination of employment or performance of services for the Company); and/or (ii) subject to increase or decrease in value based upon the attainment of, or failure to attain, respectively, certain performance measures.

  6.9 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded and unsecured" plan for incentive compensation. With respect to any payments in either Cash, Stock that is not Restricted Stock or other property not yet made to a Participant by the Company, nothing herein contained shall give any Participant any rights that are greater than those of a general, unsecured creditor of the Company. In its sole discretion, the Committee may set aside assets (in trust or otherwise) to assist the Company in meeting its obligations under the Plan (either alone or in conjunction with one or more other compensation plans); provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.

  SECTION 7 OPTIONS AND SARS.

  7.1 Options.

  (a) Subject to Sections 7.8 and 7.9, the Committee may grant Options in such amounts and subject to such conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. Such terms and conditions may include, but shall not be limited to, restrictions on the transferability and the forfeiture of Stock acquired by a Participant upon the exercise of an Option. Unless the applicable Award Certificate provides otherwise, no Option may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the Participant.

  (b) Each Award Certificate relating to an Option shall specify whether the Option is a non-qualified stock option, is intended to be an incentive stock option described in Code section 422 or is intended to be any other type of option that may be described in the Code. No Option shall be treated as an incentive stock or other tax-qualified option unless the Award Certificate specifically states that the Award is intended to be an incentive stock option or other tax-qualified option.

  (c) In the case of incentive stock options, the terms and conditions of any such grant shall be subject to and comply with the requirements of Code sections 421, 422 and 424, any regulations thereunder and any successors thereto, including, but not limited to, the requirement that such Options be exercisable during the participant's lifetime only by the Participant, that no such Option shall be granted more than ten years after the date the Board adopts the Plan nor exercisable more than ten years after the date of grant. In no event shall incentive stock options be granted under the Plan in respect of more than 20,000,000 shares of Stock, subject to adjustment under Section
10.4. If an Option is intended to be an incentive stock option and if, for any reason, such option shall fail to so qualify as an incentive stock option, such option shall be considered to be a non-qualified stock option appropriately granted under the Plan, to the extent such option meets the Plan's requirements applicable to nonqualified stock options.

  7.2 Restoration Option Rights.

  (a) Subject to Sections 7.8 and 7.9, the Committee may grant to a Participant, as a feature of an Option (under this Plan) or separately in connection with an option under any other plan of the Company (in either case, an "Original Option") a right to acquire Stock (a "Restoration Option Right") pursuant to which a Participant who pays the exercise price of the Original Option by tendering shares of Stock shall automatically be granted an option (a "Restoration Option") to acquire a number of shares of Stock equal to the sum of: (i) the number of shares tendered by the Participant to pay the exercise price; and (ii) the number of shares tendered by the Participant or, pursuant to the Participant's exercise of a tax withholding right described in
Section 10.3(b)(ii), withheld by the Company from the shares being acquired upon the exercise of the Original Option to pay income or other taxes required to be withheld from the Participant's compensation as a result of the exercise of the Original Option.

  (b) The Committee may grant Restoration Option Rights in connection with an Original Option at the time the Original Option is granted or at any later time on or before the date on which the Original Option is exercised.

  (c) The Committee may, in its discretion, provide in an Award Certificate that a Restoration Option shall not be granted or, if granted, shall not become exercisable, unless the Fair Market Value of a share of Stock shall, on the date of such grant or exercise, be equal to or exceed a minimum amount determined by the Committee.

  (d) The Restoration Option exercise price shall not be less than the Fair Market Value of a share of Stock on the Original Option's exercise date. Restoration Options shall be subject to the terms and provisions contained in the Plan and such other terms, conditions and limitations as the Committee shall determine from time to time regarding the exercisability, forfeiture, payment provisions and other features of Restoration Options. All Restoration Options shall expire not later than the expiration date of the Original Option with respect to which the Restoration Option was granted.

  7.3 SARs.

  (a) Related SARs. Subject to Sections 7.8 and 7.9, the Committee may grant a SAR in connection with all or any part of an Option granted under the Plan (a "Related SAR"), either at the time the related Option is granted or any time thereafter prior to the exercise, termination or cancellation of such Option, and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of a Related SAR shall, subject to the terms of the Plan and the applicable Award Certificate, have the right to surrender to the Company for cancellation all or a portion of the related SAR granted under the Plan, but only to the extent that such related Option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of: (i) the aggregate Fair Market Value of the shares of Stock subject to the related Option or portion thereof (determined as of the date of exercise of such Related SAR), over (ii) the aggregate exercise price of the related Option or portion thereof.

  (b) Unrelated SARs. Subject to Sections 7.8 and 7.9, the Committee may grant a SAR that is not connected with an Option (an "Unrelated SAR") in such amount and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of an Unrelated SAR shall, subject to the terms of the Plan and the applicable Award Certificate, have the right to surrender to the Company for cancellation all or a portion of such SAR, but only to the extent that such SAR is then exercisable, and to be paid therefor an amount equal to the excess (if any) of: (i) the aggregate Fair Market Value of the shares of Stock underlying such SAR or portion thereof (determined as of the date of exercise of such SAR), over (ii) the aggregate appreciation base of the shares of Stock underlying such SAR or portion thereof.

  (c) Payment due to a Participant upon exercise of a SAR shall be made in Cash, Cash Units, Stock or Stock Units (Stock or Stock Units to be valued at the Fair Market Value thereof as of the date of exercise), currently or deferred under Section 6.8, as determined by the Committee in its sole discretion consistent with the relevant Award Certificate and the Plan.

  7.4 Exercise of Related SAR Reduces Shares Subject to Option. Upon any exercise of a Related SAR, or any portion thereof, the number of shares of Stock subject to the related Option shall be reduced by the number of shares of Stock in respect of which the Related SAR shall have been exercised.

  7.5 Exercisability of Options and SARs. Subject to the other provisions of the Plan:

  (a) Exercisability Determined by Award Certificate. Each Award Certificate shall set forth the period during which and the conditions subject to which the Option or SAR evidenced thereby shall be exercisable, as determined by the Committee in its discretion, provided, however, that no Option or SAR shall be exercisable until twelve months following the grant date thereof, except in the case of the Participant's death and excluding Restoration Options, and no Option shall be exercisable until twelve months following a hardship distribution from any plan of the Company subject to Treasury Regulations
(S)1.401(k)-1(d)(2)(iv)(B)(4) or any successor provision.

  (b) Exercise of Related SAR. Unless the applicable Award Certificate otherwise provides, a Related SAR shall be exercisable at any time during the period that the related Option may be exercised.

  (c) Partial Exercise Permitted. Unless the applicable Award Certificate otherwise provides, an Option or SAR granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such Option or SAR shall then be exercisable.

  (d) Notice of Exercise; Exercise Date.

    (i) An Option or SAR shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and, in the case of an Option, by payment in accordance with Section 7.6.

    (ii) Unless the applicable Award Certificate otherwise provides, or the Committee in its sole discretion otherwise determines, the date of exercise of an Option or SAR shall be the date the Company receives such written notice of exercise and payment.

  7.6 Payment of Option Price.

  (a) Tender Due Upon Notice of Exercise. Unless the applicable Award Certificate otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an Option shall be accompanied by payment of the full purchase price for the shares being purchased.

  (b) Manner of Payment. Payment of the Option exercise price shall be made in any combination of the following: (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee); (ii) by personal check (subject to collection), which may in the Committee's discretion be deemed conditional; (iii) if and to the extent authorized by the Committee, by delivery of previously acquired shares of Stock owned by the Participant for such period of time as may be required to avoid a charge to the Company's earnings for financial statement purposes (as determined by the Committee) having a Fair Market Value (determined as of the Option exercise date) equal to the portion of the Option exercise price being paid thereby, provided that the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the Participant incurring any liability under Section 16 of the Act and does not require any Consent; and (iv) if and to the extent authorized by the Committee, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Stock acquired upon exercise to pay for all of the Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Participant's direction at the time of exercise, provided that the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the Participant incurring any liability under Section 16 of the Act and does not require any Consent.

  (c) Issuance of Shares. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 10.2, deliver to the Participant one or more certificates for the shares of Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with the terms of the relevant Award Certificate, the Plan and applicable securities laws, rules and regulations or otherwise, provided, however, that in the event compensation received as a result of an Option exercise is deferred pursuant to Section 6.8, such delivery shall take place as soon as practicable following the end of the relevant deferral period.

  7.7 Proof of Beneficial Ownership. Wherever in this Plan or any Award Certificate a Participant is permitted to pay the exercise price of an Award or taxes relating to the exercise of an Award by delivering shares of Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares of Stock, in which case the Company shall treat the Award as exercised without further payment and shall withhold such number of shares from the shares acquired by the exercise of the Award (or if the Award is paid in Cash, Cash in an amount equal to the Fair Market Value of such shares).

  7.8 Maximum Number of Shares Subject to Awards. Grants of Options and SARs to any Participant in any five consecutive calendar years may not be made with respect to more than 3,000,000 shares of Stock, subject to adjustment under
Section 10.4.

  7.9 Exercise Price and Expiration Date. No Option or SAR shall be granted hereunder at an exercise or base appreciation price, as the case may be, lower than 100% of the Fair Market Value of a share of Stock on the grant date thereof and no Option or SAR granted hereunder shall remain exercisable for more than 10 years after the grant date thereof.

  SECTION 8 RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS.

  8.1 Grant of Awards. The Committee may grant Restricted Stock or Restricted Stock Unit Awards, alone or in tandem with other Awards made under the Plan or made under any other plan or arrangement of the Company, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine and set forth in an Award Certificate; provided, however, that no Award of Restricted Stock or Restricted Stock Units shall vest less than one year after the grant date thereof; and provided further that the total number of shares of Stock with respect to which the aggregate number of shares covered by Awards made to all Participants under Sections 8 and 9 of the Plan which may vest shall not exceed 10,000,000, subject to adjustment under Section 10.4. The vesting of a Restricted Stock or Restricted Stock Unit Award granted under the Plan may be conditioned upon (i) the completion of a specified period of employment with the Company, (ii) the attainment of specified performance goals including but not limited to such performance goals as would qualify the Restricted Stock or Restricted Stock Unit Award as a Section 162(m) Award under Section 6.2, and/or (iii) such other criteria as the Committee may determine in its sole discretion. The forfeiture of a Restricted Stock or Restricted Stock Unit Award shall be governed by such terms and conditions as are set forth in the Award Certificate.

  8.2 Payment. Each Award Certificate with respect to a Restricted Stock or Restricted Stock Unit Award shall set forth the amount (if any) to be paid by the Participant with respect to such Award. If a Participant makes any payment to the Company (other than for taxes) for a Restricted Stock or Restricted Stock Unit Award which does not vest, a refund of such payment may be made to the Participant following the forfeiture of such Award on such terms and conditions as the Committee may determine. Any payment required to be made by a Participant shall be made in a form described in Section 7.6(b).

  8.3 Issuance of Shares. The Committee may provide that one or more certificates or other evidence of ownership representing Restricted Stock Awards shall be registered in the Participant's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Award Certificate, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Award Certificate otherwise provides, no share of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the Participant until such share has vested in accordance with the terms of such Award. Subject to the provisions of Section 10.2, as soon as practicable after any Restricted Stock Award becomes unrestricted the Company shall issue or reissue to the Participant (or to the Participant's designated beneficiary in the event of the Participant's death) one or more certificates for the Stock represented by such Restricted Stock Award.

  8.4 Participants' Rights Regarding Restricted Stock. Unless the applicable Award Certificate otherwise provides: (i) a Participant may vote and receive dividends on Restricted Stock awarded under the Plan; and (ii) any Stock received as a distribution with respect to shares of Restricted Stock (or credited to an Award of Restricted Stock Units) shall be subject to the same restrictions as such shares of Restricted Stock (or Restricted Stock Units).

  SECTION 9 OTHER STOCK-BASED AWARDS.

  9.1 The Committee may grant other Awards of Stock and Awards that are valued, in whole or in part, by reference to, or are otherwise based on, the Fair Market Value of Stock ("Other Stock-Based Awards") under such terms and conditions as the Committee shall determine, provided, however, that the total number of shares of Stock with respect to which the aggregate of Awards under Sections 8 and 9 of the Plan may vest shall not exceed 10,000,000, subject to adjustment under Section 10.4.

  9.2 The Committee may grant Other Stock-Based Awards alone or in addition to any other Awards made under the Plan or any other plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have sole and absolute discretion to determine to whom and when such Other Stock-Based Awards will be made, the number of shares of Stock to be Awarded under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards. The Committee shall determine whether Other Stock-Based Awards shall be denominated in Stock, Stock Units, Cash, Cash Units or a combination thereof, or settled on a deferred basis pursuant to Section 6.8. The Committee may, in its discretion, impose such performance goals or other conditions upon an Other Stock-Based Award as shall qualify it as a Section 162(m) Award under Section 6.2.

  9.3 Unless the applicable Award Certificate otherwise provides, a Participant may vote and receive dividends on Other Stock-Based Awards awarded under the Plan.

  SECTION 10 MISCELLANEOUS.

  10.1 Amendment of the Plan; Modification of Awards.

  (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan, or any portion thereof, at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval to the extent such approval is necessary to comply with any tax or regulatory requirement, including but not limited to any approval requirement which is a prerequisite for exemptive relief from
Section 16(b) of the Act, necessary to qualify Awards granted hereunder as performance based compensation for purposes of Code Section 162(m) or necessary to satisfy listing or other requirements of any self-regulatory organization (provided that the Company is subject to the requirements of Section 16 of the Act, Code Section 162(m) or the jurisdiction of such self-regulatory organization, as the case may be, as of the date of such action). No amendment to the Plan shall impair any rights under an Award without the consent of the affected Participant.

  (b) Award Modifications. Subject to the terms and conditions of the Plan (including Section 10.1(a)), the Committee may amend outstanding Award Certificates including, without limitation, any amendment which would: (i) accelerate the time or times at which an Award may vest or become exercisable; and/or (ii) extend the scheduled termination or expiration date of the Award, provided, however, that no modification having a material adverse effect upon the interest of a Participant in an Award shall be made without the consent of such Participant.

  10.2 Consent Requirements. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the acquisition, issuance or purchase of Stock or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

  10.3 Withholding Taxes.

  (a) Whenever under the Plan shares of Stock are to be delivered pursuant to an Award, the Committee may require as a condition of delivery that the Participant remit to the Company an amount sufficient to enable the Company to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever Cash is to be paid under the Plan (whether upon the exercise of a SAR or otherwise), the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the Participant, an amount sufficient to enable the Company to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Stock under the Plan.

  (b) Without limiting the generality of the foregoing, if authorized by the
Committee: (i) a Participant may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Stock owned by the Participant for such period of time as may be required to avoid a charge to the Company's earnings for financial statement purposes (as determined by the Committee) having a Fair Market Value (determined as of the date of such delivery by the Participant) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the Participant incurring any liability under Section 16(b) of the Act and does not require any Consent; and (ii) the Committee may, from time to time and upon such terms and conditions as it may in its discretion determine, grant rights ("tax withholding rights") under the Plan to have the Company withhold from the receipt of proceeds on the settlement or exercise of any Award a number of shares of Stock of sufficient Fair Market Value to pay the amount of taxes the Company is required to collect or withhold on the settlement or exercise of the Award. Tax withholding rights shall be exercised simultaneously with the exercise or receipt of an Award, giving rise to a tax withholding obligation. Shares of Stock withheld shall be deemed to have been delivered to the Company on the exercise or Award date, as appropriate.

  10.4 Adjustments Upon Changes in Capitalization. If and to the extent specified by the Committee, the number of shares of Stock which may be issued pursuant to Awards under the Plan, the maximum number of Options and/or unrelated SARs which may be granted to any one person in any period, the maximum number of shares of Stock with respect to which the aggregate of Awards made under Sections 8 and 9 may vest, the number of shares of Stock that may be subject to incentive stock options, the number of shares of Stock subject to Awards, the exercise price and appreciation base of Options and SARs granted under the Plan, the maximum number of shares of Stock which may be paid pursuant to a Section 162(m) Award, the amount payable by a Participant in respect of an Award and any appropriate feature of any Other Stock-Based Award shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Stock resulting from the subdivision or combination of shares of Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Stock effected without receipt of consideration by the Company; provided that any Awards covering fractional shares of Stock resulting from any such adjustment shall be eliminated and provided further that no Option granted under the Plan shall be adjusted in a manner that causes such Option to fail to continue to qualify as an "incentive stock option" within the meaning of Code Section 422 (and no Section 162(m) Award shall be adjusted pursuant to this Section 10.4 in a manner that causes such Award to fail to meet the requirements of Code Section 162(m)). Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

  10.5 No Right of Employment or Continued Participation. Nothing in the Plan or in any Award Certificate shall confer upon any person the right to continue in the employment or other service of the Company or a Subsidiary or affect any right which the Company may have to terminate the employment or other service of such person. Nothing in the Plan shall confer upon any person a claim or right to the grant of an Award.

  10.6 No Rights as a Stockholder. Except as otherwise provided in an applicable Award Certificate, no Participant or other person shall have any of the rights of a stockholder of the Company with respect to shares of Stock subject to an Award until the issuance of a stock certificate to the Participant for such shares or, in the case of a Restricted Stock Award granting dividend and/or voting rights to the Participant, to the escrow agent, custodian or trustee designated to hold such shares. Except as otherwise provided in an applicable Award Certificate or in
Section 10.4, or with respect to Restricted Stock, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in Cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

  10.7 Nature of Payments.

  (a) Any and all Awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company by the Participant.

  (b) All Awards and payments granted or made hereunder shall be considered special incentive payments to the Participant. Except as specifically provided in such plan or agreement, no Awards or payments shall be taken into account in computing the Participant's salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any agreement between the Company and the Participant.

  (c) By exercising or accepting payment of an Award under the Plan, the Participant shall thereby waive any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided herein or in the applicable Award Certificate, notwithstanding any contrary provision in any written employment contract with the Participant, whether any such contract is executed before or after the grant date of the Award.

  10.8 Non-Uniform Determinations. Except for adjustments pursuant to Section 10.4, the Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Certificates, as to: (a) the persons receiving Awards under the Plan, and (b) the terms and provisions of Awards under the Plan.

  10.9 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

  10.10 Change in Control. The Committee may, in its discretion, include in any Award Certificate a provision pursuant to which the Award will become exercisable, vest, be paid, have restrictions on the Stock underlying the Award removed, be canceled or forfeited, be replaced or otherwise become subject to special vesting, exercise and forfeiture rules upon the occurrence of a "change in control" (as defined by the Committee from time to time).

  10.11 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

  10.12 Effective Date. The Plan shall be deemed adopted and become effective upon the approval thereof by the stockholders of Dean Witter Discover.

  10.13 Governing Law. The Plan shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

  10.14 Plan Expenses. The expenses of the Plan shall be borne by the Company.

  10.15 Related Employment. The commencement of Related Employment by a Participant shall not be treated, for purposes of the Plan and any Award hereunder, as a termination of employment. The Retirement, Disability or death of an individual during a period of Related Employment shall be treated, for purposes of the Plan and any Award hereunder, as if such event had occurred while the individual was an employee of the Company.

  10.16 Arbitration. All claims and disputes between a Participant and the Company arising out of the Plan or any Award granted hereunder shall be submitted to arbitration in accordance with the then current arbitration policy of the Company. Notice of demand for arbitration shall be given in writing to the other party and shall be made within a reasonable time after the claim or dispute has arisen, but in no event later than the end of the applicable limitation period under applicable law. The Award rendered by the arbitrator shall be made in accordance with the provisions of the Plan, shall be final and judgment may be entered upon it, in accordance with applicable law in any court having jurisdiction thereof. The provisions of this Section
10.16 shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

                                                                      ANNEX VII

                       DELAWARE GENERAL CORPORATION LAW
                             TITLE 8. CORPORATIONS
                      CHAPTER 1. GENERAL CORPORATION LAW
                    SUBCHAPTER IX. MERGER OR CONSOLIDATION

SECTION 262. APPRAISAL RIGHTS

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class of series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title.

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system of the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement or merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                                     VII-1

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by a parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S)228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall not be more than 10 days prior to the date the notice is given; provided that, if the notice is given on or

                                     VII-2
  after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as

                                     VII-3
the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     VII-4

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, contains a provision which eliminates directors' personal liability as set forth above.

  The Registrant's Amended and Restated Certificate of Incorporation, as amended, and the Registrant's Amended and Restated By-Laws provide in effect that the Registrant shall indemnify its directors and officers, and may indemnify its employees and agents, to the extent permitted by the DGCL.
Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances.

  Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

  Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) or Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

  The Registrant has in effect insurance policies in the amount of $75 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of the Registrant's directors and officers in certain instances where by law they may not be indemnified by the Registrant.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

 2.1  Amended and Restated Agreement and Plan of Merger (the "Merger
      Agreement") dated as of April 10, 1997, between the Registrant and Morgan
      Stanley Group Inc. ("Morgan Stanley") (included as Annex I to the Joint
      Proxy Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 2.2  Stock Option Agreement dated as of February 4, 1997, between the
      Registrant, as issuer, and Morgan Stanley, as grantee (included as Annex
      II to the Joint Proxy Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 2.3  Stock Option Agreement dated as of February 4, 1997, between Morgan
      Stanley, as issuer, and the Registrant, as grantee (included as Annex III to the Joint Proxy Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 3.1* Amended and Restated Certificate of Incorporation of the Registrant
      (incorporated by reference to Exhibit 3.1 to the Registrant's
      Registration Statement (No. 33-56104) on Form S-1, filed with the
      Commission on December 21, 1992 (the "1992 S-1 Registration Statement")).
 3.2* Certificate of Designation of the Registrant relating to the Registrant's
      Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3(b) to the Registrant's Registration Statement (No. 33-92172)
      on Form S-3, filed with the Commission on May 11, 1995 (the "1995 S-3
      Registration Statement")).
 3.3* Certificate of Amendment to Amended and Restated Certificate of
      Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on May 24, 1995 (incorporated by reference to Exhibit 3(c) to the 1995 S-3 Registration Statement).
 3.4 Form of Restated Certificate of Incorporation of the Registrant (included as Exhibit A-1 to the Merger Agreement in Annex I to the Joint Proxy
      Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 3.5* Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).
 4.1* Specimen certificate representing the Registrant's Common Stock
      (incorporated by reference to Exhibit 4 to the 1992 S-1 Registration
      Statement).
 4.2* Rights Agreement dated as of April 25, 1995, between the Registrant and
      The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate
      (incorporated by reference to Exhibit 1 to the Registrant's Registration
      Statement on Form 8-A, filed with the Commission on April 25, 1995).
 4.3* Amendment dated as of February 4, 1997, to the Rights Agreement dated as of April 25, 1995, as amended, between the Registrant and The Chase
      Manhattan Bank (formerly Chemical Bank), as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated February 4, 1997).
 4.4* Indenture dated as of February 24, 1993, between the Registrant and The
      First National Bank of Chicago~, as Trustee (incorporated by reference to
      Exhibit 4 to the Registrant's Registration Statement (No. 33-57202) on
      Form S-3, filed with the Commission on January 21, 1993).

 EXHIBITS
 --------
   4.5*   Form of the Registrant's Medium-Term Note Series I (Fixed Rate)
          (incorporated by reference to Exhibit 4.1 to the Registrant's Current
          Report on Form 8-K dated November 18, 1993).
   4.6*   Form of the Registrant's Medium-Term Note Series I (Floating Rate)
          (incorporated by reference to Exhibit 4.2 to the Registrant's Current
          Report on Form 8-K dated November 18, 1993).
   4.7*   Form of the Registrant's 6 1/2% Notes due November 1, 2005
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated November 2, 1993).
   4.8*   Form of the Registrant's 6 3/4% Debentures due October 15, 2013
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated October 21, 1993).
   4.9*   Form of the Registrant's 6 1/4% Notes due March 15, 2000
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated March 9, 1993).
   4.10*  Form of the Registrant's 6% Notes due March 1, 1998 (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form
          8-K dated February 25, 1993).
   4.11*  Form of the Registrant's 6 7/8% Notes due March 1, 2003 (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on
          Form 8-K dated February 25, 1993).
   4.12*  Form of the Registrant's LIBOR Floating Rate Notes due March 1, 2000
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated February 22, 1995).
   4.13*  Form of the Registrant's 6.75% Notes due August 15, 2000
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated August 16, 1995).
   4.14*  Form of the Registrant's 6.75% Debentures due January 1, 2016
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated January 4, 1996).
   4.15*  Form of the Registrant's 6.30% Notes due January 15, 2006
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated January 18, 1996).
   5.1    Opinion of Cravath, Swaine & Moore regarding the legality of securities being issued.
   8.1    Opinion of Cravath, Swaine & Moore as to tax matters.
   8.2    Opinion of Davis Polk & Wardwell as to tax matters.
  10.1*   Guaranty of Lease dated March 19, 1992, by the Registrant in favor of
          Harborside Exchange Place Limited Partnership and Plaza II and III
          Urban Renewal Associates L.P. (incorporated by reference to Exhibit
          10.1 to the 1992 S-1 Registration Statement).
  10.2*   Lease Agreement dated March 19, 1979, between the Port Authority of
          New York and New Jersey and Dean Witter Reynolds Inc. (incorporated by reference to Exhibit 10.2 to the l992 S-1 Registration Statement).
  10.3*   Master Separation Agreement between the Registrant and Sears, Roebuck and Co. (incorporated by reference to Exhibit 10.3 to the 1992 S-1
          Registration Statement).
  10.4*   Master Agreement for Systems Operations Services dated as of January
          1, 1996, by and between the Registrant and Advantis, a New York general partnership (incorporated by reference to Exhibit 10.4 to the
          Registrant's Annual Report on Form 10-K for the year ended December
          31, 1996 (the "1996 Form 10-K")).
  10.5*   Form of Pooling and Servicing Agreement used in connection with the securitization of Discover Card receivables (incorporated by reference to Exhibit 10.6 to the 1992 S-1 Registration Statement).
  10.6*   Pooling and Servicing Agreement between Greenwood Trust Company as
          Master Servicer, Servicer and Seller and Continental Bank, National
          Association, as Trustee, dated as of October 1, 1993 (incorporated by reference to Exhibit 4.1 to the Discover Card Master Trust I
          Registration Statement (No. 33-71502) on Form S-1, filed with the
          Commission on November 10, 1993).

 EXHIBITS
 --------
  10.7*   First Amendment to Pooling and Servicing Agreement dated as of August
          15, 1994, between Greenwood Trust Company, as Master Servicer,
          Servicer and Seller and Bank of America Illinois (formerly
          Continental Bank, National Association), as Trustee (incorporated by reference to Exhibit 4.4 to the Discover Card Master Trust I Current
          Report on Form 8-K dated August 1, 1995).
  10.8*   Second Amendment to Pooling and Servicing Agreement dated as of
          February 29, 1996, between Greenwood Trust Company as Master
          Servicer, Servicer and Seller and First Bank National Association
          (successor trustee to Bank of America Illinois, formerly Continental
          Bank, National Association), as Trustee (incorporated by reference to
          Exhibit 4.4 in the Discover Card Master Trust I Current Report on
          Form 8-K dated April 30, 1996).
  10.9*   Dean Witter START Plan (Saving Today Affords Retirement Tomorrow),
          Amended and Restated as of January 1, 1997 (incorporated by reference to Exhibit 10.9 to the 1996 Form 10-K).
  10.10*  Dean Witter Financial Services Group Inc. Capital Accumulation Plan
          (currently known as the Dean Witter, Discover & Co. Capital
          Accumulation Plan), Amended and Restated as of December 31, 1991
          (incorporated by reference to Exhibit 10.24 to the 1992 S-1
          Registration Statement).
  10.11*  First Amendment to the Dean Witter, Discover & Co. Capital
          Accumulation Plan (adopted November 10, 1993) (incorporated by reference to Exhibit 10.31 to the Registrant's Annual Report on Form
          10-K for the year ended December 31, 1993 (the "1993 Form 10-K")).
  10.12*  Dean Witter Reynolds Inc. Supplemental Pension Plan (formerly known as the Dean Witter Reynolds Financial Services Inc. Supplemental
          Pension Plan for Executives), Amended and Restated as of December 14,
          1993 (incorporated by reference to Exhibit 10.32 to the 1993 Form 10-
          K).
  10.13*  Dean Witter, Discover & Co. Omnibus Equity Incentive Plan
          (incorporated by reference to Exhibit 4.1 to the Registrant's
          Registration Statement (No. 33-63024) on Form S-8, filed with the
          Commission on May 19, 1993 (the "1993 S-8 Registration Statement")).
  10.14*  Dean Witter, Discover & Co. Employees Replacement Stock Plan
          (incorporated by reference to Exhibit 4.2 to the 1993 S-8
          Registration Statement).
  10.15*  First Amendment to Dean Witter, Discover & Co. Employees Replacement
          Stock Plan (adopted June 18, 1993) (incorporated by reference to
          Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated
          November 18, 1993).
  10.16*  Dean Witter, Discover & Co. 1993 Stock Plan for Non-Employee
          Directors (incorporated by reference to Exhibit 4.3 to the 1993 S-8
          Registration Statement).
  10.17*  Amendment to the Dean Witter, Discover & Co. 1993 Stock Plan for Non-
          Employee Directors (incorporated by reference to Exhibit 10.37 to the
          1993 Form 10-K).
  10.18*  Sears Consumer Financial Corporation Supplemental Retirement Income
          Plan (currently known as the NOVUS Credit Services Inc. Supplemental
          Retirement Income Plan), effective as of January 1, 1989
          (incorporated by reference to Exhibit 10.36 to the 1992 S-1
          Registration Statement).
  10.19*  First Amendment to the NOVUS Credit Services Inc. Supplemental
          Retirement Income Plan (adopted December 8, 1992) (incorporated by reference to Exhibit 10.41 to the 1993 Form 10-K).
  10.20*  Second Amendment to the NOVUS Credit Services Inc. Supplemental
          Retirement Income Plan (adopted June 15, 1993) (incorporated by reference to Exhibit 10.42 to the 1993 Form 10-K).
  10.21*  Third Amendment to the NOVUS Credit Services Inc. Supplemental
          Retirement Income Plan (adopted February 13, 1995) (incorporated by reference to Exhibit 10.27 to the Registrant's Annual Report on Form
          10-K for the year ended December 31, 1994 (the "1994 Form 10-K")).

 EXHIBITS
 --------
  10.22*  Dean Witter, Discover & Co. Transferred Executives Pension
          Supplement, Amended and Restated as of January 1, 1995 (incorporated by reference to Exhibit 10 to the Registrant's Quarterly Report on
          Form 10-Q for the quarter ended September 30, 1995).
  10.23*  Tax Sharing Agreement between the Registrant and Sears, Roebuck and
          Co. (incorporated by reference to Exhibit 10.40 to the 1992 S-1
          Registration Statement).
  10.24*  Lease Agreement dated July 8, 1985, by and between Fund for Regional
          Development acting by and through The Port Authority of New York and
          New Jersey and Dean Witter Reynolds Inc. (incorporated by reference to Exhibit 10.41 to the 1992 S-1 Registration Statement).
  10.25*  Employee Benefits Allocation Agreement between the Registrant and
          Sears, Roebuck and Co. (incorporated by reference to Exhibit 10.44 to the 1992 S-1 Registration Statement).
  10.26*  Dean Witter, Discover & Co. 1994 Omnibus Equity Plan (incorporated by reference to Exhibit 10.52 to the 1993 Form 10-K).
  10.27*  Dean Witter, Discover & Co. Tax Deferred Equity Participation Plan,
          Amended and Restated October 21, 1994 (incorporated by reference to
          Exhibit 4.1 to the Post-Effective Amendment No. 1 to the Registrant's
          Registration Statement (No. 33-82240) on Form S-8, filed with the
          Commission on August 1, 1994).
  10.28*  Dean Witter, Discover & Co. 1994 Formula Compensation Plan, as
          amended (incorporated by reference to Exhibit 10.40 to the 1994 Form
          10-K).
  10.29*  Dean Witter, Discover & Co. Employee Stock Purchase Plan, Amended and
          Restated as of January 1, 1996 (incorporated by reference to Exhibit
          10.42 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K")).
  10.30*  $3.25 billion Credit Agreement dated May 5, 1995, among the
          Registrant, Morgan Guaranty Trust Company of New York, as
          Documentation Agent, Chemical Bank, as Administrative Agent, and the
          other banks named therein (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).
  10.31*  $4.0 billion Credit Agreement, dated April 19, 1996, among the
          Registrant and Morgan Guaranty Trust Company of New York, The Chase
          Manhattan Bank (formerly Chemical Bank) and other banks named therein
          (incorporated by reference to Exhibit 10.1 to the Registrant's
          Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).
  10.32*  Key Executive Employment Plan, as amended April 19, 1996
          (incorporated by reference to Exhibit 10.2 to the Registrant's
          Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).
  10.33*  Dean Witter, Discover & Co. Directors' Equity Capital Accumulation
          Plan (incorporated by reference to Exhibit 10.45 to the 1995 Form 10-
          K).
  10.34*  Dean Witter, Discover & Co. Employees' Equity Accumulation Plan
          (incorporated by reference to Exhibit 10.34 to the 1996 Form 10-K).
  11.1*   Statement re: Computation of per share earnings of Registrant
          (incorporated by reference to Exhibit 11 to the 1996 Form 10-K).
  12.1*   Statement re: Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the 1996 Form 10-K).
  13.1*   Annual Report to Shareholders of the Registrant (incorporated by reference to Exhibit 13 to the 1996 Form 10-K).
  21.1*   Subsidiaries of the Registrant (incorporated by reference to Exhibit
          21 to the 1996 Form 10-K).
  23.1    Consent of Deloitte & Touche LLP.

 EXHIBITS
 --------
   23.2   Consent of Ernst & Young LLP.
   23.3   Consent of Cravath, Swaine & Moore (contained in Exhibits 5.1 and
          8.1).
   23.4   Consent of Davis Polk & Wardwell (contained in Exhibit 8.2).
   23.5   Consent of Wasserstein Perella & Co., Inc.
   23.6   Consent of Morgan Stanley & Co. Incorporated.
   24.1   Powers of Attorney (included on the signature page of this
          Registration Statement on Form S-4).
   99.1   Consents of persons named to become directors of the Registrant who have not signed this Registration Statement on Form S-4.
   99.2   Form of Proxy for the Annual Meeting of Stockholders of the
          Registrant.
   99.3   Form of Proxy for the Special Meeting of Stockholders of Morgan
          Stanley.

--------
* Incorporated herein by reference.

(B) FINANCIAL STATEMENT SCHEDULES

  [None]

ITEM 22. UNDERTAKINGS

  (1) The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2) The undersigned Registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (3) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (5) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (7) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   SIGNATURES OF DEAN WITTER, DISCOVER & CO.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK, ON THE 11TH DAY OF APRIL, 1997.

                                          Dean Witter, Discover & Co.
                                          (Registrant)

                                                  /s/ Philip J. Purcell
                                          By: _________________________________
                                            PHILIP J. PURCELL CHAIRMAN OF THE
                                            BOARD AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS that each persons whose signature appears below hereby constitutes and appoints Christine A. Edwards, Mitchell M. Merin, Ronald T. Carman and Michael T. Gregg, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 11TH DAY OF APRIL, 1997.

             SIGNATURES                                 TITLE

        /s/ Philip J. Purcell                 Chairman of the Board, Chief
-------------------------------------         Executive Officer and Director
          PHILIP J. PURCELL                   (Principal Executive Officer)

       /s/ Thomas C. Schneider             Executive Vice President and Chief
-------------------------------------          Financial Officer (Principal
         THOMAS C. SCHNEIDER                        Financial Officer)

         /s/ Robert P. Seass              Senior Vice President and Controller
-------------------------------------         (Principal Accounting Officer)
           ROBERT P. SEASS

      /s/ Nancy Kassebaum Baker                         Director
-------------------------------------
        NANCY KASSEBAUM BAKER

        /s/ Edward A. Brennan                           Director
-------------------------------------
          EDWARD A. BRENNAN

     /s/ Alfred C. DeCrane, Jr.                         Director
-------------------------------------
       ALFRED C. DECRANE, JR.

             SIGNATURES                                  TITLE

       /s/ Robert M. Gardiner                           Director
-------------------------------------
         ROBERT M. GARDINER

        /s/ C. Robert Kidder                            Director
-------------------------------------
          C. ROBERT KIDDER

         /s/ Miles L. Marsh                             Director
-------------------------------------
           MILES L. MARSH

        /s/ Michael A. Miles                            Director
-------------------------------------
          MICHAEL A. MILES

         /s/ Sybil C. Mobley                            Director
-------------------------------------
           SYBIL C. MOBLEY

     /s/ Clarence B. Rogers, Jr.                        Director
-------------------------------------
       CLARENCE B. ROGERS, JR.

                                 EXHIBIT INDEX

EXHIBITS

 2.1  Amended and Restated Agreement and Plan of Merger (the "Merger
      Agreement") dated as of April 10, 1997, between the Registrant and Morgan
      Stanley Group Inc. ("Morgan Stanley") (included as Annex I to the Joint
      Proxy Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 2.2  Stock Option Agreement dated as of February 4, 1997, between the
      Registrant, as issuer, and Morgan Stanley, as grantee (included as Annex
      II to the Joint Proxy Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 2.3  Stock Option Agreement dated as of February 4, 1997, between Morgan
      Stanley, as issuer, and the Registrant, as grantee (included as Annex III to the Joint Proxy Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 3.1* Amended and Restated Certificate of Incorporation of the Registrant
      (incorporated by reference to Exhibit 3.1 to the Registrant's
      Registration Statement (No. 33-56104) on Form S-1, filed with the
      Commission on December 21, 1992 (the "1992 S-1 Registration Statement")).
 3.2* Certificate of Designation of the Registrant relating to the Registrant's
      Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3(b) to the Registrant's Registration Statement (No. 33-92172)
      on Form S-3, filed with the Commission on May 11, 1995 (the "1995 S-3
      Registration Statement")).
 3.3* Certificate of Amendment to Amended and Restated Certificate of
      Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on May 24, 1995 (incorporated by reference to Exhibit 3(c) to the 1995 S-3 Registration Statement).
 3.4 Form of Restated Certificate of Incorporation of the Registrant (included as Exhibit A-1 to the Merger Agreement in Annex I to the Joint Proxy
      Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 3.5* Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).
 4.1* Specimen certificate representing the Registrant's Common Stock
      (incorporated by reference to Exhibit 4 to the 1992 S-1 Registration
      Statement).
 4.2* Rights Agreement dated as of April 25, 1995, between the Registrant and
      The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate
      (incorporated by reference to Exhibit 1 to the Registrant's Registration
      Statement on Form 8-A, filed with the Commission on April 25, 1995).
 4.3* Amendment dated as of February 4, 1997, to the Rights Agreement dated as of April 25, 1995, as amended, between the Registrant and The Chase
      Manhattan Bank (formerly Chemical Bank), as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated February 4, 1997).
 4.4* Indenture dated as of February 24, 1993, between the Registrant and The
      First National Bank of Chicago~, as Trustee (incorporated by reference to
      Exhibit 4 to the Registrant's Registration Statement (No. 33-57202) on
      Form S-3, filed with the Commission on January 21, 1993).
 4.5* Form of the Registrant's Medium-Term Note Series I (Fixed Rate)
      (incorporated by reference to Exhibit 4.1 to the Registrant's Current
      Report on Form 8-K dated November 18, 1993).
 4.6* Form of the Registrant's Medium-Term Note Series I (Floating Rate)
      (incorporated by reference to Exhibit 4.2 to the Registrant's Current
      Report on Form 8-K dated November 18, 1993).
 4.7* Form of the Registrant's 6 1/2% Notes due November 1, 2005 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated November 2, 1993).
 4.8* Form of the Registrant's 6 3/4% Debentures due October 15, 2013
      (incorporated by reference to Exhibit 4 to the Registrant's Current
      Report on Form 8-K dated October 21, 1993).

 EXHIBITS
 --------
   4.9*   Form of the Registrant's 6 1/4% Notes due March 15, 2000
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated March 9, 1993).
   4.10*  Form of the Registrant's 6% Notes due March 1, 1998 (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form
          8-K dated February 25, 1993).
   4.11*  Form of the Registrant's 6 7/8% Notes due March 1, 2003 (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on
          Form 8-K dated February 25, 1993).
   4.12*  Form of the Registrant's LIBOR Floating Rate Notes due March 1, 2000
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated February 22, 1995).
   4.13*  Form of the Registrant's 6.75% Notes due August 15, 2000
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated August 16, 1995).
   4.14*  Form of the Registrant's 6.75% Debentures due January 1, 2016
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated January 4, 1996).
   4.15*  Form of the Registrant's 6.30% Notes due January 15, 2006
          (incorporated by reference to Exhibit 4 to the Registrant's Current
          Report on Form 8-K dated January 18, 1996).
   5.1    Opinion of Cravath, Swaine & Moore regarding the legality of securities being issued.
   8.1    Opinion of Cravath, Swaine & Moore as to tax matters.
   8.2    Opinion of Davis Polk & Wardwell as to tax matters.
  10.1*   Guaranty of Lease dated March 19, 1992, by the Registrant in favor of
          Harborside Exchange Place Limited Partnership and Plaza II and III
          Urban Renewal Associates L.P. (incorporated by reference to Exhibit
          10.1 to the 1992 S-1 Registration Statement).
  10.2*   Lease Agreement dated March 19, 1979, between the Port Authority of
          New York and New Jersey and Dean Witter Reynolds Inc. (incorporated by reference to Exhibit 10.2 to the l992 S-1 Registration Statement).
  10.3*   Master Separation Agreement between the Registrant and Sears, Roebuck and Co. (incorporated by reference to Exhibit 10.3 to the 1992 S-1
          Registration Statement).
  10.4*   Master Agreement for Systems Operations Services dated as of January
          1, 1996, by and between the Registrant and Advantis, a New York general partnership (incorporated by reference to Exhibit 10.4 to the
          Registrant's Annual Report on Form 10-K for the year ended December
          31, 1996 (the "1996 Form 10-K")).
  10.5*   Form of Pooling and Servicing Agreement used in connection with the securitization of Discover Card receivables (incorporated by reference to Exhibit 10.6 to the 1992 S-1 Registration Statement).
  10.6*   Pooling and Servicing Agreement between Greenwood Trust Company as
          Master Servicer, Servicer and Seller and Continental Bank, National
          Association, as Trustee, dated as of October 1, 1993 (incorporated by reference to Exhibit 4.1 to the Discover Card Master Trust I
          Registration Statement (No. 33-71502) on Form S-1, filed with the
          Commission on November 10, 1993).
  10.7*   First Amendment to Pooling and Servicing Agreement dated as of August
          15, 1994, between Greenwood Trust Company, as Master Servicer,
          Servicer and Seller and Bank of America Illinois (formerly
          Continental Bank, National Association), as Trustee (incorporated by reference to Exhibit 4.4 to the Discover Card Master Trust I Current
          Report on Form 8-K dated August 1, 1995).
  10.8*   Second Amendment to Pooling and Servicing Agreement dated as of
          February 29, 1996, between Greenwood Trust Company as Master
          Servicer, Servicer and Seller and First Bank National Association
          (successor trustee to Bank of America Illinois, formerly Continental
          Bank, National Association), as Trustee (incorporated by reference to
          Exhibit 4.4 in the Discover Card Master Trust I Current Report on
          Form 8-K dated April 30, 1996).
  10.9*   Dean Witter START Plan (Saving Today Affords Retirement Tomorrow),
          Amended and Restated as of January 1, 1997 (incorporated by reference to Exhibit 10.9 to the 1996 Form 10-K).
  10.10*  Dean Witter Financial Services Group Inc. Capital Accumulation Plan
          (currently known as the Dean Witter, Discover & Co. Capital
          Accumulation Plan), Amended and Restated as of December 31, 1991
          (incorporated by reference to Exhibit 10.24 to the 1992 S-1
          Registration Statement).

 EXHIBITS
 --------
  10.11*  First Amendment to the Dean Witter, Discover & Co. Capital
          Accumulation Plan (adopted November 10, 1993) (incorporated by reference to Exhibit 10.31 to the Registrant's Annual Report on Form
          10-K for the year ended December 31, 1993 (the "1993 Form 10-K").
  10.12*  Dean Witter Reynolds Inc. Supplemental Pension Plan (formerly known as the Dean Witter Reynolds Financial Services Inc. Supplemental
          Pension Plan for Executives), Amended and Restated as of December 14,
          1993 (incorporated by reference to Exhibit 10.32 to the 1993 Form 10-
          K).
  10.13*  Dean Witter, Discover & Co. Omnibus Equity Incentive Plan
          (incorporated by reference to Exhibit 4.1 to the Registrant's
          Registration Statement (No. 33-63024) on Form S-8, filed with the
          Commission on May 19, 1993 (the "1993 S-8 Registration Statement")).
  10.14*  Dean Witter, Discover & Co. Employees Replacement Stock Plan
          (incorporated by reference to Exhibit 4.2 to the 1993 S-8
          Registration Statement).
  10.15*  First Amendment to Dean Witter, Discover & Co. Employees Replacement
          Stock Plan (adopted June 18, 1993) (incorporated by reference to
          Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated
          November 18, 1993).
  10.16*  Dean Witter, Discover & Co. 1993 Stock Plan for Non-Employee
          Directors (incorporated by reference to Exhibit 4.3 to the 1993 S-8
          Registration Statement).
  10.17*  Amendment to the Dean Witter, Discover & Co. 1993 Stock Plan for Non-
          Employee Directors (incorporated by reference to Exhibit 10.37 to the
          1993 Form 10-K).
  10.18*  Sears Consumer Financial Corporation Supplemental Retirement Income
          Plan (currently known as the NOVUS Credit Services Inc. Supplemental
          Retirement Income Plan), effective as of January 1, 1989
          (incorporated by reference to Exhibit 10.36 to the 1992 S-1
          Registration Statement).
  10.19*  First Amendment to the NOVUS Credit Services Inc. Supplemental
          Retirement Income Plan (adopted December 8, 1992) (incorporated by reference to Exhibit 10.41 to the 1993 Form 10-K).
  10.20*  Second Amendment to the NOVUS Credit Services Inc. Supplemental
          Retirement Income Plan (adopted June 15, 1993) (incorporated by reference to Exhibit 10.42 to the 1993 Form 10-K).
  10.21*  Third Amendment to the NOVUS Credit Services Inc. Supplemental
          Retirement Income Plan (adopted February 13, 1995) (incorporated by reference to Exhibit 10.27 to the Registrant's Annual Report on Form
          10-K for the year ended December 31, 1994 (the "1994 Form 10-K").
  10.22*  Dean Witter, Discover & Co. Transferred Executives Pension
          Supplement, Amended and Restated as of January 1, 1995 (incorporated by reference to Exhibit 10 to the Registrant's Quarterly Report on
          Form 10-Q for the quarter ended September 30, 1995).
  10.23*  Tax Sharing Agreement between the Registrant and Sears, Roebuck and
          Co. (incorporated by reference to Exhibit 10.40 to the 1992 S-1
          Registration Statement).
  10.24*  Lease Agreement dated July 8, 1985, by and between Fund for Regional
          Development acting by and through The Port Authority of New York and
          New Jersey and Dean Witter Reynolds Inc. (incorporated by reference to Exhibit 10.41 to the 1992 S-1 Registration Statement).
  10.25*  Employee Benefits Allocation Agreement between the Registrant and
          Sears, Roebuck and Co. (incorporated by reference to Exhibit 10.44 to the 1992 S-1 Registration Statement).
  10.26*  Dean Witter, Discover & Co. 1994 Omnibus Equity Plan (incorporated by reference to Exhibit 10.52 to the 1993 Form 10-K).
  10.27*  Dean Witter, Discover & Co. Tax Deferred Equity Participation Plan,
          Amended and Restated October 21, 1994 (incorporated by reference to
          Exhibit 4.1 to the Post-Effective Amendment No. 1 to the Registrant's
          Registration Statement (No. 33-82240) on Form S-8, filed with the
          Commission on August 1, 1994).
  10.28*  Dean Witter, Discover & Co. 1994 Formula Compensation Plan, as
          amended (incorporated by reference to Exhibit 10.40 to the 1994 Form
          10-K).
  10.29*  Dean Witter, Discover & Co. Employee Stock Purchase Plan, Amended and
          Restated as of January 1, 1996 (incorporated by reference to Exhibit
          10.42 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K")).

 EXHIBITS
 --------
  10.30*  $3.25 billion Credit Agreement dated May 5, 1995, among the
          Registrant, Morgan Guaranty Trust Company of New York, as
          Documentation Agent, Chemical Bank, as Administrative Agent, and the
          other banks named therein (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).
  10.31*  $4.0 billion Credit Agreement, dated April 19, 1996, among the
          Registrant and Morgan Guaranty Trust Company of New York, The Chase
          Manhattan Bank (formerly Chemical Bank) and other banks named therein
          (incorporated by reference to Exhibit 10.1 to the Registrant's
          Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).
  10.32*  Key Executive Employment Plan, as amended April 19, 1996
          (incorporated by reference to Exhibit 10.2 to the Registrant's
          Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).
  10.33*  Dean Witter, Discover & Co. Directors' Equity Capital Accumulation
          Plan (incorporated by reference to Exhibit 10.45 to the 1995 Form 10-
          K).
  10.34*  Dean Witter, Discover & Co. Employees' Equity Accumulation Plan
          (incorporated by reference to Exhibit 10.34 to the 1996 Form 10-K).
  11.1*   Statement re: Computation of per share earnings of Registrant
          (incorporated by reference to Exhibit 11 to the 1996 Form 10-K).
  12.1*   Statement re: Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the 1996 Form 10-K).
  13.1*   Annual Report to Shareholders of the Registrant (incorporated by reference to Exhibit 13 to the 1996 Form 10-K).
  21.1*   Subsidiaries of the Registrant (incorporated by reference to Exhibit
          21 to the 1996 Form 10-K).
  23.1    Consent of Deloitte & Touche llp.
  23.2    Consent of Ernst & Young LLP.
  23.3    Consent of Cravath, Swaine & Moore (contained in Exhibits 5.1 and
          8.1).
  23.4    Consent of Davis Polk & Wardwell (contained in Exhibit 8.2).
  23.5    Consent of Wasserstein Perella & Co., Inc.
  23.6    Consent of Morgan Stanley & Co. Incorporated.
  24.1    Powers of Attorney (included on the signature page of this
          Registration Statement on Form S-4).
  99.1    Consents of persons named to become directors of the Registrant who have not signed this Registration Statement on Form S-4.
  99.2    Form of Proxy for the Annual Meeting of Stockholders of the
          Registrant.
  99.3    Form of Proxy for the Special Meeting of Stockholders of Morgan
          Stanley.

--------
* Incorporated herein by reference.